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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KEURIG GREEN MOUNTAIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, $0.10 par value per share, of Keurig Green Mountain, Inc. (which we refer to as "Keurig common stock")
(2)	Aggregate number of securities to which transaction applies:
152,263,438 shares of Keurig common stock, which consists of (a) 149,177,927 shares of Keurig common stock outstanding as of December 18, 2015, (b) 2,318,140 shares of Keurig common stock subject to issuance upon exercise of outstanding options with exercise prices below $92.00 as of December 18, 2015 and (c) 767,371 shares of Keurig common stock with respect to outstanding awards of restricted stock units and performance stock units as of December 18, 2015. The calculation of the aggregate amount of outstanding awards of performance stock units assumes the satisfaction of the applicable performance goal(s) at the target level.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Exchange Act Rule 0-11, the filing fee of $1,401,240.58 was determined by multiplying 0.0001007 by the proposed maximum aggregate value of the transaction. The proposed maximum aggregate value of the transaction was calculated as the sum of (a) 149,177,927 shares of Keurig common stock multiplied by $92.00 per share, (b) options to purchase 2,318,140 shares of Keurig common stock with exercise prices below $92.00 per share, multiplied by $51.78 per share (which is the difference between $92.00 and the weighted average exercise price per share of $40.22) and (c) 767,371 shares of Keurig common stock with respect to outstanding awards of restricted stock units and performance stock units as of December 18, 2015, multiplied by $92.00 per share.
	(4)	Proposed maximum aggregate value of transaction: $13,915,000,705.20
	(5)	Total fee paid: $1,401,240.57
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED DECEMBER 23, 2015

[                        ], 2016

Dear Fellow Stockholder:

        A special meeting of stockholders of Keurig Green Mountain, Inc., a Delaware corporation ("Keurig"), will be held on [                        ], 2016, at [            ] Eastern Time, in Toba Conference Room at Keurig's offices located at 81 Demeritt Place, Waterbury, Vermont 05676. You are cordially invited to attend. The purpose of the meeting is to consider and vote on proposals relating to the proposed acquisition of Keurig by Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands ("Acorn"), for $92.00 per share in cash. Acorn is a member of JAB Holding Company S.à r.l., a privately held group focused on long-term investments in companies with premium brands in the consumer goods category. Regardless of whether you plan to attend the meeting, we encourage you to vote your shares by mail, by telephone or through the Internet following the procedures outlined below.

        On December 6, 2015, Keurig entered into an Agreement and Plan of Merger and as amended from time to time (the "merger agreement") with Acorn, Maple Holdings Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acorn ("Sub"), and, solely for purposes of Article IX of the merger agreement, JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of Keurig by Acorn at a price of $92.00 per share in cash. Subject to the terms and conditions of the merger agreement, Sub will be merged with and into Keurig (the "merger"), with Keurig surviving the merger as a wholly-owned subsidiary of Acorn. At the special meeting, Keurig will ask you to adopt the merger agreement.

        At the effective time of the merger, each share of Keurig common stock issued and outstanding immediately prior to the effective time (other than (i) shares owned by Acorn, any subsidiary of Acorn, Sub or Keurig, in each case immediately prior to the effective time of the merger, and (ii) shares held by stockholders who have not voted in favor of the merger and who shall have properly and validly perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the Delaware General Corporation Law) will be cancelled, extinguished and automatically converted into the right to receive $92.00 per share in cash, without interest, subject to any applicable withholding taxes.

        The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

        The board of directors of Keurig (the "Board") carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) adopted and declared advisable the merger agreement and the merger and the consummation by Keurig of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Keurig of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Keurig and its stockholders, (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Keurig stockholders and (v) recommended that Keurig stockholders vote for the adoption of the merger agreement. Accordingly, the Board unanimously recommends a vote "FOR" the proposal to adopt the merger agreement.

        Your vote is important.    Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important, and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by stockholders holding at least a majority of the outstanding shares of Keurig common stock entitled to vote on such matter. The failure to vote will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from it to vote your shares.

        Thank you in advance for your continued support and your consideration of this matter.

Norman H. Wesley Chairman, Board of Directors	Brian P. Kelley President and Chief Executive Officer

        Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated [                        ], 2016 and is first being mailed to Keurig stockholders on or about [                        ], 2016.

KEURIG GREEN MOUNTAIN, INC.

33 Coffee Lane
Waterbury, Vermont 05676

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [                ], 2016

To the Stockholders of Keurig Green Mountain, Inc.:

        A special meeting of stockholders of Keurig Green Mountain, Inc. ("Keurig") will be held on [                ], 2016, at [        ] Eastern Time, in Toba Conference Room at Keurig's offices located at 81 Demeritt Place, Waterbury, Vermont 05676, for the following purposes:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 6, 2015 and as amended from time to time (the "merger agreement"), by and among Keurig, Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands ("Acorn"), Maple Holdings Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acorn, and, solely for purposes of Article IX of the merger agreement, JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands;

  2.
  To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Keurig's named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement (the "merger"); and

  3.
  To consider and vote on a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        Stockholders of record at the close of business on [                ], 2016 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

        For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

        The board of directors of Keurig (the "Board") carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) adopted and declared advisable the merger agreement and the merger and the consummation by Keurig of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Keurig of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Keurig and its stockholders, (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Keurig stockholders and (v) recommended that Keurig stockholders vote for the adoption of the merger agreement.

        The Board unanimously recommends that at the special meeting you vote "FOR" the proposal to adopt the merger agreement, "FOR" the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Keurig's named executive officers that is based on or otherwise relates to the merger and "FOR" the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

        To assure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting in person, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the Internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are voting by telephone or through the Internet, then your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting. Your proxy is being solicited by the Board.

        If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Alliance Advisors, LLC, toll-free at (855) 976-3329.

        If you fail to return your proxy, vote by telephone or through the Internet or attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

By Order of the Board of Directors
Michael Degnan, Chief Legal Officer, Corporate General Counsel and Corporate Secretary

Waterbury, Vermont
[                ], 2016

Please Vote—Your Vote is Important

i

ii

iii

 SUMMARY TERM SHEET

        This summary highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Keurig Green Mountain, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information." Unless the context otherwise indicates, we refer to Keurig Green Mountain, Inc. as "Keurig," "we," "us" or "our."

The Parties (see page 18)

        Keurig Green Mountain, Inc. is a leader in coffeemakers and specialty coffee in the United States and Canada. We develop and sell a variety of Keurig® brewers and, in addition to specialty coffee, produce and sell a variety of other specialty beverages in pods (including hot apple cider, hot and iced teas, iced coffees, iced fruit brews, hot cocoa and other beverages) for use with our Keurig® hot brewing systems. Our product line also includes the Keurig® Kold™ beverage system, which mixes and dispenses a wide variety of cold still and carbonated beverages, in a countertop footprint, using a Kold™ beverage pod. In addition, we offer traditional whole bean and ground coffee in other package types including bags, fractional packages and cans. Keurig's principal executive offices are located at 33 Coffee Lane, Waterbury, Vermont 05676, and our telephone number is (802) 244-5621.

        Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (which we refer to as "Acorn"), is owned by an investor group led by JAB Holding Company S.à r.l (which we refer to as "JAB Holding") and is the holding company of Jacobs Douwe Egberts, a global coffee and tea company. In July 2015, Acorn and Mondelēz International, Inc. (which we refer to as "Mondelēz") completed transactions to create Jacobs Douwe Egberts B.V., a partnership that combined the coffee businesses of Mondelez and D.E. Master Blenders 1753 B.V., a company acquired by Acorn in 2013. Acorn's principal executive offices are located at Oosterdoksstraat 80, 1011 DK, Amsterdam, the Netherlands, and its telephone number is +31 30 297 9111.

        Maple Holdings Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acorn (which we refer to as "Sub"), was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement (as defined below). Upon completion of the merger (as defined below), Sub will merge with and into Keurig, and Sub will cease to exist.

        JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (which we refer to as "JAB"), joined in the execution of the merger agreement solely to guarantee the full and timely payment and performance by Acorn and Sub of all of Acorn's and Sub's respective covenants, obligations, undertakings and liabilities under the merger agreement.

The Merger (see page 27)

        On December 6, 2015, Keurig, Acorn, Sub and, solely for purposes of Article IX of the merger agreement, JAB, entered into an Agreement and Plan of Merger (which, as amended from time to time, we refer to as the "merger agreement"). Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Sub will merge with and into Keurig (which we refer to as the "merger"). Keurig will survive the merger as a wholly-owned subsidiary of Acorn (which we refer to as the "surviving corporation").

        Upon completion of the merger, each share of Keurig common stock, par value $0.10 per share (which we refer to as "Keurig common stock"), that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares owned by Acorn, any subsidiary of Acorn, Sub or

Keurig, in each case immediately prior to the effective time of the merger, and (ii) shares held by stockholders who have not voted in favor of the merger and who shall have properly and validly perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the Delaware General Corporation Law (which we refer to as the "DGCL")) will be cancelled, extinguished and automatically converted into the right to receive $92.00 per share, in cash, without interest (which we refer to as the "merger consideration"), subject to any applicable withholding taxes.

        Following the completion of the merger, Keurig will cease to be a publicly traded company and will become a wholly-owned subsidiary of Acorn.

The Special Meeting (see page 19)

        The special meeting will be held on [                ], 2016, at [          ] Eastern Time, in Toba Conference Room at Keurig's offices located at 81 Demeritt Place, Waterbury, Vermont 05676. At the special meeting, you will be asked to, among other things, vote for the proposal to adopt the merger agreement. See the section entitled "The Special Meeting," beginning on page 19, for additional information on the special meeting, including how to vote your shares of Keurig common stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement (see page 20)

        You may vote at the special meeting if you were a holder of record of shares of Keurig common stock as of the close of business on [                ], 2016, which is the record date for the special meeting (which we refer to as the "record date"). You will be entitled to one vote for each share of Keurig common stock that you owned on the record date. As of the record date, there were [          ] shares of Keurig common stock issued and outstanding and entitled to vote at the special meeting. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Keurig common stock entitled to vote on such matter.

How to Vote (see page 21)

        Stockholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

        If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Keurig common stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.

        If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting.

        YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD.    A letter of transmittal with instructions for the surrender of certificates representing shares of Keurig common stock will be mailed to stockholders if the merger is completed.

        For additional information regarding the procedure for delivering your proxy, see the sections entitled "The Special Meeting—How to Vote," beginning on page 21, and "The Special Meeting—Solicitation of Proxies," on page 23. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Alliance Advisors, LLC, toll-free at (855) 976-3329.

Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement (see page 36)

        After careful consideration, Keurig's board of directors (which we refer to as the "Board") unanimously declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interests of Keurig and its stockholders. Accordingly, the Board unanimously recommends that at the special meeting you vote "FOR" the proposal to adopt the merger agreement, "FOR" the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Keurig's named executive officers that is based on or otherwise relates to the merger and "FOR" the proposal to adjourn the special meeting if necessary or appropriate, including to solicit additional proxies.

        For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled "The Merger—Reasons for Recommending the Adoption of the Merger Agreement," beginning on page 36. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Keurig stockholders generally. See the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger," beginning on page 62.

Opinions of Our Financial Advisors (see page 44)

  Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

        Keurig has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated (which we refer to as "BofA Merrill Lynch") as a financial advisor in connection with the proposed merger. In connection with this engagement, BofA Merrill Lynch delivered a written opinion, dated December 6, 2015, to the Board as to the fairness, from a financial point of view and as of such date, of the per share merger consideration to be received by holders of Keurig common stock (other than, to the extent applicable, Acorn, Sub, JAB, JAB Holding, Mondelēz and their respective affiliates). The full text of BofA Merrill Lynch's written opinion, dated December 6, 2015, is attached to this proxy statement as Annex B and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BofA Merrill Lynch in rendering its opinion. BofA Merrill Lynch delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the per share merger consideration from a financial point of view. BofA Merrill Lynch's opinion did not address any other aspect or implication of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Keurig or in which Keurig might engage or as to the underlying business decision of Keurig to proceed with or effect the merger. BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any other matter.

  Opinion of Credit Suisse Securities (USA) LLC

        Keurig also has engaged Credit Suisse Securities (USA) LLC (which we refer to as "Credit Suisse") as a financial advisor in connection with the proposed merger. In connection with this engagement, Credit Suisse delivered a written opinion, dated December 6, 2015, to the Board as to the fairness, from a financial point of view and as of the date of such opinion, of the per share merger consideration to be received by holders of Keurig common stock (other than, to the extent applicable, Acorn, Sub, JAB, JAB Holding, Mondelēz and their respective affiliates). The full text of Credit Suisse's written opinion, dated December 6, 2015, is attached to this proxy statement as Annex C and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Credit Suisse in connection with such opinion. The description of Credit Suisse's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Credit Suisse's opinion. Credit Suisse's opinion was provided to the Board (in its capacity as such) for its information in connection with its evaluation of the per share merger consideration from a financial point of view and did not address any other aspect or implication of the proposed merger, including the relative merits of the merger as compared to alternative transactions or strategies that might be available to Keurig or the underlying business decision of Keurig to proceed with the merger. Credit Suisse's opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed merger or otherwise.

Market Price and Dividend Data (see page 108)

        Keurig common stock is traded on the NASDAQ Global Select Market (which we refer to as "NASDAQ") under the symbol "GMCR." On December 4, 2015, the last full trading day prior to the public announcement of the merger, the closing price for Keurig common stock was $51.70 per share. On December 23, 2015, the last full trading day prior to the filing of this proxy statement, the closing price for Keurig common stock was $89.73 per share.

Certain Effects of the Merger (see page 70)

        Upon completion of the merger, Sub will be merged with and into Keurig upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Keurig will continue to exist following the merger as a wholly-owned subsidiary of Acorn.

        Following the completion of the merger, shares of Keurig common stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of shares of Keurig common stock under the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), will be terminated.

Consequences if the Merger is Not Completed (see page 71)

        If the proposal to adopt the merger agreement does not receive the required approval from Keurig stockholders, or if the merger is not completed for any other reason, you will not receive any consideration from Acorn or Sub for your shares of Keurig common stock. Instead, Keurig will remain a public company, and Keurig common stock will continue to be listed and traded on NASDAQ.

        In addition, if the merger agreement is terminated under specified circumstances, Keurig is required to pay Acorn a termination fee of $475,000,000. See the section entitled "The Agreement and Plan of Merger—Expenses; Termination Fees," beginning on page 100.

Treatment of Outstanding Equity Awards (see page 62)

        The merger agreement provides that, as of immediately prior to the effective time of the merger:

  •
  each option to purchase shares of Keurig common stock that is outstanding under any of Keurig's stock plans (each, a "Stock Option") will be accelerated in full and, as of the effective time of the merger, will be cancelled and terminated, and each holder of each such Stock Option will cease to have any rights except the right to be paid at or promptly after the effective time of the merger, subject to applicable tax withholding, an amount in cash (without interest) equal to the product of (i) the total number of shares of Keurig common stock subject to such Stock Option times (ii) the excess, if any, of the merger consideration of $92.00 per share over the exercise price of such Stock Option, and any Stock Options with an exercise price that equals or is in excess of the merger consideration of $92.00 per share will be cancelled and terminated for no consideration;

  •
  each award of restricted stock units (which we refer to as "RSUs") subject to specified vesting criteria (other than performance-based vesting criteria) that is outstanding under any of Keurig's stock plans (which we refer to as "RSU Awards") will become fully vested immediately prior to the effective time of the merger and will be cancelled and terminated as of the effective time of the merger, and each holder of each such RSU Award will be paid at or promptly after the effective time of the merger, subject to applicable tax withholding, an amount in cash (without interest) equal to the number of shares of Keurig common stock subject to such cancelled RSU Award multiplied by the merger consideration of $92.00 per share; and

  •
  each award of RSUs subject to specified performance-based vesting criteria that is outstanding under any of Keurig's stock plans (which we refer to as "PSU Awards") will become fully vested immediately prior to the effective time of the merger and will be cancelled and terminated as of the effective time of the merger, and each holder of each such PSU Award will be paid at or promptly after the effective time of the merger, subject to applicable tax withholding, an amount in cash (without interest) equal to the number of shares of Keurig common stock subject to such cancelled PSU Award multiplied by the merger consideration of $92.00 per share, with the total number of shares of Keurig common stock subject to a PSU Award determined as follows: (i) for PSU Awards with a performance period ending prior to the closing date of the merger by their terms, based on actual performance through the end of such performance period and (ii) for PSU Awards with a performance period not ending prior to the closing date of the merger by their terms, at 100% of target levels.

Interests of Directors and Executive Officers in the Merger (see page 62)

        In considering the recommendation of the Board that you vote "FOR" the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Keurig stockholders generally. The Board was aware of these interests and considered them at the time it approved the merger agreement and made its recommendation to Keurig stockholders.

Conditions to the Merger (see page 97)

        Keurig's, Acorn's and Sub's respective obligations to complete the merger are subject to the satisfaction (or mutual waiver by each of Acorn and Keurig where permitted under applicable law) of the following conditions:

  •
  receipt of the affirmative vote of the holders of a majority of the outstanding shares of Keurig common stock entitled to vote thereon to adopt the merger agreement;

  •
  no court or other governmental entity having enacted, issued, promulgated, enforced or entered any law or order that is in effect and restrains, enjoins or otherwise prohibits the merger or the other transactions contemplated by the merger agreement, and no governmental entity having instituted any legal proceeding (which remains pending) before any United States court or other governmental entity of competent jurisdiction seeking to restrain, enjoin or otherwise prohibit the merger and the other transactions contemplated by the merger agreement; and

  •
  any applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the "HSR Act"), and Competition Act (Canada) (which we refer to as the "Competition Act") having expired or been terminated.

        The obligations of Acorn and Sub to complete the merger are also subject to the satisfaction or waiver by Acorn of additional conditions, including:

  •
  subject to materiality qualifiers in certain cases, the accuracy of each of our representations and warranties in the merger agreement;

  •
  Keurig's performance and compliance in all material respects with all agreements and covenants required to be performed or complied with by us under the merger agreement; and

  •
  there not having occurred any material adverse effect (as defined in "The Agreement and Plan of Merger—Representations and Warranties") since the date of the merger agreement.

        Our obligations to complete the merger are also subject to the satisfaction or waiver by us of additional conditions, including:

  •
  subject to certain materiality qualifiers, the accuracy of each of the representations and warranties of Acorn and Sub in the merger agreement; and

  •
  Acorn's and Sub's performance and compliance in all material respects with all agreements and covenants required to be performed or complied with by them under the merger agreement.

Regulatory Approvals (see page 75)

        Under the merger agreement, the respective obligations of Keurig, Acorn and Sub to complete the merger are subject to, among other things, the expiration or termination of any applicable waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act and the Competition Act. In the event that the merger has not closed by June 30, 2016 by reason of the failure to obtain the antitrust approvals that are conditions to closing under the merger agreement, then the deadline for completing the merger may be extended by either Keurig or Acorn from time to time by written notice to the other party up to a date not beyond September 30, 2016. For a description of Keurig's and Acorn's respective obligations under the merger agreement with respect to regulatory approvals, see the section entitled "The Agreement and Plan of Merger—Efforts to Complete the Merger," beginning on page 92.

Financing of the Merger (see page 71)

        We anticipate that the total funds needed to complete the merger, including the funds needed to pay Keurig stockholders and holders of other equity-based interests the amounts due to them under the merger agreement, which would be approximately $13.9 billion based upon the number of shares of Keurig common stock (and our other equity-based interests) outstanding as of December 18, 2015, will be funded through a combination of approximately $6.0 billion of debt financing and approximately $8.5 billion of equity financing. Sub has entered into a debt commitment letter, dated as of December 6, 2015 (which we refer to as the "original debt commitment letter"), with J.P. Morgan Securities LLC (which we refer to as "JPMorgan"), JPMorgan Chase Bank, N.A. (which we refer to as "JPMCB"), Goldman Sachs Bank USA (which we refer to as "Goldman Sachs") and Morgan Stanley Senior Funding, Inc. (which we refer to as "MSSF" and, together with JPMorgan, JPMCB and Goldman Sachs, the "Original Commitment Parties"). The original debt commitment letter was amended and restated on December 21, 2015 (which we refer to as the "debt commitment letter") to add BNP Paribas Securities Corp. (which we refer to as "BNPPSC"), BNP Paribas (which we refer to as "BNPP"), Citigroup Global Markets Inc. (which we refer to as "CGMI"), HSBC Securities (USA) Inc. (which we refer to as "HSI"), HSBC Bank USA, National Association (which we refer to as "HSBC Bank"), HSBC Bank Canada (which we refer to as "HSBC Canada") and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch (which we refer to as "Rabobank" and, together with BNPPSC, BNPP, CGMI, HSI, HSBC Bank and HSBC Canada, the "Additional Commitment Parties" and, together with the Original Commitment Parties, the "Commitment Parties") as commitment parties thereunder. Pursuant to and subject to the terms of the debt commitment letter, the Commitment Parties have committed to arrange and underwrite senior secured credit facilities in an aggregate amount of up to $6.4 billion. Although the debt financing described above is not subject to a due diligence or "market out," the obligations of the Commitment Parties to provide debt financing under the debt commitment letter is subject to a number of conditions, and such financing should not be considered assured.

        The completion of the merger is not conditioned upon Acorn's receipt of financing.

JAB Guarantee (see page 101)

        To induce Keurig to enter into the merger agreement, JAB joined in the execution of the merger agreement in order to irrevocably and unconditionally guarantee the full and timely payment and performance by Acorn and Sub of all of Acorn's and Sub's respective covenants, obligations, undertakings and liabilities under the merger agreement, including any indemnity obligations. The liability of JAB as guarantor under the merger agreement is absolute, unconditional and irrevocable.

Restriction on Solicitation of Competing Proposals (see page 89)

        The merger agreement generally restricts Keurig's ability to solicit, directly or indirectly, potential competing proposals from third parties, or engage in discussions or negotiations with, or furnish non-public information regarding Keurig or any of our subsidiaries to, third parties regarding any potential competing proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, Keurig is permitted to furnish information with respect to Keurig and our subsidiaries and participate in discussions or negotiations with third parties making a competing proposal that the Board determines in good faith, after consultation with our outside legal counsel and financial advisors, constitutes or could reasonably be expected to result in a superior proposal (as defined in the merger agreement and described under "The Agreement and Plan of Merger—Restrictions on Solicitations of Competing Proposals," beginning on page 89) and that, after consultation with outside counsel, the failure to furnish information to or participate in discussions or negotiations with respect to such competing proposal would reasonably be expected to be inconsistent with the Board's fiduciary duties under Delaware law. Under certain circumstances, Keurig is permitted to terminate the merger agreement in order to enter into a definitive acquisition agreement with respect to a superior proposal, substantially concurrently with the payment by Keurig to Acorn of $475,000,000.

Termination of the Merger Agreement (see page 98)

  Termination Rights Exercisable by Either Acorn or Keurig

        The merger agreement may be terminated prior to the effective time of the merger by the mutual written consent of Acorn and Keurig. In addition, the merger agreement may be terminated prior to the effective time of the merger by either Acorn or Keurig if:

  •
  the merger has not been consummated on or before the termination date (as defined below under the section entitled "The Agreement and Plan of Merger—Termination of the Merger Agreement") (it being understood that the right to terminate the merger agreement pursuant to the foregoing will not be available to any party to the merger agreement whose action or failure to fulfill any obligation under the merger agreement has been the principal cause of, or resulted in, the failure of the merger to have been consummated on or before the termination date);

  •
  the stockholder meeting (including any adjournments or postponements thereof) was held and concluded without obtaining the requisite stockholder approval (as defined below under the section entitled "The Agreement and Plan of Merger—Restrictions on Solicitation of Competing Proposals"); and

  •
  any order, judgment, decision, decree, injunction, ruling, writ or assessment permanently restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non-appealable, except that the right to terminate the merger agreement will not be available to any party that has failed to use its reasonable best efforts to contest, resolve or lift, as applicable, such order, judgment, decision, decree, injunction, ruling, writ or assessment in accordance with those provisions of the merger agreement described under "—Efforts to Complete the Merger."

  Keurig Termination Rights

        Keurig may also terminate the merger agreement:

  •
  if, prior to the effective time of the merger, Keurig is not then in material breach of the merger agreement and at any time there is an inaccuracy in Acorn's or Sub's representations or warranties contained in the merger agreement or Acorn or Sub breaches or otherwise violates any of their covenants, agreements or other obligations under the merger agreement such that (i) a Keurig condition to closing or a mutual condition to closing of Keurig, Acorn and Sub would not be satisfied and (ii) such breach or violation cannot be cured by the termination date or, if curable by the termination date, is not cured within 30 business days following written notice of the inaccuracy, breach or violation; or

  •
  pursuant to a Keurig termination (as defined below under the section entitled "The Agreement and Plan of Merger—Termination of the Merger Agreement").

  Acorn Termination Rights

        Acorn may also terminate the merger agreement:

  •
  if, prior to the effective time of the merger, Acorn and Sub are not in material breach of the merger agreement and at any time there is an inaccuracy in Keurig's representations or warranties contained in the merger agreement or Keurig breaches or otherwise violates any of its covenants, agreements or other obligations under the merger agreement such that (i) an Acorn and Sub condition to closing or a mutual condition to closing would not be satisfied and (ii) such breach or violation cannot be cured by the termination date or, if curable by the termination date, is not cured within 30 business days following written notice of the inaccuracy, breach or violation; or

  •
  at any time prior to the receipt of the requisite stockholder approval, any of the following "triggering events" has occurred: (i) prior to the stockholder meeting at which a vote on the adoption of the merger agreement is taken, or at any adjournment or postponement of such meeting, (A) there is a Board recommendation change or (B) Keurig fails to include in the proxy statement for such meeting the Board recommendation, (ii) the Board fails to reaffirm publicly the Board recommendation within five business days after Acorn delivers to Keurig a written request to do so after a public competing proposal (or material amendment to such a proposal) has been made, (iii) Keurig fails to publicly announce that the Board recommends rejection of any tender or exchange offer and reaffirms the Board recommendation within ten business days after the commencement of such tender or exchange offer or (iv) Keurig or any of its representatives breaches the provisions of the merger agreement described under "The Agreement and Plan of Merger—Restriction on Solicitation of Competing Proposals" or "The Agreement and Plan of Merger—Obligation of the Board with Respect to Its Recommendation," which breach has a consequence that is materially adverse to Acorn. A "competing acquisition transaction" has the same meaning as "acquisition transaction", except that all references therein to "more than 20%" will be deemed to be references to "more than 50%".

Termination Fees (see page 100)

        Upon termination of the merger agreement under specified circumstances, Keurig will be required to pay Acorn a termination fee of $475,000,000.

Appraisal Rights (see page 103)

        Under Delaware law, holders of shares of Keurig common stock are entitled to appraisal rights in connection with the merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. A holder of Keurig common stock who properly seeks appraisal and complies with the applicable requirements under Delaware law (which we refer to as "dissenting stockholders") will forego the merger consideration and instead receive a cash payment equal to the fair value of his, her or its shares of Keurig common stock in connection with the merger. Fair value will be determined by the Court of Chancery of the State of Delaware following an appraisal proceeding. Dissenting stockholders will not know the appraised fair value at the time such holders must elect whether to seek appraisal. The ultimate amount dissenting stockholders receive in an appraisal proceeding may be more or less than, or the same as, the amount such holders would have received under the merger agreement. A detailed description of the appraisal rights available to holders of Keurig common stock and procedures required to exercise statutory appraisal rights is included in the section entitled "Appraisal Rights," beginning on page 103.

        To seek appraisal, a Keurig stockholder of record must deliver a written demand for appraisal to Keurig before the vote on the merger agreement at the Keurig special meeting, not vote in favor of the proposal to adopt the merger agreement, continuously hold the shares of Keurig common stock through the effective time of the merger, and otherwise comply with the procedures set forth in Section 262 of the DGCL. Failure to follow exactly the procedures specified under Delaware law may result in the loss of appraisal rights.

Litigation Related to the Merger (see page 76)

        Keurig, the members of the Board, Acorn, Sub, JAB and, in some cases, JAB Holding have been named as defendants in certain lawsuits brought by purported Keurig stockholders seeking, among other things, to enjoin the proposed merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 72)

        The receipt of cash in exchange for shares of Keurig common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as such term is defined below in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger," beginning on page 72) who receives cash in exchange for shares of Keurig common stock in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder's adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Keurig common stock (that is, shares acquired for the same cost in a single transaction). You should refer to the discussion in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger," beginning on page 72, and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger.

Additional Information (see page 115)

        You can find more information about Keurig in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (which we refer to as the "SEC"). The information is available at the SEC's public reference facilities and at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers do not address all questions that may be important to you as a Keurig stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
Why am I receiving this proxy statement?

A:
On December 6, 2015, Keurig entered into the merger agreement with Acorn, Sub and JAB. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement.

Q:
As a stockholder, what will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $92.00 in cash, without interest, subject to any applicable withholding taxes, for each share of Keurig common stock you own as of immediately prior to the effective time of the merger.

  The receipt of cash in exchange for shares of Keurig common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Please see the discussion in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger," beginning on page 72, for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

Q:
What will happen to outstanding Keurig equity compensation awards in the merger?

A:
For information regarding the treatment of outstanding Keurig equity awards, see the section entitled "The Agreement and Plan of Merger—Treatment of Stock Options, RSU Awards, PSU Awards, Deferred Cash Awards, the ESPP and Deferred Compensation Plans," beginning on page 80.

Q:
What will happen to my account under the Keurig ESPP?

A:
Assuming that the merger closes prior to March 26, 2016, the last day in the current payment period under Keurig's 2014 Amended and Restated Employee Stock Purchase Plan (which we refer to as the "ESPP"), the ESPP will continue as currently in effect until no later than the day immediately prior to the closing date of the merger, although no new elections to participate or increases in participation levels may be made. In such circumstances, any amounts in your ESPP account will be used to purchase shares of Keurig common stock at that time pursuant to the existing terms of the ESPP. Regardless of when the merger closes, no new payment periods will commence after March 26, 2016, and the ESPP will be terminated as of immediately prior to the effective time of the merger. All shares of Keurig common stock in the ESPP as of immediately prior to the effective time of the merger will be treated as outstanding shares of Keurig common stock and will be converted into the right to receive the merger consideration.

Q:
Where and when will the special meeting of stockholders be held?

A:
The special meeting of Keurig stockholders will be held in Toba Conference Room at Keurig's offices located at 81 Demeritt Place, Waterbury, Vermont 05676, on [                        ], 2016, at [            ] Eastern Time.

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of Keurig common stock as of the close of business on [                        ], 2016, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of Keurig common stock that you held on the record date.

Q:
What proposals will be considered at the special meeting?

  At the special meeting, you will be asked to consider and vote on:

  •
  a proposal to adopt the merger agreement;

  •
  a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Keurig's named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger," beginning on page 62; and

  •
  a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:
What vote is required to approve each of the proposals?

A:
The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Keurig common stock entitled to vote on such matter. Abstentions and failures to vote will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  The approval of the non-binding compensation advisory proposal requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on Keurig or Acorn or any of their respective subsidiaries, and, if the merger agreement is adopted by Keurig stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. The abstention from voting will have the same effect as a vote "AGAINST" the proposal.

  The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. In each case, the abstention from voting will have the same effect as a vote "AGAINST" the proposal.

Q:
How does the Board recommend that I vote on the proposals?

A:
Upon careful consideration, the Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Keurig and its stockholders, and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement, "FOR" the non-binding compensation advisory proposal and "FOR" the proposal to adjourn the special meeting if necessary or appropriate.

  For a discussion of the factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section entitled "The Merger—Reasons for Recommending the Adoption of the Merger Agreement," beginning on page 36. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Keurig stockholders generally. See the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger," beginning on page 62.

Q:
Do I need to attend the special meeting in person?

A:
No. It is not necessary for you to attend the special meeting in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail below.

Q:
How many shares need to be represented at the special meeting?

A:
The presence at the special meeting, in person or by proxy, of the holders of a majority of the voting power of the shares of Keurig common stock issued and outstanding and entitled to vote constitutes a quorum for the purpose of considering the proposals. As of the close of business on the record date, there were [            ] shares of Keurig common stock outstanding. If you are a Keurig stockholder as of the close of business on the record date and you vote by mail, by telephone, through the Internet or in person at the special meeting, you will be considered part of the quorum. If you are a "street name" holder of shares of Keurig common stock (i.e., you hold your shares in the name of a bank, broker, trust or other nominee) and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a "street name" holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

  All shares of Keurig common stock held by stockholders that are present in person, or represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Q:
Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Keurig's named executive officers that is based on or otherwise relates to the merger?

A:
In July 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, Keurig is providing its stockholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Keurig's named executive officers in connection with the merger. For additional information, see the section entitled "Proposal 2: Non-Binding Compensation Advisory Proposal," on page 25.

Q:
What will happen if Keurig stockholders do not approve the non-binding compensation advisory proposal?

A:
The vote to approve the non-binding compensation advisory proposal is a vote separate and apart from the vote to adopt the merger agreement. Approval of the non-binding compensation advisory proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning that it will not be binding on Keurig or Acorn or any of their respective subsidiaries. Accordingly, if the merger agreement is adopted by Keurig's stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of Keurig common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Keurig common stock that you owned on the record date.

Q:
How do I vote if I am a stockholder of record?

A:
You may vote by:

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•
submitting your proxy by using the telephone number printed on each proxy card you receive;

•
submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•
by appearing in person at the special meeting and voting by ballot.

  If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m. Eastern Time on the day before the special meeting.

  Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting in person to ensure that your shares of Keurig common stock are represented at the special meeting.

  If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" the proposal to adopt the merger agreement, "FOR" the approval of the non-binding compensation advisory proposal and "FOR" the approval of the proposal to adjourn the special meeting if necessary or appropriate.

Q:
If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:
Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Keurig common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:
What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:
Your bank, broker, trust or other nominee will NOT be able to vote your shares of Keurig common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of Keurig common stock, the failure to provide your nominee with voting instructions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Furthermore, your shares will not be included in the calculation of the number of shares of Keurig common stock present at the special meeting for purposes of determining whether a quorum is present.

Q:
May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:
Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Keurig's Corporate Secretary at 33 Coffee Lane, Waterbury, Vermont 05676. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of Keurig common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke or change your proxy. "Street name" holders of shares of Keurig common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

  If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

  All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, "FOR" each of the proposals.

Q:
What does it mean if I receive more than one proxy card?

A:
If you receive more than one proxy card, it means that you hold shares of Keurig common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by telephone or through the Internet by using the different voter control number(s) on each proxy card.

Q:
What happens if I sell my shares of Keurig common stock before the special meeting?

A:
The record date for the special meeting is earlier than the expected date of the merger. If you own shares of Keurig common stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time of the merger.

Q:
May I exercise dissenters' rights or rights of appraisal in connection with the merger?

A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, holders of record of Keurig common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Court of Chancery of the State of Delaware if the merger is completed. Appraisal rights only will be available to these holders if they deliver a written demand for an appraisal to Keurig prior to the vote on the proposal to adopt the merger agreement at the special meeting and they comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. For additional information, see the section entitled "Appraisal Rights," beginning on page 103.

Q:
If I hold my shares in certificated form, should I send in my stock certificates now?

A:
No. Shortly after the merger is completed, stockholders holding certificated shares of Keurig common stock will be sent a letter of transmittal that includes detailed written instructions on how to return such stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:
Should I send in my Stock Options, RSU Awards or PSU Awards now?

A:
No. Shortly after the merger is completed, your Stock Options, RSU Awards and PSU Awards will either be automatically exchanged for the applicable consideration, or you will receive further instructions for such exchange.

Q:
When is the merger expected to be completed?

A:
We and Acorn are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed during the first calendar quarter of 2016, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by Keurig stockholders and the receipt of certain regulatory approvals. For additional information, see the section entitled "The Agreement and Plan of Merger—Conditions to the Merger," beginning on page 97.

Q:
What happens if the merger is not completed?

A:
If the proposal to adopt the merger agreement is not approved by the holders of a majority of the outstanding shares of Keurig common stock entitled to vote on the matter or if the merger is not completed for any other reason, you will not receive any consideration from Acorn or Sub for your shares of Keurig common stock. Instead, Keurig will remain a public company, and Keurig common stock will continue to be registered under the Exchange Act and listed and traded on NASDAQ. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of Keurig common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of Keurig common stock. Under certain circumstances, if the merger is not completed, we may be obligated to pay Acorn a termination fee. For additional information, see the section entitled "The Merger—Consequences if the Merger is Not Completed," on page 71.

Q:
Are there any requirements if I plan on attending the special meeting?

A:
If you wish to attend the special meeting, you may be asked to present valid photo identification. Please note that, if you hold your shares in "street name," you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the meeting without the approval of Keurig.

Q:
Where can I find more information about Keurig?

A:
Keurig files periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov. For a more detailed description of the information available, see the section entitled "Where You Can Find More Information," on page 115.

Q:
Who can help answer my questions?

A:
For additional questions about the merger, assistance in submitting proxies or voting shares of Keurig common stock, or additional copies of the proxy statement or the enclosed proxy card(s), please contact our proxy solicitor:

200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Toll-Free: 855-976-3329
Email: gmcr@allianceadvisorsllc.com

  If your shares are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain information in this proxy statement constitutes "forward-looking statements." Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "seeks" or words of similar meaning, or future or conditional verbs, such as "will," "should," "could," "may," "aims," "intends," or "projects." However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

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  the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals;

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  unanticipated difficulties or expenditures relating to the proposed transaction;

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  legal proceedings, judgments or settlements, including those that may be instituted against Keurig, its board of directors, executive officers and others following the announcement of the proposed transaction;

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  disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction;

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  potential difficulties in employee retention due to the announcement and pendency of the proposed transaction;

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  the response of customers, distributors, suppliers, business partners and regulators to the announcement of the proposed transaction; and

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  other factors described in Keurig's annual report on Form 10-K for the fiscal year ended September 26, 2015 filed with the SEC.

        Keurig can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this proxy statement, and Keurig undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

 PARTIES TO THE MERGER

Keurig

        Keurig Green Mountain, Inc. is a leader in coffeemakers and specialty coffee in the United States and Canada. We develop and sell a variety of Keurig® brewers and, in addition to specialty coffee, produce and sell a variety of other specialty beverages in pods (including hot apple cider, hot and iced teas, iced coffees, iced fruit brews, hot cocoa and other beverages) for use with our Keurig® hot brewing systems. Our product line also includes the Keurig® Kold™ beverage system, which mixes and dispenses a wide variety of cold still and carbonated beverages, in a countertop footprint, using a Kold™ beverage pod. In addition, we offer traditional whole bean and ground coffee in other package types including bags, fractional packages and cans.

        Keurig became a publicly traded company in 1993. Shares of Keurig common stock are listed on NASDAQ and trade under the symbol "GMCR."

        Keurig's principal executive offices are located at 33 Coffee Lane, Waterbury, Vermont 05676, and our telephone number is (802) 244-5621. Our website address is www.KeurigGreenMountain.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement.

        Additional information about Keurig is contained in our public filings, which are incorporated by reference in this proxy statement. See the section entitled "Where You Can Find More Information," on page 115, for more information.

Acorn

        Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, is owned by an investor group led by JAB Holding and is the holding company of Jacobs Douwe Egberts, a global coffee and tea company. Acorn's principal executive offices are located at Oosterdoksstraat 80, 1011 DK, Amsterdam, the Netherlands, and its telephone number is +31 30 297 9111. Its website address is www.jabholco.com/en/acorn-holdings.html. The information provided on such website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to such website in this proxy statement.

Sub

        Maple Holdings Acquisition Corp., a Delaware corporation, is a wholly-owned subsidiary of Acorn formed on December 4, 2015, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Acorn's acquisition of Keurig. Upon completion of the merger, Sub will merge with and into Keurig, and Sub will cease to exist. Sub's principal executive offices are located at 1701 Pennsylvania Avenue NW, Suite 801, Washington, District of Columbia 20006, and its telephone number is (202) 602-1301.

JAB

        JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, joined in the execution of the merger agreement solely to guarantee the full and timely payment and performance by Acorn and Sub of all of Acorn's and Sub's respective covenants, obligations, undertakings and liabilities under the merger agreement. JAB's principal executive offices are located at Oudeweg 147, 2033 Haarlem CC, the Netherlands, and its telephone number is +31 23 2302 866.

 THE SPECIAL MEETING

        We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

        The special meeting will be held on [                        ], 2016, at [          ] Eastern Time, in Toba Conference Room at Keurig's offices located at 81 Demeritt Place, Waterbury, Vermont 05676.

        Keurig stockholders who wish to attend the special meeting may be asked to present valid photo identification. Please note that, if you hold your shares of Keurig common stock in "street name," you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the meeting without the approval of Keurig.

Purpose of the Special Meeting

        At the special meeting, Keurig's stockholders of record will be asked to consider and vote on:

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  a proposal to adopt the merger agreement, pursuant to which, subject to the satisfaction or waiver of certain specified conditions, Sub will merge with and into Keurig, with Keurig continuing as the surviving corporation;

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  a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Keurig's named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger," beginning on page 62; and

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  a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Recommendation of the Board

        The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) adopted and declared advisable the merger agreement and the merger and the consummation by Keurig of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Keurig of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Keurig and its stockholders, (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Keurig stockholders and (v) recommended that Keurig stockholders vote for the adoption of the merger agreement. Accordingly, the Board unanimously recommends a vote "FOR" the proposal to adopt the merger agreement.

        The Board also unanimously recommends a vote "FOR" the non-binding compensation advisory proposal and "FOR" the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date and Quorum

        Each holder of record of shares of Keurig common stock as of the close of business on [                        ], 2016, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of Keurig common stock that you owned on the record date. As of the record date, there were [          ] shares of Keurig common stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of [          ] shares of Keurig common stock (a majority of the voting power of the shares of Keurig common stock issued and outstanding and entitled to vote) constitutes a quorum for the special meeting.

        If you are a Keurig stockholder of record and you vote by mail, by telephone or through the Internet or in person at the special meeting, then your shares of Keurig common stock will be counted as part of the quorum. If you are a "street name" holder of shares of Keurig common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a "street name" holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

        All shares of Keurig common stock held by stockholders of record that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Vote Required for Approval

        Merger Agreement Proposal.    The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Keurig common stock entitled to vote on such matter.

        Non-Binding Compensation Advisory Proposal.    The approval of the non-binding compensation advisory proposal requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. The vote is advisory only and, therefore, is not binding on Keurig or Acorn or any of their respective subsidiaries, and, if the merger agreement is adopted by Keurig stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

        Adjournment Proposal.    The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time.

Effect of Abstentions and Broker Non-Votes

        The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Keurig common stock entitled to vote on such matter. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        The approval of the non-binding compensation advisory proposal requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. Consequently, the abstention from voting will have the same effect as a vote "AGAINST" the proposal.

        The proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. Consequently, the abstention from voting will have the same effect as a vote "AGAINST" the proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. In each case, the abstention from voting will have the same effect as a vote "AGAINST" the proposal.

        Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if your shares are held in "street name," your bank, broker, trust or other nominee will NOT be able to vote your shares of Keurig common stock on any of the proposals, and your shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of Keurig common stock, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Because the approval of each of (1) the non-binding compensation advisory proposal and (2) the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of that proposal.

How to Vote

        Stockholders have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on the day before the special meeting.

        If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include "FOR," "AGAINST" or "ABSTAIN" on a proposal to be voted, your shares of Keurig common stock will be voted in favor of that proposal. If you indicate "ABSTAIN" on a proposal to be voted, it will have the same effect as a vote "AGAINST" that proposal. If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Keurig common stock, your bank, broker, trust or other nominee will not be able to vote your shares on any of the proposals.

        If you wish to vote in person at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting.

        If you do not submit a proxy or otherwise vote your shares of Keurig common stock in any of the ways described above, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, but will have no effect on approval of the non-binding compensation advisory proposal or the approval of the proposal to adjourn the special meeting if necessary or appropriate.

        If you have any questions about how to vote or direct a vote in respect of your shares of Keurig common stock, you may contact our proxy solicitor, Alliance Advisors, LLC, toll-free at (855) 976-3329.

        YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD.    A letter of transmittal with instructions for the surrender of certificates representing shares of Keurig common stock will be mailed to stockholders if the merger is completed.

Revocation of Proxies

        Any proxy given by a Keurig stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

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  by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the proxy card;

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  by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Keurig's Corporate Secretary at 33 Coffee Lane, Waterbury, Vermont 05676, stating that the proxy is revoked;

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  by submitting a later-dated proxy card relating to the same shares of Keurig common stock; or

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  by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting).

"Street name" holders of shares of Keurig common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement. Your shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy or, if no instructions were provided, "FOR" the proposal.

        If a quorum is present at the special meeting, the special meeting may be adjourned if there is an affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 30 days or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to adopt the merger agreement, then Keurig may seek to adjourn the special meeting. In addition, the Board may, after consultation with Acorn, postpone the special meeting upon public announcement made prior to the date previously scheduled for the special meeting for the purpose of soliciting additional proxies or as otherwise permitted under the merger agreement.

Solicitation of Proxies

        Keurig is soliciting the enclosed proxy card on behalf of the Board, and Keurig will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, Keurig and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

        Keurig has retained Alliance Advisors, LLC to assist in the solicitation process. Keurig will pay Alliance Advisors, LLC a fee of approximately $12,500 plus reimbursement of certain specified out-of-pocket expenses. Keurig also has agreed to indemnify Alliance Advisors, LLC against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

        Keurig will ask banks, brokers, trusts and other nominees to forward Keurig's proxy solicitation materials to the beneficial owners of shares of Keurig common stock held of record by such banks, brokers, trusts or other nominees. Keurig will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Stockholder List

        A list of Keurig stockholders entitled to vote at the special meeting will be available for examination by any Keurig stockholder at the special meeting. At least ten days prior to the date of the special meeting, this stockholder list will be available for inspection by Keurig stockholders, subject to compliance with applicable provisions of Delaware law, during ordinary business hours at our corporate offices located at 33 Coffee Lane, Waterbury, Vermont 05676.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Alliance Advisors, LLC, toll-free at (855) 976-3329.

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        As discussed elsewhere in this proxy statement, Keurig stockholders will consider and vote on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled "The Merger," beginning on page 27, and "The Agreement and Plan of Merger," beginning on page 77.

        The Board unanimously recommends that Keurig stockholders vote "FOR" the proposal to adopt the merger agreement.

        If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Keurig common stock represented by such proxy card will be voted "FOR" the proposal to adopt the merger agreement.

        The approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Keurig common stock entitled to vote on such proposal.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

        Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Keurig's named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation," beginning on page 67, including the table entitled "Golden Parachute Payment" and accompanying footnotes. Accordingly, Keurig stockholders are being provided with the opportunity to cast an advisory vote on such payments.

        As an advisory vote, this proposal is not binding upon Keurig or the Board, and approval of this proposal is not a condition to completion of the merger. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual conditions applicable thereto). However, Keurig seeks your support and believes that your support is appropriate because Keurig has a comprehensive executive compensation program designed to link the compensation of our executives with Keurig's performance and the interests of Keurig's stockholders. Accordingly, we ask that you vote on the following resolution:

        "RESOLVED, that the stockholders of Keurig Green Mountain, Inc. approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of Keurig Green Mountain, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading "The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation," beginning on page 67 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K)."

        The Board unanimously recommends that Keurig stockholders vote "FOR" the non-binding compensation advisory proposal.

        If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Keurig common stock represented by such proxy card will be voted "FOR" the non-binding compensation advisory proposal.

        The approval of the non-binding compensation advisory proposal requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. The vote is advisory only and, therefore, not binding on Keurig or Acorn or any of their respective subsidiaries, and, if the merger agreement is adopted by Keurig's stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

 PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

        Keurig stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        The Board unanimously recommends that stockholders vote "FOR" the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Keurig common stock represented by such proxy card will be voted "FOR" the proposal to adjourn the special meeting to a later date or time if necessary or appropriate.

        The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the voting power of the shares present in person or represented by proxy at the special meeting entitled to vote on such matter may adjourn the meeting to another place, date or time.

 THE MERGER

Overview

        Keurig is seeking the adoption by Keurig stockholders of the merger agreement Keurig entered into on December 6, 2015 with Acorn, Sub and JAB. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Sub will merge with and into Keurig. Keurig will survive the merger as a wholly-owned subsidiary of Acorn. JAB joined in the execution of the merger agreement solely to guarantee the full and timely payment and performance by Acorn and Sub of all of Acorn's and Sub's respective covenants, obligations, undertakings and liabilities under the merger agreement. The Board has approved the merger agreement and unanimously recommends that Keurig stockholders vote "FOR" the proposal to adopt the merger agreement.

        Upon completion of the merger, each share of Keurig common stock that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares owned by Acorn, any subsidiary of Acorn, Sub or Keurig, in each case immediately prior to the effective time of the merger, and (ii) shares held by stockholders who have not voted in favor of the merger and who shall have properly and validly perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) will be cancelled, extinguished and automatically converted into the right to receive $92.00 per share, in cash, without interest, subject to any applicable withholding taxes.

        Following the completion of the merger, Keurig will cease to be a publicly traded company and will become a wholly-owned subsidiary of Acorn.

Background of the Merger

        As part of Keurig's strategic planning process, the Board regularly reviews, together with Keurig's senior management team, Keurig's near-term and long-term strategy, performance, positioning and operating prospects with a view toward enhancing stockholder value. These reviews have been undertaken, from time to time, with the assistance of Keurig's legal and financial advisors. Over the years, Keurig has, from time to time, consulted with BofA Merrill Lynch, which has a long-standing relationship with Keurig. In the summer of 2014, the Board determined that it would be beneficial to have the additional perspective of another financial advisor, and Credit Suisse began to provide strategic advice to Keurig along with BofA Merrill Lynch.

        On January 19, 2015, Mr. Brian P. Kelley, Keurig's President and Chief Executive Officer, was approached by the Chairman and Chief Executive Officer of Party X with a non-specific suggestion about a combination of the two companies in a transaction that would deliver "a premium" for shares of Keurig common stock, but the Chairman and Chief Executive Officer of Party X did not indicate the form of consideration in such a transaction or a specific value. Mr. Kelley informed the Chairman and Chief Executive Officer of Party X that Keurig was not looking to be sold but that Mr. Kelley would advise the Board of their conversation.

        In two meetings, on January 21, 2015 and on January 28, 2015, the Board met with senior management to discuss the overture made by Party X. Also in attendance, at Keurig's invitation, were representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin LLP, Keurig's outside counsel (which we refer to as "Sidley Austin"). The Sidley Austin representative discussed the Board's fiduciary duties in connection with evaluating proposals received from third parties with respect to potential strategic alternatives and Keurig's obligations under certain contracts in the event that certain determinations were made by Keurig regarding proceeding with transactions. One of such contracts was the Common Stock Purchase Agreement, dated February 5, 2014 (which we refer to as the "TCCC Agreement"), between Keurig and Atlantic Industries (which we refer to as "Atlantic"), a subsidiary of The Cola-Cola Company (which we refer to as "TCCC"), which provides that if any person or group makes a non-public offer or proposal to Keurig for a transaction involving a change of control of Keurig (as defined in the TCCC Agreement) and Keurig provides material non-public information to such person or engages in substantive negotiations with such person, then the standstill provisions contained in the TCCC Agreement terminate to the extent necessary to facilitate a public or private offer by TCCC or its affiliates to acquire at least a majority of the outstanding shares of Keurig common stock. The TCCC Agreement also provides that if Keurig determines to explore a possible process for a sale transaction that would, if consummated, constitute a change of control, Keurig will notify Atlantic of the process and allow Atlantic to participate in the process and, for such purpose, the standstill provisions contained in the TCCC Agreement will not apply. After discussion and principally on the basis of information then available to the Board about value creation potential from the long-term growth of the Keurig® hot system, the anticipated launch of the Keurig® Kold™ system later in 2015 and subsequent opportunities to provide products in other high-margin cold beverage categories using the Kold™ system, the Board preliminarily concluded that it was not the right time to explore a sale or merger of Keurig.

        On February 4, 2015, Keurig announced its results for the first fiscal quarter of 2015 (ended December 27, 2014). In that announcement, it revised downward its revenue outlook for the 2015 fiscal year from an expectation of an increase in the "high single/low double digits" percentages to an increase in the "mid-single/high-single digit" percentages.

        On February 6, 2015, the Board held a special telephonic meeting at which members of senior management and representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin were present. During the meeting, the Board confirmed its prior preliminary conclusion that it was not the right time to explore a sale or merger of Keurig, and the Board directed Mr. Kelley to inform the Chairman and Chief Executive Officer of Party X that Keurig was not interested in pursuing further discussions with Party X in that regard. Shortly thereafter, the Chairman and Chief Executive Officer of Party X was so advised.

        In the May 6, 2015 announcement of Keurig's results for the second fiscal quarter of 2015 (ended March 28, 2015), Keurig noted that it had experienced a "slower than expected transition to the Keurig 2.0 system" and again revised downward its revenue outlook for the 2015 fiscal year from an expectation of an increase in the "mid-single/high-single digit" percentages to revenue growth "flat to up low-single digit" percentages.

        On June 22, 2015, the Board held a special telephonic meeting at which members of senior management and a representative of Sidley Austin were present. During the meeting, Mr. Kelley informed the Board that the Chairman and Chief Executive Officer of Party X had recently again inquired about a potential acquisition of Keurig by Party X. Mr. Kelley advised the Board that he had informed Party X's Chairman and Chief Executive Officer that Mr. Kelley was not in a position to discuss any transaction of that nature without first discussing the topic with the Board and that the Chairman and Chief Executive Officer of Party X thereupon ceased pursuing further conversations on the point. The representative of Sidley Austin again discussed the Board's fiduciary duties in connection with evaluating potential strategic alternatives and Keurig's obligations under certain contracts in the event that certain determinations were made by Keurig regarding proceeding with certain strategic transactions.

        During the June 22, 2015 special telephonic Board meeting, Mr. Kelley also noted that Mr. Muhtar Kent, the Chairman and Chief Executive Officer of TCCC, which then beneficially owned approximately 16% of the outstanding shares of Keurig common stock, had recently contacted Mr. Kelley to request a meeting with Mr. Norman H. Wesley, the Chairman of the Board of Keurig, and Mr. Kelley to discuss Keurig's strategic direction and Mr. Kent's concern regarding Keurig's declining stock price. After discussion, the Board authorized Messrs. Kelley and Wesley to meet with Mr. Kent.

        On June 29, 2015, the Board held a special telephonic meeting at which members of senior management and a representative of Sidley Austin were present. During the meeting, Mr. Wesley updated the Board on the meeting that he and Mr. Kelley had had with Mr. Kent in New York, New York on June 24, 2015. Messrs. Wesley and Kelley stated that Mr. Kent had reiterated TCCC's support for Keurig's Kold™ and hot platforms.

        On July 16, 2015, the Board held a special telephonic meeting at which members of senior management and representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin were present. During the meeting, Mr. Kelley updated the Board regarding his conversations with Mr. Kent, including Mr. Kent's request for representatives of TCCC to meet with Mr. Kelley and Keurig's General Counsel and Chief Financial Officer. The Board authorized management to proceed with such a meeting but instructed Mr. Kelley to make clear that any conversation with TCCC was expected to relate to commercial endeavors between the parties. Also, during the Board meeting, Mr. Kelley reported that on July 12, 2015, he had been contacted by Mr. Olivier Goudet, the Chief Executive Officer of JAB Holding, to schedule a meeting. The Board asked Mr. Kelley to report on the content of the discussion with Mr. Goudet once it occurred.

        On July 21, 2015, Mr. Kelley and Ms. Frances Rathke, at the time the Chief Financial Officer of Keurig, and who in August 2015 became a strategic advisor to Keurig, met with Mr. Goudet. During the meeting, Mr. Goudet stated that further developing a relationship with Keurig was a top priority of JAB Holding.

        On July 30, 2015, the Board held a regularly scheduled in-person meeting. Members of senior management and representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin were present. Mr. Kelley noted to the Board that Mr. Kent had contacted him to discuss the entities' business relationship as well as to share his perspective that other parties might be interested in acquiring Keurig, particularly in light of the recent decline in Keurig's stock price. Mr. Kelley also updated the Board on planned conversations with Mr. Goudet. The Board indicated that Mr. Kelley should continue to focus the conversations on the business relationship between the parties.

        On August 5, 2015, Keurig announced its results for the third fiscal quarter of 2015 (ended June 27, 2015) and again revised downward its revenue outlook for the 2015 fiscal year from an expectation of revenue growth "flat to up low-single digit" to a "decline of low-single to mid-single digit" percentages.

        On August 26 and 27, 2015, Mr. Kelley and other members of Keurig's management met with Mr. Wesley, Mr. Robert A. Steele, Mr. José O. Reyes Lagunes and Ms. Susan S. Kilsby, all members of the Board, to discuss and establish strategies for Keurig to implement to address the challenges experienced during its 2015 fiscal year and anticipated for its 2016 fiscal year. In preparation for this meeting and in order to reflect developments that had occurred during Keurig's fourth fiscal quarter of 2015, management updated certain financial projections that had initially been prepared for and shared only with financing sources in connection with Keurig's new credit facility earlier in 2015. These updated projections were made available to the entire Board.

        On August 28, 2015, Mr. Kelley and Ms. Rathke met with Mr. Goudet to discuss Keurig's partnership with Peet's and Caribou with respect to K-Cup® pods and opportunities for growing that business. During the meeting, Mr. Goudet expressed JAB Holding's ongoing interest in further developing a relationship with Keurig. Mr. Kelley informed Mr. Goudet that Keurig was not for sale.

        On September 11, 2015, the Board held a special telephonic meeting at which members of senior management and a representative of Sidley Austin were present. Mr. Kelley updated the Board on the August 28, 2015 meeting with Mr. Goudet. The Sidley Austin representative then reviewed with the Board Keurig's obligations under the TCCC Agreement.

        On September 29, 2015, Keurig began its formal launch of the Kold™ system.

        On October 7, 2015, at Mr. Goudet's request, Mr. Kelley had a call with Mr. Goudet, during which Mr. Goudet indicated that he and Mr. Peter Harf, the Senior Partner of JAB Holding, would like to have dinner with Mr. Kelley and other members of the Board of Mr. Kelley's designation to discuss possible strategic opportunities. Mr. Goudet also stated that he had a "very compelling" proposal to make to Keurig.

        On October 15, 2015, Messrs. Wesley and Kelley met with Messrs. Goudet and Harf in Chicago, Illinois. During the meeting, Mr. Goudet orally communicated JAB Holding's interest in exploring a potential acquisition of Keurig for $85.00 in cash per share of Keurig common stock. Mr. Goudet further stated that, if the $85.00 per share price were not accepted by Keurig, JAB Holding would need approximately two weeks to conduct due diligence in order to determine if JAB Holding could increase its $85.00 per share price and thereafter could move very quickly to sign and announce a transaction. Mr. Goudet stated that, for a variety of reasons, he believed that JAB Holding was the party best positioned to acquire Keurig at the highest price. Mr. Goudet also stated five principles that JAB Holding would apply to a transaction with Keurig:

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  JAB Holding would be willing to bear any antitrust risk;

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  there would not be any financing condition;

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  JAB Holding would withdraw if Keurig contacted any third parties in an attempt to generate any competing interest in a potential acquisition of Keurig;

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  JAB Holding required principal-to-principal negotiations; and

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  JAB Holding would not decrease its $85.00 per share price and, if such price were accepted by Keurig, JAB Holding would sign and announce a transaction without performing any due diligence beyond a review of publicly available information.

Lastly, Mr. Goudet expressed JAB Holding's desire to meet with representatives of TCCC prior to signing and announcing a transaction.

        Mr. Goudet requested that the Board consider JAB Holding's indication of interest and that Messrs. Wesley and Kelley revert to Mr. Goudet with a price that would be within a range that is acceptable to the Board. Mr. Wesley told Mr. Goudet that the Board would consider JAB Holding's indication of interest and revert back in due course. Mr. Goudet informed Messrs. Wesley and Kelley that JAB Holding would not publicly disclose its indication of interest and that JAB Holding was committed to exploring a potential transaction.

        On October 19, 2015, the Board held a special telephonic meeting at which members of senior management and a representative of Sidley Austin were present. During the meeting, Messrs. Wesley and Kelley apprised the Board of the details of the October 15, 2015 meeting with Mr. Goudet. In addition, Mr. Wesley reviewed with the Board certain financial matters, including an analysis that he had asked Mr. Peter Leemputte, Keurig's new Chief Financial Officer, to prepare to determine the EBITDA multiple that JAB Holding's $85.00 per share indication of interest represented, as well as the EBITDA multiples that JAB Holding had paid in prior transactions. Mr. Michael Degnan, Keurig's Chief Legal Officer, Corporate General Counsel and Secretary, and the Sidley Austin representative reviewed with the Board Keurig's obligations under the TCCC Agreement and TCCC's Schedule 13D filing obligations in connection with its investment in Keurig.

        Following discussion and on the basis of timing issues (i.e., the upcoming holiday season and the Kold™ launch), management's review of certain financial matters, publicly available information regarding other acquisitions by JAB Holding or its affiliates, the fact that Keurig's obligations under the TCCC Agreement and TCCC's Schedule 13D filing obligations might make any discussions a public matter and, finally, tactical considerations, the Board authorized Messrs. Wesley and Kelley to revert to the representatives of JAB Holding with a message that the Board believed that the proposal undervalued Keurig and was not at an appropriate level at which to commence discussions.

        On October 22, 2015, Messrs. Wesley and Kelley communicated this message to Messrs. Goudet and Harf.

        On October 24, 2015, Mr. Goudet contacted Mr. Kelley requesting an in-person meeting in New York, New York on October 27, 2015 to discuss a revised indication of interest from JAB Holding.

        On October 27, 2015, Messrs. Wesley and Kelley met in New York, New York with Messrs. Goudet and Harf and Mr. David Bell, a partner of and the head of M&A at JAB Holding. During the meeting, Mr. Goudet orally communicated JAB Holding's revised interest in exploring a potential acquisition of Keurig for $88.00 in cash per share of Keurig common stock (up from the prior indication of $85.00 in cash per share of Keurig common stock). In addition, the JAB Holding representatives indicated that JAB Holding:

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  intended to arrange financing for a potential transaction in parallel with conducting due diligence;

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  would withdraw and walk away if Keurig contacted any third parties in an attempt to generate any competing interest in a potential acquisition of Keurig;

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  would be willing to bear any antitrust risk; and

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  would be willing to enter into a non-disclosure and standstill agreement.

Mr. Wesley informed the JAB Holding representatives that he would discuss JAB Holding's revised indication of interest with the Board.

        On November 12, 2015, the Board held a special in-person meeting at the offices of Sidley Austin in Chicago, Illinois to discuss whether Keurig should engage with JAB Holding to further pursue JAB Holding's indication of interest. Members of senior management and representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin were present at the meeting. A representative of Sidley Austin again reviewed with the Board the fiduciary duties of directors in connection with a potential change-of-control transaction, as well as the terms and conditions of a typical public company transaction if the Board determined to pursue a transaction with JAB Holding. Messrs. Wesley and Kelley provided the Board with a summary of their most recent conversations with representatives of JAB Holding. In addition, Mr. Kelley provided the Board with a summary of his recent conversation with Mr. Kent. During that conversation, Mr. Kent had indicated that he would support a sale of Keurig at a price that fairly valued Keurig. Mr. Leemputte reviewed with the Board ten-year financial projection materials, which were based on the August 2015 financial projections made available to the Board but had been revised to reflect management's preliminary fiscal 2016 budget (which had been presented to the Board in early October 2015) and updated views on Keurig's fiscal 2016 and longer-term financial performance, and the Board accepted the projections as presented. BofA Merrill Lynch and Credit Suisse reviewed with the Board preliminary financial perspectives regarding Keurig's hot business, Keurig's Kold™ business based on different probability scenarios regarding the success of that new business and Keurig on a consolidated basis, as well as preliminary perspectives on JAB Holding and potential alternatives for a return of capital to Keurig's stockholders. The Board authorized a meeting among Messrs. Wesley, Kelley and Kent prior to responding to JAB Holding. In addition, the Board delegated to Messrs. Wesley and Kelley and Ms. Kilsby the authority to finalize and authorize the execution by Keurig of engagement letters with each of BofA Merrill Lynch and Credit Suisse.

        On November 17, 2015, Messrs. Kelley and Wesley met with Mr. Kent and informed Mr. Kent, on a confidential basis, that an unnamed third party had indicated an interest in acquiring Keurig. Messrs. Kelley and Wesley did not disclose the identity of the bidder or details of the indication of interest but noted that (i) the transaction would be at a price that would represent good value for all of Keurig's stockholders, including Atlantic, TCCC's indirect subsidiary, (ii) the bidder was not a party about which TCCC likely would have any concern and (iii) the bidder had indicated multiple times that it would not proceed with a transaction with Keurig if Keurig contacted any third parties in an attempt to generate any competing proposals. Mr. Kent noted that TCCC continued to be supportive of both the hot and Kold™ businesses of Keurig. Mr. Kelley responded that the Board was determined to maximize stockholder value. When asked, Mr. Kent indicated that, if provided with the notice required under the TCCC Agreement, TCCC did not have a current expectation of amending its Schedule 13D filing, although TCCC reserved its right to do so.

        On the morning of November 19, 2015, Mr. Kelley received a call from Mr. Goudet inquiring as to when he should expect a response to JAB Holding's latest indication of interest. Mr. Goudet reiterated that JAB Holding would not reduce its proposed price of $88.00 per share of Keurig common stock, but that due diligence would need to be completed in order for JAB Holding to consider raising its proposed purchase price above $88.00 per share.

        Later that same day, the Board held a special telephonic meeting at which members of senior management and representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin were present. During the meeting, Mr. Kelley summarized his and Mr. Wesley's November 17, 2015 meeting with Mr. Kent and summarized Mr. Kelley's call with Mr. Goudet earlier that day. After discussion, the Board authorized management to explore a potential acquisition by JAB Holding of Keurig, and the Board reaffirmed its authorization of management to negotiate and execute engagement letters with each of BofA Merrill Lynch and Credit Suisse, subject to the approval of the terms by each of Messrs. Wesley and Kelley and Ms. Kilsby. The consensus of the Board was that Keurig would provide JAB Holding with customary public company-type due diligence, and, subject to the execution of a nondisclosure and standstill agreement, the Board authorized the sharing of non-public information with JAB Holding. The Board also requested that management and Keurig's financial advisors provide the Board with financial information regarding alternative standalone scenarios.

        On November 20, 2015, Messrs. Wesley and Kelley and Ms. Kilsby telephoned Messrs. Goudet and Harf and informed them that, although the Board believed JAB Holding's indication of interest to acquire Keurig for $88.00 in cash per share of Keurig common stock undervalued Keurig, Keurig was willing to engage in discussions and provide limited due diligence information, subject to the execution of a standard nondisclosure and standstill agreement, so that JAB Holding could improve its proposal. Messrs. Wesley and Kelley and Ms. Kilsby informed Messrs. Goudet and Harf that Keurig was reasonably confident that if Keurig provided notice to TCCC of Keurig's engagement in discussions with JAB Holding pursuant to the TCCC Agreement, TCCC would not change its Schedule 13D disclosure. Messrs. Wesley, Kelley, Goudet and Harf and Ms. Kilsby then agreed to meet the following week, and JAB Holding representatives agreed to provide a revised indication of interest by November 29, 2015.

        Later that same day, Keurig provided a written notice to TCCC, as required by the TCCC Agreement, to the effect that Keurig had received the proposal for a change-in-control transaction from a third party and intended to provide non-public information and engage in substantive negotiations. The effect of the notice was to free TCCC from certain standstill provisions contained in the TCCC Agreement and allow it to make a public or private offer for Keurig.

        In addition, on November 20, 2015, Mr. Degnan sent to Mr. Joachim Creus, the General Counsel of JAB Holding, and a representative of Weil, Gotshal & Manges LLP, JAB Holding's outside counsel (which we refer to as "Weil Gotshal"), a draft of a non-disclosure and standstill agreement, and representatives of JAB Holding sent Keurig a list of initial due diligence requests.

        From November 20, 2015 through November 22, 2015, Keurig and JAB Holding negotiated a nondisclosure agreement, which was executed on November 23, 2015.

        On November 21, 2015, TCCC responded to the notice Keurig had provided under the TCCC Agreement and stated that TCCC was "evaluating all of its options."

        During the week of November 23, 2015, representatives of Keurig and representatives of JAB Holding and its equity partners held a series of due diligence meetings at the offices of Weil Gotshal in New York, New York.

        On November 25, 2015, Messrs. Wesley, Kelley, Degnan and Leemputte and Ms. Kilsby met with Messrs. Goudet, Harf and Bell to discuss progress to date and to plan the remainder of the week.

        On November 29, 2015, Messrs. Wesley and Kelley and Ms. Kilsby met with Messrs. Goudet, Harf and Bell at the offices of Weil Gotshal in New York, New York. During this meeting, the JAB Holding representatives indicated that JAB Holding was prepared to pay $90.00 to $91.50 in cash per share of Keurig common stock to acquire Keurig. In addition, the representatives of JAB Holding conveyed that, in connection with the higher price, JAB Holding would expect that the merger agreement would contain a no-shop provision and a $500,000,000 termination fee payable by Keurig in certain circumstances. The JAB Holding representatives also stated that they wanted to target December 8, 2015, as the date for announcing the execution of the merger agreement provided that the parties could reach agreement. Lastly, the JAB Holding representatives requested permission to meet with representatives of TCCC prior to signing a transaction.

        Following further discussions between the principals, Messrs. Wesley and Kelley and Ms. Kilsby suggested a range of $91.50 to $92.50 in cash per share of Keurig common stock and a "fair contract" might be acceptable to the Board. Following a recess, JAB Holding's principals indicated that JAB Holding was prepared to pay $92.00 in cash per share of Keurig common stock and would not be able to increase the purchase price any further. In response, Mr. Wesley indicated that the terms would have to be discussed with and approved by the Board and that certain of JAB Holding's requests would need to be negotiated by the parties' respective legal counsel, but that he would recommend the proposed purchase price of $92.00 in cash per share of Keurig common stock and that he would relay to the Board for consideration the other terms of JAB Holding's proposal. The JAB Holding representatives again requested permission to meet with representatives of TCCC prior to signing a transaction (which request was granted by Keurig).

        On November 30, 2015, the Board held a special telephonic meeting at which members of senior management and representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin were present. During the meeting, Mr. Wesley described the meetings between management and representatives of JAB Holding and their respective legal advisors over the preceding week, and Mr. Wesley described the November 29, 2015 meeting among the principals and the course of negotiations. Ms. Kilsby stated that there had been lengthy discussion with JAB Holding and that she believed that they had pushed JAB Holding to its limit with respect to the purchase price. Discussion followed, including a discussion of alternative valuation scenarios for Keurig's Kold™ business.

        Also on November 30, 2015, Weil Gotshal sent Sidley Austin an initial draft of the merger agreement, which contained a no-shop provision, a $500,000,000 termination fee payable by Keurig in certain circumstances and a force-the-vote provision, which did not provide Keurig a right to terminate the merger agreement in connection with a superior proposal. The parties and their respective legal counsel negotiated the terms of the merger agreement over the next several days.

        On December 1, 2015, Mr. Kelley received a call from Mr. Kent, who indicated that, at the request of Mr. Goudet, he had a scheduled meeting with Mr. Goudet on December 4, 2015. Mr. Kent inquired as to the status of the proposed transaction, and Mr. Kelley responded that discussions were continuing but that he could not provide any details regarding those discussions.

        Later that same day, the Board held a special telephonic meeting at which members of senior management and representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin were present.

Mr. Kelley informed the Board of the call he had received from Mr. Kent and contact with JAB Holding. Mr. Kelley and Mr. Leemputte reviewed with the Board the materials that had been presented to JAB Holding in a management presentation during the prior week's due diligence meetings, and the Board noted that all materials either previously had been presented to the Board or were materially consistent with those previously presented to the Board. Mr. Leemputte, together with BofA Merrill Lynch and Credit Suisse, then reviewed alternative standalone scenarios for Keurig as requested by the Board on November 19, 2015. The Board then focused on the probability weighting used in connection with scenarios regarding Keurig's Kold™ business. Management recommended a 50% probability weighting for Keurig's Kold™ business in the fiscal year ending September 25, 2021 and subsequent fiscal years as an appropriate adjustment given the risks associated with the launch of the new platform. The 50% probability-weighted scenario was also deemed by senior management to be appropriate to adjust for the application of Keurig's discount rate (9% to 11%) in calculating the discounted cash flow valuation of the Kold™ business, which was essentially a start-up business (and, thus, would normally be ascribed a much higher discount rate). The Board agreed with management's recommendation and directed BofA Merrill Lynch and Credit Suisse to use the 50% probability weighting for Keurig's Kold™ business as discussed in connection with their respective financial analyses and opinions.

        Mr. Degnan provided an update on the conversations regarding the merger agreement and the conversations to date with representatives of Weil Gotshal. A Sidley Austin representative then led the Board through a summary of certain key transaction terms as presented by JAB Holding and discussed potential alternative responses. A representative of Sidley Austin and Mr. Wesley also discussed the proposed $500,000,000 termination fee payable by Keurig in certain circumstances and the force-the-vote provision, which did not provide Keurig a right to terminate the merger agreement in connection with a superior proposal. After discussion, the Board agreed that Keurig should propose $400,000,000 as an alternative to the $500,000,000 termination fee and a fiduciary out provision, which would provide Keurig a right to terminate the merger agreement in connection with a superior proposal, as an alternative to the force-the-vote provision. The Board also agreed with the recommendations of the legal advisors as to responses with respect to the other key transaction terms.

        After discussion, it was the consensus of the Board (i) to proceed with continued negotiations on transaction terms with JAB Holding, (ii) not to make a counterproposal on the price per share of Keurig common stock and (iii) to continue with the single bidder strategy. The Board considered a number of factors when determining to continue with the single bidder strategy, including JAB Holding's communication that if Keurig were to contact other potential bidders JAB Holding would withdraw from the negotiation, the opportunity for a post-signing market check of significant duration given the timing requirements of the proposed deal structure, mitigation of the risks of a leak concerning the possible transaction and the attractiveness of the price and premium proposed by JAB Holding.

        On December 4, 2015, the Board held a special telephonic meeting at which members of senior management and representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin were present. A representative of Sidley Austin reviewed with the Board a summary of issues on the merger agreement based on JAB Holding's draft received on December 3, 2015, highlighting various issues and proposed responses thereto. Following discussion, it was the consensus of the Board that Keurig should revert to JAB Holding with the proposed responses recommended by management and counsel.

        On December 4, 2015, representatives of JAB Holding met with representatives of TCCC. During the meeting, the JAB Holding representatives informed the TCCC representatives that JAB Holding was prepared to pay $92.00 in cash per share of Keurig common stock to acquire Keurig. In addition, the JAB Holding representatives offered TCCC the opportunity to rollover TCCC's equity in Keurig and asked the TCCC representatives to execute a voting agreement in connection with the proposed transaction. Following the meeting, the representatives of JAB Holding informed Mr. Kelley of the meeting and that the TCCC representatives had declined the rollover opportunity but that TCCC was willing to make a public statement in support of the transaction. Mr. Kelley apprised the Board of these developments during the December 6, 2015 Board meeting.

        On December 5, 2015, representatives of JAB Holding informed Mr. Kelley by phone that JAB Holding was interested in accelerating to December 7, 2015 the date for announcing the execution of the merger agreement provided that the parties could reach agreement on the merger agreement in time to accommodate the desired revised announcement schedule.

        On December 6, 2015, Mr. Bell provided Mr. Kelley with information regarding Acorn's debt financing sources and equity financing sources.

        Later that same day, the Board held a special in-person meeting at which members of senior management and representatives of BofA Merrill Lynch, Credit Suisse and Sidley Austin were present. A Sidley Austin representative again discussed with the Board its fiduciary duties in the context of considering a potential sale of Keurig. In addition, the Board accepted updated information regarding the material relationships of BofA Merrill Lynch and Credit Suisse, which had been provided to the Board in advance of the meeting and an earlier version of which had been provided to Keurig in November 2015. The updated information included the matters described in the sections of this proxy statement entitled "—Opinions of Our Financial Advisors—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated—Miscellaneous," beginning on page 51, and "—Opinions of Our Financial Advisors—Opinion of Credit Suisse Securities (USA) LLC—Miscellaneous," beginning on page 61. After a review of this information and the fee arrangements and other terms of BofA Merrill Lynch's and Credit Suisse's engagements, the Board ratified the engagement of each of BofA Merrill Lynch and Credit Suisse.

        Also at this meeting, the Board reaffirmed its direction to the financial advisors to apply, as recommended by management, a 50% probability weighting for the Kold™ business in the fiscal year ending September 25, 2021 and subsequent fiscal years. BofA Merrill Lynch and Credit Suisse then reviewed with the Board their respective financial analyses of the per share merger consideration, and each separately rendered an oral opinion, confirmed by delivery of a written opinion dated December 6, 2015, to the Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the per share merger consideration to be received by holders of Keurig common stock (other than, to the extent applicable, Acorn, Sub, JAB, JAB Holding, Mondelēz and their respective affiliates) was fair, from a financial point of view, to such holders.

        A Sidley Austin representative then reviewed the terms of the merger agreement with the Board, noting the remaining open issues. The most significant open issue was the size of the termination fee. JAB Holding had insisted on a $500,000,000 termination fee (approximately 3.6% of the equity value) payable by Keurig in certain circumstances, asserting that such termination fee had been a part of the incentive for JAB Holding to raise its proposal to $92.00 per share of Keurig common stock. In contrast, Keurig had consistently sought a reduction of the termination fee to $400,000,000 (just below 3.0% of the equity value). After discussion, the Board accepted the recommendations, and the meeting recessed briefly to allow Keurig's legal counsel to contact Weil Gotshal representatives with respect to the open items. While the Board was in executive session, representatives of Weil Gotshal contacted Sidley Austin representatives to inform them that JAB Holding had agreed to reduce the termination fee to $475,000,000 (approximately 3.4% of the equity value). This was conveyed to the Board during the executive session. At the end of the executive session, the Board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        During the evening of December 6, 2015, following the delivery by JAB Holding to Keurig of a copy of the executed original debt commitment letter and a redacted copy of an executed fee letter relating thereto, the parties executed the merger agreement.

        On December 7, 2015, before the opening of trading on NASDAQ, Keurig and JAB Holding issued a joint press release announcing the execution of the merger agreement.

Recommendation of the Board

        At the special meeting of the Board on December 6, 2015, after careful consideration, including detailed discussions with Keurig's management and its legal and financial advisors, the Board unanimously:

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  adopted and declared advisable the merger agreement and the merger and the consummation by Keurig of the transactions contemplated by the merger agreement, including the merger;

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  authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Keurig of the transactions contemplated by the merger agreement, including the merger;

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  determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Keurig and its stockholders;

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  directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Keurig stockholders; and

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  recommended that Keurig stockholders vote for the adoption of the merger agreement.

Reasons for Recommending the Adoption of the Merger Agreement

        In evaluating the merger agreement and the transactions contemplated thereby, including the merger, the Board consulted with Keurig's senior management team and outside legal and financial advisors and considered and evaluated a variety of factors. Such consideration and evaluation occurred over the course of six weeks and seven meetings of the Board since the Board received JAB Holding's initial unsolicited proposal to acquire Keurig on October 15, 2015, including the following factors, which the Board believed supported its unanimous determination to approve the terms of the merger and its unanimous recommendation that holders of Keurig common stock vote in favor of the adoption of the merger agreement:

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  Merger Consideration.  The Board considered that the merger consideration represented:

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  a 78% premium over the per share closing price of Keurig common stock on December 4, 2015 (the last trading day prior to the Board's approval of the merger agreement);

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  a 73% premium over the average per share closing price of Keurig common stock reported for the 90-day period including and prior to December 4, 2015;

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  an implied enterprise value for Keurig of $14.3 billion, which represents multiples of 12.9x and 13.8x of Keurig's earnings before interest, taxes, depreciation and amortization before one-time charges/gains and stock-based compensation expense for the fiscal years ended September 26, 2015 and the projected fiscal year ended September 25, 2016, respectively; and

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  a price per share of Keurig common stock that was unlikely to be achieved in the near future given the significant ongoing investments Keurig planned to make in its Kold™ beverage platform, uncertainties related to the returns on such investments and recent and near-to intermediate-term challenges in Keurig's hot platform with respect to both brewers and pods.

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  Course of Negotiations.  The Board considered the fact that the merger consideration to be paid pursuant to the merger agreement was the result of arms'-length negotiations, including multiple price increases by JAB Holding from its initial proposal on October 15, 2015 of $85.00 per share, and the Board's belief that the merger consideration of $92.00 per share represents JAB Holding's best and final offer.

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  Prospects of Keurig.  The Board considered Keurig's financial projections and the risks associated with Keurig's ability to meet such projections. Among the potential risks identified by the Board were the challenging near-to intermediate-term operating environment for Keurig's hot business, including recent weakness in brewer sales and a challenging competitive environment for pods with increased third party and partner brand competition, execution risk relating to Keurig's planned launch of its next generation hot appliance, Keurig's ability to decrease the cost of manufacturing the current hot brewers, the significant investment required to continue to develop and launch the Kold™ beverage system and the risks associated with that launch and other risks and uncertainties described in Keurig's SEC filings.

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  Potential Strategic Alternatives.  The Board considered other potential strategic alternatives available to Keurig, including alternative standalone operating strategies and potential strategic partnerships, in each case, considering the potential stockholder value that might result from such alternatives, as well as the feasibility of such alternatives and the risks and uncertainties associated with pursuing such alternatives.

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  Other Potentially Interested Parties.  The Board considered its belief that JAB Holding credibly stated that it would rescind any proposal if Keurig contacted any third parties in an attempt to generate competing proposals. The Board also considered its belief, based on, among other things, its familiarity with Keurig's business, that other potentially interested parties would not likely consummate a transaction at a price higher than the merger consideration and provide similar value certainty, but that such other potentially interested parties would be able to submit a competing proposal, if they so desired, during the significant period between the announcement of the execution of the merger agreement and the stockholder vote to approve the merger. The Board also considered the fact that (i) pursuant to the requirements of the TCCC Agreement, Keurig had provided written notice to TCCC on November 20, 2015 that Keurig had received a proposal for a change-in-control transaction from a third party and that Keurig intended to provide such third party with non-public information and engage in substantive negotiations, (ii) as a result of such written notice, TCCC would be permitted, under certain exceptions to its standstill restrictions, to make a public or private offer for Keurig and (iii) TCCC had made no such offer, had not requested non-public information or taken any other steps that would have been consistent with an intention to make such an offer.

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  Cash Consideration; Certainty of Value.  The Board considered the fact that the merger consideration is a fixed cash amount providing Keurig's stockholders with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks and uncertainty that would be inherent in remaining a standalone company or pursuing a transaction in which all or a portion of the consideration would be payable in stock.

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  No Financing Condition.  The Board considered that the merger is not subject to a financing condition and, in particular, that Sub had obtained a financing commitment from each of the Commitment Parties to provide an aggregate of $6.4 billion of funding for the transaction and had represented that it has and will have sufficient cash funds for the remaining amount payable in connection with the transactions contemplated by the merger agreement and any obligations of the surviving corporation or its subsidiaries that become payable in connection with or as a result of such transactions.

  •
  Guarantee.  The Board considered the fact that JAB had irrevocably and unconditionally guaranteed the payment and performance by Acorn and Sub of all of Acorn's and Sub's covenants and obligations under the merger agreement.

  •
  Limited Antitrust Risk.  The Board considered that there are limited antitrust impediments to the consummation of the merger and that Acorn had committed to use its reasonable best efforts to obtain regulatory clearances, without any limitations.

  •
  Opinions of Keurig's Financial Advisors.  The Board considered the financial presentation and separate opinions, dated December 6, 2015, of BofA Merrill Lynch and Credit Suisse to the Board as to the fairness, from a financial point of view and as of such date, of the per share merger consideration to be received by holders of Keurig common stock (other than, to the extent applicable, Acorn, Sub, JAB, JAB Holding, Mondelēz and their respective affiliates), which opinions were based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in the sections entitled "—Opinions of Our Financial Advisors—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated" and "—Opinions of Our Financial Advisors—Opinion of Credit Suisse Securities (USA) LLC."

  •
  Ability of JAB Holding to Consummate the Merger.  The Board considered the proven ability of JAB Holding and its affiliates to complete acquisition transactions on agreed upon terms, including recent acquisitions of D.E. Master Blenders 1753 B.V., Mondelēz's coffee business, Caribou Coffee Company and Peet's Coffee & Tea, Inc. by affiliates of JAB Holding.

  •
  The Merger Agreement.  The Board considered the general terms and conditions of the merger agreement, including:

  •
  the parties' representations, warranties and covenants;

  •
  Keurig's ability, under certain circumstances, to furnish information to and conduct negotiations with a third party that has made an acquisition proposal (as defined in the merger agreement and described under "The Agreement and Plan of Merger—Restrictions on Solicitations of Competing Proposals"), if (i) the Board determines in good faith, after consultation with Keurig's outside counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Board's fiduciary duties under Delaware law and (ii) the Board determines in good faith, after consultation with Keurig's outside counsel and financial advisors, that such acquisition proposal either constitutes a superior proposal (as defined in the merger agreement and described under "The Agreement and Plan of Merger—Restriction on Solicitation of Competing Proposals") or could reasonably be expected to result in a superior proposal;

  •
  the fact that, in certain circumstances, the Board is permitted to change its recommendation that Keurig's stockholders adopt the merger agreement and terminate the merger agreement to enter into an agreement with respect to a superior proposal, subject to the payment to Acorn of a termination fee of $475,000,000 in connection with the termination of the merger agreement; and

  •
  the Board's belief, after consulting with Keurig's outside advisors, that Keurig's obligation to pay Acorn a termination fee of $475,000,000, or approximately 3.4% of the aggregate equity value of the transaction, if the merger agreement is terminated under certain circumstances, and Acorn's matching rights were reasonable and would not discourage other potential acquirors from making an alternative proposal to acquire Keurig.

  •
  Conditions to the Consummation of the Merger.  The Board considered the conditions to the consummation of the merger and the likelihood of closing and noted the fact that no third-party consents and only two regulatory approvals are required to consummate the merger and the expectation that such approvals will be obtained.

  •
  Structure; Company Stockholder Adoption.  The Board considered that the structure of the transaction as a merger will result in detailed public disclosure and ample time prior to consummation of the merger during which an unsolicited superior proposal could be submitted. Completion of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Keurig common stock.

  •
  Timing of Completion.  The Board considered the anticipated timing of the consummation of the transactions contemplated by the merger agreement and the structure of the transaction as a merger and concluded that the merger could be completed in a reasonable timeframe and in an orderly manner. The Board also considered that the potential for closing the merger in a reasonable timeframe could reduce the period during which Keurig's business would be subject to the potential uncertainty of closing and related disruption.

  •
  Specific Performance Right.  The Board considered the fact that if Acorn or Sub fails, or threatens to fail, to satisfy its obligations under the merger agreement, Keurig is entitled to specifically enforce the merger agreement, in addition to any other remedies to which Keurig may be entitled.

  •
  Availability of Appraisal Rights.  The Board considered the availability of appraisal rights under Delaware law to Keurig's stockholders who do not vote in favor of the adoption of the merger agreement and who otherwise comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have the Court of Chancery of the State of Delaware determine the fair value of their shares of Keurig common stock, which may be more than, less than or the same as the amount such stockholders would have received under the merger agreement.

        In the course of its deliberations, the Board also considered certain risks and other potentially negative factors concerning the transactions contemplated by the merger agreement, including:

  •
  the fact that, following the merger, Keurig will no longer exist as an independent public company and Keurig's existing stockholders will not participate in Keurig's or Acorn's future earnings or growth or benefit from any synergies resulting from the consummation of the transactions contemplated by the merger agreement;

  •
  the fact that the merger consideration represents a discount of 34% to the per share closing price of Keurig common stock on December 22, 2014, which was the highest per share closing price over the 52-week period ended December 4, 2015;

  •
  the fact that Keurig had not engaged in a competitive bid process or other broad solicitation of interest; the Board noted that its decision not to engage in a competitive bid process was informed by (i) the price and premium proposed by JAB Holding, (ii) the fact that, in the Board's view, JAB Holding had credibly stated that it would rescind any proposal if Keurig contacted any third parties in an attempt to generate competing proposals, (iii) the Board's concern regarding increased risk of leaks if Keurig contacted third parties regarding a potential transaction and (iv) the fact that, because the transaction is structured as a merger, potentially interested parties could submit a superior proposal during the significant period of time between the announcement of the execution of the merger agreement and the stockholder vote to approve the merger;

  •
  the fact that the merger agreement precludes Keurig from actively soliciting alternative proposals;

  •
  the fact that the merger might not be consummated in a timely manner or at all, as a result of a failure to satisfy certain conditions, including the approval by Keurig's stockholders and the condition requiring the expiration or termination of the waiting period (or any extensions thereof) under the HSR Act and the Competition Act;

  •
  the restrictions on the conduct of Keurig's business prior to the consummation of the merger, which may delay or prevent Keurig from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations of Keurig;

  •
  the fact that, for U.S. federal income tax purposes, the merger consideration will be taxable to Keurig's stockholders who are entitled to receive such consideration;

  •
  the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the transactions contemplated by the merger agreement, which may disrupt Keurig's business operations;

  •
  the risks and contingencies related to the announcement and pendency of the transactions contemplated by the merger agreement, including the impact on Keurig's employees and its relationships with existing and prospective brand partners, customers, suppliers and other third parties; and

  •
  the fact that Keurig's directors and executive officers may receive certain benefits that are different from, and in addition to, those of Keurig's stockholders (See "The Merger—Interests of Directors and Executive Officers in the Merger").

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented, including the factors described above.

Forward-Looking Financial Information

        Given the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, Keurig does not as a matter of general practice publicly disclose detailed projections as to its anticipated financial position or results of operations, other than providing, from time to time, estimated ranges for the then-current fiscal year of certain expected financial results in its regular earnings press releases and other investor materials.

        In connection with the evaluation of a possible transaction, Keurig's management prepared and provided to the Board forward-looking financial information for fiscal years 2016 through 2025 (which we refer to as the "financial projections"), which are summarized below. The financial projections were also provided to BofA Merrill Lynch and Credit Suisse for their use and reliance in connection with their respective financial analyses and opinions.

        In connection with JAB Holding's due diligence investigation, Keurig made available to JAB the following information that was included in the financial projections:

  •
  revenue projections with respect to each of the hot North America business, the Kold™ North America business and certain future product platforms for fiscal years 2016 through 2025 and revenue projections with respect to international expansion for fiscal years 2016 through 2020 and 2025;

  •
  total revenue projections on a consolidated basis for fiscal years 2016 through 2020 and 2025;

  •
  Adjusted EBITDA projections with respect to each of the hot North America business and the Kold™ North America business (excluding certain future product platforms) for fiscal years 2016 through 2025 and Adjusted EBITDA projections with respect to international expansion and certain future product platforms for fiscal years 2016 through 2020 and 2025;

  •
  total Adjusted EBITDA projections on a consolidated basis for fiscal years 2016 through 2020 and 2025;

  •
  total consolidated capital expenditure projections for fiscal years 2016 through 2025 and capital expenditure projections with respect to each of the hot North America business, the Kold™ North America business (excluding certain future product platforms), international expansion and certain future product platforms for fiscal years 2016 through 2020 and 2025; and

  •
  total consolidated free cash flow projections (defined as Adjusted EBITDA less capital expenditures) for fiscal years 2016 through 2025.

        None of the financial projections were intended for public disclosure. A summary of the financial projections is included in this proxy statement only because the financial projections were made available to the Board and Keurig's financial advisors and because portions of the projections were also made available to JAB Holding.

        The financial projections are unaudited and were not prepared with a view toward public disclosure or compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles as applied in the U.S. (which we refer to as "GAAP") or the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures. Neither Keurig's independent public accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by Keurig that the information is material.

        In the view of Keurig's management, the financial projections were prepared on a reasonable basis reflecting management's best available estimates and judgments regarding Keurig's future financial performance. The financial projections are not facts and should not be relied upon as indicative of actual future results. You are cautioned not to place undue reliance on the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of Keurig, JAB Holding or any of their respective affiliates, advisors or other representatives assumes any responsibility for the ultimate performance of Keurig relative to the financial projections. Neither Keurig nor any of its affiliates has or intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them change (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

        The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in Keurig's businesses or their prospects, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial projections will be achieved.

        Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple fiscal years, and such information by its nature becomes less predictive with each succeeding fiscal year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause Keurig's future financial results to materially vary from the projected results summarized below, see the section entitled "Cautionary Statement Regarding Forward-Looking Statements." Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. No representation is made by Keurig or its affiliates or advisors or any other person to any Keurig stockholder or any other person regarding the actual performance of Keurig compared to the results included in the financial projections.

        The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Keurig contained in Keurig's public filings with the SEC. For a more detailed description of the information available, see the section entitled "Where You Can Find More Information." The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the effect of the merger or the failure of the merger to be consummated and should not be viewed in that context.

        The financial projections reflect various estimates, assumptions and methodologies of Keurig, all of which are difficult to predict and many of which are beyond Keurig's control, including the following assumptions:

  Hot:

  •
  Revenue for the hot business grows at a compound average growth rate (which we refer to as the "CAGR") of 6% over the ten-year period;

  •
  The CAGR for the North America hot business (U.S. and Canada) is approximately 4% over the ten-year period, with growth from international markets making up the remainder of total growth;

  •
  International markets generate Adjusted EBITDA losses through fiscal year 2019 from infrastructure investments;

  •
  Adjusted EBITDA projections include the benefits of Keurig's previously publicly announced three-year productivity program with total annual savings of $300 million by fiscal year 2018;

  •
  Total Adjusted EBITDA margins for the global hot business average 24.6% over the ten-year period driven by productivity benefits and slight operating expense leverage in North America, offset by investment and lower profitability in international markets; and

  •
  Capital expenditures average 3% of revenue through fiscal year 2020 and 2.5% for the remainder of the ten-year period.

  Kold™:

  •
  The limited North America launch for Kold™ commences in fiscal year 2016, with Kold™ international launching in 2018;

  •
  Sales for drinkmakers grow in fiscal year 2017 and 2018 as costs for the appliance decline;

  •
  Adjusted EBITDA losses continue through fiscal year 2018, with an expanded installed base and scale manufacturing for pods driving overall system profitability thereafter;

  •
  Profitability improves as drinkmaker costs decline, the installed base and pod volume continue to grow, manufacturing efficiencies are realized and the system expands into more beverage categories; and

  •
  Capital expenditures vary significantly by year as product scale requires additional manufacturing investment and production line expansion.

        Management recommended, and the Board agreed with and approved the recommendation, that a 50% probability weighting be applied to Kold's™ unlevered free cash flow for the fiscal years 2021 through 2025 given the risks associated with the launch of the new platform. The table under "—Financial Projections" below shows Kold's™ unlevered free cash flow at both 100% and 50% probability weightings.

  Financial Projections

        The following table summarizes the financial projections for the fiscal years ending September of each fiscal year indicated below, and also includes, for illustrative purposes only, Total Revenue at 50% probability and Total Adjusted EBITDA at 50% probability notwithstanding the fact that such items were not expressly provided to the Board, BofA Merrill Lynch, Credit Suisse or JAB Holding in the format below:

($ in millions)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Hot Revenue	$4,520	$4,753	$5,143	$5,470	$5,819	$6,176	$6,553	$6,934	$7,292	$7,644
Kold™ Revenue(1)	47	205	892	1,991	3,929	5,289	6,960	8,279	9,194	9,826

Total Revenue	4,566	4,958	6,035	7,460	9,749	11,465	13,513	15,213	16,486	17,469
Hot Adjusted EBITDA(2)	1,160	1,156	1,239	1,332	1,413	1,518	1,607	1,704	1,801	1,894
Kold™ Adjusted EBITDA(1)(2)	(120)	(121)	(116)	173	613	970	1,382	1,756	1,961	2,066
Unallocated R&D(3)	—	(10)	(30)	(37)	(49)	(57)	(68)	(76)	(82)	(87)

Total Adjusted EBITDA(1)(2)	1,039	1,026	1,093	1,467	1,977	2,431	2,921	3,384	3,679	3,873
Hot Capital Expenditures	(133)	(142)	(155)	(166)	(179)	(174)	(168)	(175)	(176)	(167)
Kold™ Capital Expenditures(1)	(100)	(94)	(324)	(552)	(420)	(458)	(324)	(170)	(130)	(295)

Total Capital Expenditures	(233)	(236)	(479)	(718)	(599)	(632)	(493)	(344)	(306)	(462)
Hot Unlevered Free Cash Flow(4)	643	648	706	736	770	839	899	960	1,026	1,111
Kold™ Unlevered Free Cash Flow at 100% probability(1)(4)	(197)	(256)	(549)	(627)	(239)	138	565	1,067	1,325	1,244
Unallocated R&D Unlevered Free Cash Flow(4)	—	(6)	(20)	(24)	(32)	(37)	(44)	(49)	(54)	(57)

Total Unlevered Free Cash Flow at 100% probability(4)	446	385	138	85	500	939	1,420	1,977	2,297	2,298
Total Revenue at 50% probability(5)	4,566	4,958	6,035	7,460	9,749	8,821	10,033	11,074	11,889	12,557
Total Adjusted EBITDA at 50% probability(6)	1,039	1,026	1,093	1,467	1,977	1,946	2,230	2,506	2,699	2,840
Kold™ Unlevered Free Cash Flow at 50% probability(4)(7)	(197)	(256)	(549)	(627)	(239)	69	283	534	662	622

Total Unlevered Free Cash Flow at 50% probability(4)(7)	446	385	138	85	500	871	1,138	1,444	1,635	1,676

(1)
Kold™ revenue, Adjusted EBITDA and capital expenditures are shown at 100% of management estimates and, thus, were not adjusted to reflect estimated probability of product line success.

(2)
Adjusted EBITDA represents estimated earnings before interest, taxes, depreciation and amortization and also excludes SEC and antitrust legal fees, restructuring costs, non-cash stock-based compensation and other non-recurring items, as applicable. Stock-based compensation was projected to be $49 million in fiscal year 2016, increasing to $114 million in fiscal year 2025.

(3)
Unallocated R&D represents expenses for future product development that benefits the business.

(4)
Unlevered free cash flow represents tax-effected EBIT (defined as EBITDA less depreciation and amortization), plus depreciation and amortization, less capital expenditures and change in net working capital.

(5)
Provided for illustrative purposes only; not expressly provided to the Board, BofA Merrill Lynch, Credit Suisse or JAB Holding. Reflects a 50% probability-weighting to management estimates of Kold™ revenue for fiscal years 2021 through 2025 to reflect probability of product line success.

(6)
Provided for illustrative purposes only; not expressly provided to the Board, BofA Merrill Lynch, Credit Suisse or JAB Holding. Reflects a 50% probability-weighting to management estimates of Kold™ Adjusted EBITDA for fiscal years 2021 through 2025 to reflect probability of product line success.

(7)
Reflects a 50% probability-weighting to management estimates of Kold™ unlevered free cash flow for fiscal years 2021 through 2025 to reflect probability of product line success.

KEURIG DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN THEY WERE PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Opinions of Our Financial Advisors

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

        Keurig has engaged BofA Merrill Lynch as a financial advisor in connection with the proposed merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Keurig selected BofA Merrill Lynch to act as a financial advisor in connection with the proposed merger on the basis of BofA Merrill Lynch's experience in similar transactions, its reputation in the investment community and its familiarity with Keurig and its business.

        At a December 6, 2015 meeting of the Board held to evaluate the merger, BofA Merrill Lynch rendered an oral opinion, confirmed by delivery of a written opinion dated December 6, 2015, to the Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken described in the opinion, the per share merger consideration to be received by holders of Keurig common stock (other than, to the extent applicable, Acorn, Sub, JAB, JAB Holding, Mondelēz and their respective affiliates) was fair, from a financial point of view, to such holders.

        The full text of BofA Merrill Lynch's written opinion, dated December 6, 2015, is attached to this proxy statement as Annex B and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BofA Merrill Lynch in rendering its opinion. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the per share merger consideration from a financial point of view. BofA Merrill Lynch's opinion did not address any other aspect or implication of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Keurig or in which Keurig might engage or as to the underlying business decision of Keurig to proceed with or effect the merger. BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any other matter.

        In connection with its opinion, BofA Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to Keurig;

  •
  reviewed certain internal financial and operating information with respect to the businesses, operations and prospects of Keurig furnished to or discussed with BofA Merrill Lynch by the management of Keurig, including certain financial forecasts relating to Keurig prepared by the management of Keurig (such forecasts, the "Keurig Forecasts") and such management's probability assessments, as approved by the Board, as to the achievability of the Keurig Forecasts;

  •
  discussed the past and current businesses, operations, financial condition and prospects of Keurig with members of the senior management of Keurig;

  •
  reviewed the trading history for Keurig common stock;

  •
  compared certain financial and stock market information of Keurig with similar information of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

  •
  reviewed an execution version, provided to BofA Merrill Lynch on December 6, 2015, of the merger agreement; and

  •
  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of the management of Keurig that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. As the Board was aware, BofA Merrill Lynch was advised by the management of Keurig that, in its view (as approved by the Board), there was a 50% probability of Keurig achieving the Keurig Forecasts relating to the Keurig® Kold™ beverage system business during Keurig's fiscal year 2021E and subsequent fiscal years and, accordingly, at the Board's direction, BofA Merrill Lynch assumed such 50% probability for purposes of its analyses and opinion. With respect to the Keurig Forecasts that BofA Merrill Lynch was directed to utilize, BofA Merrill Lynch was advised by Keurig, and BofA Merrill Lynch assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Keurig as to the future financial performance of Keurig (including with respect to the achievability thereof) and the other matters covered thereby. At Keurig's direction, BofA Merrill Lynch relied upon the assessments of the management of Keurig as to, among other things, (i) the potential impact on Keurig of certain market, competitive and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the coffee and beverage and beverage system industries, including with respect to future commodity and raw materials prices, which prices are subject to significant volatility and, if different than as assumed by Keurig management, could have had a meaningful impact on BofA Merrill Lynch's analyses and opinion, (ii) the technology and intellectual property relating to Keurig's brewing and beverage systems, including with respect to the Keurig® Kold™ beverage system business and the timing and successful commercialization of such business, and (iii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, customers, suppliers and other commercial relationships of Keurig. BofA Merrill Lynch assumed, with Keurig's consent, that any developments with respect to any such matters would not be meaningful in any respect to BofA Merrill Lynch's analyses or opinion. BofA Merrill Lynch also assumed that any currency or exchange rate fluctuations associated with Keurig's businesses would not be meaningful in any respect to its analyses or opinion.

        BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Keurig or any other entity, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of Keurig or any other entity. BofA Merrill Lynch also did not evaluate the solvency or fair value of Keurig or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at Keurig's direction, that the merger would be consummated in accordance with its terms and in compliance with all applicable laws, relevant documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Keurig or the merger or that otherwise would be meaningful in any respect to BofA Merrill Lynch's analyses or opinion. BofA Merrill Lynch also assumed, at Keurig's direction, that the final executed merger agreement would not differ in any material respect from the execution version of the merger agreement reviewed by BofA Merrill Lynch.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the per share merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger or any arrangements, agreements or understandings entered into in connection with or related to the merger or otherwise. In connection with its engagement, BofA Merrill Lynch was not requested to, and it did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Keurig or any alternative transaction. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the per share merger consideration to be received by holders of Keurig common stock (other than, to the extent applicable, Acorn, Sub, JAB, JAB Holding, Mondelēz and their respective affiliates), without regard to individual circumstances of specific holders of, or any rights, preferences, restrictions or limitations that may be attributable to, shares of Keurig common stock or other securities of Keurig, and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, BofA Merrill Lynch expressed no opinion or view with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors, employees or stockholders of any party to the merger or any related entities, or class of such persons, relative to the per share merger consideration or otherwise. BofA Merrill Lynch also expressed no view or opinion with respect to, and BofA Merrill Lynch relied with the consent of Keurig upon the assessments of Keurig and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Keurig and related entities and the merger as to which BofA Merrill Lynch understood that Keurig obtained such advice as it deemed necessary from qualified professionals.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. Although subsequent developments may affect BofA Merrill Lynch's opinion, BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by BofA Merrill Lynch's Americas Fairness Opinion Review Committee. Except as described in this summary, Keurig imposed no other instructions or limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        The following is a summary of the material financial analyses provided by BofA Merrill Lynch to the Board in connection with BofA Merrill Lynch's opinion, dated December 6, 2015. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. Implied per share equity value reference ranges derived for Keurig from the analyses described below generally were rounded to the nearest $0.25. For purposes of the analyses described below, (i) net debt of Keurig was as of September 30, 2015 as provided by

Keurig management and as reflected in Keurig's public filings, (ii) Keurig's estimated earnings before interest, taxes, depreciation and amortization excluded legal fees, restructuring costs, stock-based compensation and other non-recurring items, as applicable (which we refer to generally as "Adjusted EBITDA"), and (iii) non-GAAP earnings per share excluded legal fees, amortization of intangibles, restructuring costs and other one-time items, as applicable (which we refer to generally as "non-GAAP EPS").

        Selected Public Companies Analysis.    BofA Merrill Lynch reviewed publicly available financial and stock market information of Keurig and the following 17 selected companies that BofA Merrill Lynch in its professional judgment viewed as generally relevant as publicly traded companies with operations in the industries in which Keurig operates, consisting of eight selected publicly traded companies with operations in the packaged food industry (which we refer to as the "selected packaged food companies"), five selected publicly traded companies with operations in the cold beverages industry (which we refer to as the "selected cold beverages companies"), and four selected publicly traded companies with operations in the coffee industry (which we refer to as the "selected coffee companies" and, together with the selected packaged food companies and the selected cold beverages companies, the "selected companies"):

Selected Packaged Food Companies	Selected Coffee Companies
• Hormel Foods Corporation	• Dunkin' Brands Group, Inc.
• McCormick & Company, Incorporated	• Nestlé S.A.
• Mead Johnson Nutrition Company	• Starbucks Corporation
• Pinnacle Foods Inc.	• The J. M. Smucker Company
• Post Holdings, Inc.
• The Hain Celestial Group, Inc.
• The WhiteWave Foods Company
• TreeHouse Foods, Inc.

Selected Cold Beverages Companies
• Dr Pepper Snapple Group, Inc.
• Monster Beverage Corporation
• PepsiCo, Inc.
• SodaStream International Ltd.
• The Coca-Cola Company

        BofA Merrill Lynch reviewed, among other information, fully-diluted equity values based on closing stock prices on December 4, 2015, plus debt and minority interests (as applicable) and less cash and cash equivalents (as applicable and excluding, in the case of Keurig, escrowed amounts in connection with Keurig's publicly announced acquisition of MDS Global Holding plc), as a multiple of calendar year 2016 estimated earnings before interest, taxes, depreciation and amortization and other adjustments (which we refer to generally as "EBITDA"). BofA Merrill Lynch also reviewed equity values, based on closing stock prices on December 4, 2015, as a multiple of calendar year 2016 estimated earnings per share (which we refer to generally as "EPS"). The overall low to high calendar year 2016 estimated EBITDA multiples observed for the selected companies were 7.4x to 24.0x, with overall low to high calendar year 2016 estimated EBITDA multiples observed for the selected packaged food companies, the selected cold beverages companies and the selected coffee companies as follows:

  •
  selected packaged food companies: low to high calendar year 2016 estimated EBITDA multiples of 10.6x to 16.3x (with a median of 13.9x);

  •
  selected cold beverages companies: low to high calendar year 2016 estimated EBITDA multiples of 7.4x to 24.0x (with a median of 13.2x); and

  •
  selected coffee companies: low to high calendar year 2016 estimated EBITDA multiples of 11.8x to 17.3x (with a median of 13.2x).

        The overall low to high calendar year 2016 estimated EPS multiples observed for the selected companies were 15.1x to 41.2x, with overall low to high calendar year 2016 estimated EPS multiples observed for the selected packaged food companies, the selected cold beverages companies and the selected coffee companies as follows:

  •
  selected packaged food companies: low to high calendar year 2016 estimated EPS multiples of 17.3x to 41.2x (with a median of 24.6x);

  •
  selected cold beverages companies: low to high calendar year 2016 estimated EPS multiples of 15.1x to 39.3x (with a median of 21.0x); and

  •
  selected coffee companies: low to high calendar year 2016 estimated EPS multiples of 18.9x to 31.4x (with a median of 20.6x).

        BofA Merrill Lynch noted that the calendar year 2016 estimated Adjusted EBITDA multiples observed for Keurig, based on the Keurig Forecasts and publicly available research analysts' estimates (as calendarized), were 7.9x and 7.8x, respectively. BofA Merrill Lynch also noted that the calendar year 2016 estimated non-GAAP EPS multiples observed for Keurig, based on the Keurig Forecasts and publicly available research analysts' estimates (as calendarized), were 15.9x and 15.1x, respectively. BofA Merrill Lynch then applied selected ranges of calendar year 2016 estimated EBITDA multiples and calendar year 2016 estimated EPS multiples of 8.0x to 12.0x and 14.0x to 22.0x, respectively, derived from the selected companies to the fiscal year 2016 estimated Adjusted EBITDA and the fiscal year 2016 estimated non-GAAP EPS of Keurig utilizing the Keurig Forecasts. Financial data of the selected companies were based on research analysts' estimates available to BofA Merrill Lynch (as calendarized) and public filings pro forma, as applicable, for publicly announced transactions pending as of the date of BofA Merrill Lynch's opinion. Financial data of Keurig was based on the Keurig Forecasts and publicly available research analysts' estimates (as calendarized to the extent specified above). This analysis indicated the following approximate implied per share equity value reference ranges for Keurig, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges Based on:
2016E Adjusted EBITDA	2016E Non-GAAP EPS	Per Share Merger Consideration
$52.75 - $80.00	$45.25 - $71.00	$92.00

        No company or business used in this analysis is identical or directly comparable to Keurig. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which Keurig was compared.

        Selected Precedent Transactions Analysis.    BofA Merrill Lynch reviewed publicly available financial information relating to the following 26 selected transactions that BofA Merrill Lynch in its professional judgment viewed as generally relevant as transactions involving target companies or businesses with operations in the industries in which Keurig operates, consisting of 11 selected transactions involving target companies or businesses with operations in the coffee and tea industries (which we refer to as the "selected coffee and tea transactions") and 15 selected transactions involving target companies or businesses with operations in the shelf-stable packaged food industry (which we refer to as the "selected shelf-stable packaged food transactions" and, together with the selected coffee and tea transactions, the "selected transactions"):

Selected Coffee and Tea Transactions

Announcement Date	Acquiror	Target
7/22/2015	• Luigi Lavazza S.p.A.	• Jacobs Douwe Egberts (Carte Noire coffee brand)
8/26/2014	• Burger King Worldwide, Inc.	• Tim Hortons Inc.
5/7/2014	• D.E. Master Blenders 1753 B.V.	• Mondelēz International, Inc. (coffee business)
4/12/2013	• Joh. A. Benckiser	• D.E. Master Blenders 1753 B.V.
12/17/2012	• Joh. A. Benckiser	• Caribou Coffee Company, Inc.
11/14/2012	• Starbucks Corporation	• Teavana Holdings, Inc.
7/23/2012	• Joh. A. Benckiser	• Peet's Coffee & Tea, Inc.
9/14/2010	• Green Mountain Coffee Roasters, Inc.	• LJVH Holdings, Inc. (d/b/a Van Houtte)
11/23/2009	• Green Mountain Coffee Roasters, Inc.	• Diedrich Coffee, Inc.
11/13/2009	• Green Mountain Coffee Roasters, Inc.	• Timothy's Coffees of the World, Inc.
6/4/2008	• The J. M. Smucker Company	• The Procter & Gamble Company (Folgers coffee business)

Selected Shelf-Stable Packaged Food Transactions

Announcement Date	Acquiror	Target
11/2/2015	• TreeHouse Foods, Inc.	• ConAgra Foods, Inc. (private label operations)
10/28/2015	• Snyder's-Lance, Inc.	• Diamond Foods, Inc.
3/25/2015	• H.J. Heinz Holding Corporation	• Kraft Foods Group, Inc.
2/3/2015	• The J. M. Smucker Company	• Big Heart Pet Brands
1/26/2015	• Post Holdings, Inc.	• MOM Brands Company
7/2/2014	• Tyson Foods, Inc.	• The Hillshire Brands Company
5/22/2014	• Mizkan Group	• Unilever PLC (Ragú and Bertolli brand portfolio)
4/17/2014	• Post Holdings, Inc.	• Michael Foods, Inc.
10/11/2013	• Del Monte Pacific Limited	• Del Monte Foods, Inc. (consumer foods business)
2/14/2013	• Berkshire Hathaway Inc./3G Capital Partners Ltd.	• H. J. Heinz Company
11/27/2012	• ConAgra Foods, Inc.	• Ralcorp Holdings, Inc.
7/9/2012	• Campbell Soup Company	• BF Bolthouse Holdco LLC (d/b/a Bolthouse Farms)
2/15/2012	• Kellogg Company	• The Procter & Gamble Company (Pringles business)
11/25/2010	• Kohlberg Kravis Roberts & Co., L.P., Vestar Capital Partners and Centerview Partners	• Del Monte Foods Company
4/28/2008	• Mars, Incorporated	• Wm. Wrigley Jr. Company

        BofA Merrill Lynch reviewed, among other information, transaction values, based on the consideration paid in the selected transactions (adjusted, as applicable, to reflect the acquisition of 100% of the outstanding equity securities of the target company), as a multiple of the target company's or business' latest 12 months EBITDA. The overall low to high latest 12 months EBITDA multiples observed for the selected transactions were 8.4x to 29.8x, with overall low to high latest 12 months EBITDA multiples observed for the selected coffee and tea transactions and the selected shelf-stable packaged food transactions as follows:

  •
  selected coffee and tea transactions: low to high latest 12 months EBITDA multiples of 8.4x to 29.8x (with a mean of 15.6x and a median of 15.4x); and

  •
  selected shelf-stable packaged food transactions: low to high latest 12 months EBITDA multiples of 8.5x to 18.6x (with a mean of 12.7x and a median of 11.9x).

        BofA Merrill Lynch then applied a selected range of latest 12 months EBITDA multiples of 10.0x to 16.0x derived from the selected transactions to the fiscal year 2015 Adjusted EBITDA of Keurig based on Keurig's public filings. Financial data of the selected transactions were based on information available to BofA Merrill Lynch. This analysis indicated the following approximate implied per share equity value reference range for Keurig, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$71.00 - $114.75	$92.00

        No company, business or transaction used in this analysis is identical or directly comparable to Keurig or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Keurig and the merger were compared.

        Discounted Cash Flow Analysis.    In its discounted cash flow analysis of Keurig, BofA Merrill Lynch performed separate discounted cash flow analyses of Keurig's (i) hot North America and international businesses (which we refer to as "Keurig's hot businesses") and (ii) Kold™ North America and international businesses and future product platforms (which we refer to as "Keurig's Kold businesses"), and then took into account Keurig's unallocated new program research and development and other expenses. Financial data of Keurig was based on the Keurig Forecasts. For purposes of the analyses below, stock-based compensation was treated as a cash expense and stock-based compensation, net debt and recurring legal fees were allocated at the direction of Keurig management to Keurig's hot North America business.

        In its discounted cash flow analysis of Keurig's hot businesses, BofA Merrill Lynch calculated the estimated present value of the standalone unlevered, after-tax free cash flows that such businesses were forecasted to generate during the fiscal years ending September 24, 2016 through September 27, 2025. In the case of its discounted cash flow analysis of Keurig's Kold businesses, the estimated present value of the standalone, unlevered, after-tax free cash flows that such businesses were forecasted to generate during the fiscal years ending September 24, 2016 through September 27, 2025 were calculated after applying, at the direction of Keurig management and as approved by the Board, a 50% probability-weighting to such cash flows in fiscal year September 25, 2021 and subsequent fiscal years. In each analysis, normalized terminal year capital expenditures, depreciation and amortization and change in net working capital were assumed. BofA Merrill Lynch calculated terminal values for Keurig's hot businesses and Keurig's Kold businesses by applying to the estimated standalone unlevered, after-tax free cash flows for these respective businesses a selected range of perpetuity growth rates of 2.0% to 3.0%. The cash flows and terminal values for these respective businesses were then discounted to present value (as of September 30, 2015) using a selected range of discount rates of 9.0% to 11.0%. This analysis indicated an approximate implied per share equity value reference range for Keurig's hot businesses of $59.00 to $85.00 and for Keurig's Kold businesses of $13.50 to $27.25. BofA Merrill Lynch then calculated an approximate implied per share equity value reference range for Keurig's unallocated new program research and development and other expenses during the fiscal years ending September 24, 2016 through September 27, 2025 of $(2.75) to $(4.00) by applying to such expenses the same selected perpetuity growth rate and discount rate ranges noted above.

        This analysis indicated the following overall approximate implied per share equity value reference range for Keurig, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$69.75 - $108.25	$92.00

        Other Factors.    BofA Merrill Lynch also observed certain additional factors that were not considered part of BofA Merrill Lynch's financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  the historical trading performance of Keurig common stock during the 52-week period ended December 4, 2015, which indicated low and high closing prices for Keurig common stock during such period of approximately $40.13 to $139.78 per share (with low and high closing prices for Keurig common stock during the six-month period ended December 4, 2015 of approximately $40.13 to $85.93 per share), as compared to the per share merger consideration of $92.00;

  •
  publicly available one-year forward Wall Street research analysts' stock price targets for Keurig common stock, discounted to present value using a discount rate based on Keurig's cost of equity of 11.0%, which indicated a target stock price range for Keurig common stock of approximately $41.50 to $56.75 per share, as compared to the per share merger consideration of $92.00; and

  •
  certain sensitivities to the estimated present value of the unlevered, after-tax free cash flows that Keurig's Kold businesses were forecasted to generate during the fiscal years ending September 24, 2016 through September 27, 2025, assuming probability-weightings of 100% and 0% to such cash flows in fiscal year September 25, 2021 and subsequent fiscal years and utilizing the same methodology as described above under "—Discounted Cash Flow Analysis," which indicated approximate implied per share equity value reference ranges for Keurig of $92.50 to $145.25 and $47.00 to $71.00, respectively.

        Miscellaneous.    As noted above, the discussion set forth above is a summary of the material financial analyses provided by BofA Merrill Lynch to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Keurig. The estimates of the future performance of Keurig in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, of the per share merger consideration and were provided to the Board in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual value of Keurig.

        The type and amount of consideration payable in the merger was determined through negotiations between Keurig and JAB Holding, rather than by any financial advisor, and was approved by the Board. The decision to enter into the merger agreement was solely that of the Board. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by the Board in its evaluation of the merger and should not be viewed as determinative of the views of the Board, management or any other party with respect to the merger or the per share merger consideration.

        Keurig has agreed to pay BofA Merrill Lynch for its services as Keurig's financial advisor in connection with the merger an aggregate fee of approximately $29 million, of which a portion was payable upon delivery of its opinion and approximately $27 million is contingent upon consummation of the merger. Keurig has agreed to consider payment of an additional fee of up to $4 million to BofA Merrill Lynch at the sole discretion of Keurig. In addition, Keurig has agreed to reimburse BofA Merrill Lynch for its reasonable expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Keurig, TCCC, and certain of their respective affiliates and Acorn and certain of its affiliates (including JAB Holding, Mondelēz and certain of their respective affiliates).

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Keurig and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Keurig in connection with certain mergers and acquisition transactions, including its strategic partnership and investment transaction with TCCC, (ii) having acted or acting as an administrative agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Keurig and/or certain of its affiliates (including acquisition financing), (iii) having provided or providing certain derivatives, foreign exchange and other trading services to Keurig and/or certain of its affiliates, (iv) having provided or providing certain managed investments services and products to Keurig and/or certain of its affiliates, (v) having acted or acting as manager for a share repurchase program of Keurig and (vi) having provided or providing certain treasury management products and services to Keurig and/or certain of its affiliates. From December 1, 2013 through November 30, 2015, BofA Merrill Lynch and its affiliates received aggregate revenues from Keurig and certain of its affiliates of approximately $17 million for corporate, commercial and investment banking services.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to TCCC and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a book-running manager, stabilizing manager and/or underwriter for various debt offerings of TCCC, (ii) having acted or acting as a dealer for TCCC's commercial paper program, (iii) having acted or acting as a lender under certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of TCCC and/or certain of its affiliates, (iv) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to TCCC and/or certain of its affiliates, (v) having provided or providing certain managed investments services and products to TCCC and/or certain of its affiliates and (vi) having provided or providing certain treasury management products and services to TCCC and/or certain of its affiliates.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Acorn and certain of its affiliates, including JAB Holding, Mondelēz and certain of their respective affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor and having provided or providing other advisory services to JAB Holding and certain of its affiliates in connection with certain mergers and acquisition transactions and other matters, (ii) having acted or acting as a book-running manager, global coordinator and/or underwriter for various debt and equity offerings of certain affiliates of Acorn, including JAB Holding, Mondelēz and certain of their respective affiliates, and as a counterparty on a structured equity sale for an affiliate of JAB Holding, (iii) having acted as a dealer manager for certain debt tender offers and share repurchases of Mondelēz, (iv) having acted or acting as a manager for a share repurchase program of an affiliate of JAB Holding, (v) having acted or acting as a bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Acorn and/or certain of its affiliates, including JAB Holding, Mondelēz and/or certain of their respective affiliates (including acquisition financing), (vi) having acted or acting as a corporate broker to an affiliate of JAB Holding, (vii) having provided or providing certain derivatives, foreign exchange and other trading services to Acorn and/or certain of its affiliates, including JAB Holding, Mondelēz and/or certain of their respective affiliates, (viii) having provided or providing certain managed investments services and products to Acorn and/or certain of its affiliates, including JAB Holding, Mondelēz and/or certain of their respective affiliates, and (ix) having provided or providing certain treasury management products and services to Acorn and/or certain of its affiliates, including JAB Holding, Mondelēz and/or certain of their respective affiliates. From December 1, 2013 through November 30, 2015, BofA Merrill Lynch and its affiliates received aggregate revenues from Acorn and certain of its affiliates, including JAB Holding, Mondelēz and certain of their respective affiliates, of approximately $100 million for corporate, commercial and investment banking services.

Opinion of Credit Suisse Securities (USA) LLC

        Keurig also has engaged Credit Suisse to act as a financial advisor in connection with the proposed merger. In connection with Credit Suisse's engagement, the Board requested that Credit Suisse evaluate the fairness, from a financial point of view, of the per share merger consideration to be received in the proposed merger by holders of Keurig common stock (other than, to the extent applicable, Acorn, Sub, JAB, JAB Holding, Mondelēz and their respective affiliates). On December 6, 2015, at a meeting of the Board held to evaluate the proposed merger, Credit Suisse rendered an oral opinion, confirmed by delivery of a written opinion dated December 6, 2015, to the Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the per share merger consideration to be received by holders of Keurig common stock (other than, to the extent applicable, Acorn, Sub, JAB, JAB Holding, Mondelēz and their respective affiliates) was fair, from a financial point of view, to such holders.

        The full text of Credit Suisse's written opinion, dated December 6, 2015, to the Board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Credit Suisse in connection with such opinion, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference in its entirety. The description of Credit Suisse's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Credit Suisse's opinion. Credit Suisse's opinion was provided to the Board (in its capacity as such) for its information in connection with its evaluation of the per share merger consideration from a financial point of view and did not address any other aspect or implication of the proposed merger, including the relative merits of the merger as compared to alternative transactions or strategies that might be available to Keurig or the underlying business decision of Keurig to proceed with the merger. Credit Suisse's opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed merger or otherwise.

        In arriving at its opinion, Credit Suisse reviewed an execution version, provided to Credit Suisse on December 6, 2015, of the merger agreement and certain publicly available business and financial information relating to Keurig. Credit Suisse also reviewed certain other information relating to Keurig provided to or discussed with Credit Suisse by the management of Keurig, including financial forecasts (and such management's probability assessments, as approved by the Board, as to the achievability of such forecasts) relating to Keurig prepared by the management of Keurig, referred to as the Keurig Forecasts, and met with the management of Keurig to discuss the businesses and prospects of Keurig. Credit Suisse also considered certain financial and stock market data of Keurig, and compared that data with similar data for other publicly held companies in businesses it deemed similar to that of Keurig, and Credit Suisse considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

        In connection with its review, Credit Suisse did not independently verify any of the foregoing information and Credit Suisse assumed and relied upon such information being complete and accurate in all material respects. As the Board was aware, Credit Suisse was advised by the management of Keurig that, in its view (as approved by the Board), there was a 50% probability of Keurig achieving the financial forecasts prepared by Keurig relating to the Keurig® Kold™ beverage system business during Keurig's fiscal year 2021E and subsequent fiscal years and, accordingly, at the Board's direction, Credit Suisse assumed such 50% probability for purposes of its analyses and opinion. With respect to the financial forecasts for Keurig that Credit Suisse was directed to utilize in its analyses, Credit Suisse was advised by the management of Keurig, and Credit Suisse assumed, with the Board's consent, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Keurig's management as to the future financial performance of Keurig (including with respect to the achievability of such forecasts) and the other matters covered thereby. Credit Suisse relied, with the Board's consent and without independent verification, upon the assessments of the management of Keurig as to, among other things, (i) the potential impact on Keurig of certain market, competitive and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the coffee and beverage and beverage system industries, including with respect to future commodity and raw materials prices, which prices are subject to significant volatility and, if different than as assumed by Keurig management, could have had a meaningful impact on Credit Suisse's analyses and opinion, (ii) the technology and intellectual property relating to Keurig's brewing and beverage systems, including with respect to the Keurig® Kold™ beverage system business and the timing and successful commercialization of such business, and (iii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, customers, suppliers and other commercial relationships of Keurig. Credit Suisse assumed, with the consent of Keurig, that there would be no developments with respect to any such matters that would have an adverse effect on Keurig or the merger or that otherwise would be meaningful in any respect to Credit Suisse's analyses or opinion. Credit Suisse also assumed, with the Board's consent, that any currency or exchange rate fluctuations associated with Keurig's businesses would not be meaningful in any respect to Credit Suisse's analyses or opinion.

        Credit Suisse also assumed, with the Board's consent, that, in the course of obtaining any regulatory or third-party consents, approvals, agreements or waivers in connection with the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Keurig or the merger or that otherwise would be meaningful in any respect to Credit Suisse's analyses or opinion and that the merger would be consummated in accordance with the terms of the merger agreement and in compliance with all applicable laws, relevant documents and other requirements without waiver, modification or amendment of any material term, condition or agreement thereof. Representatives of Keurig advised Credit Suisse, and Credit Suisse also assumed, that the terms of the merger agreement, when executed, would conform in all material respects to the terms reflected in the execution version reviewed by Credit Suisse. In addition, Credit Suisse was not requested to make, and it did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Keurig or any other entity, nor was Credit Suisse furnished with any such evaluations or appraisals. Credit Suisse did not express any opinion with respect to accounting, tax, regulatory, legal or similar matters and Credit Suisse relied, with the Board's consent, upon the assessments of representatives of Keurig as to such matters.

        Credit Suisse's opinion addressed only the fairness, from a financial point of view and as of its date, of the per share merger consideration to be received by holders of Keurig common stock (other than, to the extent applicable, Acorn, Sub, JAB, JAB Holding, Mondelēz and their respective affiliates), without regard to individual circumstances of specific holders of, or any rights, preferences, restrictions or limitations that may be attributable to, shares of Keurig common stock or other securities of Keurig, and did not address any other aspect or implication of the merger, including, without limitation, the form or structure of the merger or any arrangements, agreements or understandings entered into in connection with or related to the merger or otherwise. Credit Suisse's opinion also did not address the fairness of the amount or nature of, or any other aspect relating to, any compensation or other consideration to any officers, directors, employees or stockholders of any party to the merger or any related entities, or class of such persons, relative to the per share merger consideration or otherwise. The issuance of Credit Suisse's opinion was approved by Credit Suisse's authorized internal committee.

        Credit Suisse's opinion was necessarily based upon information made available to Credit Suisse as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on that date. It should be understood that subsequent developments may affect Credit Suisse's opinion, and Credit Suisse does not have any obligation to update, revise or reaffirm its opinion. In connection with its engagement, Credit Suisse was not requested to, and it did not, solicit third-party indications of interest in acquiring all or any part of Keurig.

        In preparing its opinion to the Board, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse's analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Keurig's control. No company, transaction or business used for comparative purposes in Credit Suisse's analyses is identical to Keurig or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse was not requested to, and it did not, determine or recommend the specific consideration payable in the proposed merger, which per share merger consideration was determined through negotiations between Keurig and JAB Holding, and the decision to enter into the merger agreement was solely that of the Board. Credit Suisse's opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or the management of Keurig with respect to the merger or the per share merger consideration.

        The following is a summary of the material financial analyses reviewed with the Board on December 6, 2015 in connection with Credit Suisse's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse's financial analyses. For purposes of the analyses described below, (i) net debt of Keurig was as of September 30, 2015 as provided by Keurig management and as reflected in Keurig's public filings, (ii) Keurig's estimated earnings before interest, taxes, depreciation and amortization excluded legal fees, restructuring costs, stock-based compensation and other non-recurring items, as applicable (which we refer to generally as "Adjusted EBITDA"), and (iii) non-GAAP earnings per share excluded legal fees, amortization of intangibles, restructuring costs and other one-time items, as applicable (which we refer to generally as "non-GAAP EPS").

        Selected Public Companies Analysis.    Credit Suisse reviewed publicly available financial and stock market information of Keurig and the following 17 selected companies that Credit Suisse in its professional judgment viewed as generally relevant as publicly traded companies with operations in the industries in which Keurig operates, consisting of eight selected publicly traded mid-cap food companies (which we refer to as the "selected mid-cap food companies"), five selected publicly traded companies with operations in the cold beverages industry (which we refer to as the "selected cold beverages companies") and four selected publicly traded companies with operations in the coffee industry (which we refer to as the "selected coffee companies" and, together with the selected mid-cap food companies and the selected cold beverages companies, the "selected companies"):

Selected Mid-Cap Food Companies	Selected Coffee Companies
• Hormel Foods Corporation	• Dunkin' Brands Group, Inc.
• McCormick & Company, Incorporated	• Nestlé S.A.
• Mead Johnson Nutrition Company	• Starbucks Corporation
• Pinnacle Foods Inc.	• The J. M. Smucker Company
• Post Holdings, Inc.
• The Hain Celestial Group, Inc.
• The WhiteWave Foods Company
• TreeHouse Foods, Inc.

Selected Cold Beverages Companies
• Dr Pepper Snapple Group, Inc.
• Monster Beverage Corporation
• PepsiCo, Inc.
• SodaStream International Ltd.
• The Coca-Cola Company

        Credit Suisse reviewed, among other information, fully-diluted equity values based on closing stock prices on December 4, 2015, plus debt and minority interests (as applicable) and less cash and cash equivalents and equity investments in affiliates (as applicable and excluding, in the case of Keurig, amounts held in escrow in connection with Keurig's publicly announced acquisition of MDS Global Holding plc), as a multiple of calendar year 2016 estimated earnings before interest, taxes, depreciation and amortization and other adjustments (which we refer to generally as "EBITDA"). Credit Suisse also reviewed equity values based on closing stock prices on December 4, 2015, as a multiple of calendar year 2016 estimated earnings per share (which we refer to generally as "EPS").

        The overall low to high calendar year 2016 estimated EBITDA multiples observed for the selected companies were 7.5x to 24.0x, with overall low to high calendar year 2016 estimated EBITDA multiples observed for the selected mid-cap food companies, the selected cold beverages companies and the selected coffee companies as follows:

  •
  selected mid-cap food companies: low to high calendar year 2016 estimated EBITDA multiples of 10.6x to 16.1x (with a mean of 13.5x and a median of 13.9x);

  •
  selected cold beverages companies: low to high calendar year 2016 estimated EBITDA multiples of 7.5x to 24.0x (with a mean of 14.7x and a median of 13.0x); and

  •
  selected coffee companies: low to high calendar year 2016 estimated EBITDA multiples of 11.9x to 17.4x (with a mean of 13.9x and a median of 13.2x).

        The overall low to high calendar year 2016 estimated EPS multiples observed for the selected companies were 14.8x to 41.3x, with overall low to high calendar year 2016 estimated EPS multiples observed for the selected mid-cap food companies, the selected cold beverages companies and the selected coffee companies as follows:

  •
  selected mid-cap food companies: low to high calendar year 2016 estimated EPS multiples of 17.4x to 41.3x (with a mean of 25.6x and a median of 24.6x);

  •
  selected cold beverages companies: low to high calendar year 2016 estimated EPS multiples of 14.8x to 39.5x (with a mean of 23.5x and a median of 20.9x); and

  •
  selected coffee companies: low to high calendar year 2016 estimated EPS multiples of 18.9x to 31.5x (with a mean of 23.0x and a median of 20.7x).

        Credit Suisse noted that the calendar year 2016 estimated Adjusted EBITDA multiples observed for Keurig, based on the Keurig Forecasts and publicly available research analysts' estimates (as calendarized), were 7.9x and 7.8x, respectively. Credit Suisse also noted that the calendar year 2016 estimated non-GAAP EPS multiples observed for Keurig, based on the Keurig Forecasts and publicly available research analysts' estimates (as calendarized), were 15.9x and 15.1x, respectively. Credit Suisse then applied selected ranges of calendar year 2016 estimated EBITDA and calendar year 2016 estimated EPS multiples of 7.5x to 12.0x and 15.0x to 22.0x, respectively, derived from the selected companies to the fiscal year 2016 estimated Adjusted EBITDA and fiscal year 2016 estimated non-GAAP EPS of Keurig utilizing the Keurig Forecasts. Financial data of the selected companies were based on research analysts' estimates available to Credit Suisse (as calendarized) and public filings pro forma, as applicable, for publicly announced transactions pending as of the date of Credit Suisse's opinion. Financial data of Keurig was based on the Keurig Forecasts and publicly available research analysts' estimates (as calendarized to the extent specified above). This analysis indicated the following approximate implied per share equity value reference range for Keurig, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$48.27 - $80.02	$92.00

        Selected Precedent Transactions Analysis.    Credit Suisse reviewed publicly available financial information relating to the following 26 selected transactions that Credit Suisse in its professional judgment viewed as generally relevant as transactions involving target companies or businesses with operations in the industries in which Keurig operates, consisting of 11 selected transactions involving target companies or businesses with operations in the coffee and tea industries (which we refer to as the "selected coffee and tea transactions"), and 15 selected transactions involving target companies or businesses with operations in the packaged food industry (which we refer to as the "selected packaged food transactions" and, together with the selected coffee and tea transactions, the "selected transactions"):

Selected Coffee and Tea Transactions

Announcement Date	Acquiror	Target
7/22/2015	• Luigi Lavazza S.p.A.	• Jacobs Douwe Egberts (Carte Noire coffee brand)
8/26/2014	• Burger King Worldwide, Inc.	• Tim Hortons Inc.
5/7/2014	• D.E. Master Blenders 1753 B.V.	• Mondelēz International, Inc. (coffee business)
4/12/2013	• Joh. A. Benckiser	• D.E. Master Blenders 1753 B.V.
12/17/2012	• Joh. A. Benckiser	• Caribou Coffee Company, Inc.
11/14/2012	• Starbucks Corporation	• Teavana Holdings, Inc.
7/23/2012	• Joh. A. Benckiser	• Peet's Coffee & Tea, Inc.
9/14/2010	• Green Mountain Coffee Roasters, Inc.	• LJVH Holdings, Inc. (d/b/a Van Houtte)
11/23/2009	• Green Mountain Coffee Roasters, Inc.	• Diedrich Coffee, Inc.
11/13/2009	• Green Mountain Coffee Roasters, Inc.	• Timothy's Coffees of the World, Inc.
6/4/2008	• The J. M. Smucker Company	• The Procter & Gamble Company (Folgers coffee business)

Selected Packaged Food Transactions

Announcement Date	Acquiror	Target
11/2/2015	• TreeHouse Foods, Inc.	• ConAgra Foods, Inc. (private label operations)
10/28/2015	• Snyder's-Lance, Inc.	• Diamond Foods, Inc.
3/25/2015	• H.J. Heinz Holding Corporation	• Kraft Foods Group, Inc.
2/3/2015	• The J. M. Smucker Company	• Big Heart Pet Brands
1/26/2015	• Post Holdings, Inc.	• MOM Brands Company
7/2/2014	• Tyson Foods, Inc.	• The Hillshire Brands Company
5/22/2014	• Mizkan Group	• Unilever PLC (Ragú and Bertolli brand portfolio)
4/17/2014	• Post Holdings, Inc.	• Michael Foods, Inc.
10/11/2013	• Del Monte Pacific Limited	• Del Monte Foods, Inc. (consumer foods business)
2/14/2013	• Berkshire Hathaway Inc./3G Capital Partners Ltd.	• H. J. Heinz Company
11/27/2012	• ConAgra Foods, Inc.	• Ralcorp Holdings, Inc.
7/9/2012	• Campbell Soup Company	• BF Bolthouse Holdco LLC (d/b/a Bolthouse Farms)
2/15/2012	• Kellogg Company	• The Procter & Gamble Company (Pringles business)
11/25/2010	• Kohlberg Kravis Roberts & Co., L.P., Vestar Capital Partners and Centerview Partners	• Del Monte Foods Company
4/28/2008	• Mars, Incorporated	• Wm. Wrigley Jr. Company

        Credit Suisse reviewed, among other information, transaction values, based on the consideration paid in the selected transactions (adjusted, as applicable, to reflect the acquisition of 100% of the outstanding equity securities of the target company), as a multiple of the target company's or business' latest 12 months EBITDA. The overall low to high latest 12 months EBITDA multiples observed for the selected transactions were 8.4x to 29.8x, with overall low to high latest 12 months EBITDA multiples observed for the selected coffee and tea transactions and the selected packaged food transactions as follows:

  •
  selected coffee and tea transactions: low to high latest 12 months EBITDA multiples of 8.4x to 29.8x (with a mean of 15.6x and a median of 15.4x); and

  •
  selected packaged food transactions: low to high latest 12 months EBITDA multiples of 8.5x to 18.6x (with a mean of 12.8x and a median of 12.0x)

        Credit Suisse then applied a selected range of latest 12 months EBITDA multiples of 10.0x to 16.0x derived from the selected transactions to the latest 12 months (as of September 30, 2015) Adjusted EBITDA of Keurig based on Keurig's public filings and the fiscal year 2016 estimated Adjusted EBITDA of Keurig utilizing the Keurig Forecasts. Financial data of the selected transactions were based on information available to Credit Suisse. Financial data of Keurig was based on the Keurig Forecasts and publicly available information. This analysis indicated the following approximate implied per share equity value reference range for Keurig, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$66.35 - $114.87	$92.00

        Discounted Cash Flow Analysis.    In its discounted cash flow analysis of Keurig, Credit Suisse performed separate discounted cash flow analyses of Keurig's hot businesses and Keurig's Kold businesses, and then took into account Keurig's unallocated new program research and development and other expenses. Financial data of Keurig was based on the Keurig Forecasts. For purposes of the analyses below, stock-based compensation was treated as a cash expense and stock-based compensation, corporate adjustments, including net debt and recurring legal fees, were allocated at the direction of Keurig management to Keurig's hot businesses.

        In its discounted cash flow analysis of Keurig's hot businesses, Credit Suisse calculated the estimated present value of the standalone unlevered, after-tax free cash flows that such businesses were forecasted to generate during the fiscal years ending September 24, 2016 through September 27, 2025. In the case of its discounted cash flow analysis of Keurig's Kold businesses, the estimated present value of the standalone, unlevered, after-tax free cash flows that such businesses were forecasted to generate during the fiscal years ending September 24, 2016 through September 27, 2025 were calculated after applying, at the direction of Keurig management and as approved by the Board, a 50% probability-weighting to such cash flows in fiscal year September 25, 2021 and subsequent fiscal years. For purposes of these analyses, normalized terminal year change in net working capital was assumed in the case of Keurig's hot businesses and Keurig's Kold businesses and normalized terminal year capital expenditures also were assumed in the case of Keurig's Kold businesses. Credit Suisse calculated terminal values for Keurig's hot businesses and Keurig's Kold businesses by applying to the estimated standalone unlevered, after-tax free cash flows for these respective businesses a selected range of perpetuity growth rates of 2.0% to 3.0%. The cash flows and terminal values for these respective businesses were then discounted to present value (as of September 30, 2015) using a selected range of discount rates of 9.0% to 11.0%. This analysis indicated an approximate implied per share equity value reference range for Keurig's hot businesses of $59.13 to $85.16 and for Keurig's Kold businesses of $13.32 to $26.98. Credit Suisse then calculated an approximate implied per share equity value reference range for Keurig's unallocated new program research and development and other expenses during the fiscal years ending September 24, 2016 through September 27, 2025 of $(2.69) to $(4.07) by applying to such expenses the same selected perpetuity growth rate and discount rate ranges noted above.

        This analysis indicated the following overall approximate implied per share equity value reference range for Keurig, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$69.77 - $108.06	$92.00

        Other Factors.    Credit Suisse also observed certain additional factors that were not considered part of Credit Suisse's financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  the historical trading performance of Keurig common stock during the 52-week period ended December 4, 2015, which indicated low and high closing prices for Keurig common stock during such period of approximately $40.13 to $139.78 per share, as compared to the per share merger consideration of $92.00;

  •
  undiscounted publicly available one-year forward Wall Street research analysts' stock price targets for Keurig common stock, which indicated a target stock price range for Keurig common stock of approximately $46.00 to $63.00 per share, as compared to the per share merger consideration of $92.00;

  •
  based on the Keurig Forecasts, the overall approximate implied per share equity value reference range for Keurig's hot businesses by applying selected ranges of calendar year 2016 estimated EBITDA and calendar year 2016 estimated EPS multiples of 7.5x to 12.0x and 15.0x to 22.0x, respectively, derived from the selected companies to the fiscal year 2016 estimated Adjusted EBITDA and fiscal year 2016 estimated non-GAAP EPS of Keurig's hot businesses, which indicated for such businesses an overall approximate implied per share equity value reference range of $55.19 to $89.52;

  •
  based on Keurig's public filings and the Keurig Forecasts, the overall approximate implied per share equity value reference range for Keurig's hot businesses by applying a selected range of latest 12 months (as of September 30, 2015) EBITDA multiples and next 12 months (as of September 30, 2016) estimated EBITDA multiples of 10.0x to 16.0x and 10.0x to 16.0x, respectively, derived from the selected transactions to the latest 12 months (as of September 30, 2015) Adjusted EBITDA and next 12 months (as of September 30, 2016) estimated Adjusted EBITDA of Keurig's hot businesses, which indicated for such businesses an overall approximate implied per share equity value reference range of $74.28 to $123.71;

  •
  certain sensitivities to the estimated present value of the unlevered, after-tax free cash flows that Keurig's Kold businesses were forecasted to generate during the fiscal years ending September 24, 2016 through September 27, 2025, assuming probability-weightings of 100% and 0% to such cash flows in fiscal year September 25, 2021 and subsequent fiscal years and utilizing the same methodology as described above under "—Discounted Cash Flow Analysis," which indicated approximate implied per share equity value reference ranges for Keurig's Kold businesses of $35.93 to $63.65 and $(9.39) to $(9.82), respectively; and

  •
  mean and median calendar year 2016 estimated EBITDA and calendar year 2016 estimated EPS multiples of the selected companies (calendarized to a September 30, 2016 fiscal year-end), which indicated mean and median calendar year 2016 estimated EBITDA and calendar year 2016 estimated EPS multiples for the selected mid-cap food companies of 13.7x and 14.0x and 27.7x and 26.8x, respectively, for the selected cold beverages companies of 15.1x and 13.2x and 24.1x and 21.1x, respectively, and for the selected coffee companies of 14.2x and 13.4x and 23.5x and 21.1x, respectively.

        Miscellaneous.    Keurig selected Credit Suisse to act as a financial advisor in connection with the proposed merger based on Credit Suisse's qualifications, experience, reputation and familiarity with Keurig and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        Keurig has agreed to pay Credit Suisse for its financial advisory services to Keurig in connection with the proposed merger an aggregate fee of approximately $24 million, of which a portion was payable upon delivery of Credit Suisse's opinion and approximately $22 million is contingent upon completion of the merger. Keurig has agreed to consider payment of an additional fee of up to $2 million to Credit Suisse at the sole discretion of Keurig. In addition, Keurig has agreed to reimburse Credit Suisse for its reasonable expenses, including fees and expenses of legal counsel, and to indemnify Credit Suisse and related parties for certain liabilities and other items, including liabilities under the federal securities laws, arising out of or related to its engagement.

        Although Credit Suisse and its affiliates did not provide investment banking or other financial services during the two-year period prior to the date of Credit Suisse's opinion to Keurig unrelated to the merger or to Acorn or JAB Holding for which Credit Suisse and its affiliates received compensation, Credit Suisse and its affiliates may provide such services to Keurig, Acorn, JAB Holding and their respective affiliates in the future for which Credit Suisse and its affiliates would expect to receive compensation. As the Board was aware, Credit Suisse and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to Mondelēz for which Credit Suisse and its affiliates have received and would expect to receive compensation, including, during the two-year period prior to the date of Credit Suisse's opinion, having acted or acting as (i) joint lead or co-bookrunning manager for public offerings of debt securities of Mondelēz, (ii) joint lead arranger, joint bookrunner and co-documentation agent for, and as a lender under, a revolving credit facility of Mondelēz and (iii) joint lead dealer manager for a tender offer of debt securities of Mondelēz, for which services Credit Suisse and its affiliates received aggregate fees from Mondelēz of approximately $6 million. As the Board also was aware, Credit Suisse and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to TCCC and Atlantic, an indirect wholly-owned subsidiary of TCCC, for which Credit Suisse and its affiliates have received and would expect to receive compensation, including, during the two-year period prior to the date of Credit Suisse's opinion, having acted or acting as (i) co-bookrunning manager for public and private offerings of debt securities of TCCC, (ii) a lender under certain credit facilities of TCCC and (iii) a counterparty for certain purchases of Keurig common stock by Atlantic Industries. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for Credit Suisse's and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Keurig, Acorn, Mondelēz, TCCC and their respective affiliates and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

Interests of Directors and Executive Officers in the Merger

        Members of the Board and our executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of Keurig stockholders generally. You should keep this in mind when considering the recommendation of the Board for the adoption of the merger agreement. The members of the Board were aware of these interests and considered them at the time they approved the merger agreement and in making their recommendation that Keurig stockholders adopt the merger agreement. These interests are described below.

  Treatment of Outstanding Equity Awards

        The merger agreement provides that, as of immediately prior to the effective time of the merger:

  •
  Each Stock Option that is then outstanding will be accelerated in full and, as of the effective time of the merger, will be cancelled and terminated, and each holder of each such Stock Option will cease to have any rights except the right to be paid at or promptly after the effective time of the merger, subject to applicable tax withholding, an amount in cash (without interest) equal to the product of (i) the total number of shares of Keurig common stock subject to such Stock Option times (ii) the excess, if any, of the merger consideration of $92.00 per share over the exercise price of such Stock Option, and any Stock Options with an exercise price that equals or is in excess of the merger consideration of $92.00 per share will be cancelled and terminated for no consideration;

  •
  Each RSU Award that is then outstanding will become fully vested immediately prior to the effective time of the merger and will be cancelled and terminated as of the effective time of the merger, and each holder of each such RSU Award will be paid at or promptly after the effective time of the merger, subject to applicable tax withholding, an amount in cash (without interest) equal to the number of shares of Keurig common stock subject to such cancelled RSU Award multiplied by the merger consideration of $92.00 per share; and

  •
  Each PSU Award that is then outstanding will become fully vested immediately prior to the effective time of the merger and will be cancelled and terminated as of the effective time of the merger, and each holder of each such PSU Award will be paid at or promptly after the effective time of the merger, subject to applicable tax withholding, an amount in cash (without interest) equal to the number of shares of Keurig common stock subject to such cancelled PSU Award multiplied by the merger consideration of $92.00 per share, with the total number of shares of Keurig common stock subject to a PSU Award determined as follows: (i) for PSU Awards with a performance period ending prior to the closing date of the merger by their terms, based on actual performance through the end of such performance period and (ii) for PSU Awards with a performance period not ending prior to the closing date of the merger by their terms, at 100% of target levels.

        In addition, our non-employee directors participate in the Amended and Restated 2002 Deferred Compensation Plan (which we refer to as the "Deferred Compensation Plan"), a nonqualified deferred compensation plan, under which they may elect to notionally invest their account balances in shares of Keurig common stock. In accordance with the terms of the Deferred Compensation Plan, the amounts notionally invested in Keurig common stock (which we refer to as "Phantom Stock Units") will be notionally reinvested as determined by the Deferred Compensation Plan's administrator, with the value of the Phantom Stock Units determined based on the per share value of Keurig common stock immediately prior to the effective time of the merger, which we have assumed to be equal to the per share merger consideration of $92.00. In addition, Keurig will pay to each non-employee director the value of the amount credited to his or her account under the Deferred Compensation Plan upon the non-employee director's termination as a Board member (unless the payment of such benefit has already commenced).

  Summary Tables

        The following table sets forth the cash proceeds that each of our non-employee directors would receive at or promptly after the effective time of the merger in respect of outstanding equity awards, whether or not vested, held by such director as of December 18, 2015, assuming that the non-employee director's Board service terminates immediately after the effective time of the merger. The table includes payments in respect of equity awards that may vest prior to the completion of the merger based upon the completion of continued service with Keurig and independent of the occurrence of the merger. All share and unit numbers have been rounded to the nearest whole number.

Director Equity Summary Table

Directors	RSU Awards (#)(1)	RSU Awards ($)(1)	Stock Options (#)(2)	Stock Options ($)(2)	Phantom Stock Units (#)(3)	Phantom Stock Units ($)(3)	Estimated Total Cash Consideration
Norman H. Wesley	165	$15,180	5,237	$343,500	3,013	$278,175	$636,855
Barbara D. Carlini	84	$7,728	124,857	$10,484,914	31,078	$2,869,276	$13,361,919
John D. Hayes	—	$—	633	$9,406	2,247	$207,454	$216,860
A. D. David Mackay	—	$—	1,654	$64,721	—	$—	$64,721
Michael J. Mardy	84	$7,728	33,957	$2,465,095	—	$—	$2,472,823
Hinda Miller	84	$7,728	1,684	$59,426	19,035	$1,757,406	$1,824,560
David E. Moran	84	$7,728	64,857	$5,190,064	—	$—	$5,197,792
José Octavio Reyes Lagunes	—	$—	—	$—	—	$—	$—
Susan Saltzbart Kilsby	—	$—	633	$9,406	—	$—	$9,406
Robert A. Steele	—	$—	637	$8,714	—	$—	$8,714

(1)
As of immediately prior to the effective time of the merger, each outstanding RSU Award will vest in full and be canceled and terminated, and each holder of an RSU Award will be entitled to receive an amount in cash equal to the product of (i) the merger consideration of $92.00 per share and (ii) the number of RSUs subject to such RSU Award.

(2)
As of immediately prior to the effective time of the merger, each outstanding Stock Option will vest in full and be canceled and terminated, and each holder of a Stock Option will be entitled to receive a cash payment in an amount equal to the product of (i) the total number of shares of Keurig common stock subject to such Stock Option and (ii) the excess, if any, of the merger consideration of $92.00 per share over the per share exercise price of such Stock Option.

(3)
Pursuant to the terms of the Deferred Compensation Plan, the Phantom Stock Units will be notionally reinvested as determined by the Deferred Compensation Plan's administrator, with the value of the Phantom Stock Units determined based on the per share value of Keurig common stock immediately prior to the change in control, which we have assumed to be equal to the per share merger consideration of $92.00. The values in the table above also reflect the regular quarterly dividend of $0.325 per share of Keurig common stock, payable in cash on February 16, 2016 to stockholders of record at the close of business on January 15, 2016. The amount credited to a non-employee director's Deferred Compensation Plan account is paid in a lump sum upon the non-employee director's termination as a member of the Board (unless the payment of such benefit has already commenced).

        The following table sets forth the cash proceeds that each of our executive officers would receive at or promptly after the effective time of the merger in respect of vested Stock Options held by each such executive officer as of December 18, 2015. No executive officer held any other vested equity awards as of December 18, 2015. All share numbers have been rounded to the nearest whole number.

Executive Officer Vested Equity Awards Summary Table

Executive Officers	Stock Options (#)(1)	Stock Options ($)(1)
Brian P. Kelley*	110,094	$4,822,872
Michael J. Degnan	25,928	$1,283,776
Stephen L. Gibbs	10,345	$216,999
Stéphane Glorieux	5,663	$161,397
Peter G. Leemputte	0	$0
Linda Longo-Kazanova	3,803	$57,919
Robert P. Ostryniec	10,486	$159,680

	166,319	$6,702,643

*
Also a director.

(1)
As of immediately prior to the effective time of the merger, each outstanding vested Stock Option will be canceled and terminated, and each holder of a vested Stock Option will be entitled to receive a cash payment in an amount equal to the product of (i) the total number of shares of Keurig common stock subject to such Stock Option and (ii) the excess, if any, of the merger consideration of $92.00 per share over the per share exercise price of such Stock Option.

        The following table sets forth the cash proceeds that each of our executive officers would receive at or promptly after the effective time of the merger in respect of unvested Stock Options, RSU Awards and PSU Awards, as of December 18, 2015, including in respect of awards that may vest prior to the completion of the merger based upon the completion of continued service and/or the prior achievement of the applicable performance goals, in either case, independent of the occurrence of the merger. All share and unit numbers have been rounded to the nearest whole number.

 Executive Officer Unvested Equity Awards Summary Table

Executive Officers	PSU Awards (#)(1)	PSU Awards ($)(1)	RSU Awards (#)(2)	RSU Awards ($)(2)	Unvested Stock Options (#)(3)	Unvested Stock Options ($)(3)	Estimated Total Cash Consideration
Brian P. Kelley*	41,502	$3,818,184	29,694	$2,731,848	127,914	$4,383,657	$10,933,689
Michael J. Degnan	3,472	$319,424	17,730	$1,631,160	20,424	$650,960	$2,601,544
Stephen L. Gibbs	1,634	$150,328	3,693	$339,756	10,650	$333,138	$823,222
Stéphane Glorieux	1,303	$119,876	2,647	$243,524	10,334	$258,756	$622,156
Peter G. Leemputte	6,282	$577,944	17,032	$1,566,944	31,616	$1,233,656	$3,378,544
Linda Longo-Kazanova	2,575	$236,900	5,645	$519,340	16,778	$525,043	$1,281,283
Robert P. Ostryniec	7,106	$653,752	17,477	$1,607,884	35,076	$1,011,057	$3,272,693

	63,874	$5,876,408	93,918	$8,640,456	252,792	$8,396,267	$22,913,131

*
Also a director.

(1)
As of immediately prior to the effective time of the merger, each outstanding PSU Award will vest in full and be canceled and terminated, and each holder of a PSU Award will be entitled to receive an amount in cash equal to the product of (i) the merger consideration of $92.00 per share and (ii) the number of performance shares earned or deemed to have been earned in accordance with the terms of the merger agreement. The applicable performance goal(s) for each PSU Award will be deemed to have been satisfied based on actual performance, for PSU Awards with a performance period ending prior to the effective time of the merger, or at 100% of the target level of performance, for PSU Awards with a performance period not ending prior to the effective time of the merger.

(2)
As of immediately prior to the effective time of the merger, each outstanding RSU Award will vest in full and be canceled and terminated, and each holder of an RSU Award will be entitled to receive an amount in cash equal to the product of (i) the merger consideration of $92.00 per share and (ii) the number of RSUs subject to such RSU Award.

(3)
As of immediately prior to the effective time of the merger, each outstanding Stock Option will vest in full and be canceled and terminated, and each holder of a Stock Option will be entitled to receive a cash payment in an amount equal to the product of (i) the total number of shares of Keurig common stock subject to such Stock Option and (ii) the excess, if any, of the merger consideration of $92.00 per share over the per share exercise price of such Stock Option.

  Change in Control Severance Benefits for Executive Officers

        All executive officers, including Mr. Kelley, participate in Keurig's Amended and Restated 2008 Change-in-Control Severance Benefit Plan (which we refer to as the "CIC Plan"). The CIC Plan provides that if a change in control occurs and a covered employee's employment is terminated by Keurig without "cause" or by the covered employee for "good reason" (each as defined below) in the 12 months immediately following, or in the three months immediately prior to, the change in control, the covered employee will be entitled to, subject to his or her execution and non-revocation of a release of claims, the following payments and benefits:

  •
  a lump-sum payment equal to the sum of (i) the participant's base salary earned as of the date of termination but not yet paid; plus (ii) an amount equal to the participant's target annual incentive bonus, if any, for the fiscal year in which termination occurs, multiplied by a fraction, the numerator of which is the number of days elapsed between the beginning of such fiscal year and the date of termination and the denominator of which is the number of days in such fiscal year; plus (iii) an amount equal to: (A) for Level I participants, the product of (x) three, multiplied by (y) the participant's base salary plus bonus; (B) for Level II participants, the product of (x) two, multiplied by (y) the participant's base salary plus bonus; or (C) for Level III participants, the sum of the participant's base salary plus bonus (for purposes of this clause (iii), the terms base salary and bonus are as defined in the CIC Plan);

  •
  provided that a participant elects COBRA continuation coverage, a lump-sum payment equal to the amount of the premiums required to continue the participant's, and the participant's dependents', participation in Keurig's health insurance plans or programs for the "Coverage Continuation Period." "Coverage Continuation Period" means (i) for Level I and Level II participants, the 18 month period, and (ii) for Level III participants, the 12 month period, in each case following the participant's qualifying termination; and

  •
  each stock option or other stock-based award held by the participant prior to the change in control that is assumed or substituted for in the change in control and that is not otherwise vested and, if applicable, exercisable shall be vested (and, in the case of an award requiring exercise, exercisable) not later than immediately prior to the change in control. In the case of PSU Awards, if the qualifying termination occurs prior to the end of the applicable performance period, 100% of the target award of such PSU Awards shall be deemed to have been earned.

        The CIC Plan also provides that if the total of all payments to or for the benefit of a participant after a reduction for all federal taxes (including the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code")) would be increased by the limitation or elimination of any payment under the CIC Plan, such amounts payable will be reduced to the extent, and only to the extent, necessary to maximize the participant's after-tax payments. Receipt of benefits under the CIC Plan are also subject to the participant's execution of a non-compete and non-solicit agreement with Keurig, in a form provided by Keurig.

        Currently, Mr. Gibbs is a Level III participant in the CIC Plan, Ms. Longo-Kazanova and Messrs. Degnan, Glorieux, Leemputte and Ostryniec are Level II participants in the CIC Plan, and Mr. Kelley is a Level I participant in the CIC Plan.

        Under the CIC Plan, "cause" means, in the case of any participant, any or any combination of the following: (i) indictment or conviction of the participant of a crime involving moral turpitude, or of a felony; (ii) gross neglect by the participant of his or her duties (other than as a result of incapacity resulting from physical or mental illness or injury) that continues for 30 days after Keurig gives written notice to the participant thereof; or (iii) an act of dishonesty or breach of faith in the conduct by the participant of his or her duties for Keurig that is materially injurious to Keurig.

        Under the CIC Plan, in relevant part, any of the following constitute "good reason:" (a) any action by Keurig which results in a material diminution in the participant's position, authority, duties or responsibilities immediately prior to the change in control; provided, however, that any reduction in size or nature of Keurig's business by reason of a sale or transfer of some or all of the business of Keurig or any of its subsidiaries or other reduction in its business or that of its subsidiaries, or the fact that Keurig shall become a subsidiary of another company, shall not, in and of itself, constitute good reason, other than, solely in the case of a Level I participant, if such Level I participant is no longer the President or Chief Executive Officer of a publicly traded company; (b) any material reduction in the participant's rate of annual base salary or, solely in the case of a Level I participant, target incentive bonus; (c) failure by the Board to nominate as necessary and recommend the Level I participant to serve as a member of the Board; or (d) any requirement by Keurig that the participant be based at any office or location that is more than 50 miles distant from the participant's base office or work location immediately prior to the change in control. For purposes of Ms. Longo-Kazanova's participation in the CIC Plan, a diminution in duties triggering "good reason" shall occur if Ms. Longo-Kazanova is no longer chief human resources officer of a public company reporting to the Chief Executive Officer and working with the Board.

        For illustrative purposes only, it is currently estimated that, assuming the merger is completed on December 18, 2015 and a qualifying termination of each of the executive officers participating in the CIC Plan occurs immediately following the completion of the merger, the participating executive officers would be entitled to receive, in the aggregate, approximately $17,348,132 in severance benefits under the CIC Plan and the accelerated vesting of awards of restricted cash subject to specified vesting criteria that are outstanding under any of Keurig's stock plans (which we refer to as "Deferred Cash Awards") as described below.

  Deferred Cash Awards

        In March 2013, Messrs. Degnan and Glorieux received Deferred Cash Awards that vest in four equal installments over a four-year period, subject to their continued employment. The first two tranches of the Deferred Cash Awards vested in March 2014 and 2015, respectively. In connection with the merger, these awards will vest in full and will be paid to Messrs. Degnan and Glorieux at or promptly following the effective time of the merger. Assuming the effective time of the merger occurs on December 18, 2015, Mr. Degnan would receive a payout of $20,920 with respect to the unvested portion of his Deferred Cash Award and Mr. Glorieux would receive a payout of $13,005 with respect to the unvested portion of his Deferred Cash Award.

  New Employment Arrangements

        As of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement or understanding with Acorn or any of its executive officers, directors or affiliates regarding employment with, or the right to purchase or participate in the equity of, Acorn, the surviving corporation or any of their affiliates. Although no such agreement, arrangement or understanding exists as of the date of this proxy statement, certain of our executive officers may, prior to the completion of the merger, enter into new arrangements with Acorn or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Acorn or certain of its affiliates, including the surviving corporation.

  Golden Parachute Compensation

        In accordance with Item 402(t) of Regulation S-K, the tables below present the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise relate to the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to Keurig's named executive officers. This merger-related compensation is subject to a non-binding advisory vote of Keurig's stockholders. See the section entitled "Proposal 2: Non-Binding Compensation Advisory Proposal," on page 25.

        The amounts set forth below have been calculated assuming the merger is consummated on December 18, 2015, the latest practicable date prior to the filing of this proxy statement, and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of December 18, 2015. The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available, and as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

	Golden Parachute Payment(1)
Name	Cash(2)	Equity(3)	Pension/ NQDC(4)	Perquisites/ Benefits(5)	Tax Reimbursement(6)	Other	Total
Brian P. Kelley	$7,916,073	$15,756,561	$—	$35,444	$—	$—	$23,708,078
President & Chief Executive
Officer
Michael J. Degnan	$1,551,696	$3,885,319	$20,920	$26,116	$—	$—	$5,484,052
Chief Legal Officer, Corporate
General Counsel and
Corporate Secretary
Robert P. Ostryniec	$2,250,627	$3,432,373	$—	$26,116	$—	$—	$5,709,117
Chief Product Supply
Officer
Peter G. Leemputte	$2,683,497	$3,378,544	$—	$35,867	$—	$—	$6,097,909
Chief Financial Officer
and Treasurer
John Whoriskey(7)	$81,600	$701,546	$26,280	$23,773	$—	$—	$833,199
Former President,
U.S. Sales and Marketing,
Executive Advisor to the CEO
Frances G. Rathke(7)	$—	$22,565,087	$—	$26,116	$—	$—	$22,591,204
Former CFO, Strategic
Advisor to the CEO

(1)
All amounts reflected in the table are attributable to double-trigger arrangements (i.e., the amounts are triggered by the change in control that will occur upon completion of the merger and payment is conditioned upon the officer's qualifying termination of employment related to the change in control), except for the accelerated vesting and payment in cancellation of Stock Options, RSU Awards, PSU Awards and Mr. Degnan's and Mr. Whoriskey's Deferred Cash Awards, which will occur upon completion of the merger and with respect to which payment is not conditioned upon the officer's involuntary termination.

(2)
Amounts reflect cash severance benefits that would be payable under the CIC Plan with respect to Messrs. Kelley, Degnan, Leemputte and Ostryniec, assuming a termination of employment by Keurig other than for cause or by the executive for good reason within three months prior to or 12 months following a change in control. The cash severance benefits payable under the CIC Plan are described in more detail above in the section entitled "—Change in Control Severance Benefits for Executive Officers." For Mr. Whoriskey, the amount reflects the prorated target bonus to which he would be entitled under his transition agreement entered into with Keurig during fiscal year 2015, as described below in footnote 7 to this table.

(3)
Amounts reflect the cash consideration to be received by each named executive officer in connection with the accelerated vesting and cancellation and termination of unvested Stock Options, RSU Awards and PSU Awards held by each of the named executive officers, which acceleration of vesting will occur upon completion of the merger. The cash consideration to be received by each named executive officer with respect to the accelerated vesting and cancellation of unvested Stock Options, RSU Awards and PSU Awards held by each of the named executive officers is summarized in the following table:

	Unvested Stock Options (#)	Unvested Stock Options ($)	Unvested RSU Awards (#)	Unvested RSU Awards ($)	Unvested PSU Awards (#)	Unvested PSU Awards ($)
Brian P. Kelley	127,914	4,383,657	29,694	2,731,848	41,502	3,818,184
Michael J. Degnan	20,424	650,960	17,730	1,631,160	3,472	319,424
Robert P. Ostryniec	35,076	1,011,057	17,477	1,607,884	7,106	653,752
Peter G. Leemputte	31,616	1,233,656	17,032	1,566,944	6,282	577,944
John Whoriskey	9,413	222,163	1,981	182,252	1,271	116,932
Frances G. Rathke	12,568	396,892	4,593	422,556	—	—

(4)
Amounts reflect the cash consideration to be paid in respect of the unvested portion of Deferred Cash Awards granted to Messrs. Degnan and Whoriskey in March 2013. The terms of Mr. Whoriskey's Deferred Cash Award are identical to those of Mr. Degnan's Deferred Cash Award, as described above in the section entitled "—Deferred Cash Awards." Pursuant to the merger agreement, these awards will become fully vested immediately prior to the effective time and will be canceled and terminated in exchange for a cash amount, without interest, equal to the amount subject to such cancelled Deferred Cash Awards. Other than the cancellation of Mr. Degnan's and Mr. Whoriskey's Deferred Cash Awards, none of the named executive officers are eligible to receive any nonqualified deferred compensation plan enhancements upon a change in control or termination of employment following a change in control. Keurig does not maintain any defined benefit pension plans for its employees.

(5)
Amounts reflect the payments in respect of COBRA continuation coverage provided for under: (a) the CIC Plan (for Messrs. Kelley, Degnan, Ostryniec and Leemputte); and (b) the transition agreement, as described below (for Ms. Rathke). The COBRA continuation benefits under the CIC Plan are described in more detail above in the section entitled "—Change in Control Severance Benefits for Executive Officers."

(6)
None of the named executive officers are eligible to receive an excise tax gross up.

(7)
Keurig previously entered into transition agreements with Ms. Rathke and Mr. Whoriskey pursuant to which each executive agreed to serve as an advisor to Mr. Kelley until no later than December 31, 2015, unless the transition agreement is terminated sooner by the executive or Keurig (such date that the executive ceases to perform services as an employee of Keurig, the "Termination Date"). The transition agreements provide that if the executive's employment ends on December 31, 2015, the executive will (i) continue to receive base salary in accordance with normal payroll practices for a period of 12 months from such date, and (ii) for Ms. Rathke only, at the same time that other participants are paid their fiscal year 2015 annual bonus, receive an amount (that is in addition to any fiscal year 2015 annual bonus) that is the greater of Ms. Rathke's actual fiscal year 2014 annual bonus and Ms. Rathke's fiscal year 2015 annual bonus (which we refer to collectively as the "Post-Termination Payments"); provided, that in the event of a change in control, such Post-Termination Payments would be paid within five business days after the Termination Date or, if later, the change in control. In addition, the transition agreements also provide that if the executive's termination of employment occurs on or after the date on which a change in control occurs, (i) each executive will receive an amount equal to the executive's target annual bonus pro-rated for fiscal year 2015 (for Ms. Rathke) or fiscal year 2016 (for Mr. Whoriskey), to the extent such executive's annual bonus for such fiscal year has not previously been paid, not later than five business days after the date of termination, and (ii) all outstanding unvested equity awards will fully vest immediately prior to a change in control (with respect to PSU Awards, if the change in control occurs prior to the completion of the performance period, such PSU Awards will vest at 100% of the target award; if the change in control occurs after the completion of the performance period, such PSU Awards will vest based on actual performance). Because Ms. Rathke and Mr. Whoriskey would be entitled to the Post-Termination Payments provided for under the transition agreement regardless of whether the merger occurs, those amounts are not considered merger-related compensation and have been excluded from this table. The amount reported in the cash column for Mr. Whoriskey reflects the pro-rata fiscal year 2016 target bonus amount that would be paid pursuant to his transition agreement if a change in control occurred prior to December 31, 2015. Because fiscal year 2015 annual bonuses have already been paid as of the date of filing of this proxy statement, Ms. Rathke is not entitled to any pro-rata target bonus amount under her transition agreement.

  Director and Officer Indemnification and Insurance

        Pursuant to the merger agreement, after the effective time of the merger, Acorn is obligated to cause the surviving corporation to indemnify, defend and hold harmless each current or former director, officer and fiduciary under the benefit plans of Keurig or any of our subsidiaries, to the fullest extent permitted by applicable law, against (i) losses and expenses arising out of actions or omissions occurring at or prior to the effective time of the merger (and whether asserted or claimed prior to, at or after the effective time) to the extent that they are based on or arise out of the fact that such person is or was a director, officer or fiduciary under the benefit plans of Keurig or any of our subsidiaries (which we refer to as "indemnified liabilities"), and (ii) all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement. The surviving corporation will promptly pay the reasonable fees and expenses of counsel to any such director, officer or fiduciary and otherwise advance documented expenses reasonably incurred in connection with any such indemnified liabilities (subject to such indemnified person undertaking to repay such amounts if it is determined that such director, officer or fiduciary is not entitled to indemnification under law).

        Keurig is permitted to, prior to the effective time of the merger, and if Keurig fails to do so, Acorn is obligated to cause the surviving corporation to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six years from and after the effective time of the merger with respect to claims arising from facts or events occurring on or before the effective time of the merger (but in no event shall compliance with the foregoing obligations require Acorn or the surviving corporation to pay a premium for such insurance in excess of 300% of the annual premium paid as of the date of the merger agreement by Keurig for such insurance). Such insurance must provide for coverage and amounts equivalent to, and in any event at least as favorable to, our current and former directors, officers and fiduciaries as the coverage currently provided by our directors' and officers' liability insurance policies, in the aggregate.

        In addition, for not less than six years following the effective time of the merger, Acorn and the surviving corporation must maintain provisions in the organizational documents of the surviving corporation and its subsidiaries with respect to exculpation, indemnification and advancement of expenses that are no less favorable than the analogous provisions contained in the organizational documents of Keurig and our subsidiaries in effect immediately prior to the effective time of the merger.

        For additional information, see the section entitled "The Agreement and Plan of Merger—Director and Officer Indemnification and Insurance," beginning on page 94.

Certain Effects of the Merger

        If the proposal to adopt the merger agreement is approved by the holders of shares of Keurig common stock representing a majority of the outstanding shares of Keurig common stock entitled to vote on such matter and the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived, Sub will be merged with and into Keurig upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Keurig will continue to exist following the merger as a wholly-owned subsidiary of Acorn.

        Following the merger, all of Keurig's equity interests will be beneficially owned by Acorn, and none of Keurig's current stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, Keurig, the surviving corporation or Acorn after the completion of the merger. As a result, Keurig's current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Keurig common stock. Following the merger, Acorn will benefit from any increase in Keurig's value and also will bear the risk of any decrease in Keurig's value.

        Upon completion of the merger, each share of Keurig common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares owned by Acorn, any subsidiary of Acorn, Sub or Keurig, in each case immediately prior to the effective time of the merger, and (ii) shares held by stockholders who have not voted in favor of the merger and who shall have properly and validly perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) will be cancelled, extinguished and automatically converted into the right to receive the merger consideration, without interest, subject to any applicable withholding taxes. See the section of entitled "The Agreement and Plan of Merger—Merger Consideration," beginning on page 79.

        For information regarding the effects of the merger on Keurig's outstanding equity awards, please see the section entitled "—Interests of Directors and Executive Officers in the Merger," beginning on page 62, and the section entitled "The Agreement and Plan of Merger—Treatment of Stock Options,

RSU Awards, PSU Awards, Deferred Cash Awards, the ESPP and Deferred Compensation Plans," beginning on page 80.

        Keurig common stock is currently registered under the Exchange Act and trades on NASDAQ under the symbol "GMCR." Following the completion of the merger, shares of Keurig common stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of shares of Keurig common stock under the Exchange Act will be terminated, and Keurig will no longer be required to file periodic and other reports with the SEC with respect to Keurig common stock. Termination of registration of Keurig common stock under the Exchange Act will reduce the information required to be furnished by Keurig to Keurig's stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders' meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Keurig to the extent that they apply solely as a result of the registration of Keurig common stock under the Exchange Act.

Consequences if the Merger is Not Completed

        If the proposal to adopt the merger agreement is not approved by the holders of shares representing a majority of the outstanding shares of Keurig common stock entitled to vote on such matter or if the merger is not completed for any other reason, you will not receive any consideration from Acorn or Sub for your shares of Keurig common stock. Instead, Keurig will remain a public company, and Keurig common stock will continue to be listed and traded on NASDAQ. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of Keurig common stock will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Keurig common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of Keurig common stock, including the risk that the market price of Keurig common stock may decline to the extent that the current market price of Keurig common stock reflects a market assumption that the merger will be completed. If the proposal to adopt the merger agreement is not approved by the holders of shares representing a majority of the outstanding shares of Keurig common stock entitled to vote on such matter or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

        In addition, if the merger agreement is terminated under specified circumstances, Keurig is required to pay Acorn a termination fee of $475,000,000. See the section entitled "The Agreement and Plan of Merger—Expenses; Termination Fees," beginning on page 100.

Financing of the Merger

        We anticipate that the total funds needed to complete the merger, including the funds needed to pay Keurig stockholders and holders of other equity-based interests the amounts due to them under the merger agreement, which would be approximately $13.9 billion based upon the number of shares of Keurig common stock (and our other equity-based interests) outstanding as of December 18, 2015, will be funded through a combination of approximately $6.0 billion of debt financing and approximately $8.5 billion of equity financing.

        Sub has entered into a debt commitment letter, dated as of December 21, 2015, with the Commitment Parties. Pursuant to and subject to the terms of the debt commitment letter, the Commitment Parties have committed to arrange and underwrite senior secured credit facilities in an aggregate amount of up to $6.4 billion to, among other things, (i) pay the merger consideration payable under the merger agreement, (ii) refinance any existing indebtedness for borrowed money that may become due and payable as a result of the merger, (iii) pay any and all fees and expenses in connection with the merger or the financing thereof and (iv) satisfy all of Acorn's and Sub's respective other payment obligations under the merger agreement. The debt commitment letter terminates automatically on the earliest to occur of (a) the termination of the merger agreement by Sub (or with Sub's written consent) and (b) 5:00 p.m., New York City time, five business days after the termination date (as defined in the merger agreement).

        Although the debt financing described above is not subject to a due diligence or "market out," the obligations of the Commitment Parties to provide debt financing under the debt commitment letter is subject to a number of conditions, and such financing should not be considered assured. There is a risk that these conditions will not be satisfied and the debt financing may not be funded when required. To the knowledge of Keurig, as of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available.

        The completion of the merger is not conditioned upon Acorn's receipt of financing.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general summary of certain material U.S. federal income tax consequences of the merger to beneficial owners of Keurig common stock who receive cash for their shares of Keurig common stock in the merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a beneficial owner of shares in light of such beneficial owner's particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This summary only addresses shares of Keurig common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the U.S. federal income tax consequences to holders of shares who demand appraisal rights under Delaware law. This summary also does not address tax considerations applicable to any holder of shares that may be subject to special treatment under the U.S. federal income tax laws, including:

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  a bank, insurance company or other financial institution;

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  a tax-exempt organization;

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  a retirement plan or other tax-deferred account;

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  a partnership, an S corporation or other entity treated as a pass-through entity for U.S. federal income tax purposes (or an investor in such an entity);

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  a mutual fund;

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  a real estate investment trust or regulated investment company;

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  a personal holding company;

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  a dealer or broker in stocks and securities or currencies;

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  a trader in securities that elects mark-to-market treatment;

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  a holder of shares subject to the alternative minimum tax provisions of the Code;

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  a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

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  a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

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  a "controlled foreign corporation," "passive foreign investment company" or corporation that accumulates earnings to avoid U.S. federal income tax;

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  a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction; or

  •
  a U.S. expatriate.

This summary is based on the Code, the Treasury regulations promulgated under the Code and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (which we refer to as the "IRS") with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

        THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES OF KEURIG COMMON STOCK. WE URGE BENEFICIAL OWNERS OF SHARES TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

        For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of shares of Keurig common stock that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        We use the term "non-U.S. holder" to mean a beneficial owner of Keurig common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns shares of Keurig common stock, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding shares of Keurig common stock should consult such partner's tax advisor.

  U.S. Holders

        General.    A U.S. holder's receipt of cash in exchange for shares of Keurig common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. holder who receives cash in exchange for shares of Keurig common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder's adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Keurig common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder's holding period for the shares is more than one year at the effective time of the merger. Long-term capital gain recognized by individuals and other non-corporate persons that are U.S. holders generally is subject to tax at a reduced rate of U.S. federal income tax. There are limitations on the deductibility of capital losses.

        Tax on Net Investment Income.    A 3.8% tax is imposed on all or a portion of the "net investment income" (within the meaning of the Code) of certain individuals, trusts and estates if their income exceeds certain thresholds. For individuals, the additional 3.8% tax will be imposed on the lesser of (i) an individual's "net investment income" or (ii) the amount by which an individual's modified adjusted gross income exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed "net investment income" or (ii) the excess of adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. For these purposes, "net investment income" generally will include any gain recognized on the receipt of cash for shares in the merger.

        Information Reporting and Backup Withholding.    A U.S. holder may be subject to information reporting. In addition, all payments to which a U.S. holder would be entitled pursuant to the merger will be subject to backup withholding at the statutory rate unless such holder (i) is a corporation or other exempt recipient (and, when required, demonstrates this fact), or (ii) provides a taxpayer identification number (which we refer to as a "TIN") and certifies, under penalty of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not otherwise establish exemption should complete and sign the IRS Form W-9, in order to provide the information and certification necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.

        Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a U.S. holder's U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

  Non-U.S. Holders

        General.    A non-U.S. holder's receipt of cash for shares of Keurig common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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  the non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are met;

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  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

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  we are or have been a United States real property holding corporation, or "USRPHC," for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder held our shares and the non-U.S. holder held (actually or constructively) more than five percent of our shares at any time during the five-year period ending on the date of the merger.

        Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), net of applicable U.S.-source losses from sales or exchanges of other capital assets recognized by such non-U.S. holder during the taxable year. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-U.S. holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for different rules.

        With respect to the third bullet point above, the determination whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our United States and foreign real property interests. We believe that we have not been a USRPHC for U.S. federal income tax purposes at any time during the five-year period ending on the date of the merger.

        Information Reporting and Backup Withholding.    Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a non-U.S. holder's U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a non-U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. Non-U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

        THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF KEURIG COMMON STOCK. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

        Completion of the merger is conditioned on the expiration or termination of any applicable waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act and the Competition Act. On December 18, 2015, Keurig and Acorn filed their respective notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice (which we refer to as the "DOJ") and the United States Federal Trade Commission (which we refer to as the "FTC"), which triggered the start of the HSR Act waiting period. Unless Keurig or Acorn voluntarily withdraws its notification and report form or the DOJ or FTC grants early termination of the HSR Act review period or formally requests additional information concerning the merger, the waiting period will expire at midnight on January 18, 2016. On December 22, 2015, Keurig and Acorn filed a request for an Advance Ruling Certificate pursuant to section 102 of the Competition Act. While no formal waiting period currently applies under the Competition Act, the issuance of an Advance Ruling Certificate or other positive clearance by the Commissioner of Competition would waive Keurig's and Acorn's obligations to comply with such waiting period in Canada. In addition, Keurig and Acorn may trigger the start of the Competition Act waiting period at any time by filing pre-merger notification forms pursuant to section 114 of the Competition Act.

        At any time before or after the effective time of the merger, the DOJ, the FTC, antitrust authorities outside the United States or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the completion of the merger, conditionally approving the merger upon the divestiture of Keurig's or Acorn's assets, subjecting the completion of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

        We currently expect to obtain all antitrust and other regulatory approvals that are required for the completion of the merger during the first calendar quarter of 2016; however, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

Litigation Related to the Merger

        On December 15, 2015, a putative class action lawsuit (Berger v. Keurig Green Mountain, Inc., et al., Case No. 11815-CB) was filed in the Court of Chancery of the State of Delaware against Keurig, the members of the Board, Acorn, Sub, JAB and JAB Holding. The complaint alleges that our directors breached their fiduciary duties by, among other things, (i) initiating a process to sell Keurig that undervalues it, (ii) capping the price of Keurig at an amount that does not adequately reflect Keurig's true value, (iii) failing to sufficiently inform themselves of Keurig's value or disregarding that value and (iv) committing to the proposed transaction at the expense of any alternate potential acquirers. The complaint also alleges that Keurig, Acorn, Sub, JAB and JAB Holding aided and abetted those alleged breaches of fiduciary duties by Keurig's directors. The complaint seeks, among other things, an order that the action may be maintained as a class action, certification of the plaintiff as a representative of the class and plaintiff's counsel as class counsel, injunctive relief, rescission of the transaction or rescissory damages in favor of the plaintiff and the class, an accounting of all damages sustained by the plaintiff and the class and the fees and costs associated with the litigation.

        From December 21, 2015 through December 23, 2015, two additional putative class action lawsuits (Kaufmann v. Keurig Green Mountain, Inc., et al., Case No. 11826- and Restivo v. Keurig Green Mountain, Inc., et al., Case No. 11840-) were filed in the Court of Chancery of the State of Delaware against Keurig, the members of the Board, Acorn, Sub and JAB. The complaints allege similar claims and allegations to those in the Berger complaint, and each seeks similar relief on behalf of the putative class.

 THE AGREEMENT AND PLAN OF MERGER

Explanatory Note Regarding the Merger Agreement

        The summary of the material provisions of the merger agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

        The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding Keurig, Acorn, Sub or JAB or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of Keurig, in the public filings that Keurig makes with the SEC, which are available without charge through the SEC's website at www.sec.gov. See the section entitled "Where You Can Find More Information," on page 115.

        The representations, warranties and covenants made in the merger agreement by Keurig, Acorn and Sub are qualified and subject to important limitations agreed to by Keurig, Acorn and Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by Keurig, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Date of the Merger Agreement

        The merger agreement was executed by Keurig, Acorn, Sub, and, solely for certain provisions set forth therein, JAB on December 6, 2015 (which we refer to as the "date of the merger agreement").

The Merger

        The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and the applicable provisions of the DGCL at the effective time of the merger, Sub will be merged with and into Keurig, the separate corporate existence of Sub will thereupon cease and Keurig will continue as the surviving corporation of the merger. As a result of the merger, Keurig, as the surviving corporation, will succeed to and assume all of the rights and obligations of Keurig and Sub.

Closing; Effective Time of the Merger

        The closing of the merger will take place on a date to be specified by the parties, but no later than the third business day after the satisfaction or waiver of the conditions set forth in the merger agreement (other than those conditions that, by their terms, are to be satisfied at the closing).

However, if the marketing period (as defined below) has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that, by their terms, are to be satisfied at the closing), the closing of the merger will occur instead on (a) the earlier to occur of (i) any business day during the marketing period specified by Acorn on no less than three business days' written notice to Keurig and (ii) the third business day after the final day of the marketing period, but subject, in each case, to the satisfaction (or waiver to the extent permitted by applicable law) of the conditions set forth in the merger agreement (other than those conditions that, by their terms, are to be satisfied at the closing) or (b) such other date, time or place as mutually agreed to in writing.

        The "marketing period" is the first period of 20 consecutive business days after the date of the merger agreement throughout which (a) Acorn has the required information (as defined below) and such required information is compliant (as defined below), (b) all of Acorn's conditions to closing (other than the requisite stockholder approval (as defined below), which need only be satisfied no later than three business days prior to the end of the marketing period, and those conditions that by their terms are to be satisfied at the closing, which need only be satisfied at the closing) have been satisfied, and nothing has occurred and no condition exists that would cause any of such conditions not to be satisfied assuming the closing were to be scheduled during such 20 consecutive business day period. Notwithstanding the foregoing, the marketing period (A) may not commence (i) prior to December 6, 2015, the mailing of this proxy statement, or January 5, 2016, or (ii) if, at any time on or prior to the completion of such 20 consecutive business day period, the required information would not be compliant, and (B) must first commence no later than five business days following Acorn's receipt of Keurig's consolidated financial statements for the first fiscal quarter of Keurig's 2016 fiscal year.

        "Required information" means (a) pertinent and customary information regarding Keurig and its subsidiaries as reasonably requested in writing by Acorn in order to obtain the debt financing contemplated by the original debt commitment letter and related fee letter (such debt financing, the "debt financing") or any permitted replacement, amended, modified or alternative financing (such debt financing, collectively with the debt financing, the "available financing"), as well as such other information regarding Keurig and its subsidiaries as is customary for the arrangement or marketing of the available financing to assist in the preparation of customary offering or information documents or rating agency or lender presentations relating to the available financing, and (b) all financial statements and other financial data and information of Keurig and its subsidiaries for completed fiscal periods as is reasonably requested by Acorn (other than pro forma financial information). Required information is "compliant" if (i) the required information does not contain any untrue statement of material fact or omit to state any material fact necessary to make such required information not misleading, (b) Keurig's auditors have not withdrawn any audit opinion with respect to, or Keurig and its auditors have not indicated to an executive officer an intent to, or that they are actively considering the need to or have determined to, undertake a restatement of, any financial statements contained in the required information, and (c) 45 days have not lapsed since the date of any financial statements for a completed fiscal quarter contained in the required information, and 90 days have not lapsed since the date of any fiscal statements for a completed fiscal year contained in the required information.

        Concurrently with the closing of the merger, Acorn, Sub and Keurig will cause the merger to be consummated under the DGCL, including the filing by Keurig of a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware (at which time we expect the merger to become effective).

Organizational Documents; Directors and Officers

        At the effective time of the merger, subject to the terms of the merger agreement, Keurig's certificate of incorporation will be amended and restated in its entirety to read identically to the certificate of incorporation of Sub, as in effect immediately prior to the effective time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the surviving corporation, except that the name of the surviving corporation will be "Keurig Green Mountain, Inc." Additionally, at the effective time of the merger, subject to the terms of the merger agreement, the bylaws of Sub, as in effect immediately prior to the effective time, will become the bylaws of the surviving corporation.

        The merger agreement provides that, at the effective time, (i) the directors of Sub immediately prior to the effective time of the merger will become the initial directors of the surviving corporation and (ii) the officers of Keurig will become the initial officers of the surviving corporation.

Merger Consideration

  Outstanding Keurig Common Stock

        Except as described below, at the effective time of the merger, each share of Keurig common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of Keurig common stock owned by Acorn, any subsidiary of Acorn, Sub or Keurig ("cancelled shares") and dissenting shares (as defined below)) will be converted into the right to receive $92.00 in cash, without interest, subject to any applicable withholding taxes. At the effective time of the merger, cancelled shares will be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

  Sub Common Stock

        At the effective time of the merger, each share of common stock of Sub that is outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.

  Dissenting Shares

        All Keurig common stock that is issued and outstanding immediately prior to the effective time of the merger and held by Keurig stockholders who do not vote in favor of the merger and who properly and validly perfect their statutory rights of appraisal in respect of such Keurig common stock in accordance with Section 262 of the DGCL ("dissenting shares") will not be converted into, or represent the right to receive, the merger consideration. Instead, at the effective time of the merger, the dissenting shares will no longer be outstanding and will automatically be cancelled and cease to exist, and the Keurig stockholders will cease to have any rights with respect to such dissenting shares, other than the right to receive the fair value of the dissenting shares in accordance with Section 262 of the DGCL. Any dissenting shares held by Keurig stockholders who fail to perfect or who effectively withdraw or lose their rights to appraisal under Section 262 of the DGCL will no longer be considered dissenting shares and will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the effective time of the merger, the right to receive the merger consideration, without interest, subject to any applicable withholding taxes, upon surrender of the certificate or certificates that formerly evidenced such Keurig common stock pursuant to the applicable exchange procedures under the merger agreement.

        Keurig is required to provide Acorn with (a) prompt notice of any demands for appraisal received by Keurig, any withdrawals of such demands, and any other instruments served pursuant to Delaware law and received by Keurig in respect of dissenting shares, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware law. Absent the prior written consent of Acorn, Keurig is prohibited from voluntarily making any payment with respect to any demand for appraisal or from settling or offering to settle any such demands for payment in respect of dissenting shares. Furthermore, any portion of the merger consideration that is made available to the payment agent to pay for Keurig common stock for which appraisal rights have been perfected and for which the right to receive the fair value of such dissenting shares in accordance with Section 262 of the DGCL has been awarded will be returned to Acorn upon demand.

Treatment of Stock Options, RSU Awards, PSU Awards, Deferred Cash Awards, the ESPP and Deferred Compensation Plans

  Stock Options

        Upon the terms and subject to the conditions set forth in merger agreement, (a) the vesting of each Stock Option that remains outstanding as of immediately prior to the effective time of the merger will be accelerated in full immediately prior to the effective time of the merger, (b) each Stock Option that remains outstanding as of immediately prior to the effective time of the merger will be cancelled and terminated as of the effective time of the merger and (c) each holder of each such Stock Option will cease to have any rights with respect thereto, except the right to be paid at or promptly after the effective time an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Keurig common stock that were issuable upon exercise of such Stock Option immediately prior to the effective time of the merger, by (ii) the excess, if any, of the merger consideration of $92.00 over the per share exercise price of such Stock Option. Any Stock Options with respect to which the exercise price per share subject thereto is greater than or equal to the merger consideration of $92.00 per share will be cancelled in exchange for no consideration. From and after the effective time of the merger, no Stock Options will be exercisable.

  RSU Awards

        Upon the terms and subject to the conditions set forth in merger agreement, each RSU Award that remains outstanding immediately prior to the effective time of the merger (a) will become fully vested immediately prior to the effective time of the merger and (b) will be cancelled and terminated as of the effective time of the merger, and each holder of an RSU Award will be paid at or promptly after the effective time of the merger an amount in cash equal to the number of shares of Keurig common stock subject to such cancelled RSU Award multiplied by the merger consideration of $92.00. Payment with respect to any RSU Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code ("Section 409A") and that is not permitted to be paid at or promptly after the effective time of the merger without triggering a tax or penalty under Section 409A will be made at the earliest time permitted that will not trigger a tax or penalty under Section 409A.

  PSU Awards

        Upon the terms and subject to the conditions set forth in merger agreement, each PSU Award that remains outstanding immediately prior to the effective time of the merger (i) will become fully vested immediately prior to the effective time of the merger and (ii) will be cancelled and terminated as of the effective time of the merger and each holder of a PSU Award will be paid at or promptly after the effective time of the merger an amount in cash equal to the number of shares of Keurig common stock subject to such cancelled PSU Award multiplied by the merger consideration of $92.00. The total number of shares of Keurig common stock subject to a PSU Award will be determined (A) for PSU Awards with a performance period ending prior to the closing date of the merger by its terms, based on actual performance through the end of such performance period and (B) for PSU Awards with a performance period not ending prior to the closing date of the merger by its terms, at 100% of target levels.

  Deferred Cash Awards

        Upon the terms and subject to the conditions set forth in the merger agreement, each Deferred Cash Award that remains outstanding immediately prior to the effective time of the merger (i) will become fully vested immediately prior to the effective time of the merger and (ii) will be cancelled and terminated as of the effective time of the merger and each holder of a Deferred Cash Award will be paid at or promptly after the effective time of the merger an amount in cash equal to the amount of such Deferred Cash Award subject to such cancelled Deferred Cash Award. Payment with respect to any Deferred Cash Award that constitutes nonqualified deferred compensation subject to Section 409A and that is not permitted to be paid at or promptly after the effective time of the merger without triggering a tax or penalty under Section 409A will be made at the earliest time permitted that will not trigger a tax or penalty under Section 409A.

  ESPP

        Upon the terms and subject to the conditions set forth in the merger agreement, prior to the effective time of the merger, Keurig will take all actions necessary to terminate the ESPP and all outstanding rights thereunder as of immediately prior to the effective time of the merger. Assuming that the merger closes prior to March 26, 2016, the last day in the current payment period under the ESPP, it will continue as currently in effect until no later than the day immediately prior to the closing date of the merger, although no new elections to participate or increases in participation levels may be made. In such circumstances, any amounts in the ESPP account will be used to purchase shares of Keurig common stock at that time pursuant to the existing terms of the ESPP. Regardless of when the merger closes, no new payment periods will commence after March 26, 2016. All shares of Keurig common stock in the ESPP as of immediately prior to the effective time of the merger will be treated as outstanding shares of Keurig common stock and will be converted into the right to receive the merger consideration.

  Deferred Compensation Plan

        Upon the terms and subject to the conditions set forth in the merger agreement, any participant accounts (or portions thereof) which are notionally invested in shares of Keurig common stock immediately prior to the effective time of the merger will be notionally reinvested in one or more other "Earnings Measures" (as defined in the Deferred Compensation Plan) as determined by the plan's administrator at the effective time.

        At the effective time of the merger, Acorn will make a cash contribution to the surviving corporation in an amount necessary to make the payments described above.

Exchange Procedures

        Prior to the effective time of the merger, Acorn will select a bank or trust company reasonably acceptable to Keurig to act as the payment agent for the merger. At or prior to the effective time of the merger, Acorn, on behalf of Sub, will deposit, or cause to be deposited, with the payment agent a cash amount equal to the aggregate merger consideration to which Keurig common stockholders will become entitled in connection with the merger.

        Promptly following the effective time of the merger (but in no event later than the third business day after the effective time of the merger), Acorn and the surviving corporation will cause the payment agent to mail to each holder of record of a certificate which immediately prior to the effective time represented outstanding shares of Keurig common stock and whose shares were converted into the right to receive the merger consideration a customary letter of transmittal and instructions for surrendering the certificate and/or uncertificated shares of Keurig common stock in exchange for payment of the merger consideration. Upon surrender of a certificate together with a duly completed and validly executed letter of transmittal in proper form, the holder of such certificate will be entitled to receive the portion of the aggregate merger consideration payable to such holder pursuant to the merger (without interest and less applicable withholding taxes). Holders of uncertificated shares of Keurig common stock will not be required to deliver a stock certificate or executed letter of transmittal, and will instead automatically be entitled to receive the portion of the aggregate merger consideration payable to such holders at the effective time of the merger. If you hold your shares through an account with a bank, broker, trust or other nominee, please contact your bank, broker, trust or other nominee for instructions regarding how to collect your merger consideration.

        No interest will be paid or accrued for the benefit of holders of certificated or uncertificated shares on the merger consideration. Until so surrendered, outstanding certificates and uncertificated shares will be deemed from and after the effective time of the merger to evidence only the right to receive the merger consideration, without interest thereon, payable pursuant to the provisions of the merger agreement.

You should not send in your stock certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of certificates representing shares of Keurig common stock will be mailed to stockholders holding certificated shares of Keurig common stock if the merger is completed.

  Lost, Stolen and Destroyed Certificates

        If a Keurig stock certificate is lost, stolen or destroyed, the holder of such certificate must deliver an affidavit of that fact prior to receiving any merger consideration and, if required by Acorn or the payment agent in their respective reasonable and customary discretion, may also be required to post a bond (in such reasonable amount as the payment agent may direct) prior to receiving any merger consideration.

Representations and Warranties

        Keurig, on the one hand, and Acorn and Sub, on the other hand, have each made representations and warranties to each other in the merger agreement. The representations and warranties referenced below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the parties to each other (including in the disclosure letter delivered by Keurig in connection with the merger agreement (the "Keurig disclosure letter")). The representations and warranties contained in the merger agreement should not be relied upon as characterizations of the actual state of facts or condition of Keurig, Acorn, Sub, JAB or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the merger agreement will expire at the effective time of the merger.

  Representations and Warranties of Keurig

        Keurig has made customary representations and warranties to Acorn and Sub in the merger agreement regarding aspects of Keurig's business and various other matters pertinent to the merger. The topics covered by its representations and warranties include the following:

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  the organization, qualification to do business and good standing of Keurig;

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  Keurig's authority to enter into, and, subject to Keurig stockholder approval, consummate the transactions contemplated by the merger agreement;

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  the vote of holders of Keurig common stock required to approve the merger;

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  the absence of conflicts with, or violations of, laws, organizational documents or contracts, in each case as a result of Keurig's execution or delivery of the merger agreement or the performance by Keurig of its covenants under, or the consummation by Keurig of the transactions contemplated by, the merger agreement;

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  the governmental and regulatory approvals required to complete the merger;

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  the capital structure of, and the absence of restrictions with respect to the capital stock of, Keurig and its subsidiaries;

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  Keurig's subsidiaries, including, among other things, the organization, qualification to do business and good standing of such subsidiaries;

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  Keurig's SEC filings since September 28, 2014 and the financial statements contained in those filings;

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  the absence of undisclosed liabilities;

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  the absence of certain changes or events since September 26, 2015;

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  contracts that would be required to be filed by Keurig pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), and other contracts that are described in the material contracts representation and warranty in the merger agreement ("material contracts");

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  Keurig's real property;

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  Keurig's personal property;

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  Keurig's intellectual property;

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  tax matters;

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  employee benefits matters;

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  labor matters;

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  Keurig's governmental permits;

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  Keurig's compliance with laws;

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  environmental matters;

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  the absence of pending material litigation or outstanding orders and judgments;

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  insurance coverage;

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  the absence of related-party transactions;

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  the absence of financial advisor's, broker's or finder's fees, other than those payable to BofA Merrill Lynch and Credit Suisse, in connection with the transactions contemplated by the merger agreement;

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  the opinions of Keurig's financial advisors;

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  the inapplicability of takeover laws to the merger and the absence of a stockholder rights plan; and

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  this proxy statement.

        Some of Keurig's representations and warranties are qualified by the concept of a "material adverse effect." Under the terms of the merger agreement, a material adverse effect on Keurig means any change, effect, event, occurrence or development that individually or in the aggregate together with all other effects, has had or would reasonably be expected to have a material adverse effect on (a) the financial condition, business or results of operations of Keurig and its subsidiaries taken as a whole or (b) the ability of Keurig to consummate the transactions contemplated by the merger agreement. However, no change, effect, event, occurrence or development resulting from or arising out of the following will constitute or be taken into account in determining whether there has been or would reasonably be expected to be a material adverse effect on the financial condition, business or results of operations of Keurig and its subsidiaries taken as a whole:

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  changes in the economy, political conditions or financial, credit or securities markets generally in the United States or elsewhere in the world (including changes in interest rates) or that are the result of armed hostilities, acts of war or terrorism;

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  factors generally affecting the industries in which Keurig and its subsidiaries operate, including changes in raw material costs;

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  changes or developments in GAAP, the rules and policies of the Public Company Accounting Oversight Board or changes in applicable law or changes in interpretations of the foregoing;

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  any (i) failure by Keurig or any of its subsidiaries to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other performance metrics, (ii) change in the market value or trading volume of shares of Keurig common stock for any period ending on or after the date of the merger agreement, or (iii) change in any analysts' recommendations with respect to Keurig or any of its subsidiaries;

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  entry into the merger agreement or the public announcement or pendency of the transactions contemplated by the merger agreement (including any loss of revenue or earnings, any threatened or actual impact on relationships with employees, customers, suppliers, distributors, landlords, business partners or regulators, and any impact by reason of the identity of or any facts and circumstances relating to Acorn, Sub or their respective affiliates);

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  fluctuations in the value of any currency;

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  any weather-related events, earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity;

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  any legal proceedings made or brought by any of the current or former stockholders of Keurig (or on their behalf or on behalf of Keurig) arising out of any allegations of a breach of fiduciary duty or other applicable law by Keurig or the Board relating to the merger agreement or the transactions contemplated thereby; or

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  any written communication by Acorn, Sub or their affiliates regarding the conduct of the business of Keurig and its subsidiaries following the effective time.

        However, the exception described in the fourth bullet above will not prevent or otherwise affect any change, effect, event, occurrence or development underlying such failure from being taken into account in determining whether a material adverse effect has occurred or is reasonably likely to occur. Additionally, solely with respect to the exceptions described in the first, second, third and seventh bullets above, any change, effect, event, occurrence or development that has a materially disproportionate adverse effect on Keurig and its subsidiaries compared to other companies operating in Keurig's geographic market in the segment of the industry in which Keurig and its subsidiaries operate will be considered for purposes of determining whether a material adverse effect occurred or would reasonably be expected to occur.

  Representations and Warranties of Acorn and Sub

        Acorn and Sub made customary representations and warranties to Keurig in the merger agreement, including representations and warranties relating to the following:

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  the organization and good standing of Acorn and Sub, and Acorn's qualification to do business;

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  each of Acorn's and Sub's authority to enter into, and consummate the transactions contemplated by, the merger agreement;

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  the absence of conflicts with, or violations of, laws, organizational documents or certain material contracts and instruments to which Acorn or Sub is a party, in each case as a result of Acorn's and Sub's execution or delivery of the merger agreement or the performance by Acorn and Sub of their respective covenants under, or the consummation by Acorn and Sub of the transactions contemplated by, the merger agreement;

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  the governmental and regulatory approvals required to complete the merger;

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  the absence of pending litigation and outstanding judgments which would prevent or materially delay the merger;

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  the accuracy of the information supplied by Acorn and Sub for this proxy statement;

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  the absence of ownership of shares of Keurig common stock by Acorn, Sub or any of their respective subsidiaries or their respective affiliates or associates;

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  the absence of broker's or finder's fees, other than those payable to Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BDT & Company LLC in connection with the transactions contemplated by the merger agreement;

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  the ownership of Sub by Acorn;

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  Sub's lack of operating activities;

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  the original debt commitment letter;

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  Acorn's having sufficient funds at the closing to pay the aggregate merger consideration, refinance any existing indebtedness for borrowed money that may become due and payable as a result of the merger, pay any and all fees and expenses in connection with the merger or the financing thereof, and satisfy all of Acorn's and Sub's respective other payment obligations under the merger agreement;

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  the absence of any exclusivity arrangement with any bank or investment bank or other potential financing source prohibiting such bank or financing source from providing or seeking to provide financing to any third party in connection with a transaction relating to Keurig or its subsidiaries;

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  the solvency, on a consolidated basis, of Acorn, the surviving corporation and each subsidiary of the surviving corporation in the merger immediately following the effective time of the merger;

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  the absence of arrangements pursuant to which any stockholder of Keurig would be entitled to receive consideration of a different amount or nature than the merger consideration or pursuant to which any stockholder of Keurig agrees to vote against, or not to tender shares of Keurig common stock in any offer in connection with, any superior proposal; and

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  the absence of arrangements pursuant to which any third party has agreed to provide, directly or indirectly, any capital (other than pursuant to the original debt commitment letter) to Acorn or Keurig to finance in whole or in part any of the uses of the debt financing.

Covenants Regarding Conduct of Business by Keurig Prior to the Merger

        Under the merger agreement, Keurig agreed that, until the effective time of the merger, except as required by applicable law, by a governmental authority or by the rules of NASDAQ, as consented to in writing by Acorn (which consent may not be unreasonably withheld, conditioned or delayed), as expressly required or expressly contemplated pursuant to the merger agreement or as set forth in the Keurig disclosure letter, Keurig and its wholly-owned subsidiaries will use their commercially reasonable efforts to cause the business of Keurig and its wholly-owned or controlled subsidiaries to be conducted only in the ordinary course of business and in a manner consistent with past practice. In addition,

Keurig and its wholly-owned or controlled subsidiaries are obligated to use their commercially reasonable efforts to:

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  preserve intact Keurig's business organization and the assets of Keurig and its wholly-owned or controlled subsidiaries;

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  keep available the services of their key officers and employees; and

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  maintain existing relationships and goodwill with governmental authorities, material customers, material suppliers, material creditors and material lessors and other persons with which Keurig or any of its wholly-owned or controlled subsidiaries has significant business relations.

        In addition, until the effective time of the merger, except as required by applicable law, by a governmental entity or by the rules of NASDAQ, as consented to in writing by Acorn (which consent may not be unreasonably withheld, conditioned or delayed), as may be expressly required or expressly contemplated pursuant to the merger agreement, or as set forth in the Keurig disclosure letter, Keurig has agreed that it will not, and will not permit its wholly-owned or controlled subsidiaries to:

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  amend or otherwise change Keurig's certificate of incorporation or bylaws or any similar organizational documents of Keurig Canada Inc.;

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  merge or consolidate Keurig or any of its subsidiaries with any other person, except for any such transactions solely among wholly-owned subsidiaries of Keurig not in violation of any instrument binding on Keurig or any of its subsidiaries and that would not reasonably be expected to result in a material increase in the net tax liability of Keurig and its subsidiaries taken as a whole;

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  acquire, directly or indirectly, any assets, securities, properties, interests or businesses or make any investment, other than (i) acquisitions of raw materials, supplies, equipment, inventory, third-party software and capital in the ordinary course of business consistent with past practice or (ii) acquisitions with a value or purchase price (including the value of assumed liabilities) not in excess of $5,000,000 in any transaction or related series of transactions, or as required by the terms of certain contracts that are disclosed in the Keurig disclosure letter;

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  issue, sell, pledge, dispose of, grant, transfer, encumber or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any (i) shares of capital stock of Keurig or any of its subsidiaries (other than (A) the issuance, sale, pledge, disposition, grant, transfer, lease, license, guaranty or encumbrance of shares by a wholly-owned subsidiary of Keurig to Keurig or another wholly-owned subsidiary, (B) the issuance or transfer of Keurig's common stock pursuant to awards or rights outstanding under certain of Keurig's stock plans or the ESPP, or (C) certain limited grants of Stock Options, RSU Awards, PSU Awards and Deferred Cash Awards), (ii) securities convertible into or exercisable, exchangeable or redeemable for any shares of such capital stock, any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible, exercisable, exchangeable or redeemable securities, or (iii) any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable, exchangeable or redeemable for securities having the right to vote) with the stockholders of Keurig on any matter;

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  make any loans, advances, guarantees or capital contributions to or investments in any person (other than Keurig or any direct or indirect wholly-owned subsidiary of Keurig), other than loans, advances, guarantees or capital contributions made in the ordinary course of business not to exceed $5,000,000;

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  amend, supplement, replace, refinance, terminate or otherwise modify that certain Credit Agreement, dated June 29, 2015, by and among Keurig, Keurig Trading Sàrl, Bank of America, N.A., as administrative agent, and the other parties thereto, as amended (the "credit agreement");

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  declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Keurig's or any of its subsidiaries' capital stock, other than (i) the regular quarterly dividend of $0.325 per Keurig share declared on November 19, 2015 and payable on February 16, 2016 or (ii) dividends or other distributions paid by any direct or indirect wholly-owned subsidiary of Keurig to Keurig or to its parent;

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  adjust, reclassify, split, combine or subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than in connection with the payment of the exercise price or withholding taxes with respect to any award granted under Keurig's stock plans in accordance with the terms of the applicable plan;

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  incur any indebtedness for borrowed money, or issue or sell any debt securities or warrants or other rights to acquire any debt securities of Keurig (other than (i) indebtedness incurred pursuant to the credit agreement in the ordinary course of business consistent with past practice not in excess of $25,000,000, provided that, after March 1, 2016, the aggregate amount of outstanding indebtedness under the credit agreement must not exceed an amount equal to $10,000,000 more than the amount of such indebtedness outstanding on December 6, 2015, (ii) intercompany indebtedness and (iii) in connection with refinancings of existing indebtedness for borrowed money at the stated maturity of such indebtedness);

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  redeem, repurchase, prepay, defease, guarantee, cancel or otherwise acquire for value any indebtedness for borrowed money, debt securities, warrants or other rights to acquire any debt securities of Keurig, other than any intercompany indebtedness;

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  make or authorize any capital expenditures in excess of the amount reflected in Keurig's capital expenditure budget attached to the Keurig disclosure letter;

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  make any material change to its methods of accounting for financial accounting purposes in effect as of September 26, 2015, except (i) as required by GAAP, applicable law, a governmental authority or a quasi-governmental authority (including the Financial Accounting Standards Board), or (ii) in accordance with the bona fide advice of Keurig's independent auditors;

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  release, assign, compromise, discharge, waive, settle or satisfy any legal proceeding (other than any legal proceeding relating to the merger agreement or the merger) for an amount not covered by insurance in excess of $500,000 individually or $2,500,000 in the aggregate or providing for any relief other than monetary relief (except for confidentiality, non-disparagement, releases, agreements not to sue and other similar provisions in a settlement agreement);

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  (i) terminate, modify or amend in any respect materially adverse to Keurig or any of its subsidiaries any material contract other than the expiration or renewal of any material contract in accordance with its terms, or enter into any contract, agreement, or arrangement that would have been a material contract if entered into prior to the date of the merger agreement, (ii) except in the ordinary course consistent with past practice, waive in any material respect any term of, or waive any material default under, any material contract or (iii) enter into any contract that contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the consummation of the merger or the other transactions contemplated in the merger agreement;

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  other than in the ordinary course of business or to the extent required by law, make any material tax election, amend any tax return so as to affect a material amount of taxes, settle or finally resolve any controversy with respect to a material amount of taxes or change any material method of tax accounting;

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  transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material intellectual property rights, other than in the ordinary course of business;

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  with regard to assets other than Keurig's intellectual property rights, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, create or incur any lien (other than permitted liens) on or allow to lapse or expire or otherwise dispose of any material assets, licenses, operations, rights, product lines, businesses or interests therein of Keurig or its subsidiaries, except (i) in connection with sales of products or dispositions of inventory in the ordinary course of business, (ii) sales or other dispositions of obsolete assets, or (iii) sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $2,500,000 in any transaction or series of related transactions or $5,000,000 in the aggregate (inclusive of any sales or dispositions made pursuant to clause (i) or (ii) of this paragraph);

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  terminate any executive officers other than for cause or hire any new executive officers unless such hiring is in the ordinary course of business consistent with past practice that are subject to arrangements that are terminable at-will and do not provide for severance, retention or change in control payments or benefits;

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  adopt, enter into, amend, terminate or extend any collective bargaining agreement;

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  except as required by Keurig's and its subsidiaries' benefit plans, by applicable law or as expressly permitted by the merger agreement, (i) grant or provide any severance, retention, change in control or termination payments or benefits to any director, officer or, other than in the ordinary course of business consistent with past practice, non-officer employees of Keurig or any of its subsidiaries, (ii) increase the compensation or benefits of, pay any bonus to, or make any new equity awards to, any director, officer or employee of Keurig or any of its subsidiaries, other than annual merit and market adjustments of base salaries not to exceed 3% in the aggregate and payouts under Keurig's annual cash bonus plan for fiscal year 2015, in each case in the ordinary course of business consistent with past practice, (iii) establish, adopt, amend or terminate any of Keurig's or its subsidiaries' benefit plans or any arrangement that would be such a benefit plan if in effect as of the date of the merger agreement other than in the ordinary course of business consistent with past practice, or amend the terms of any outstanding equity-based awards, (iv) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any of Keurig's or its subsidiaries' benefit plans, to the extent not already provided in any such benefit plan, (v) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any of Keurig's or its subsidiaries' benefit plans or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, or (vi) forgive any loans to directors, officers or key employees of Keurig or any of its subsidiaries;

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  reclassify any independent contractor as an employee of Keurig or its subsidiaries;

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  fail to use commercially reasonable efforts to maintain in full force and effect Keurig's insurance policies in a form and amount consistent with past practice in all material respects;

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  sell, divest, transfer or place any lien (other than any permitted lien) on any material real property owned by Keurig or any of its subsidiaries;

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  enter into any new line of business not contemplated by the management presentations made by Keurig to Acorn prior to the date of the merger agreement;

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  adopt, enter into or effect any plan of complete or partial liquidation, dissolution, reorganization or restructuring with respect to Keurig;

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  knowingly take any action that would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the merger or the other transactions contemplated by the merger agreement, provided that this obligation will not prohibit any action otherwise permitted under the sections of the merger agreement described under "—Restriction on Solicitation of Competing Proposals" or "—Obligation of the Board with Respect to Its Recommendation"; or

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  announce an intention to enter into, authorize or enter into, or permit any of its subsidiaries to authorize or enter into, any written agreement or otherwise make any commitment to do any of the foregoing.

Restriction on Solicitation of Competing Proposals

        Subject to certain exceptions described below, Keurig has agreed that it and its subsidiaries will, and Keurig will direct its directors, officers, employees and controlled affiliates and investment bankers, attorneys, accountants and other agents or representatives retained by Keurig or any of its subsidiaries in connection with the transactions contemplated by the merger agreement (collectively, "Keurig representatives") to, immediately cease any discussions or negotiations with any persons that may be ongoing with respect to any acquisition proposal (as described below). Additionally, until the earlier of the effective time of the merger or termination of the merger agreement (if any), Keurig has agreed that Keurig and its subsidiaries will not, directly or indirectly:

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  solicit, initiate, facilitate or knowingly encourage any acquisition proposal;

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  participate in any negotiations regarding, or furnish to any third person any nonpublic information with respect to, any acquisition proposal;

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  engage in discussions with any third person with respect to any acquisition proposal;

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  enter into any letter of intent or similar document, or any agreement or commitment, providing for any acquisition proposal;

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  take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an "interested stockholder" under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of Keurig, inapplicable to any person other than Acorn and its affiliates or to any transactions constituting or contemplated by any acquisition proposal; or

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  adopt resolutions to do any of the foregoing or agree to do any of the foregoing.

        An "acquisition proposal" is defined in the merger agreement to mean any offer or proposal (other than an offer or proposal by Acorn, Sub or their respective affiliates) to engage in an acquisition transaction. An "acquisition transaction" is defined in the merger agreement to mean any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving:

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  any direct or indirect purchase or other acquisition (including by merger, consolidation, business combination, share exchange or other similar transaction) by any person or "group" (as defined in or under Section 13(d) of the Exchange Act) of issued and outstanding Keurig capital stock representing more than 20% of the Keurig common stock outstanding, including pursuant to a tender offer or exchange offer;

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  any direct or indirect purchase or other acquisition by any person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than 20% of the consolidated assets of

    Keurig and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition); or

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  any combination of the foregoing.

        Notwithstanding the non-solicitation provisions described above, if, at any time following the date of the merger agreement and prior to the receipt of the affirmative vote in favor of the adoption of the merger agreement of the holders of a majority of the outstanding shares of Keurig common stock entitled to vote thereon (the "requisite stockholder approval"), (i) Keurig receives a bona fide acquisition proposal that did not result from a material breach of the non-solicitation provisions described above, and (ii) the Board determines (a) in good faith, after consultation with Keurig's outside counsel and financial advisors, that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal (as such term is described below), and (b) after consultation with outside counsel, that the failure to furnish information to the third party making such acquisition proposal and engage in discussions or negotiations with such third party with respect to such acquisition proposal would reasonably be expected to be inconsistent with the Board's fiduciary duties under Delaware law, then Keurig may furnish such information (provided that Keurig substantially concurrently makes available to Acorn such information to the extent the information is material and was not previously made available to Acorn) and engage in such discussions or negotiations. Keurig must provide written notice to Acorn as soon as reasonably practicable after any such determination by the Board and before taking any such actions, and, prior to furnishing such information, Keurig also must receive from the third party an executed confidentiality agreement on terms no less favorable in the aggregate to Keurig than the confidentiality agreement, dated November 23, 2015, by and between Keurig and JAB Holding. Keurig must notify Acorn promptly (but in any event within 24 hours) following the receipt of any acquisition proposal, and (x) if the acquisition proposal is in writing, deliver to Acorn a copy of such acquisition proposal and any related draft agreement and other written material received from the person making such acquisition proposal setting forth the terms of the acquisition proposal, or (y) if oral, provide a summary of the material terms and conditions of such acquisition proposal (including the identity of the person making such acquisition proposal). Keurig must keep Acorn reasonably informed on a prompt and timely basis of the status and material details of any such acquisition proposal and with respect to any material change to the terms of any such acquisition proposal within 24 hours following such material change.

        The merger agreement provides that neither Keurig nor any of its subsidiaries will terminate, amend, modify or waive any rights under, or release any person (other than Acorn and Sub) from, any "standstill" or other similar agreement. However, if the Board determines in good faith (after consultation with outside counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Delaware law, Keurig may waive any standstill or similar provisions to the extent necessary to permit a person to make, on a confidential basis to the Board, an acquisition proposal conditioned upon such person agreeing to the disclosure of such acquisition proposal to Acorn and Sub.

        A "superior proposal" is defined in the merger agreement to mean any bona fide written acquisition proposal for an acquisition transaction on terms that the Board has determined in good faith (after consultation with Keurig's financial advisors and outside legal counsel) would be more favorable from a financial point of view to Keurig stockholders (in their capacity as such) than the merger, taking into account the relevant legal, financial and regulatory aspects of such acquisition proposal, the financing terms thereof and the identity of, and ability of, the person making such acquisition proposal to consummate the transactions contemplated by such acquisition proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals) and any changes to the terms of the merger agreement that as of that time had been agreed to be made in writing by Acorn. However, for purposes of the reference to an "acquisition proposal" in the definition of "superior proposal," all references to "more than 20%" in the definition of "acquisition transaction" will be deemed to be references to "more than 80%."

Obligation of the Board with Respect to Its Recommendation

        The merger agreement provides that, except as described below, neither the Board nor any committee of the Board will (i) withhold, withdraw, amend, qualify or modify in a manner adverse to Acorn or Sub, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Acorn or Sub, the Board's recommendation that the Keurig stockholders adopt the merger agreement (such recommendation, the "Board recommendation") or (ii) approve, endorse or recommend an acquisition proposal. We refer to any action described in clause (i) or (ii) above as a "Board recommendation change." In addition, at any time following the making of a public acquisition proposal, Acorn may submit one time a written request to the Board that the Board publicly reconfirm the Board recommendation within five business days after receipt of such a request, and each public acquisition proposal and any publicly disclosed change to the material terms of an acquisition proposal will renew Acorn's right to request reaffirmation of the Board recommendation.

        Notwithstanding the foregoing, at any time prior to the receipt of the requisite stockholder approval, the Board may make a Board recommendation change in response to (i) Keurig's receipt of an unsolicited, bona fide written acquisition proposal that constitutes a superior proposal and did not involve a material breach of the non-solicitation provisions described above, or (ii) an event, development or change in circumstances material to Keurig and its subsidiaries taken as a whole that (A) relates to Keurig but not any acquisition proposal, (B) becomes known to the Board after the date of the merger agreement but before the receipt of the requisite stockholder approval and (C) is not a change in, or event or condition generally affecting, the industry in which Keurig operates that has not had or would not reasonably be expected to have a disproportionate effect on Keurig (an "intervening event"). In addition, at any time prior to the requisite stockholder approval, if Keurig has complied in all material respects with the provisions of the merger agreement described under "—Restriction on Solicitation of Competing Proposals" or "—Obligation of the Board with Respect to Its Recommendation", cause Keurig to terminate the merger agreement and, substantially concurrently with and as a condition to such termination, cause Keurig to enter into a definitive written agreement providing for a superior proposal, which proposal did not result from any breach of such provisions of the merger agreement, if the Board determines in good faith, after consulting with and receiving advice from outside counsel, that (i) the failure to effect a Board recommendation change or terminate the merger agreement and enter into a definitive written agreement providing for a superior proposal would reasonably be expected to be inconsistent with its fiduciary duties under Delaware law, and (ii) Keurig has complied with the following:

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  subject to the obligations described in the next bullet point, no Board recommendation change may be made in response to a superior proposal or an intervening event and Keurig may not terminate the merger agreement as provided above: (A) until the fourth business day following Acorn's receipt of written notice from Keurig advising Acorn that the Board intends to, as applicable, make such Board recommendation change or so terminate the merger agreement, which notice must specify (1) in the case of such an action taken in connection with a superior proposal, the terms and conditions of such superior proposal (including the identity of the person making such superior proposal and a copy of the then-current forms of all of the relevant proposed transaction documents related to such superior proposal, including definitive agreements with respect to such superior proposal) or (2) if the basis of the proposed action by the Board is an intervening event, a reasonably detailed description of the intervening event; and (B) unless Keurig has, (i) during the four business day period specified above (and any additional period related to a revision to the superior proposal, as provided below), negotiated, and directed Keurig's financial advisors and legal counsel to negotiate, with Acorn in good faith (to the extent Acorn indicates to Keurig that Acorn desires to negotiate) with respect to proposed adjustments to the terms and conditions of the merger agreement agreed to be made in writing by Acorn so that such superior proposal ceases to constitute a superior proposal (or, in the case of such a notice that is related to an intervening event, so that the failure to make such Board recommendation change would no longer be inconsistent with the Board's fiduciary duties under Delaware law) and no such agreement is reached and (ii) substantially concurrently with the termination of the merger agreement as described above, pay the termination fee; and

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  in the case of such actions taken in connection with a superior proposal, any material amendment to the financial terms or other material terms of such superior proposal will require a new notice of the type described above and an additional three business day period, during which period Keurig is required, and is required to direct its financial advisors and outside legal counsel, to negotiate with Acorn in good faith (if Acorn indicates to Keurig that Acorn desires to negotiate) the terms of the merger agreement and Keurig will take into account all changes to the terms of the merger agreement agreed to be made in writing by Acorn in determining whether such acquisition proposal continues to constitute a superior proposal.

        A termination of the merger agreement as described above is referred to as a "Keurig termination." Keurig is obligated to promptly keep Acorn informed of all material developments affecting the material terms of any such superior proposal (and Keurig is required to provide Acorn with copies of any additional material written materials received that relate to such superior proposal).

Efforts to Complete the Merger

        The merger agreement provides that each of Keurig, Acorn and Sub will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties to the merger agreement in doing, all things reasonably necessary, proper or advisable under applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental authorities and to make all necessary registrations, declarations and filings with governmental authorities, that are necessary to consummate the merger. In addition, if requested, Keurig must use commercially reasonable efforts to obtain all necessary or appropriate consents, waivers and approvals under any material contracts to which Keurig or any of its subsidiaries is a party in connection with the merger agreement and the consummation of the transactions contemplated thereby so as to maintain and preserve the benefits under such material contracts following the consummation of the transactions contemplated by the merger agreement.

        Except for actions taken in accordance with the restrictions on solicitation set forth in the merger agreement, none of Acorn, Sub or Keurig will take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting the consummation of the merger or the ability of such party to fully perform its obligations under the merger agreement. Notwithstanding anything to the contrary in the merger agreement, Keurig will not be required, prior to the effective time, to pay any consent or other similar fee, or other similar payment or other consideration to obtain the consent, waiver or approval of any person under any contract.

        Acorn, Sub and Keurig will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the merger and make effective all transactions contemplated by the merger agreement as soon as practicable following the date of the merger agreement. Acorn and Sub, on the one hand, and Keurig, on the other hand, will promptly inform the other of any communication from any governmental authority regarding any of the transactions contemplated by the merger agreement in connection with any filings or investigations with, by or before any governmental authority relating to the merger agreement or the transactions contemplated thereby, including any proceedings initiated by a private party. If any party to the merger agreement receives a request for additional information or documentation from any governmental authority with respect to the transactions contemplated by the merger agreement pursuant to the HSR Act, then such party is obligated to use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and advisable and after consultation with the other party, an appropriate response in compliance with such request. Furthermore, to the extent reasonably practicable and unless prohibited by applicable law or governmental authority, the parties to the merger agreement will:

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  give each other reasonable advance notice of all in-person meetings with any governmental authority relating to the merger;

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  give each other an opportunity to participate in each of such meetings;

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  cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental authority;

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  provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications with a governmental authority regarding the merger;

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  provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any governmental authority relating to the merger; and

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  cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other with respect to, all material deliberations with respect to all efforts to satisfy the conditions to closing the merger relating to (i) U.S. and Canadian antitrust approvals, (ii) orders of a court or governmental authority restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, and (iii) pending legal proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by the merger agreement.

        In the event the parties to the merger agreement disagree in good faith, despite good faith cooperation and consultation, on any strategy related to antitrust law, Acorn will be permitted to implement a strategy that it previously discussed with Keurig, provided Acorn took Keurig's views into account in good faith and developed, implemented and pursued such strategy with a view to obtaining any necessary clearances under antitrust laws as promptly as reasonably practicable.

        Acorn has further agreed to take, and cause its affiliates to take, all steps necessary to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals under applicable antitrust laws, including by accepting operational restrictions, committing to or effecting hold separate orders, or selling, licensing, disposing or otherwise holding separate assets or businesses of Acorn, Sub, Keurig, the surviving corporation or their respective affiliates as may be required to obtain antitrust clearances or to avoid the entry of any judgments or orders under any antitrust laws that would otherwise prevent or materially delay the consummation of the transactions contemplated by the merger agreement.

Obligations with Respect to this Proxy Statement and the Special Meeting

        As soon as practicable following the date of the merger agreement, Keurig was required to establish a record date for, duly call and give notice of a meeting of Keurig stockholders for the purpose of, among other things, voting upon the merger agreement (the "stockholder meeting"), and, as soon as practicable following the dissemination of the definitive proxy statement with respect to the stockholder meeting, Keurig is required to convene and hold the stockholder meeting. Keurig is obligated to use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable on its part to obtain the affirmative vote at the stockholder meeting in favor of the adoption of the merger agreement by a majority of Keurig stockholders entitled to vote thereon. Other than following a Keurig termination, Keurig's obligations to call, give notice of, convene and hold the stockholder meeting will apply notwithstanding any Board recommendation change or commencement, disclosure, announcement or submission of any acquisition proposal, and Keurig is prohibited from submitting to the vote of the Keurig stockholders any acquisition proposal other than the merger.

Access to Information

        Keurig has agreed to afford Acorn and its representatives, upon reasonable notice to Keurig, reasonable access during normal business hours to the properties, books and records and personnel of Keurig. However, any investigation that unreasonably interferes with the conduct of the business of Keurig and its subsidiaries or creates a risk of damage or destruction to the property or assets of Keurig or its subsidiaries would be prohibited. Moreover, Keurig is permitted to restrict or prohibit access to any documents or information to the extent that (a) any contract or applicable law requires Keurig to restrict or otherwise prohibit such access, (b) access to such documents or information would give rise to a material risk of waiving any attorney-client or other privilege, (c) such access would violate any confidentiality obligations of Keurig or any of its subsidiaries to any third party or (d) such access would result in a competitor of Keurig or any of its subsidiaries receiving information that is competitively sensitive. If Keurig so restricts or prohibits access to any documents or information, Keurig is required to use its reasonable best efforts to communicate the applicable information to Acorn in a way that would not violate the aforementioned restrictions, including by providing such information in a redacted form.

Director and Officer Indemnification and Insurance

        The merger agreement provides that all rights to indemnification by Keurig or any of its subsidiaries in favor of present and former directors and officers of Keurig or any of its subsidiaries and any fiduciaries under any of Keurig's or its subsidiaries' benefit plans (collectively the "indemnified parties") set forth in the organizational documents of Keurig or any of its subsidiaries as in effect as of December 6, 2015, or as provided in any indemnification agreements between Keurig and any indemnified party as in effect as of December 6, 2015, will survive the merger and will be observed by the surviving corporation and its subsidiaries to the fullest extent permitted by Delaware law. Furthermore, for at least six years from and after the effective time of the merger, the organizational documents of the surviving corporation and each of its subsidiaries must contain provisions no less favorable than the current charter and bylaws provide with respect to exculpation, indemnification and advancement of expenses for periods at or prior to the consummation of the merger. Acorn also must cause the surviving corporation to indemnify each indemnified party against (i) losses arising out of actions or omissions occurring at or prior to the effective time of the merger to the extent such losses are based on or arise from an indemnified party's current or former capacity as a director, officer or fiduciary under Keurig's or its subsidiaries' benefit plans and (ii) losses to the extent that they are based on, arise out of or pertain to the transactions contemplated by the merger agreement.

        If Keurig fails to do so prior to the effective time of the merger, Acorn is obligated to cause the surviving corporation to obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six years from the effective time of the merger. Such policy must cover claims arising from facts or events that occurred on or before the effective time of the merger and must contain coverage and amounts equivalent to and in any event at least as favorable to the indemnified parties as the aggregate coverage provided by Keurig's directors' and officers' liability insurance policies as currently in effect. If the cost of such tail policy exceeds three times the annual premium currently paid by Keurig for such insurance, Acorn or the surviving corporation will be obligated to obtain a policy or policies with the greatest coverage available for a cost not exceeding such amount. If Keurig and the surviving corporation for any reason fail to obtain such a "tail" insurance policy, the surviving corporation must, and Acorn must cause the surviving corporation to, continue to maintain in effect for a period of six years from and after the effective time of the merger (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) such insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are equivalent to and in any event at least as favorable as provided in Keurig's existing policies as of the date of the merger agreement. Alternatively, the surviving corporation is obligated to, and Acorn must cause the surviving corporation to, purchase comparable directors' and officer's liability insurance for such six-year period (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) with terms, conditions, retentions and limits of liability that are equivalent to and in any event at least as favorable as provided in Keurig's existing policies as of the date of the merger agreement. However, in no event will Acorn or the surviving corporation be required to pay annual premiums in the aggregate of more than three times the current annual premium paid by Keurig for such directors' and officers' liability insurance.

Employee Benefits

        For a period of one year following the effective time of the merger, Acorn must cause the surviving corporation and its subsidiaries to provide each employee of Keurig or its subsidiaries who continues to be employed by the surviving corporation or any subsidiary thereof with base wages or salary, annual cash bonus opportunities, level of severance benefits and all other employee benefits (except for retention benefits) that are at least substantially comparable in the aggregate to that provided to such continuing employees immediately prior to the closing date of the merger and taking into account the target value of equity incentive awards granted to such continuing employees prior to the closing date of the merger in determining such substantially comparable compensation and benefits (whether or not provided as equity awards). The severance benefits that are available to continuing employees immediately prior to the closing date of the merger will be determined under the terms of the applicable severance plan maintained by Keurig at such time.

        For purposes of vesting, eligibility to participate and determination of the level of benefits under Acorn's and its subsidiaries' benefit plans providing benefits to any continuing employees after the effective time, continuing employees will be credited for service with or recognized by Keurig and its subsidiaries prior to the effective time of the merger to the extent that credit for such service is recognized under corresponding benefit plans of Keurig or its subsidiaries prior to the effective time of the merger; provided, however, that credit for such service will not apply with respect to benefit accruals under any defined benefit pension plan or if credit for such service would result in a duplication of benefits. Additionally, each continuing employee will be immediately eligible to participate, without any waiting time, in any and all health and welfare plans of Acorn and its subsidiaries to the extent coverage under such plans is analogous to a benefit plan in which such continuing employee participated immediately before the effective time. Acorn will waive all pre-existing condition exclusions and actively-at-work requirements of such plans for such continuing employees and his or her covered dependents to the extent such conditions would have been waived under the plans of Keurig and its subsidiaries in which such continuing employee participated immediately prior to the effective time. Acorn will also cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the plans of Keurig and its subsidiaries ending on the date such employee begins participation in the corresponding plan of Acorn and its subsidiaries to be taken into account under such Acorn plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Acorn plans.

Acorn and its subsidiaries will honor each of Keurig's and its subsidiaries' benefit plans and all obligations thereunder, including any rights or benefits arising as a result of the merger.

Financing

        The consummation of the merger is not conditioned upon Acorn's receipt of financing. However, under the merger agreement, Acorn is obligated to use its reasonable best efforts to arrange the debt financing on the terms and conditions described in the original debt commitment letter. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the original debt commitment letter, Acorn is obligated to use its reasonable best efforts to arrange to obtain any such portion from alternative sources on comparable or more favorable terms to Acorn as promptly as practicable following the occurrence of such event. Acorn will not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the original debt commitment letter without the prior written consent of Keurig (not to be unreasonably withheld or delayed) if such amendment, modification or waiver would or would be reasonably expected to materially delay Acorn's ability to consummate the transactions contemplated by the merger agreement.

        Subject to certain exceptions, on or prior to the closing, Keurig must use its reasonable best efforts to provide to Acorn and Sub, and cause each of its subsidiaries to use its reasonable best efforts to provide and direct its representatives to provide, at Acorn's sole expense, customary cooperation reasonably requested by Acorn in connection with the arrangement of the debt financing or any permitted replacement, amended, modified or alternative financing. Acorn has agreed to reimburse Keurig for all reasonable and documented out-of-pocket costs and expenses incurred by Keurig or any of its subsidiaries in connection with such cooperation and to indemnify Keurig, its subsidiaries and their respective representatives against losses incurred in connection with the arrangement of the debt financing and any information used in connection therewith except to the extent such losses arise out of or result from the gross negligence, fraud or willful misconduct by Keurig, its subsidiaries or, to the extent acting on their behalf, their respective representatives.

Other Covenants and Agreements

        We and Acorn have made certain other covenants to and agreements with each other regarding various other matters including:

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  preparation of this proxy statement;

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  public statements and disclosure concerning the merger agreement and the transactions contemplated by the merger agreement;

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  state anti-takeover or other similar laws;

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  Keurig's ability to take all actions reasonably necessary or advisable to cause the transactions contemplated by the merger agreement and any other dispositions of equity securities of Keurig (including derivative securities) in connection with the transactions contemplated by the merger agreement by each individual who is a director or executive officer of Keurig to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

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  cooperating to delist Keurig common stock from NASDAQ and deregister such common stock under the Exchange Act as soon as practicable following the effective time of the merger.

Conditions to the Merger

  Conditions to Each Party's Obligations

        Each party's obligations to effect the merger are subject to the satisfaction (or mutual waiver if permitted by law) of the following conditions:

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  receipt of the requisite stockholder approval;

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  any applicable waiting period (or any extensions thereof) under the HSR Act and the Competition Act relating to the consummation of the merger having expired or been terminated; and

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  no court or other governmental entity having enacted, issued, promulgated, enforced or entered any law or order that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger or the other transactions contemplated by the merger agreement, and no governmental authority having instituted any legal proceeding (which remains pending) before any United States court or other governmental authority of competent jurisdiction seeking to restrain, enjoin or otherwise prohibit consummation of the merger and the other transactions contemplated by the merger agreement.

  Conditions to Acorn's and Sub's Obligations

        The obligations of Acorn and Sub to effect the merger are also subject to the satisfaction or waiver by Acorn of the following additional conditions:

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  each of Keurig's representations and warranties contained in the merger agreement (other than (a) those representations and warranties related to (i) Keurig's authority to enter into, and, subject to Keurig obtaining the required stockholder approval, consummate the transactions contemplated by, the merger agreement, (ii) the requisite stockholder approval, (iii) the absence of a material adverse effect on Keurig, (iv) brokers and finders, (v) opinions of Keurig's financial advisors and (vi) the inapplicability of takeover laws to the merger and (b) certain provisions of the representations and warranties related to the capital structure of Keurig) must be accurate in all respects as of the date of the merger agreement and as of the closing date of the merger (without regard to materiality or material adverse effect qualifiers contained within such representations and warranties), except where the failure of such representations and warranties to be accurate would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Keurig;

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  each of Keurig's representations and warranties contained in the merger agreement related to (i) Keurig's authority to enter into, and, subject to Keurig obtaining the required stockholder approval, consummate the transactions contemplated by, the merger agreement, (ii) the requisite stockholder approval, (iii) brokers and finders, (iv) opinions of Keurig's financial advisors and (v) the inapplicability of takeover laws to the merger, as well as certain provisions of the representation and warranty contained in the merger agreement related to the capital structure of Keurig, must be accurate in all material respects as of the date of the merger agreement and as of the closing date of the merger (without regard to materiality or material adverse effect qualifiers contained within such representations and warranties);

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  the representation and warranty contained in the merger agreement related to the absence of a material adverse effect on Keurig must be accurate in all respects as of the date of the merger agreement and as of the closing date of the merger;

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  certain provisions of the representation and warranty contained in the merger agreement related to the capital structure of Keurig must be accurate in all respects as of the date of the merger agreement and as of the closing date of the merger, except for any failures to be so true and correct that, individually or in the aggregate, are de minimis;

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  each covenant or agreement that Keurig is required to comply with or to perform at or prior to the closing of the merger must have been complied with and performed in all material respects;

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  since the date of the merger agreement, there must not have been any material adverse effect on Keurig; and

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  Acorn must have received a certificate signed by Keurig's Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the foregoing conditions.

  Conditions to Keurig's Obligations

        Keurig's obligations to effect the merger are also subject to the satisfaction or waiver by Keurig of the following additional conditions:

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  each of the representations and warranties of Acorn and Sub contained in the merger agreement must be true and accurate in all respects as of the date of the merger agreement and as of the closing date of the merger (without regard to materiality or material adverse effect qualifiers contained within such representations and warranties), except where the failure of such representations and warranties to be accurate would not, individually or in the aggregate, reasonably be expected to prevent or have a material adverse effect on the ability of Acorn or Sub to consummate the transactions contemplated by the merger agreement;

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  each covenant or agreement that Acorn and Sub are required to comply with or to perform at or prior to the closing must have been complied with and performed in all material respects; and

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  Keurig must have received a certificate executed by an executive officer of Acorn confirming the satisfaction of the foregoing conditions.

        Each of Acorn and Sub, on the one hand, and Keurig, on the other hand, may waive the conditions to the performance of its respective obligations under the merger agreement and effect the merger even though one or more of these conditions has not been met. Keurig cannot give any assurance that all of the conditions of the merger will be either satisfied or waived or that the merger will occur.

Termination of the Merger Agreement

  Termination Rights Exercisable by Either Acorn or Keurig

        The merger agreement may be terminated prior to the effective time of the merger by the mutual written consent of Acorn and Keurig. In addition, the merger agreement may be terminated prior to the effective time of the merger by either Acorn or Keurig if:

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  the merger has not been consummated on or before the termination date (it being understood that the right to terminate the merger agreement pursuant to the foregoing will not be available to any party to the merger agreement whose action or failure to fulfill any obligation under the merger agreement has been the principal cause of, or resulted in, the failure of the merger to have been consummated on or before the termination date);

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  the stockholder meeting (including any adjournments or postponements thereof) was held and concluded without obtaining the requisite stockholder approval; and

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  any order, judgment, decision, decree, injunction, ruling, writ or assessment permanently restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non-appealable, except that the right to terminate the merger agreement will not be available to any party that has failed to use its reasonable best efforts to contest, resolve or lift, as applicable, such order, judgment, decision, decree, injunction, ruling, writ or assessment in accordance with those provisions of the merger agreement described under "—Efforts to Complete the Merger."

  Keurig Termination Rights

        Keurig may also terminate the merger agreement:

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  if, prior to the effective time of the merger, Keurig is not then in material breach of the merger agreement and at any time there is an inaccuracy in Acorn's or Sub's representations or warranties contained in the merger agreement or Acorn or Sub breaches or otherwise violates any of their covenants, agreements or other obligations under the merger agreement such that (i) a Keurig condition to closing or a mutual condition to closing of Keurig, Acorn and Sub would not be satisfied and (ii) such breach or violation cannot be cured by the termination date or, if curable by the termination date, is not cured within 30 business days following written notice of the inaccuracy, breach or violation; or

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  pursuant to a Keurig termination.

  Acorn Termination Rights

        Acorn may also terminate the merger agreement:

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  if, prior to the effective time of the merger, Acorn and Sub are not in material breach of the merger agreement and at any time there is an inaccuracy in Keurig's representations or warranties contained in the merger agreement or Keurig breaches or otherwise violates any of its covenants, agreements or other obligations under the merger agreement such that (i) an Acorn and Sub condition to closing or a mutual condition to closing would not be satisfied and (ii) such breach or violation cannot be cured by the termination date or, if curable by the termination date, is not cured within 30 business days following written notice of the inaccuracy, breach or violation; or

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  at any time prior to the receipt of the requisite stockholder approval, any of the following "triggering events" has occurred: (i) prior to the stockholder meeting at which a vote on the adoption of the merger agreement is taken, or at any adjournment or postponement of such meeting, (A) there is a Board recommendation change or (B) Keurig fails to include in the proxy statement for such meeting the Board recommendation, (ii) the Board fails to reaffirm publicly the Board recommendation within five business days after Acorn delivers to Keurig a written request to do so after a public competing proposal (or material amendment to such a proposal) has been made, (iii) Keurig fails to publicly announce that the Board recommends rejection of any tender or exchange offer and reaffirms the Board recommendation within ten business days after the commencement of such tender or exchange offer or (iv) Keurig or any of its representatives breaches the provisions of the merger agreement described under "—Restriction on Solicitation of Competing Proposals" or "—Obligation of the Board with Respect to Its Recommendation," which breach has a consequence that is materially adverse to Acorn. A "competing acquisition transaction" has the same meaning as "acquisition transaction", except that all references therein to "more than 20%" will be deemed to be references to "more than 50%".

Effect of Termination

        If the merger agreement is terminated, the merger agreement will be of no further force or effect without liability of any party to the merger agreement (or any director, officer, employee, affiliate, agent or other representative of such party) to any other party or parties to the merger agreement, except that the provisions described below would survive such termination:

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  JAB's guarantee of the payment and performance by Acorn and Sub of all of Acorn's and Sub's respective covenants, obligations, undertakings and liabilities under the merger agreement, including any indemnity obligations;

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  provisions regarding the treatment of confidential information and public statements and disclosure concerning the merger agreement and the transactions contemplated by the merger agreement;

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  Acorn's obligation to indemnify and hold harmless Keurig, its subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the debt financing and any information utilized in connection therewith (other than information provided by Keurig or its subsidiaries);

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  the parties' respective obligations in respect of transaction expenses and termination fees, as described below under "—Expenses; Termination Fees;" and

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  certain miscellaneous provisions.

        Notwithstanding the above, the termination of the merger agreement will not relieve any party from any liabilities or damages that result from the fraud or willful and material breach of any of such party's representations, warranties, covenants or agreements set forth in the merger agreement prior to such termination, in which case the aggrieved party will be entitled to all remedies available at law or in equity.

Expenses; Termination Fees

        All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will generally be borne by the party that incurs such fees and expenses, regardless of whether the merger is consummated. However, if Acorn terminates the merger agreement pursuant to Acorn's termination right for certain breaches and violations of Keurig's covenants, agreements, obligations, representations and warranties (as described in the first bullet above under "—Termination of the Merger Agreement—Acorn Termination Rights"), Keurig is required to pay up to $25,000,000 of the out-of-pocket expenses and fees incurred by or on behalf of Acorn or Sub in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement, the preparation, printing, filing and mailing of this proxy statement, the filing of any notices under applicable antitrust laws or other regulations and all other matters related to the transactions contemplated by the merger agreement.

        Keurig has agreed to pay Acorn a termination fee of $475,000,000 (the "termination fee") if:

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  Acorn terminates the merger agreement due to the occurrence of a triggering event (as described in the second bullet above under "—Termination of the Merger Agreement—Acorn Termination Rights"); and

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  Keurig terminates the merger agreement in connection with a Keurig termination event (as described in the second bullet above under "—Termination of the Merger Agreement—Keurig Termination Rights").

        Keurig has also agreed to pay Acorn the termination fee, net of any fees or expenses of Acorn previously reimbursed by Keurig, if (i):

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  either Acorn or Keurig terminates the merger agreement due to the failure to consummate the merger on or before the termination date (as described in the first bullet above under "—Termination of the Merger Agreement—Termination Rights Exercisable by Either Acorn or Keurig");

  •
  either Acorn or Keurig terminates the merger agreement because the stockholder meeting (including any adjournments or postponements thereof) is held and concluded without obtaining the requisite stockholder approval (as described in the second bullet above under "—Termination of the Merger Agreement—Termination Rights Exercisable by Either Acorn or Keurig"); or

  •
  Acorn terminates the merger agreement pursuant to Acorn's termination right for certain breaches and violations of Keurig's covenants, agreements, obligations, representations and warranties (as described in the first bullet above under "—Termination of the Merger Agreement—Acorn Termination Rights");

(ii) following the execution and delivery of the merger agreement and prior to such termination, a competing acquisition transaction has been publicly announced or has become publicly disclosed; and (iii) within 12 months after such termination, Keurig enters into a definitive agreement with respect to any competing acquisition transaction or any competing acquisition transaction has been consummated.

Miscellaneous

  Specific Performance

        The parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement (in the courts described therein), without proof of damages or otherwise, and in addition to any other remedy to which they are entitled under the merger agreement. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

  Guaranty

        JAB has irrevocably and unconditionally guaranteed the full and timely payment and performance by Acorn and Sub of all of Acorn's and Sub's respective covenants, obligations, undertakings and liabilities under the merger agreement, including any indemnity obligations. The liability of JAB as guarantor under the merger agreement is absolute, unconditional and irrevocable, and Keurig has no obligation to pursue any rights or remedies it may have against Acorn, Sub or any other person before pursuing any rights or remedies against JAB.

  Amendment of the Merger Agreement

        The merger agreement provides that subject to applicable law and subject to the other provisions of the merger agreement, the merger agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of Keurig, Acorn and Sub. However, in the event that the merger agreement has been adopted by Keurig's stockholders in accordance with the DGCL, no amendment will be made to the merger agreement that requires the approval of such stockholders under the DGCL without such approval.

  Governing Law; Submission to Jurisdiction; No Jury Trial

        The merger agreement is governed by Delaware law, without giving effect to principles of conflicts of law thereof. Each of the parties to the merger agreement has irrevocably consented and submitted itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court within the State of Delaware) in the event any dispute or controversy arises out of the merger agreement or the transactions contemplated thereby. In addition, each of the parties to the merger agreement has irrevocably waived all right to trial by jury in any action or proceeding arising out of or relating to the merger agreement or the actions of Acorn, Sub or Keurig in the negotiation, administration, performance and enforcement of the merger agreement.

        Notwithstanding the foregoing, each of the parties to the merger agreement agreed that (i) it would not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, against any of the Commitment Parties or any of their respective affiliates or their or their respective affiliates' former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents and representatives and their respective successors and assigns (including the parties to any joinder agreements or credit agreements relating thereto), in any way relating to merger agreement or any of the transactions contemplated by the merger agreement, including any dispute arising out of or relating in any way to the debt financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or federal court, and that the provisions described above relating to the waiver of jury trial will apply to any such action, cause of action, claim, cross-claim or third-party claim, (ii) a final judgment in any such action, claim, cross-claim or third-party claim will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (iii) any such action, claim, cross-claim or third-party claim shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such state that would result in the application of the laws of any other state.

APPRAISAL RIGHTS

        Under Delaware law, holders of shares of Keurig common stock are entitled to appraisal rights in connection with the merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. If the merger is completed, holders of record of shares of Keurig common stock who continuously hold shares through the effective time of the merger who did not vote in favor of the merger and who otherwise complied with the applicable statutory procedures under Section 262 of the DGCL will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex D. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of shares of Keurig common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to demand and perfect appraisal rights. Stockholders should carefully review the full text of Section 262 of the DGCL as well as the information discussed below.

        Under the DGCL, if the merger is effected, holders of shares of Keurig common stock who (i) did not cast their vote in favor of the merger, (ii) follow the procedures set forth in Section 262 of the DGCL and (iii) do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case, in accordance with the DGCL, will be entitled to have such shares appraised by the Court of Chancery of the State of Delaware and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by such court, together with interest, if any, to be paid upon the amount determined to be the fair value. The "fair value" could be greater than, less than or the same as the merger consideration.

        Under Section 262 of the DGCL, Keurig is required not less than 20 days before the special meeting to vote on the merger to notify each of the holders of any class or series of its stock who are entitled to appraisal rights that appraisal rights are available for any or all of such shares, and is required to include in such notice a copy of Section 262 of the DGCL. This proxy statement constitutes a formal notice of appraisal rights under Section 262 of the DGCL. Any holder of shares of Keurig common stock who wishes to exercise such appraisal rights, or who wishes to preserve such holder's right to do so, should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.

        Any stockholder wishing to exercise appraisal rights should consider consulting legal counsel before attempting to exercise such rights.

        If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL set forth in Annex D to this proxy statement and consider consulting your legal advisor. If you fail to timely and properly comply with the requirements of Section 262 of the DGCL, your appraisal rights may be lost. To exercise appraisal rights with respect to your shares of Keurig common stock, you must:

  •
  NOT vote your shares of Keurig common stock in favor of the merger;

  •
  deliver to Keurig a written demand for appraisal of your shares before the taking of the vote on the proposal to adopt the merger agreement at the special meeting, as described further below under "—Written Demand by the Record Holder;"

  •
  continuously hold your shares of Keurig common stock through the effective time of the merger; and

  •
  otherwise comply with the procedures set forth in Section 262 of the DGCL.

Written Demand by the Record Holder

        All written demands for appraisal should be addressed to Keurig Green Mountain, Inc., 33 Coffee Lane, Waterbury, Vermont 05676, Attention: Corporate Secretary. Such demand will be sufficient if it reasonably informs Keurig of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of such stockholder's shares. Under Section 262 of the DGCL, a proxy or vote against the merger does not constitute such a demand.

        The written demand for appraisal must be executed by or for the record holder of shares, fully and correctly, as such holder's name appears on the stock records of Keurig. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

        A beneficial owner of shares of Keurig common stock held in "street name" who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. If the shares are held through a brokerage firm, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record stockholder. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the record stockholder. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the record holder of the shares, which may be a central securities depository nominee if the shares have been so deposited.

Filing a Petition for Appraisal

        Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation (which, in this case, will be Keurig), or any holder of shares of Keurig common stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on Keurig in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all holders who did not adopt the merger and properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all dissenting stockholders. Keurig is under no obligation to, and has no present intention to, file a petition, and holders should not assume that Keurig will file a petition or that it will initiate any negotiations with respect to the fair value of shares of Keurig common stock. Accordingly, it is the obligation of the holders of shares to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the merger, any holder of shares of Keurig common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the requirement that a demand for appraisal must be made by or on behalf of the record owner of shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person's own name, file a petition for appraisal or request from the surviving corporation the statement described in this paragraph.

        Upon the filing of such petition by any such holder of shares, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Register in Chancery of the Court of Chancery of the State of Delaware (which we refer to as the "Delaware Register in Chancery") a duly verified list (which we refer to as the "verified list") containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Court of Chancery of the State of Delaware may order the Delaware Register in Chancery to provide notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all of the stockholders shown on the verified list. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication determined by the Court of Chancery of the State of Delaware. The costs of these notices are borne by the surviving corporation.

        After notice to the stockholders as required by the Court of Chancery of the State of Delaware, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal for their shares of Keurig common stock and who hold shares represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and, if any such stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

Determination of Fair Value

        After the Court of Chancery of the State of Delaware determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

        In determining fair value, the Court of Chancery of the State of Delaware will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger[.]" In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering appraisal should be aware that the fair value of their shares of Keurig common stock as so determined could be more than, the same as or less than the merger consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, "fair value" under Section 262 of the DGCL. Although Keurig believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware. Neither Acorn nor Keurig anticipates offering more than the merger consideration to any stockholder exercising appraisal rights, and Acorn and Keurig reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the fair value of a share of Keurig common stock is less than the merger consideration.

        Upon application by the surviving corporation or by any holder of shares of Keurig common stock entitled to participate in the appraisal proceeding, the Court of Chancery of the State of Delaware may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares of Keurig common stock whose name appears on the verified list and, if such shares are represented by certificates and if so required, who has submitted such stockholder's certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. The Court of Chancery will direct the payment of the fair value of the shares of Keurig common stock, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment will be so made to each such stockholder, in the case of holders of uncertificated stock, forthwith, and, in the case of holders of shares represented by certificates, upon the surrender to the surviving corporation of such stockholder's certificates. The Court of Chancery's decree may be enforced as other decrees in such Court may be enforced.

        The costs of the action (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares of Keurig common stock entitled to appraisal. In the absence of an order, each party bears its own expenses.

        Any stockholder who has duly demanded appraisal rights for shares of Keurig common stock in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote such shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Keurig common stock as of a date or time prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw such stockholder's demand for appraisal only with the consent of Keurig. If no petition for appraisal is filed with the Court of Chancery of the State of Delaware within 120 days after the effective time of the merger, stockholders' rights to appraisal shall cease, and all holders of shares of Keurig common stock will be entitled to receive the merger consideration. Inasmuch as Keurig has no obligation to file such a petition and has no present intention to do so, any holder of shares of Keurig common stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to Keurig a written withdrawal of its demand for appraisal and acceptance of the merger consideration, except that (i) any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Keurig and (ii) no appraisal proceeding in the Court of Chancery of the State of Delaware shall be dismissed as to any stockholder without the approval of the Court of Chancery of the State of Delaware, and such approval may be conditioned upon such terms as the Court of Chancery of the State of Delaware deems just. Notwithstanding the foregoing, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder's demand for appraisal and accept the terms offered upon the merger within 60 days after the effective time of the merger.

        If you wish to exercise your appraisal rights, you must not vote your shares of Keurig common stock in favor of the merger, and you must comply with the procedures set forth in Section 262 of the DGCL. If you fail to take any required step in connection with the exercise of appraisal rights, it will result in the termination or waiver of your appraisal rights.

        The foregoing summary of the rights of Keurig stockholders to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by Keurig stockholders desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement.

 MARKET PRICE AND DIVIDEND DATA

        Keurig common stock is traded on NASDAQ under the symbol "GMCR." As of the close of business on December 18, 2015, the latest practicable trading day prior to the filing of this proxy statement, there were 149,177,927 shares of Keurig common stock outstanding and entitled to vote, held by approximately 370 holders of record of Keurig common stock. The following table presents the high and low sale prices of Keurig common stock for the period indicated in published financial sources and the dividend declared per share during such period:

		High	Low	Dividend
Fiscal 2014	13 weeks ended December 28, 2013	$77.25	$58.18	$0.25
	13 weeks ended March 29, 2014	$123.74	$74.63	$0.25
	13 weeks ended June 28, 2014	$126.09	$90.61	$0.25
	13 weeks ended September 27, 2014	$137.48	$113.20	$0.25
Fiscal 2015	13 weeks ended December 27, 2014	$157.10	$128.30	$0.2875
	13 weeks ended March 28, 2015	$137.72	$113.20	$0.2875
	13 weeks ended June 27, 2015	$118.44	$77.96	$0.2875
	13 weeks ended September 26, 2015	$76.63	$49.46	$0.2875

        The following table presents the closing per share sales price of Keurig common stock, as reported on NASDAQ on December 4, 2015, the last full trading day prior to the public announcement of the merger, and on December 23, 2015, the last full trading day prior to the filing of this proxy statement:

Date	Closing per Share Price
December 4, 2015	$51.70
December 23, 2015	$89.73

        You are encouraged to obtain current market prices of Keurig common stock in connection with voting your shares. Following the merger, there will be no further market for Keurig common stock, and Keurig common stock will be delisted from NASDAQ and deregistered under the Exchange Act.

        We paid a regular quarterly dividend on Keurig common stock at a rate of $0.2875 per share during each of the four fiscal quarters of 2015. On November 18, 2015, we announced that the Board had declared a regular dividend of $0.325 per share on shares of Keurig common stock, payable in cash on February 16, 2016 to stockholders of record at the close of business on January 15, 2016. The merger agreement prohibits us from declaring or paying any dividend or other distribution with respect to Keurig common stock other than the regular quarterly dividend declared on November 18, 2015.

 STOCK OWNERSHIP

        We have listed below, as of December 18, 2015 (except as otherwise indicated), the beneficial ownership of Keurig common stock by (a) each of our directors, (b) each of our "named executive officers," (c) all of our directors and executive officers as a group and (d) each person known by us to be the beneficial owner of more than five percent of the number of outstanding shares of Keurig common stock. The table is based on information we received from the directors, executive officers and filings made with the SEC. We are not aware of any other beneficial owner of more than five percent of the number of outstanding shares of Keurig common stock as of December 18, 2015. Unless otherwise indicated, each of our directors and "named executive officers" has (a) the same business address as Keurig and (b) sole investment and voting power over all of the shares that he or she beneficially owns. All share numbers have been rounded to the nearest whole number.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
The Coca-Cola Company	25,868,016	(3)	17.3
FMR LLC	20,433,994	(4)	13.7
T. Rowe Price Associates, Inc.	15,430,382	(5)	10.3
Robert P. Stiller	12,131,686	(6)	8.1
Eminence Capital, LP	10,660,612	(7)	7.1
The Vanguard Group	9,285,707	(8)	6.2
Named Executive Officers
Brian P. Kelley†	230,633		*
Michael J. Degnan(9)	29,323		*
Peter G. Leemputte	5,000		*
Robert P. Ostryniec	17,425		*
Frances G. Rathke(10)	616,164		*
John Whoriskey(11)	8,608		*
Directors
Norman H. Wesley(12)	43,110		*
Barbara D. Carlini(13)	172,599		*
John D. Hayes(14)	12,003		*
A.D. David Mackay(15)	63,353		*
Michael J. Mardy	45,566		*
Hinda Miller(16)	110,077		*
David E. Moran	72,646		*
José Octavio Reyes Lagunes	16,443		*
Susan Saltzbart Kilsby	16,135		*
Robert A. Steele	7,632		*
All directors and executive officers as a group (17 persons)	870,448		*

*
Less than 1%

†
Also a director

(1)
Includes the following shares of common stock that are issuable to named executive officers and directors upon the exercise of Stock Options that are vested as of, or will vest within 60 days of, December 18, 2015:

Name	Shares Underlying Stock Options
Named Executive Officers
Brian P. Kelley†	110,094
Michael J. Degnan	25,928
Peter G. Leemputte	—
Robert P. Ostryniec	10,486
Frances G. Rathke	282,530
John Whoriskey	6,659
Directors
Norman H. Wesley	4,237
Barbara D. Carlini	124,302
John D. Hayes	633
A.D. David Mackay	1,654
Michael J. Mardy	33,402
Hinda Miller	1,129
David E. Moran	64,302
José Octavio Reyes Lagunes	—
Susan Saltzbart Kilsby	633
Robert A. Steele	637
All directors and executive officers as a group (17 persons)	397,248

†
Also a director
(2)
The percentage calculations set forth in the table are based on 149,177,927 shares of common stock outstanding on December 18, 2015. Shares of Keurig common stock issuable upon the exercise of Stock Options and the vesting of RSUs that are vested as of, or will vest within 60 days of, December 18, 2015, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such Stock Options and RSUs, but are not deemed outstanding for computing the percentage ownership of any other persons.

(3)
This information is based solely upon a review of the Schedule 13D/A filed by The Coca-Cola Company with the SEC on December 7, 2015, which stated that, as of December 6, 2015, Atlantic Industries, an indirect wholly-owned subsidiary of The Coca-Cola Company, had shared voting and dispositive power over 25,868,016 shares. According to such Schedule 13D/A, the principal business address of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, Georgia 30313.

(4)
This information is based solely upon a review of the Schedule 13G/A filed by FMR LLC with the SEC on February 13, 2015, which stated that, as of December 31, 2014, FMR LLC had sole voting power over 1,083,187 shares and sole dispositive power over 20,433,994 shares. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. According to such Schedule 13G/A, the principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(5)
This information is based solely upon a review of the Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on December 10, 2015, which stated that, as of November 30, 2015, T. Rowe Price Associates, Inc. had sole voting power over 6,201,912 shares and sole dispositive power over 15,430,382 shares. According to such Schedule 13G/A, the principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)
This information is based solely upon a review of the Schedule 13G/A filed by Robert P. Stiller with the SEC on February 9, 2015, which stated that, as of December 31, 2014, Mr. Stiller had sole voting and dispositive power over 10,842,583 shares and shared voting and dispositive power over 1,289,104 shares. According to such Schedule 13G/A, the principal business address of Mr. Stiller is c/o Sunrise Management Services, LLC, 180 Battery Street, Suite 250, Burlington, Vermont 05401.

(7)
This information is based solely upon a review of the Schedule 13G filed by Eminence Capital, LP with the SEC on November 30, 2015. Such Schedule 13G stated that, as of November 19, 2015, Eminence Capital LP had shared voting and dispositive power over 10,658,752 shares, which includes 6,176,952 shares and 4,481,800 shares obtainable upon exercise of options, Eminence GP, LLC had shared voting and dispositive power over 8,940,152 shares, which includes 5,180,452 shares and 3,759,700 shares obtainable upon exercise of options, and Ricky C. Sandler had sole voting and dispositive power over 1,860 shares and shared voting and dispositive power over 8,940,152 shares, which includes 5,180,452 shares and 3,759,700 shares obtainable upon exercise of options. Such shares and options are held for the accounts of certain partnerships and funds, a separately managed account and certain family accounts and other related accounts, as further described in such Schedule 13G. Mr. Sandler is the Chief Executive Officer of Eminence Capital, LP and the Managing Member of Eminence GP, LLC and may be deemed to have voting and dispositive power with respect to the common stock and options directly owned by such funds, separately managed account, family accounts and other accounts. According to such Schedule 13G, the principal business address of Eminence GP, Eminence Capital and Mr. Sandler is 65 East 55th Street, 25th Floor, New York, New York 10022.

(8)
This information is based solely upon a review of the Schedule 13G filed by Vanguard Group Inc. with the SEC on February 10, 2015, which stated that, as of December 31, 2014, The Vanguard Group had sole voting power over 213,886 shares, sole dispositive power over 9,083,771 shares and shared dispositive power over 201,936 shares. According to such Schedule 13G, the principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)
Includes 112 shares of common stock which have been allocated to an account established for Mr. Degnan under Keurig's 401(k) plan and over which he exercises sole voting power.

(10)
Includes 1,477 shares of common stock which have been allocated to an account established for Ms. Rathke under Keurig's 401(k) plan and over which she exercises sole voting power and 109,992 shares of common stock which have been contributed to the Frances Rathke 2012 Irrevocable Grantor Trust for the benefit of her spouse and children, over which she has sole voting power but no dispositive power.

(11)
Includes 112 shares of common stock which have been allocated to an account established for Mr. Whoriskey under Keurig's 401(k) plan and over which he exercises sole voting power.

(12)
Includes 3,013 phantom stock units deferred under the 2002 Deferred Compensation Plan and 10,000 shares of common stock held by the Wesley GST Exempt Trust for the benefit of his children; Mr. Wesley is investment advisor for the trust.

(13)
Includes 31,078 phantom stock units deferred under the 2002 Deferred Compensation Plan.

(14)
Includes 2,247 phantom stock units deferred under the 2002 Deferred Compensation Plan.

(15)
Includes 10,000 shares of common stock held by Mr. Mackay's spouse and 13,000 shares of common stock held by a trust account for the benefit of his children.

(16)
Includes 19,035 phantom stock units deferred under the 2002 Deferred Compensation Plan.

OTHER MATTERS

Other Matters for Action at the Special Meeting

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

 FUTURE STOCKHOLDER PROPOSALS

        Keurig's 2016 annual meeting of stockholders is tentatively scheduled to take place on March 10, 2016. However, if the merger is completed in the first calendar quarter of 2016, there will be no annual meeting of stockholders. If the merger is not completed, Keurig's stockholders will continue to be entitled to attend and participate in Keurig stockholder meetings.

        Keurig stockholders may submit proposals on matters appropriate for stockholder action at meetings of Keurig stockholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2016 annual meeting, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Corporate Secretary of Keurig no later than the close of business on September 23, 2015. Nothing in this paragraph shall be deemed to require Keurig to include in its proxy statement and proxy relating to the 2016 annual meeting any stockholder proposal that may be omitted from the proxy materials of Keurig under applicable regulations of the Exchange Act in effect at the time such proposal is received.

        Our bylaws provide that for a proposal to be properly brought before an annual meeting by a stockholder, notice of such proposal must be delivered to the Secretary of Keurig not less than 60 days nor more than 90 days prior to the meeting. As a result, notice of any proposal with respect to the 2016 annual meeting of stockholders submitted pursuant to these provisions of our bylaws, and containing the information required by our bylaws, must have been delivered to the Corporate Secretary of Keurig no earlier than December 11, 2015 and no later than the close of business on January 10, 2016. However, in the event that less than 70 days' notice or prior public disclosure of the date of the 2016 annual meeting of stockholders is given or made to stockholders, to be timely, a stockholder's notice must be so received not later than the close of business or the 10th day (or if such day is not a business day, the close of business of the preceding business day) following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

        Stockholder proposals and nominations should be sent to:

Corporate Secretary
Keurig Green Mountain, Inc.
33 Coffee Lane
Waterbury, Vermont 05676

 HOUSEHOLDING OF PROXY MATERIAL

        If you and other residents at your mailing address own shares of Keurig common stock in "street name," your bank, broker, trust or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement or notice of internet availability of proxy for each company in which you hold stock through that broker or bank. This practice, known as "householding," is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the bank, broker, trust or other nominee will assume that you have consented and will send only one copy of our annual report and proxy statement or notice of internet availability of proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Corporate Secretary at 33 Coffee Lane, Waterbury, Vermont 05676. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or if you wish to receive individual copies of our proxy statements, annual reports or notices of internet availability of proxy, as applicable, for future meetings, we will send a copy to you if you write or call our Corporate Secretary at 33 Coffee Lane, Waterbury, Vermont 05676 or telephone: (802) 488-2559.

        If you and other residents at your mailing address are registered stockholders and you received more than one copy of this proxy statement, but you wish to receive only one copy of our annual report and proxy statement or notice of internet availability of proxy, you may request, in writing, that Keurig eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Corporate Secretary at 33 Coffee Lane, Waterbury, Vermont 05676.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov.

        Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

  •
  Keurig's Annual Report on Form 10-K for the fiscal year ended September 26, 2015, filed on November 19, 2015; and

  •
  Keurig's Current Report on Form 8-K filed on December 8, 2015.

        Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting our Corporate Secretary at Keurig Green Mountain, Inc., 33 Coffee Lane, Waterbury, Vermont 05676, Attention: Corporate Secretary or by calling (802) 488-2559.

        If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                    ], 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

ACORN HOLDINGS B.V.,

MAPLE HOLDINGS ACQUISITION CORP.,

KEURIG GREEN MOUNTAIN, INC.

and

JAB HOLDINGS B.V.
(solely for purposes of Section 9.14 and the other provisions of Article IX)

Dated as of December 6, 2015

A-i

(Continued)

A-ii

(Continued)

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of December 6, 2015, by and among Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands ("Parent"), Maple Holdings Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), Keurig Green Mountain, Inc., a Delaware corporation (the "Company"), and, solely for purposes of Section 9.14 and the other provisions of Article IX, JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (the "Guarantor").

W I T N E S S E T H:

        WHEREAS, subject to the terms and conditions of this Agreement, Acquisition Sub shall be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

        WHEREAS, the board of directors of the Company (the "Company Board") has unanimously (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and its stockholders (the "Company Stockholders"), (ii) approved the execution, delivery and performance of this Agreement by the Company and (iii) subject to the terms and conditions of this Agreement, resolved to recommend adoption of this Agreement by the Company Stockholders;

        WHEREAS, the Boards of Directors of Parent and Acquisition Sub have approved this Agreement and declared it advisable for Parent and Acquisition Sub, respectively, to enter into this Agreement;

        WHEREAS, Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Acquisition Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

        Section 1.01.    Certain Definitions.    For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

        "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent, Acquisition Sub or their respective Affiliates) to engage in an Acquisition Transaction.

        "Acquisition Transaction" shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any direct or indirect purchase or other acquisition (including by merger, consolidation, business combination, share exchange or other similar transaction) by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), of issued and outstanding Company Capital Stock representing more than twenty percent (20%) of the Company Shares outstanding, including pursuant to a tender offer or exchange offer by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act); (ii) any direct or indirect purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition); or (iii) any combination of the foregoing.

        "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        "Antitrust Law" shall mean the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

        "Business Day" shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company Balance Sheet" shall mean the consolidated balance sheet of the Company and its Subsidiaries as of September 26, 2015 set forth in the Company's Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended September 26, 2015.

        "Company Balance Sheet Date" shall mean September 26, 2015.

        "Company Capital Stock" shall mean the Company Shares and the Company Preferred Stock, if any.

        "Company Deferred Cash Award" shall mean any award of restricted cash subject to specified vesting criteria that is outstanding under any of the Company Stock Plans.

        "Company Intellectual Property Rights" means Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

        "Company Material Adverse Effect" shall mean any change, effect, event, occurrence or development (each an "Effect") that, individually or in the aggregate together with all other Effects, has had or would reasonably be expected to have a material adverse effect on (a) the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, that no Effect resulting from or arising out of the following shall constitute, or be taken into account in determining whether there has been or would reasonably excepted to be, a Company Material Adverse Effect: (i) any Effect resulting from changes in the economy, political conditions or financial, credit or securities markets generally in the United States or elsewhere in the world (including changes in interest rates) or that are the result of armed hostilities, acts of war or terrorism; (ii) any Effect resulting from factors generally affecting the industries in which the Company and its Subsidiaries operate, including changes in raw material costs; (iii) any Effect resulting from changes or developments in GAAP, the rules and policies of the Public Company Accounting Oversight Board or changes in applicable Law or changes in interpretations of the foregoing; (iv) any Effect resulting from (A) any failure by the Company or any of its Subsidiaries to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other performance metrics, (B) any change in the market value or trading volume of Company Shares or for any period ending on or after the date of this Agreement, or (C) any change in any analysts' recommendations with respect to, the Company or any of its Subsidiaries; (v) any Effect resulting from the entry into this Agreement or the public announcement or pendency of the transactions contemplated by this Agreement (including, for the avoidance of doubt, (A) any loss of revenue or earnings, (B) the threatened or actual impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers, distributors, landlords, business partners or regulators, in each case solely to the extent resulting from such entry, public announcement or pendency or (C) by reason of the identity of, or any facts and circumstances relating to Parent, Acquisition Sub or any of their respective Affiliates); (vi) any Effect relating to fluctuations in the value of any currency; (vii) any Effect resulting from any weather-related events, earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; (viii) any Effect resulting from any Legal Proceedings made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company) arising out of any allegations of a breach of fiduciary duty or other applicable Law by the Company or the Company Board relating to this Agreement or the transactions contemplated hereby; and (ix) any Effect resulting from any written communication by Parent, Acquisition Sub or their Affiliates regarding the conduct of the business of the Company and its Subsidiaries following the Effective Time; provided, further, that the exceptions in clause "(iv)" shall not prevent or otherwise affect any change, effect, event, occurrence or development underlying such failure from being taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur; provided, further, that, solely with respect to clauses "(i)", "(ii)", "(iii)" and "(vii)", any Effect that has a materially disproportionate adverse effect on the Company and its Subsidiaries compared to other companies operating in the Company's geographic markets in the segment of the industry in which the Company and its Subsidiaries operate shall be considered for purposes of determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur or (b) the ability of the Company to consummate the transactions contemplated by this Agreement.

        "Company Options" shall mean any options to purchase Company Shares outstanding under any of the Company Stock Plans.

        "Company Preferred Stock" shall mean the Preferred Stock, par value $0.10 per share, of the Company.

        "Company PSU Award" shall mean any award of restricted stock units subject to specified performance-based vesting criteria that is outstanding under any of the Company Stock Plans.

        "Company Restricted Stock Units" shall mean any award of restricted stock units subject to specified vesting criteria (other than performance-based vesting criteria) that is outstanding under any of the Company Stock Plans.

        "Company Share" shall mean a share of common stock, par value $0.10 per share, of the Company.

        "Company Stock Plans" shall mean (i) the 1999 Stock Option Plan, (ii) the 2000 Stock Option Plan, (iii) the 2006 Incentive Plan, (iv) the 2002 Deferred Compensation Plan, (v) the 2014 Omnibus Incentive Plan, (vi) the 2005 Stock Option Plan and (vii) any other compensatory equity plans or Contracts of the Company, including the inducement grant of stock options awarded to Linda Longo-Kazanova.

        "Compliant" shall mean, with respect to the Required Information, that (a) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading, (b) the Company's auditors have not withdrawn any audit opinion with respect to, or the Company or its auditors have not indicated to an executive officer of the Company an intent to, or that they are actively considering the need to or have determined to, undertake a restatement of, any financial statements contained in the Required Information or (c) forty-five (45) days has not lapsed since the date of any financial statements for a completed fiscal quarter contained in the Required Information and ninety (90) days has not lapsed since the date of the financial statements for a completed fiscal year contained in the Required Information.

        "Continuing Employees" shall mean all employees of the Company or any of its Subsidiaries, as of the Closing, who continue their employment with the Company or any of its Subsidiaries.

        "Contract" shall mean any legally binding agreement, contract, subcontract, note, bond, mortgage, indenture, lease, sublease, license, sublicense, understanding, arrangement, instrument or other legally binding agreement.

        "Credit Agreement" means that certain Credit Agreement, dated June 29, 2015, by and among the Company, Keurig Trading Sàrl, Bank of America, N.A., as administrative agent, and the other parties thereto, as amended.

        "Delaware Law" shall mean the DGCL and any other applicable law (including common law) of the State of Delaware.

        "DGCL" shall mean the General Corporation Law of the State of Delaware.

        "DOJ" shall mean the United States Department of Justice or any successor thereto.

        "DOL" shall mean the United States Department of Labor or any successor thereto.

        "Environmental Law" shall mean all applicable Laws relating to (i) pollution, (ii) the protection of the environment (including ambient air, indoor air, surface water, groundwater, soil, substrata or land) or natural resources, (iii) exposure of any individual to Hazardous Substances or (iv) otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances or the investigation, clean-up, removal or other remediation or analysis thereof.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        "Financing Sources" shall mean the parties to the Debt Commitment Letter (other than Parent) and their respective Affiliates and their and their respective Affiliates' former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents and representatives and their respective successors and assigns including the parties to any joinder agreements or credit agreements relating thereto.

        "FTC" shall mean the United States Federal Trade Commission or any successor thereto.

        "GAAP" shall mean generally accepted accounting principles, as applied in the United States.

        "Governmental Authority" shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.

        "Hazardous Substance" shall mean any substance, material or waste that is defined or regulated under any Environmental Law as "hazardous," "pollutant," "contaminant," "toxic," "carcinogenic" or words of similar meaning or effect, including petroleum and petroleum products, polychlorinated biphenyls, mold, urea formaldehyde, radon gas, radioactive materials, and asbestos.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        "Intellectual Property Rights" shall mean all foreign, multinational and domestic (i) trademarks, service marks, brand names, corporate names, Internet domain names, logos, symbols, trade dress, fictitious names, trade names, and all other source indicators and all goodwill associated therewith and symbolized thereby (collectively, "Trademarks"); (ii) patents, inventions and discoveries; (iii) confidential and proprietary information, trade secrets and know-how, (including processes, technology, research, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists) (collectively, "Trade Secrets"); (iv) copyrights and works of authorship in any media (including Software and all documentation related thereto, Internet site content, advertising and marketing materials and art work); (v) all other intellectual property or proprietary rights (including databases and compilations, including any and all data and collections of data, whether machine readable or otherwise);

and (vi) all disclosures, applications and registrations, extensions, substitutions, modifications, renewals, divisionals, continuations, continuations-in-part, reissues, re-examinations, restorations and reversions related to any of the foregoing.

        "Intervening Event" shall mean an event, development or change in circumstances material to the Company and its Subsidiaries taken as a whole becoming known to the Company Board after the date of this Agreement that relates to the Company (but does not relate to any Acquisition Proposal), which event, development or change in circumstance, or any consequences thereof, becomes known to Company Board prior to the adoption of this Agreement by the Requisite Stockholder Approval; provided, however, that in no event shall any change in, or event or condition generally affecting, the industry in which the Company operates that has not had or would not reasonably be expected to have a disproportionate effect on the Company constitute an Intervening Event.

        "IRS" shall mean the United States Internal Revenue Service or any successor thereto.

        "Knowledge" of the Company, with respect to any matter in question, shall mean the actual knowledge (assuming the Company's disclosure controls and procedures and system of control over financial reporting have been complied with) of the Persons listed on Section 1.1(a) of the Company Disclosure Letter.

        "Law" shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        "Legal Proceeding" shall mean any action, lawsuit, litigation, arbitration, proceeding (including civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination, investigation commenced, brought or conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

        "Liabilities" shall mean any debt, duty, liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and regardless of whether such debt, duty, liability, obligation or commitment is immediately due and payable).

        "Lien" shall mean any lien, pledge, easement, lease, license, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Marketing Period" shall mean the first period of twenty (20) consecutive Business Days after the date of this Agreement throughout which (a) Parent shall have the Required Information, and such Required Information is Compliant; provided, that if the Company shall in good faith reasonably believe it has provided the Required Information and such Required Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with clause "(a)" above unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information or that the Required Information is not Compliant and, within three (3) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity, to the extent reasonably practicable, which Required Information the Parent believes in good faith that the Company has not delivered or is not Compliant) and (b) all conditions set forth in Section 7.01 and Section 7.02 (other than (i) the conditions set forth in Section 7.01(a) which need to be satisfied no later than three (3) Business Days prior to the end of the Marketing Period and (ii) those conditions that by their terms are to be satisfied at the Closing, which need only be satisfied at the Closing, as the case may be) have been satisfied and nothing has occurred and no condition exists that would cause any of such conditions not to be satisfied assuming Closing, as the case may be, were to be scheduled for any time during such twenty (20) consecutive Business Day period. Notwithstanding the foregoing, the "Marketing Period" shall (x) not commence and shall be deemed not to have commenced (A) prior to the date hereof, (B) prior to the mailing of the Proxy Statement, (C) prior to January 5, 2016 or (D) if, on or prior to the completion of such twenty (20) Business Day period, the Required Information would not be Compliant at any time during such twenty (20) consecutive Business Day period, in which case a new twenty (20) consecutive Business Day period shall commence upon Parent and its Financing Sources receiving updated Required Information that would be Compliant, and the requirements in clauses "(a)" and "(b)" above would be satisfied on the first day, throughout and on the last day of such new twenty (20) consecutive Business Day period (for the avoidance of doubt, it being understood that if at any time during the Marketing Period the Required Information provided at the initiation of the Marketing Period ceases to be Compliant, then the Marketing Period shall be deemed not to have occurred) and (y) first commence no later than five (5) Business Days following receipt by Parent of the Company's consolidated financial statements for the first fiscal quarter of the Company's 2016 fiscal year.

        "NASDAQ" shall mean the NASDAQ Global Select Market.

        "Order" shall mean any order, judgment, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

        "Permitted Liens" shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; (ii) mechanics, carriers', workmen's, warehouseman's, repairmen's, materialmen's or other Liens that are not yet due or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; (iii) Liens imposed by applicable Law (other than Tax Law); (iv) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) statutory, common law or contractual liens of landlords; (viii) Liens that affect the underlying fee interest of the Leased Real Property; and (ix) Liens described in Section 1.1(b) of the Company Disclosure Letter.

        "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

        "Personal Information" means, in addition to any definition provided by the Company for any similar term (e.g., "personally identifiable information" or "PII") in any Company privacy policy or other public-facing statement, all information that identifies, allows identification of or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number or government-issued identifier (including Social Security number and driver's license number), date of birth, Internet Protocol addresses, unique device identifiers or other persistent identifiers, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), together with other information to the extent collected and associated by the Company with such individual, as so associated. Personal Information may relate to any individual, including a current, prospective or former customer or employee of any Person. Personal Information includes the foregoing information in any form, including paper, electronic and other forms.

        "Privacy Laws" shall mean all Laws governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disclosure or transfer of Personal Information.

        "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

        "SEC" shall mean the United States Securities and Exchange Commission or any successor thereto.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

        "Significant Subsidiary" means a significant subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act).

        "Software" shall mean any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

        "Solvent" shall mean, when used with respect to a Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person exceeds the amount that will be required to pay such Person's probable liability on its existing "debts", contingent or otherwise, as they become absolute and mature, taking into account the timing and amounts of cash to be received and to become payable; (b) the assets of such Person as a "fair valuation" exceeds its "debts" (including contingent liabilities); (c) to the extent that such Person is the Surviving Corporation, the excess of the "fair value" of the assets of such Person over its "liabilities" (including contingent and other liabilities) exceeds such Person's capital, (d) such Person will not have an unreasonably small amount of assets or capital for the operation of the businesses in which it is engaged or intends to engage, and (e) such Person will be able to pay its liabilities, including contingent and other liabilities, as they become absolute and mature, taking into account the timing and amounts of cash to be received and to become payable. For purposes of this definition, (x) the quoted terms shall be defined as generally determined in accordance with applicable Laws governing determination of the insolvency of debtors and (y) "not have an unreasonably small amount of assets or capital for the operation of the businesses in which it is engaged or intends to engage" and "able to pay its liabilities, including contingent and other liabilities, as they become absolute and mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations (including contingent and other liabilities) as they become due in the ordinary course.

        "Subsidiary" of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member, and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "Superior Proposal" shall mean any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board shall have determined in good faith (after consultation with the Company's financial advisors and outside legal counsel) would be more favorable from a financial point of view to the Company Stockholders (in their capacity as such) than the Merger, taking into account the relevant legal, financial and regulatory aspects of such Acquisition Proposal, the financing terms thereof and the identity of, and ability of, the Person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals) and any changes to the terms of this Agreement that as of that time had been agreed to be made in writing by Parent; provided, however, that for purposes of the reference to an "Acquisition Proposal" in this definition of a "Superior Proposal," all references to "more than twenty percent (20%)" in the definition of "Acquisition Transaction" shall be deemed to be references to "more than eighty percent (80%)".

        "Tax" shall mean (i) all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, net worth, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, goods and services, occupancy, transfer and other taxes, duties or assessments of any nature whatsoever, imposed by any Tax authority together with all interest, penalties and additions imposed with respect to such amounts and (ii) any liability for amounts described in clause (i) payable by reason of transferee liability, operation of law or Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof and any analogous or similar provision under Law).

        "Trade Secrets" shall have the meaning set forth in the definition of "Intellectual Property Rights."

        "Trademarks" shall have the meaning set forth in the definition of "Intellectual Property Rights."

        "Triggering Event" shall mean the occurrence of (a) prior to the Company Stockholder Meeting (or any adjournment or postponement thereof) a Company Board Recommendation Change; (b) prior to the Company Stockholder Meeting (or any adjournment or postponement thereof) the Company failing to include in the Proxy Statement the Company Board Recommendation; (c) the Company Board failing to reaffirm publicly the Company Board Recommendation within five (5) Business Days after a request by Parent pursuant the last sentence of Section 5.02(d); or (d) a tender or exchange offer that constitutes a Competing Acquisition Transaction having been commenced and the Company not having publicly announced, within ten (10) Business Days after the commencement of such tender or exchange offer, that the Company Board recommends rejection of such tender or exchange offer and reaffirming its recommendation of this Agreement, the Merger; or (e) the Company or any Representative of the Company having breached any of the provisions set forth in Section 5.02, which breach has a consequence that is materially adverse to Parent.

        Section 1.02.    Additional Definitions.    The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Acceptable Confidentiality Agreement	Section 5.02(b)
Acquisition Sub	Preamble
Agreement	Preamble
Antitrust Clearance	Section 6.02(e)
Assets	Section 3.14
Available Financing	Section 6.10(b)
BofA Merrill Lynch	Section 3.24
Cancelled Company Shares	Section 2.07(a)(ii)
Capitalization Date	Section 3.06(a)

Term	Section Reference
Certificate of Merger	Section 2.02
Certificates	Section 2.08(c)
Closing	Section 2.03
Closing Date	Section 2.03
Collective Bargaining Agreement	Section 3.18(a)
Company	Preamble
Company Benefit Plans	Section 3.17(a)
Company Board	Recitals
Company Board Recommendation	Section 3.02
Company Board Recommendation Change	Section 5.02(d)
Company Board Recommendation Notice	Section 5.02(g)
Company Disclosure Letter	Article III
Company ESPP	Section 2.07(h)
Company Foreign Benefit Plan	Section 3.17(i)
Company Product	Section 3.20(b)
Company PSU Consideration	Section 2.07(f)
Company Related Parties	Section 8.03(c)
Company SEC Reports	Section 3.08
Company Securities	Section 3.06(c)
Company Shares	Section 1.01
Company Stockholders	Recitals
Company Stockholder Meeting	Section 3.02
Competing Acquisition Transaction	Section 8.03(b)(ii)
Confidentiality Agreement	Section 9.04
Consent	Section 3.05
Continuing Employees	Section 6.09(a)
Credit Suisse	Section 3.25
Debt Commitment Letter	Section 4.10(a)
Debt Financing	Section 4.10(a)
Deferred Cash Award Consideration	Section 2.07(g)
Dissenting Company Shares	Section 2.07(c)(i)
Effective Time	Section 2.02
Enforceability Limitations	Section 3.02
ESPP Termination Date	Section 2.07(h)
Exchange Fund	Section 2.08(b)
Expenses	Section 8.03(a)
FDA	Section 3.20(c)
Fee Letter	Section 4.10
Food Products	Section 3.20(c)
Fraud and Bribery Laws	Section 3.20(f)
Grower's Lien Laws	Section 3.20(c)
Guaranteed Obligations	Section 9.14
Guaranty	Section 9.14
Guarantor	Preamble
Indemnified Liabilities	Section 6.08(a)
Indemnified Parties	Section 6.08(a)
IT Systems	Section 3.15(g)
Leased Real Property	Section 3.13
Material Contract	Section 3.12(a)
Merger	Recitals

Term	Section Reference
Merger Consideration	Section 2.07(a)(i)
New Plans	Section 6.09(b)
Notice Period	Section 5.02(h)
Old Plans	Section 6.09(b)
Option Consideration	Section 2.07(d)
Owned Real Property	Section 3.13
Parent	Preamble
Payment Agent	Section 2.08(a)
Permits	Section 3.19
Proxy Statement	Section 3.28
Redacted Fee Letter	Section 4.10
Representatives	Section 5.02(a)
Required Information	Section 6.10(b)(ii)
Requisite Stockholder Approval	Section 3.02
Restricted Stock Unit Consideration	Section 2.07(e)
Subsidiary Securities	Section 3.07(c)
Surviving Corporation	Section 2.01
Tail Period	Section 8.03(b)(ii)
Tail Policy	Section 6.08
Tax Returns	Section 3.16
Termination Date	Section 8.01(a)(ii)
Termination Fee	Section 8.03(b)(i)
Uncertificated Shares	Section 2.08(c)
USDA	Section 3.20(c)

        Section 1.03.    Certain Interpretations.

        (a)   Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

        (b)   Unless otherwise indicated, the words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation."

        (c)   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

        (d)   Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

        (e)   Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

        (f)    References to "$" and "dollars" are to the currency of the United States of America.

        (g)   Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not "material" or a "Company Material Adverse Effect" under this Agreement.

        (h)   When used herein, the word "extent" and the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean "if."

        (i)    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

THE MERGER

        Section 2.01.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, the separate corporate existence of Acquisition Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

        Section 2.02.    The Effective Time.    Upon the terms and subject to the conditions set forth in this Agreement, concurrently with the Closing, Parent, Acquisition Sub and the Company shall cause the Merger to be consummated under the DGCL, including the filing by the Company of a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the time of such filing and acceptance by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Acquisition Sub and the Company and specified in the Certificate of Merger, being referred to herein as the "Effective Time").

        Section 2.03.    The Closing.    The consummation of the Merger (the "Closing") will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m. (Eastern time) on a date to be specified by the parties, but no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or at such other location, date and time as Parent, Acquisition Sub and the Company shall mutually agree upon in writing; provided, that notwithstanding the satisfaction or waiver of the conditions set forth in Article VII, if the Marketing Period has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), the Closing shall occur instead on (a) the date following the satisfaction or waiver of such conditions that is the earliest to occur of (i) any Business Day during the Marketing Period specified by Parent to the Company on no less than three (3) Business Days' written notice to the Company and (ii) the third (3rd) Business Day after the final day of the Marketing Period, but subject, in each case, to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) at such time or (b) such other date, time, or place as agreed to in writing by the parties hereto. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the "Closing Date."

        Section 2.04.    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.05.    Certificate of Incorporation and Bylaws.

        (a)   Certificate of Incorporation.    At the Effective Time, subject to the provisions of Section 6.08, the certificate of incorporation of the Company shall be amended and restated in its entirety to read identically to the certificate of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation (subject to the provisions of Section 6.08); provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Keurig Green Mountain, Inc."

        (b)   Bylaws.    At the Effective Time, subject to the provisions of Section 6.08, the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (subject to the provisions of Section 6.08).

        Section 2.06.    Directors and Officers.

        (a)   Directors.    At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time shall become the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

        (b)   Officers.    At the Effective Time, the officers of the Company immediately prior to the Effective Time shall become the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

        Section 2.07.    Effect on Capital Stock.

        (a)   Capital Stock.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company, or the holders of any of the following securities, the following shall occur:

          (i)    Company Shares.    Each Company Share that is issued and outstanding immediately prior to the Effective Time (other than (A) Cancelled Company Shares, and (B) any Dissenting Company Shares) shall be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $92.00 (the "Merger Consideration"), without interest thereon, upon the surrender of the certificate representing any such Company Shares and any such Company Shares in non-certificated book-entry form shall thereafter be cancelled, cease to be outstanding, cease to exist and cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest thereon, in each case subject to Section 2.07(b) and Section 2.08(e).

          (ii)   Excluded Company Shares.    Each Company Share owned by Parent, any Subsidiary of Parent, Acquisition Sub or the Company, in each case immediately prior to the Effective Time ("Cancelled Company Shares"), shall be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

          (iii)  Capital Stock of Acquisition Sub.    Each share of common stock, par value $0.01 per share, of Acquisition Sub that is outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Acquisition Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

        (b)   Adjustment to the Merger Consideration.    The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Shares), reclassification, recapitalization, combination, exchange of shares or other like change with respect to Company Shares occurring or with a record date during the period between the date of this Agreement and the Effective Time.

        (c)   Statutory Rights of Appraisal.

          (i)    Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding immediately prior to the Effective Time and held by Company Stockholders who shall have not voted in favor of the Merger and who shall have properly and validly perfected their statutory rights of appraisal in respect of such Company Shares in accordance with Section 262 of the DGCL (collectively, "Dissenting Company Shares") shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.07(a), but shall become the right to receive the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL); provided, however, that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Company Shares in the manner provided in Section 2.08.

          (ii)   The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares. Any portion of the Merger Consideration made available to the Payment Agent pursuant to Section 2.08 to pay for Company Shares for which appraisal rights have been perfected and for which the right to receive the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL has been awarded shall be returned to Parent upon demand.

        (d)   Company Options.    Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Acquisition Sub or any holder of a Company Option, (i) the vesting of each Company Option that remains outstanding as of immediately prior to the Effective Time shall be accelerated in full immediately prior to the Effective Time, (ii) each Company Option that remains outstanding as of immediately prior to the Effective Time shall be cancelled and terminated as of the Effective Time, and (iii) each holder of each such Company Option shall cease to have any rights with respect thereto, except the right to be paid at or promptly after the Effective Time, subject to Section 2.08(e), an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Company Shares that were issuable upon exercise of such Company Option immediately prior to the Effective Time, by (y) the Merger Consideration less the per share exercise price of such Company Option (the "Option Consideration") (it being understood and agreed that such exercise price shall not actually be paid to the Company by the holder of a Company Option). For the avoidance of doubt, if the exercise price payable upon exercise of a Company Option equals or exceeds the Merger Consideration, such Company Option shall be cancelled for no consideration.

        (e)   Company Restricted Stock Units.    Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Acquisition Sub or any holder of a Company Restricted Stock Unit, each Company Restricted Stock Unit that remains outstanding immediately prior to the Effective Time (i) shall become fully vested immediately prior to the Effective Time and (ii) shall be cancelled and terminated as of the Effective Time and each holder of a Company Restricted Stock Unit shall be paid at or promptly after the Effective Time, subject to Section 2.08(e), an amount in cash (without interest) equal to the number of Company Shares subject to such cancelled Company Restricted Stock Unit multiplied by the Merger Consideration (the "Restricted Stock Unit Consideration"); provided, that, with respect to any Company Restricted Stock Unit that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at or promptly after the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted that will not trigger a Tax or penalty under Section 409A of the Code.

        (f)    Company PSU Award.    Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Acquisition Sub or any holder of a Company PSU Award, each Company PSU Award that remains outstanding immediately prior to the Effective Time (i) shall become fully vested immediately prior to the Effective Time and (ii) shall be cancelled and terminated as of the Effective Time and each holder of a Company PSU Award shall be paid at or promptly after the Effective Time, subject to Section 2.08(e), an amount in cash (without interest) equal to the number of Company Shares subject to such cancelled Company PSU Award multiplied by the Merger Consideration (the "Company PSU Consideration"). The total number of Company Shares subject to a Company PSU Award shall be determined (A) for Company PSU Awards with a performance period ending prior to the Closing Date by its terms, based on actual performance through the end of such performance period and (B) for Company PSU Awards with a performance period not ending prior to the Closing Date by its terms, at 100% of target levels.

        (g)   Company Deferred Cash Award.    Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Acquisition Sub or any holder of a Company Deferred Cash Award, each Company Deferred Cash Award that remains outstanding immediately prior to the Effective Time (i) shall become fully vested immediately prior to the Effective Time and (ii) shall be cancelled and terminated as of the Effective Time and each holder of a Company Deferred Cash Award shall be paid at or promptly after the Effective Time, subject to Section 2.08(e), an amount in cash without interest equal to the amount of such Company Deferred Cash Award subject to such cancelled Company Deferred Cash Award (the "Deferred Cash Award Consideration"); provided, that, with respect to any Company Deferred Cash Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at or promptly after the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted that will not trigger a Tax or penalty under Section 409A of the Code.

        (h)   Company ESPP.    The Company shall, prior to the Effective Time, take all actions necessary to terminate the Company's 2014 Amended and Restated Employee Stock Purchase Plan (the "Company ESPP") and all outstanding rights thereunder as of immediately prior to the Effective Time; provided, that from and after the date hereof, the Company shall take all actions necessary to (i) ensure that no new "Payment Period" (as such term is defined in the Company ESPP) commences after the date hereof, (ii) ensure that no new participants be permitted to participate in the Company ESPP and that the existing participants thereunder may not increase their elections with respect to the Payment Period in effect on the date hereof (the "Final Payment Period") and (iii) provide notice to participants describing the treatment of the Company ESPP pursuant to this Section 2.07(h). If the Effective Time occurs during the Final Payment Period, the Final Payment Period shall terminate no later than the day immediately prior to the Closing Date (the "ESPP Termination Date"), and the Company shall cause the exercise date applicable to the Final Payment Period to accelerate and occur on the ESPP Termination Date with respect to any then-outstanding options.

        (i)    Deferred Compensation Plan.    Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Acquisition Sub, the Company or any participant in the Company's Amended and Restated 2002 Deferred Compensation Plan (the "Deferred Compensation Plan"), any participant accounts (or portions thereof) which are notionally invested in Company Shares immediately prior to the Effective Time shall be notionally reinvested in one or more other "Earnings Measures" (as defined in the Deferred Compensation Plan) as determined by the administrator of the Deferred Compensation Plan at the Effective Time.

        (j)    The Company shall take all actions necessary to effect the transactions contemplated by Section 2.07(d), Section 2.07(e) and Section 2.07(f) under all Company Option Company Restricted Stock Unit and Company PSU Award agreements and any other plan or arrangement of the Company, including delivering all required notices, obtaining any consents, making any amendments and passing resolutions of the Company Board or a committee thereof. At the Effective Time, Parent shall deposit with the Surviving Corporation cash in the amount necessary to make the payments required under Section 2.07(d), Section 2.07(e), Section 2.07(f) and Section 2.07(g). Parent shall cause the Surviving Corporation to pay as promptly as practicable after the Effective Time, (i) to each of the holders of Company Options, the applicable Option Consideration, (ii) to each of the holders of Company Restricted Stock Units, the applicable Restricted Stock Unit Consideration, (iii) to each of the holders of Company PSU Awards, the applicable Company PSU Consideration and (iv) to each of the holders of Company Deferred Cash Awards, the applicable Deferred Cash Award Consideration, in each case, as promptly as practicable (and in no event later than the next regular payroll date) thereafter; provided, that, with respect to any Company Restricted Stock Unit or any Company Deferred Cash Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at or promptly after the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Company Restricted Stock Unit or Company Deferred Cash Award that will not trigger a Tax or penalty under Section 409A of the Code.

        Section 2.08.    Exchange of Certificates.

        (a)   Payment Agent.    Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the "Payment Agent").

        (b)   Exchange Fund.    At or prior to the Effective Time, Parent, on behalf of Acquisition Sub, shall deposit (or cause to be deposited) with the Payment Agent in trust for the benefit of the holders of Company Shares, for payment to the holders of Company Shares pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which holders of Company Shares become entitled under this Article II. For purposes of determining the aggregate amount to be so deposited, Parent shall assume that no Company Stockholder shall perfect any right to appraisal of such Company Stockholder's Company Shares. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America (such cash amount being referred to herein as the "Exchange Fund"). Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund is otherwise insufficient for the Payment Agent to promptly pay the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Payment Agent to make such payments contemplated by this Article II.

        (c)   Payment Procedures.    Promptly following the Effective Time (but in no event later than the third Business Day following the Effective Time), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Shares and whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.07 (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent) and/or (B) instructions for use in effecting the surrender of the Certificates and uncertificated Company Shares (the "Uncertificated Shares"), in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II. Upon surrender of Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Shares represented by such Certificates that were converted into the right to receive the Merger Consideration pursuant to Section 2.07, by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and such Certificates so surrendered shall forthwith be cancelled. No holder of Uncertificated Shares shall be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this ARTICLE II. In lieu thereof, each registered holder of one or more Uncertificated Shares shall automatically upon the Effective Time be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Shares represented by such holder's transferred Uncertificated Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.07 by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and the Uncertificated Shares shall forthwith be cancelled. The Payment Agent shall accept such Certificates and Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable pursuant to this Section 2.08. Until so surrendered, outstanding Certificates and Uncertificated Shares shall be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration, without interest thereon, payable in respect thereof pursuant to the provisions of this Article II.

        (d)   Transfers of Ownership.    In the event that a transfer of ownership of Company Shares is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Uncertificated Shares is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Shares, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer taxes have been paid or are otherwise not payable.

        (e)   Required Withholding.    Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of Company Shares, Company Options, Company Restricted Stock Units, Company PSU Awards and Company Deferred Cash Awards such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws. To the extent that such amounts are so deducted, withheld and remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        (f)    No Liability.    Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of Company Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (g)   Distribution of Exchange Fund to Parent.    Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Shares that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates or received Merger Consideration with respect to Uncertificated Shares for exchange pursuant to the provisions of this Section 2.08 shall thereafter look for payment of the Merger Consideration payable in respect of the Company Shares represented by such Certificates or Uncertificated Shares solely to Parent, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to the provisions of this Article II. If any Certificate shall not have been surrendered immediately prior to such date on which the Merger Consideration would otherwise escheat to or become property of any Governmental Authority, any such Merger Consideration shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

        Section 2.09.    No Further Ownership Rights in Company Shares.    From and after the Effective Time, all Company Shares shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Uncertificated Shares theretofore representing any Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor in accordance with the provisions of Section 2.08. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of Company Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

        Section 2.10.    Lost, Stolen or Destroyed Certificates.    In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent or the Payment Agent in their respective reasonable and customary discretion, the posting, by such holder of a bond in such reasonable amount as the Payment Agent may direct as indemnity against any claim that may be made against Parent with respect to such Certificate, the Merger Consideration payable in respect thereof pursuant to Section 2.07.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as disclosed in the letter delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Letter") or (b) as disclosed in any Company SEC Reports that were filed with or furnished to the SEC by the Company between January 1, 2014 and the date hereof and are publicly available (other than disclosures in any "Risk Factors" section or "forward looking statements" disclaimer that are cautionary, forward-looking or predictive in nature set forth therein), the Company hereby represents and warrants to Parent and Acquisition Sub as follows:

        Section 3.01.    Organization; Good Standing.    The Company is a corporation duly organized, validly existing and in good standing under Delaware Law. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power and authority would not have a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company is not in violation of its certificate of incorporation or bylaws.

        Section 3.02.    Corporate Power; Enforceability.    The Company has the requisite corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby. At a meeting duly called and held prior to the execution of this Agreement at which all directors of the Company were present, the Company Board unanimously, upon the terms and subject to the conditions set forth herein, (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and the Company Stockholders, (ii) approved the execution, delivery and performance of this Agreement and (iii) subject to Section 5.02 hereof, resolved to recommend adoption of this Agreement by the Company Stockholders (the "Company Board Recommendation") and directed that such matter be submitted for consideration at a meeting of the Company Stockholders (the "Company Stockholder Meeting"). The execution and delivery by the Company of this Agreement, and, subject to obtaining the Requisite Stockholder Approval and filing the Certificate of Merger with the Secretary of State of the State of Delaware, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder or the consummation of the transactions contemplated hereby, other than in the case of the consummation of the Merger, obtaining the Requisite Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws affecting or relating to creditors' rights generally (whether now or hereafter in effect) and (b) is subject to general principles of equity (the "Enforceability Limitations").

        Section 3.03.    Requisite Stockholder Approval.    The affirmative vote in favor of the adoption of this Agreement by the holders of a majority of the outstanding Company Shares entitled to vote thereon (the "Requisite Stockholder Approval") is the only vote of holders of securities of the Company which is required to approve this Agreement and the Merger.

        Section 3.04.    Non-Contravention.    The Company has delivered to Parent correct and complete copies of its certificate of incorporation and bylaws as amended as of the date of this Agreement. Assuming the accuracy of the representations and warranties contained in Section 4.07, the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not and will not (a) subject in the case of the Company to obtaining the Requisite Stockholder Approval, violate or conflict with any provision of the certificate of incorporation or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries, (b) subject to obtaining the Consents set forth in Section 3.04 of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Contract, (c) assuming the Consents referred to in Section 3.05 are obtained or made, any waiting periods under applicable Antitrust Laws have terminated or expired, and the Requisite Stockholder Approval is obtained, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except, with respect to clauses "(b)" through "(d)" above, for such violations, conflicts, defaults, breaches, terminations, amendments, accelerations or Liens that would not have a Company Material Adverse Effect.

        Section 3.05.    Required Governmental Approvals.    No consent, approval, Order or authorization of, filing or registration with, or notification to (any of the foregoing being referred to herein as a "Consent"), any Governmental Authority is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby, except (a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business, (b) such filings and approvals as may be required by any international, federal or state securities Laws or "blue sky" Laws, including compliance with any applicable requirements of the Exchange Act, (c) Consents required under, and compliance with any other applicable requirements of, the HSR Act and other Antitrust Laws (including the expiration or termination of any waiting periods thereunder), (d) Consents as may be required under the rules and regulations of NASDAQ, (e) Consents as may be required solely as a result of the identity of Parent, Acquisition Sub or any of their Affiliates, and (f) such other Consents, the failure of which to obtain would not have a Company Material Adverse Effect.

        Section 3.06.    Company Capitalization.

        (a)   The authorized capital stock of the Company consists of (i) 500,000,000 Company Shares and (ii) 1,000,000 shares of Company Preferred Stock. As of the close of business in New York City on December 4, 2015 (the "Capitalization Date"): (A) 148,997,609 Company Shares were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding and (C) no shares of Company Capital Stock were held by the Company as treasury shares. All outstanding Company Shares are and all Company Shares which may be issued pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. From the Capitalization Date through the date of this Agreement, there have been no issuances by the Company of Company Shares, other than issuances of Company Shares pursuant to the exercise of Company Stock Options outstanding as of the Capitalization Date or the vesting of Company Restricted Stock Units outstanding as of the Capitalization Date.

        (b)   As of the close of business on the Capitalization Date, there were 6,199,609 Company Shares reserved for future issuance under the Company Stock Plans. As of the close of business on the Capitalization Date, there were (i) outstanding Company Options to purchase 2,616,080 Company Shares, (ii) outstanding Company Restricted Stock Units to receive 675,733 Company Shares, (iii) outstanding Company PSU Awards to receive 41,725 Company Shares, assuming target performance and 83,450 Company Shares assuming maximum performance and (iv) $937,007 outstanding under Company Deferred Cash Awards. Section 3.06(b) of the Company Disclosure Letter sets forth a complete and accurate list, as of the close of business on the date hereof, of (A) all outstanding Company Options, indicating with respect to each such Company Option the name of the holder thereof, the Company Stock Plan pursuant to which it was granted, the number of Company Shares subject to such Company Option, the exercise price and the date of grant, (B) all outstanding Company Restricted Stock Units, indicating with respect to such Company Restricted Stock Units the Company Stock Plan pursuant to which it was granted, the name of the holder thereof and the number of Company Restricted Stock Units held thereby and (C) all outstanding Company PSU Awards, indicating with respect to such Company PSU Awards the Company Stock Plan pursuant to which it was granted, the name of the holder thereof and the number of Company PSU Awards held thereby assuming target performance. The Company has made available to Parent complete and accurate copies of all Company Stock Plans, the forms of all stock option agreements evidencing Company Options and the forms of all agreements pursuant to which the currently outstanding Company Restricted Stock Units and Company PSU Awards were awarded.

        (c)   There are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants or other rights to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, and (iv) no obligations of the Company to enter into any subscription, warrant or similar Contract relating to the capital stock of, or any other equity or voting interest in, the Company or the grant of any convertible or exchangeable security in the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as "Company Securities"). All Company Options have an exercise price equal to no less than the fair market value of the underlying Company Shares on the date of grant, determined in accordance with Section 409A of the Code. Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, except in connection with the repurchase, redemption or acquisition of Company Shares pursuant to (A) the terms of Company Stock Plans or (B) in the ordinary course of business consistent with past practice.

        (d)   Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any Company Shares or shares of Company Preferred Stock.

        (e)   As of the date of this Agreement, there was no outstanding indebtedness for borrowed money of the Company or its Subsidiaries other than as reflected in the Company Balance Sheet or incurred in the ordinary course of business consistent in all material respects with past practice after the date of the Company Balance Sheet.

        Section 3.07.    Subsidiaries.

        (a)   Section 3.07(a) of the Company Disclosure Letter contains a complete and accurate list of the name, jurisdiction of organization, capitalization and schedule of stockholders of each Subsidiary of the Company. The Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person other than securities held for investment in lieu of cash. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each of the Company's Subsidiaries has the requisite entity power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to have such power and authority would not have a Company Material Adverse Effect. Each of the Company's Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. None of the Company's Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents, except where such violation would not have a Company Material Adverse Effect.

        (b)   All of the outstanding capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned, directly or indirectly, by the Company have been duly authorized, validly issued and are fully paid and nonassessable, free and clear of all Liens (other than Permitted Liens and any restrictions on transfer arising under applicable Law).

        (c)   There are no outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants or other rights to acquire from any Subsidiary of the Company, or that obligates any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, such Subsidiary of the Company, or (iii) obligations of any Subsidiary of the Company to enter into any subscription, warrant or similar Contract relating to the capital stock of, or any other equity or voting interest in, such Subsidiary or the grant of any convertible or exchangeable security in such Subsidiary (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as "Subsidiary Securities").

        Section 3.08.    Company SEC Reports and Listing Requirements.    Since September 28, 2014, the Company has filed all forms, reports, schedules, certifications, prospectuses, and registration, proxy and other statements with the SEC that have been required to be filed by it under applicable Laws prior to the date hereof (collectively and together with all documents filed or furnished on a voluntary basis with the SEC and all documents filed after the date hereof, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Reports"). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing) or the date that it is furnished, (a) each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was filed and (b) each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. For clarification, clauses (a) and (b) of this Section 3.08 shall look to the effective date of any Company SEC documents that are registration statements filed pursuant to the requirements of the Securities Act as opposed to such documents' filing date. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. Since September 28, 2014, no executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report (except as disclosed in certifications filed with the Company SEC Reports). Since September 28, 2014 through the date hereof, neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. The Company is in compliance in all material respects with all listing and governance requirements of the NASDAQ. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC or its staff. There has been no material correspondence between the SEC and the Company since January 1, 2013 through the date hereof that is not available on the SEC's Electronic Data Gathering and Retrieval database other than relating to the SEC inquiry the conclusion of which was reported on the Company's current report on Form 8-K filed on October 17, 2014.

        Section 3.09.    Company Financial Statements.

        (a)   The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

        (b)   The Company has designed and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 and 15d-15 under the Exchange Act), to provide reasonable assurances that the material information required to be disclosed by the Company in the Company SEC Reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms.

        (c)   The Company has designed and maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) facilitate the recording of transactions as necessary to permit the preparation of financial statements in accordance with GAAP and appropriate authorization of management or the Company Board, as applicable, of receipts and expenditures of the Company and its Subsidiaries and (iii) pertain to the prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries.

        (d)   Except as would not reasonably be expected to result in a liability that is material to the Company and its Subsidiaries, taken as a whole, since January 1, 2014, neither the Company, its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Except as set forth in the Company SEC Reports or for events (or series of related matters) as to which the amounts involved do not exceed $120,000, since the Company's proxy statement dated December 12, 2014, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        (e)   Since the Company Balance Sheet Date, to the Knowledge of the Company, neither the Company nor the Company's independent auditors has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal accounting controls utilized by the Company and its Subsidiaries, in each case which has not been subsequently remediated, or (B) any fraud that involves the Company's management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries.

        Section 3.10.    No Undisclosed Liabilities.

        (a)   Neither the Company nor any of its Subsidiaries has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, other than (a) Liabilities reflected or otherwise reserved against in the Company Balance Sheet or in the consolidated financial statements and notes thereto of the Company and its Subsidiaries included in the Company SEC Reports filed on Form 10-K on November 19, 2015, (b) Liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, (c) Liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, (d) Liabilities that have been discharged or paid in full and (e) Liabilities that would not have or result in a Company Material Adverse Effect.

        (b)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate (including any structured finance, special purpose or limited purpose entity or Person), on the other hand, or any "off-balance sheet arrangement" (as defined in Item 303(a) of

Regulation S-K of the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure in the Company SEC Documents of any transaction involving, or liabilities of, the Company or any of its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries as a whole.

        Section 3.11.    Absence of Certain Changes.

        (a)   From the Company Balance Sheet Date through the date of this Agreement, there has not been any Company Material Adverse Effect.

        (b)   From the Company Balance Sheet Date through the date of this Agreement, except for the negotiation, execution and delivery of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice in all material respects. Except as set forth on Section 3.11(b) of the Company Disclosure Letter, from the Company Balance Sheet Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by clauses (iii), (v), (vii), (ix), (x), (xi), (xii), (xiv), (xvii) and (xxv) (solely with respect to the foregoing clauses) of Section 5.01 if proposed to be taken after the date hereof.

        Section 3.12.    Material Contracts.

        (a)   For all purposes of and under this Agreement (but excluding any Company Benefit Plans), a "Material Contract" shall mean any of the following to which the Company or any of its Subsidiaries is a party as of the date of this Agreement:

          (i)    any Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

          (ii)   any Contract (or group of related Contracts with the same Person or its Affiliates) involving either (A) the payment or receipt of amounts by the Company or any of its Subsidiaries of more than $50,000,000 in the Company's fiscal year ended September 26, 2015, or (B) future payments of more than $50,000,000 in any Company fiscal year that, in the case of each of "(A)" or "(B)", is terminable upon a change in control of the Company;

          (iii)  any Contract (other than any intercompany agreement between or among the Company and its Subsidiaries) (A) for indebtedness for borrowed money in excess of $50,000,000, (B) mortgaging, pledging or otherwise placing a Lien (other than Permitted Liens) on any assets that are material to the Company and its Subsidiaries, taken as a whole, (C) restricting the payment of dividends or other distributions of assets by any of the Company or its Subsidiaries or (D) providing for the guaranty of indebtedness for borrowed money of any Person in excess of $50,000,000;

          (iv)  any Contract that contains a put, call or right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests or substantially all of the assets of any Person;

          (v)   other than with respect to any wholly owned Subsidiary of the Company, any partnership, limited liability company or joint venture agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture that is material to the Company and its Subsidiaries taken as a whole, or in which the Company owns more than a two percent voting or economic interest;

          (vi)  any Contract to which the Company or any of its Subsidiaries is bound, containing a standstill or similar agreement pursuant to which one party has ongoing obligations to not acquire assets or securities of the other party or any of its Affiliates and, to the extent not entered into in the ordinary course of business or in connection with a commercial Contract, any Contract under which the Company or any of its Subsidiaries has ongoing indemnification obligations that are material to the Company and its Subsidiaries, taken as a whole;

          (vii) (A) any Contract between the Company or any of its Subsidiaries with any former director or officer of the Company pursuant to which the Company has material continuing obligations or (B) any Contract between the Company or any of its Subsidiaries and any current director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Company Shares pursuant to which the Company has continuing obligations, in each case, other than any such Contract that is terminable "at will" (or following a notice period imposed by applicable Law) without any obligation on the part of the Company or any of its Subsidiaries to make any severance, termination, change in control or similar payment;

          (viii)  any of its Subsidiaries has ongoing indemnification obligations that are material to the Company and its Subsidiaries, taken as a whole;

          (ix)  any Contract the terms of which would or would be reasonably expected to prevent the Company's ability to consummate the Merger or the other transactions contemplated hereby;

          (x)   any Contract that (A) limits or purports to limit in any material respect the type of businesses in which the Company or its Subsidiaries may engage or the locations in which any of them may engage, (B) would reasonably be expected to require the disposition of any material assets or lines of business of the Company or its Subsidiaries, (C) provides for the payment or receipt of amounts by the Company or any of its Subsidiaries of more than $50,000,000 and grants "most favored nation" status, provides exclusive access to any product or product features, is a "requirements" Contract or grants special discounts to any customer, potential customer or any class of customers, in each case that, following the Merger, would apply to Parent or any of its Subsidiaries, including the Company and its Subsidiaries, (D) grants to any third Person any material exclusive supply, distribution or franchise agreement or other similar material exclusive rights, or (E) prohibits or limits the right of the Company or any of its Subsidiaries to use, transfer, license, distribute or enforce any material Company Intellectual Property Rights, other than limitations on enforcement arising from non-exclusive licenses of Company Intellectual Property Rights entered into in the ordinary course of business;

          (xi)  any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument, contract or arrangement that is material to the Company and its Subsidiaries taken as a whole and that is based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever (whether tangible or intangible), other than Contracts entered into in the ordinary course of business;

          (xii) any Contract pursuant to which (A) the Company or any of its Subsidiaries uses Intellectual Property Rights owned by a third party (other than (1) license agreements for any third-party commercially available Software, (2) agreements between the Company or any of its Subsidiaries, on the one hand, and their employees or consultants, on the other hand, entered into in the ordinary course of business or (3) non-exclusive in-bound licenses entered into in the ordinary course of business), (B) a third party uses Company Intellectual Property Rights (other than non-material, non-exclusive out-bound licenses entered into in the ordinary course of business), or (C) the Company or any of its Subsidiaries consents to or agrees not to assert rights with respect to the use or registration by a third party, or a third party consents to the use or registration by the Company, of any material Trademarks of the Company and its Subsidiaries;

          (xiii)  any Contract entered into since January 1, 2014 that provides for the acquisition or disposition, directly or indirectly (by merger or otherwise), of all of the capital stock of, or all or substantially all of the assets of, any Person (A) for aggregate consideration under such Contract in excess of $50,000,000, or (B) pursuant to which the Company or its Subsidiaries has continuing "earn-out" or other similar contingent payment obligations of more than $10,000,000;

          (xiv)   any Collective Bargaining Agreement;

          (xv) any Contract relating to settlement of any administrative or judicial proceedings, in each case, individually in excess of $750,000, under which there are outstanding obligations (including settlement agreements) of the Company or any of its Subsidiaries;

          (xvi)   any Contract to which any of the 15 largest suppliers of the Company and its Subsidiaries (based on the consolidated cost of goods and services paid to such Person by the Company and its Subsidiaries for the Company's fiscal year ended September 26, 2015) or any of the 15 largest customers of the Company and its Subsidiaries (based on the consolidated revenues received from such Person by the Company and its Subsidiaries for the Company's fiscal year ended September 26, 2015) is a party, in each case that has a term of more than 60 days and that may not be terminated by the Company or any of its Subsidiaries (without penalty) within 60 days after the delivery of a termination notice, other than Contracts related to the purchase of raw materials or inventory in the ordinary course of business; and

          (xvii)  any lease or sublease pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, any real property involving payment by the Company or any of its Subsidiaries of rent in excess of $10,000,000 per year.

        (b)   True and complete copies of all Material Contracts have been (i) publicly filed with the SEC and are publicly available as of the date hereof, or (ii) made available to Parent.

        (c)   Except as would not have a Company Material Adverse Effect, each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, enforceable against the Company or each such Subsidiary of the Company party thereto, as the case may be, in accordance with its terms, subject to the Enforceability Limitations, and except as would not have a Company Material Adverse Effect neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Material Contract, received any notice of breach or default under any Material Contract which breach has not been cured, or granted to any third party any rights, adverse or otherwise, that would constitute a breach of any Material Contract.

        Section 3.13.    Real Property.    Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has good fee simple title to all real property owned by the Company or any of its Subsidiaries (the "Owned Real Property") in each case free and clear of all Liens except for Permitted Liens. All of the Owned Real Property as of the date hereof is described on Section 3.13(a) of the Company Disclosure Letter. The Company or one of its Subsidiaries has a valid leasehold estate in all real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries (the "Leased Real Property"), free and clear of all Liens except for Permitted Liens, except for any such invalidity that, individually or in the aggregate, would not have a Company Material Adverse Effect. All buildings, structures, fixtures and other improvements on the Owned Real Property and the Leased Real Property are in good condition and are adequate to operate the business as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries owns, holds, has granted or is obligated under any option, right of first offer, right of first refusal or other contractual right to sell or dispose of any of the

Owned Real Property or any portion thereof or interest therein that is individually or in the aggregate material to the Company and its Subsidiaries taken as a whole.

        Section 3.14.    Personal Property and Assets.    The Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the "Assets") that are material to the Company and its Subsidiaries taken as a whole, free and clear of all Liens other than Permitted Liens, in each case except as would not have a Company Material Adverse Effect.

        Section 3.15.    Intellectual Property.

        (a)   To the Company's Knowledge, each item of the Company Intellectual Property Rights is valid, subsisting and enforceable as of the date of this Agreement, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (b)   The Company and its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) own the Company Intellectual Property Rights free and clear of Liens other than Permitted Liens, and (ii) have rights to use all other Intellectual Property Rights used by the Company and its Subsidiaries in the conduct of the Company's or its Subsidiaries' respective businesses, each as currently conducted.

        (c)   To the Company's Knowledge, the Company and each of its Subsidiaries have taken commercially reasonable measures to maintain and protect the secrecy of all owned Trade Secrets, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Company's Knowledge, no owned Trade Secret has been used by or disclosed to any of the Company's or its Subsidiaries' former employees or any third Person other than pursuant to a valid and appropriate non-disclosure agreement and/or license agreement, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of its Subsidiaries have policies in place requiring, and the Company and each of its Subsidiaries generally require, each employee and individual independent contractor who is involved in the development of, any Company Intellectual Property Right that is included in or used to make a Company product to execute one or more agreements with provisions relating to the ownership of Intellectual Property Rights developed within the scope of the individual's employment or independent contractor relationship with the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries have obtained assignments of all Company Intellectual Property Rights developed on behalf of the Company and its Subsidiaries by employees who develop Intellectual Property Rights on behalf of the Company and its Subsidiaries, except as would not, individually or in the aggregate have a Company Material Adverse Effect.

        (d)   The conduct and operation of the Company's or its Subsidiaries' business as presently conducted and operated, does not infringe, dilute, misappropriate or otherwise violate, any material Intellectual Property Rights of any third Person, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company no third Person as of the date hereof, is infringing, diluting, misappropriating, or otherwise violating any material Company Intellectual Property Rights, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (e)   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any pending or threatened claim challenging the ownership, use, validity, scope, registerability, or enforceability of any Company Intellectual Property Rights, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (f)    To the Company's Knowledge, the execution and delivery of this Agreement will not affect ownership of the Company Intellectual Property Rights by the Company and its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (g)   To the Company's Knowledge, the Company and its Subsidiaries own or have a right to access and use all computer systems, networks, hardware, information technology, software, databases, and websites used in connection with the business of the Company and each of its Subsidiaries (the "IT Systems"), as such IT Systems are currently used by the Company and its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries maintain systems, policies and procedures that protect the IT Systems and the Company's and its Subsidiaries' data, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The IT Systems (i) are reasonably adequate for the current operation of the Company and each of its Subsidiaries and (ii) during the past three (3) years, have not, including in relation to any data stored or processed therein, suffered any malfunction, failure, disruption, deficiency or security breach, and all material vulnerabilities identified therein have been promptly rectified, and (iii) do not contain any viruses or trojan horses, in the case of each of the foregoing clauses (i), (ii) and (iii), except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (h)   Except as has not had a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all privacy policies and applicable Privacy Laws and have not received written notice of, and have no Knowledge of, any violation of any Privacy Laws or privacy policies between January 1, 2014 through the date hereof. The Company and its Subsidiaries are in compliance in all respects with all of their contractual commitments with respect to Personal Information and have safeguards in place to protect Personal Information in their possession or control from unauthorized access consistent with Privacy Laws, privacy policies, and contractual commitments, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. From January 1, 2014 through the date hereof, to the Knowledge of the Company, there have been no data breaches involving any Personal Information and neither the Company nor, to the Knowledge of the Company, any other Person, has made any illegal or unauthorized use or disclosure of Personal Information that was collected by or on behalf of the Company, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, the Company is not subject to any contractual requirements, privacy policies or other legal obligations that, following the Closing and as a result of the Closing, would prohibit the Company or any Subsidiary of the Company after the Closing from receiving or using Personal Information substantially in the manner in which the Company or the Subsidiary of the Company receives and uses such Personal Information immediately prior to the Closing.

        Section 3.16.    Tax Matters.

        (a)   The Company and each of its Subsidiaries (i), except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all returns and reports (including amendments, elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes ("Tax Returns") that are material and are required to be filed by the Company or any of its Subsidiaries and, except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, all such filed Tax Returns are true, correct and complete, (ii) have paid all material Taxes required to be paid by the Company or any of its Subsidiaries, whether or not shown as due on such filed Tax Returns, and have withheld all amounts that the Company or any of its Subsidiaries have been obligated to withhold from amounts owing to any employee, creditor or other third party, in each case except with respect to matters contested in good faith for which adequate reserves under GAAP have been established and except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect and (iii) have not waived in writing any statute of limitations with respect to Taxes or agreed in writing to any extension of time with respect to a material Tax assessment or material deficiency.

        (b)   As of the date of this Agreement, except as disclosed or provided for in the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, (i) there are not pending or, to the Knowledge of the Company, threatened material audits, examinations, investigations or other proceedings in respect of Taxes required to be paid by the Company or any of its Subsidiaries, and (ii) there are not, to the Knowledge of the Company, any unresolved written claims concerning the Company's or any of its Subsidiaries' Tax liability, in each case that, individually or in the aggregate, have had or are reasonably likely to have a Company Material Adverse Effect.

        (c)   The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries on a consolidated basis for each of the fiscal years ended September 26, 2014, September 26, 2013 and September 26, 2012.

        (d)   Neither the Company nor any of its Subsidiaries has engaged in any transaction that is a "listed transaction" for purposes of Treasury Regulations Section 1.6011-4(b)(2).

        (e)   Notwithstanding anything to the contrary in this Agreement, Section 3.11(b), this Section 3.16 and Section 3.17 are the sole representations or warranties of the Company with respect to Tax matters.

        Section 3.17.    Company Benefit Plans.

        (a)   Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list of each (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) other material Company Benefit Plan. "Company Benefit Plan" means each employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) maintained or contributed to for the benefit of any current or former employee or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any current or future Liability, but excluding any such plan, program, agreement, contract, policy or binding arrangement required to be maintained or to which contributions are required pursuant to applicable non-U.S. Law. With respect to each Company Benefit Plan, to the extent applicable, the Company has made available to Parent complete and accurate copies of (A) the most recent annual report on Form 5500 filed with the DOL, including all schedules thereto; (B) the most recent determination or opinion letter from the IRS for any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code; (C) the plan documents and summary plan descriptions, or a written description of the terms of any Company Benefit Plan that is not in writing; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (E) any notices to or from any Governmental Authority within the prior three (3) years relating to any material compliance issues in respect of any such Company Benefit Plan.

        (b)   Neither the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code maintains or has, within the past six years, contributed to (1) an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA or (2) a "multiple employer plan" (as defined in Section 4063 or 4064 of ERISA).

        (c)   Each Company Benefit Plan has been maintained, operated and administered, in all material respects, in compliance with its terms and with all applicable Law except as would not be likely to result in a Company Material Adverse Effect. No non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA and Section 5974 of the Code has occurred or is reasonably expected to occur with respect to any Company Benefit Plan that would be likely to result in a Company Material Adverse Effect.

        (d)   As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust under any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that would be likely to result in material liability to the Company and its Subsidiaries, taken as a whole.

        (e)   No material Company Benefit Plan provides for post-retirement or post-employment welfare benefits to former employees of the Company, other than pursuant to Section 4980B of the Code or any similar Law, or the continuation of welfare benefits during any period in which any such former employee is receiving severance.

        (f)    Each Company Benefit Plan that is intended to be "qualified" under Section 401 of the Code has received a favorable determination letter or may rely on an opinion letter from the IRS to such effect and, to the Knowledge of the Company, nothing has occurred or is reasonably expected to cause the loss of such qualification.

        (g)   Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events) (A) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of the Company or any of its Subsidiaries, (B) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (C) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (D) result in the payment of any amount that could, individually or in combination with any other payment or benefit, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

        (h)   No Person is entitled to receive any additional payment (including any tax gross-up payment) from the Company or any of its Subsidiaries as a result of the imposition of additional taxes under Section 4999 or Section 409A of the Code.

        (i)    Except as would not have a Material Adverse Effect, (i) each Company Benefit Plan that is not subject to U.S. law (each, a "Company Foreign Benefit Plan") has been established, maintained and administered in material compliance with its terms and applicable Laws, and if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) all employer and employee contributions to each Company Foreign Benefit Plan required by its terms or by applicable Law have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction applied to such matters, and (iii) no material unfunded liability or obligation of the Company or its Subsidiaries exists with respect to any Company Foreign Benefit Plan that has not been accrued in accordance with applicable accounting standards. Section 3.17(a) of the Company Disclosure Letter identifies each material Company Foreign Benefit Plan and the non-U.S. jurisdiction applicable to such plan.

        Section 3.18.    Labor Matters.

        (a)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor-related agreement with any labor or trade union (each a "Collective Bargaining Agreement") that pertains to employees of the Company or any of the Subsidiaries.

        (b)   (i) To the Knowledge of the Company, as of the date of this Agreement, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries; (ii) except in the ordinary course consistent with past practice, no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries; (iii) there are no strikes, lockouts, slowdowns or work stoppages against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that may materially interfere with the respective business activities of the Company or any of its Subsidiaries; (iv) there are no grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company of any of its Subsidiaries; and (v) there are no unfair labor practice charges or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees, except as would not be material to the Company and its Subsidiaries, taken as a whole.

        (c)   Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have complied with applicable Laws and Orders with respect to employment (including applicable Laws regarding wage and hour requirements, correct classification of independent contractors and of employees as exempt and non-exempt, immigration status, discrimination in employment, employee health and safety, and collective bargaining, civil rights, immigration, child labor, and meal and rest break periods). Since January 1, 2014, the Company and its Subsidiaries have complied with the Worker Adjustment and Retraining Notification Act (WARN) and any similar state or local "mass layoff" or "plant closing" Law, and there has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company or any of the Subsidiaries within the six (6) months prior to Closing.

        (d)   To the Knowledge of the Company, since January 1, 2014, the Company and each of its Subsidiaries (or in the case of Subsidiaries acquired by the Company after such date, since the date of such acquisition) have withheld all amounts required by applicable Law to be withheld from the wages, salaries, and other payments to employees, and are not, to the Knowledge of the Company, liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business consistent with past practice).

        (e)   Except as would not have a Company Material Adverse Effect, the Company's execution and delivery of this Agreement and the Company's performance of this Agreement does not require the Company to seek or obtain consent, engage in consultation with, issue any notice to, or make any filing with any employee or representative, labor union, works council or similar organization representing Company employees, or any Governmental Authority governing employee matters, except to the extent previously made or obtained prior to the date hereof or as required by Law.

        (f)    As of the date of this Agreement, and except as would not have a Company Material Adverse Effect, no complaints, charges or claims against the Company are pending, or to the Knowledge of the Company, threatened, that would reasonably be expected to be brought or filed with any Governmental Authority, based on, arising out of, or otherwise relating to any individual's employment or termination by the Company, or relating to the Company's failure to employ an individual.

        Section 3.19.    Permits.    Except as would not have a Company Material Adverse Effect: (a) the Company and its Subsidiaries possess and are and have been in compliance with the terms of all material permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to conduct their businesses as currently conducted ("Permits"), including all such Permits required by any applicable Governmental Authority responsible for the oversight and approval of the research, development, distribution or commercialization of Company Products, and (b) no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened.

        Section 3.20.    Compliance with Laws.

        (a)   Since January 1, 2014, the businesses of each of the Company and its Subsidiaries (including the ownership and maintenance of all its assets) is and have been conducted in compliance with all Laws and Orders applicable to the Company and its Subsidiaries, except for violations that would not have a Company Material Adverse Effect. No investigation, audit or review by any Governmental Authority with respect to the Company or any of its Subsidiaries or any of their assets is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Authority notified the Company in writing of its intention to conduct the same, except for such investigations or reviews the outcome of which would not have a Company Material Adverse Effect.

        (b)   Neither the Company nor any of its Subsidiaries has received any warning letter or other written notice from any Governmental Authority, with respect to the manufacture, development, testing, labeling, marketing, promotion, advertising, endorsements or distribution of any product manufactured by, or on behalf of the Company (a "Company Product"), alleging any violation or potential violation by the Company or any of its Subsidiaries of any applicable Law or Order that is material to the Company and its Subsidiaries taken as a whole and that remains outstanding or unresolved as of the date of this Agreement. To the Knowledge of the Company, no investigation by any Governmental Authority of the Company or any of its Subsidiaries is pending or threatened. To the Knowledge of the Company, each contract manufacturer is in compliance with all applicable Laws as they relate to Company Products, including those related to compliance with good manufacturing practices, except for violations that would not have a Company Material Adverse Effect. To the Knowledge of the Company, there is no Legal Proceeding pending against or threatened against the Company's contract manufacturers regarding the existence of a deficiency in the manufacture, production, distribution or sale of any Company Product that would have a Company Material Adverse Effect.

        (c)   Except as would not have a Company Material Adverse Effect, the Company, each Subsidiary, and all Food Products (as defined below), packaging, and food contact substances used in or with all Food Products have complied in all material respects with all Laws applicable to foods, packaging, or food contact substances, including those of the U.S. Food and Drug Administration ("FDA"), the U.S. Department of Agriculture ("USDA") and all state Governmental Authorities with jurisdiction over the Company or its Subsidiaries and their Food Products. For purposes of this Agreement, "Food Products" shall mean all food products of all types (whether private label or branded, finished food, work in process, or food ingredients) manufactured, processed or packaged by, or for, the Company or its Subsidiaries.

        (d)   Each Food Product has complied with all applicable product labeling requirements and other regulatory requirements, quality control and similar standards, whether contractual, statutory, regulatory or imposed by Company policies or third-party certifying body except for violations that would not have a Company Material Adverse Effect.

        (e)   Since January 1, 2014, to the Company's Knowledge, (i) no Food Product has been the subject of any voluntary or mandatory recall, public notification, or notification to any Governmental Authority, or similar action; and (ii) no customer or subsequent purchaser of any Food Product has asserted a material claim with respect to any nonconformity of any such Food Product with applicable specifications, warranties, labeling requirements, regulatory requirement, quality control or similar standards, whether contractual, statutory, regulatory or imposed by Company policies or third-party certifying body.

        (f)    The Company and its Subsidiaries are in compliance with all notifications and instructions received from creditors of protected vendors delivered pursuant to Growers' Lien Laws except for violations that would not have a Company Material Adverse Effect. "Growers' Lien Laws" means, collectively, state and federal Laws applicable to the Company's or its Subsidiaries' purchase of agricultural products on credit from any selling party that creates a lien or imposes a trust upon the agricultural products sold and/or the proceeds of such agricultural products for the benefit of such selling party or a creditor thereof to secure payment for such agricultural products, including the Perishable Agricultural Commodities Act of 1930, the Food Security Act of 1985, and the California Producer's Lien Statute.

        (g)   Since January 1, 2014, to the Company's Knowledge, except as would not have a Company Material Adverse Effect (i) the Company and its Affiliates, directors, officers and employees have complied in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)) and any other applicable foreign or domestic anticorruption or antibribery Laws (collectively, the "Fraud and Bribery Laws") and (ii) neither the Company, any Subsidiary (or in the case of Subsidiaries acquired by the Company after such date, since the date of such acquisition) of the Company nor any of the Company's Affiliates, directors, officers, employees, agents or other representatives acting on the Company's behalf have directly or indirectly, in each case, in violation of the Fraud and Bribery Laws: (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (C) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (D) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (E) taken any action or made any omission in violation of any applicable law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.

        (h)   Except as would not have a Company Material Adverse Effect, since January 1, 2014, the Company and each of its Subsidiaries (or in the case of Subsidiaries acquired by the Company after such date, since the date of such acquisition) has complied with applicable United States and foreign export control laws and regulations, including the United States Export Administration Act and implementing Export Administration Regulations; the Arms Export Control Act and implementing International Traffic in Arms Regulations; and the various economic sanctions laws administered by the Office of Foreign Assets Control of the U.S. Treasury Department. Without limiting the foregoing, there are no pending or, to the Knowledge of the Company, threatened claims or investigations by any Governmental Authority of violations against the Company or any of its Subsidiaries with respect to export activity or export licenses, that would have a Company Material Adverse Effect.

        (i)    Since January 1, 2015 and except as has not had a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any written notice of or, to the Knowledge of the Company, been charged with the violation of any Laws governing advertising, endorsements and consumer protection.

        Section 3.21.    Environmental Matters.    Except as would not have a Company Material Adverse Effect:

        (a)   The Company and its Subsidiaries are, and have been, in compliance, with all Environmental Laws applicable to their respective operations, which compliance includes the possession and maintenance of, and compliance with, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice, demand, letter or claim alleging that the Company or any Subsidiary is in violation of or liable under any Environmental Law, including with respect to any alleged release of or exposure to any Hazardous Substances or the validity of or failure to comply with any Permit required under Environmental Law and, to the Knowledge of the Company, no such notice, demand or claim has been threatened.

        (b)   Neither the Company nor any of its Subsidiaries is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging any Liability or responsibility under or noncompliance with any Environmental Law or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation of or exposure to, Hazardous Substances, and, to the Company's Knowledge, no Hazardous Substances are present at, on or under any Owned Real Property or Leased Real Property of a type or in a condition that would reasonably be expected to give rise to liability under Environmental Laws on the part of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any Order or agreement by or with any Governmental Authority or third party imposing any material liability or obligation on the Company or any of its Subsidiaries with respect to any of the foregoing.

        Section 3.22.    Litigation.    As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in either case, that would, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

        Section 3.23.    Insurance.    Except as would not have a Company Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect, no notice of cancellation has been received and (b) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a breach or default, by any insured thereunder, or permit termination or modification, of any of the policies.

        Section 3.24.    Related Party Transactions.    Except for indemnification, compensation, employment or other similar arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company's Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

        Section 3.25.    Brokers.    Except for Credit Suisse Securities (USA) LLC ("Credit Suisse") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch"), there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor's, investment banking, brokerage, finder's or other fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. The Company has provided Parent with true and correct copies of any engagement letter or similar Contract between the Company and each of Credit Suisse and BofA Merrill Lynch relating to the transactions contemplated by this Agreement, including all amendments or modifications thereto.

        Section 3.26.    Opinions of Financial Advisors.    The Company Board has received separate opinions of each of Credit Suisse and BofA Merrill Lynch, financial advisors to the Company, to the effect that, as of the date of each such opinion and based on and subject to the various qualifications, assumptions, limitations and matters set forth therein, the Merger Consideration to be received by the holders of Company Shares (other than Parent, Acquisition Sub, the Guarantor, JAB Holding Company S.à r.l., Mondelēz International, Inc. or any of their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will provide Parent with true and correct copies of such opinions solely for information purposes promptly after receipt thereof by the Company.

        Section 3.27.    State Anti-Takeover Statutes; No Rights Plan.    Assuming that the representations of Parent and Acquisition Sub set forth in Section 4.07 are accurate, the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby. There is no shareholder rights plan, "poison pill" antitakeover plan or other similar agreement or plan in effect to which the Company is a party or is otherwise bound.

        Section 3.28.    Proxy Statement.    The proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholder Meeting (collectively, as amended or supplemented, the "Proxy Statement") will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement will not contain any statement which, at the time the Proxy Statement is filed with the SEC, at the time the Proxy

Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, and in the light of the circumstances under which it is made, is false or misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Acquisition Sub or any of their respective directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND ACQUISITION SUB

        Parent and Acquisition Sub hereby represent and warrant to the Company as follows:

        Section 4.01.    Organization; Good Standing. Parent is a private limited liability company incorporated under the Laws of the Netherlands. Parent has the requisite corporate power and authority to conduct its business as it is presently being conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified, licensed or in such good standing, or the failure to have such power and authority would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby. Acquisition Sub is a corporation duly organized, validly existing and in good standing under Delaware Law. Acquisition Sub has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to have such power and authority would not, individually or in the aggregate, prevent the consummation by Parent or Acquisition Sub of the transactions contemplated hereby. Neither Parent nor Acquisition Sub is in violation of its respective organizational documents.

        Section 4.02.    Corporate Power; Enforceability.    Each of Parent and Acquisition Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Acquisition Sub of this Agreement, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, and no additional corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize the execution and delivery by Parent or Acquisition Sub of this Agreement, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder or the consummation of the transactions contemplated hereby, other than in the case of the consummation of the Merger, obtaining the adoption of this Agreement by Parent in its capacity as sole stockholder of Acquisition Sub. This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each in accordance with its terms, subject to the Enforceability Limitations.

        Section 4.03.    Non-Contravention.    The execution and delivery by Parent and Acquisition Sub of this Agreement, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby do not and will not: (a) violate or conflict with any provision of the certificates of incorporation or bylaws of Parent or Acquisition Sub; (b) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition Sub is a party or by which Parent, Acquisition Sub or any of their properties or assets may be bound; (c) assuming the Consents referred to in Section 4.04 are obtained or made and any waiting periods under applicable Antitrust Laws have terminated or expired, violate or conflict with any Law or Order applicable to Parent or Acquisition Sub or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except, with respect to clauses (b) and (d) above, for such violations, conflicts, defaults, breaches, terminations or accelerations which would not, individually or in the aggregate, prevent the consummation by Parent or Acquisition Sub of the transactions contemplated hereby.

        Section 4.04.    Required Governmental Approvals.    No Consent of any Governmental Authority is required on the part of Parent, Acquisition Sub or any of their Affiliates in connection with the execution and delivery by Parent and Acquisition Sub of this Agreement, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby, except: (a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (b) such filings and approvals as may be required by any international, federal or state securities Laws or "blue sky" Laws, including compliance with any applicable requirements of the Exchange Act; (c) Consents required under, and compliance with any other applicable requirements of the HSR Act and any other Antitrust Law (including the expiration or termination of any waiting periods thereunder); and (d) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent the consummation by Parent or Acquisition Sub of the transactions contemplated hereby.

        Section 4.05.    Litigation.    As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent, threatened against or affecting Parent or Acquisition Sub or any of their respective properties that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or the performance by Parent or Acquisition Sub of their respective covenants and obligations hereunder. Neither Parent nor Acquisition Sub is subject to any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby.

        Section 4.06.    Proxy Statement.    The information supplied by Parent, Acquisition Sub or any of their respective directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement will not contain any statement which, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading; provided, however, that no representation or warranty is made by Parent or Acquisition Sub with respect to information supplied by the Company or any of its directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement.

        Section 4.07.    Ownership of Company Capital Stock.    Neither Parent nor Acquisition Sub nor any of their respective Subsidiaries or the "affiliates" or "associates" of such entity is, nor at any time during the last three (3) years has it been, an "interested stockholder" of the Company, in each case, as defined in Section 203(c) of the DGCL. Neither Parent nor Acquisition Sub nor any of their respective Affiliates owns any Company Shares.

        Section 4.08.    Brokers.    Except for Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BDT & Company, LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Acquisition Sub or their Affiliates who is entitled to any financial advisor's, investment banking, brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

        Section 4.09.    Operations of Acquisition Sub. Acquisition Sub is a direct wholly-owned Subsidiary of Maple Parent Corp., a Delaware corporation and a direct wholly-owned Subsidiary of Parent. Acquisition Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Acquisition Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

        Section 4.10.    Financing.

        (a)   Parent has delivered to the Company true, correct and complete copies, as of the date of this Agreement, of an executed commitment letter and fee letter (the "Fee Letter") (provided that fee, "market flex" and other economic terms which do not affect the amount, availability or conditionality of any portion of the Debt Financing have been redacted (the "Redacted Fee Letter")) from the financial institutions identified therein (the "Debt Commitment Letter") to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the "Debt Financing").

        (b)   At the Closing, Parent will have sufficient funds to (i) pay the Merger Consideration payable hereunder, (ii) refinance any existing indebtedness for borrowed money that may become due and payable as a result of the Merger, (iii) pay any and all fees and expenses in connection with the Merger or the financing thereof (including each of the transactions described in Section 4.10(a)) and (iv) satisfy all of Parent's and Acquisition Sub's respective other payment obligations hereunder.

        (c)   As of the date hereof, the Debt Commitment Letter is in full force and effect, is a valid and binding obligation of Acquisition Sub and, to the knowledge of Parent, each of the other parties thereto, and is enforceable in accordance with its respective terms against Acquisition Sub and, to the knowledge of Parent, each of the other parties thereto, in each case, subject to the Enforceability Limitations. The Debt Commitment Letter has not been amended or modified, and the obligations and commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect. Parent or Acquisition Sub has fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letter that are payable on or prior to the date hereof. Assuming accuracy of the representations and warranties set forth in Article III, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Acquisition Sub or, to the knowledge of Parent, any other parties thereto, or result in a failure of any condition, under the Debt Commitment Letter or otherwise result in any of the Debt Financing to be unavailable at the Closing. There are no side letters or other Contracts or arrangements (except for any agreements entered into after the date of this Agreement that are expressly contemplated by the Debt Commitment Letter) relating to the Debt Financing.

        (d)   As of the date of this Agreement, assuming (i) of the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 and (ii) satisfaction by the Company of its obligations under Section 6.10, Parent does not have any reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available to Parent or Acquisition Sub on the date of the Closing. The Debt Commitment Letter contains all of the conditions precedent to the obligations of the parties thereunder to make the Debt Financing available to Parent on the terms therein.

        (e)   Neither Parent nor Acquisition Sub has, directly or indirectly, entered into any exclusivity, lock-up or other similar agreement, arrangement or binding understanding with any bank or investment bank or other potential provider of debt or equity financing that prohibits such provider from providing or seeking to provide services, including debt or equity financing, to any third Person in connection with a transaction relating to the Company or any of its Subsidiaries (including in connection with the making of any Acquisition Proposal) in connection with the transactions contemplated by this Agreement.

        Section 4.11.    Solvency.    Assuming that the most recent financial statements included in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K filed by the Company with the SEC present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and its consolidated Subsidiaries for the periods covered thereby, then at and immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the funding of the Debt Financing, Parent, the Surviving Corporation and each Subsidiary of the Surviving Corporation will be, on a consolidated basis, Solvent. Neither Parent nor Acquisition Sub is entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors.

        Section 4.12.    Acknowledgement of No Other Representations or Warranties.

        (a)   Each of Parent and Acquisition Sub acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and its Subsidiaries and that it and its representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its representatives have desired for such purpose and that it and its representatives have had full opportunity to meet with the management of the Company and its Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and its Subsidiaries. To the fullest extent permitted by applicable Law, except with respect to the representations and warranties contained in ARTICLE III or any breach of any covenant or other agreement of the Company contained in this Agreement, none of the Company, its Subsidiaries or any of their respective Affiliates or Representatives shall have any liability to Parent or Acquisition Sub or their respective Affiliates or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information or statements (or any omissions therefrom) provided or made available by the Company, its Subsidiaries or their respective Affiliates or Representatives to Parent, Acquisition Sub or their respective Affiliates or Representatives in connection with the transactions contemplated herein.

        (b)   Neither Parent nor any of its Affiliates has entered into any Contract or any commitments to enter into any Contract pursuant to which: (i) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote against, or not to tender Company Shares in any offer in connection with, any Superior Proposal; or (ii) any third party has agreed to provide, directly or indirectly, any capital (other than pursuant to the Debt Commitment Letter) to Parent or the Company to finance in whole or in part any of the uses of the Debt Financing described in clauses (i) through (iv) of Section 4.10(b).

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.01.    Interim Conduct of Business.    The Company covenants and agrees that, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article VIII, except (i) as required by applicable Law, any Governmental Authority of competent jurisdiction or the rules or regulations of NASDAQ, (ii) as consented to in writing by Parent, which consent shall not be unreasonably withheld, conditioned or delayed, (iii) as may be expressly required or expressly contemplated pursuant to this Agreement or (iv) as set forth in Section 5.01 of the Company Disclosure Letter, the Company and its wholly owned Subsidiaries shall use their commercially reasonable efforts to cause the business of the Company and its wholly owned or controlled Subsidiaries to be conducted only in, and to cause such entities to not take any action except in, the ordinary course of business and in a manner consistent with past practice. The Company and its wholly owned or controlled Subsidiaries shall use their commercially reasonable efforts to (a) preserve intact the Company's business organization and the assets of the Company and its wholly owned or controlled Subsidiaries, (b) keep available the services of their key officers and employees, and (c) maintain existing relationships and goodwill with Governmental Authorities, material customers, material suppliers, material creditors and material lessors and other Persons with which the Company or any of its wholly owned or controlled Subsidiaries has significant business relations. Furthermore, the Company agrees with Parent that, except (1) as required by applicable Law, any Governmental Authority of competent jurisdiction or the rules or regulations of NASDAQ, (2) as consented to in writing by Parent, which consent shall not be unreasonably withheld, conditioned or delayed, (3) as may be expressly required or expressly contemplated pursuant to this Agreement or (4) as set forth in Section 5.01 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its wholly owned or controlled Subsidiaries to:

          (i)    amend or otherwise change, the certificate of incorporation or bylaws of the Company or such similar applicable organizational documents of any of its Significant Subsidiaries;

          (ii)   merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions solely among wholly owned Subsidiaries of the Company not in violation of any instrument binding on the Company or any of its Subsidiaries and that would not reasonably be expected to result in a material increase in the net Tax liability of the Company and its Subsidiaries taken as a whole;

          (iii)  acquire, directly or indirectly, whether by purchase, merger, consolidation or acquisition of stock or assets or otherwise, any assets, securities, properties, interests, or businesses or make any investment (whether by purchase of stock or securities, contributions to capital, loans to, or property transfers), in each case, other than (A) acquisitions of raw materials, supplies, equipment, inventory, third party Software and capital in the ordinary course of business consistent with past practice (it being understood and agreed that the acquisition of all or substantially all of the assets of any Person is not in the ordinary course of business), or (B) acquisitions with a value or purchase price (including the value of assumed liabilities) not in excess of $5,000,000 in any transaction or related series of transactions, or as required by the terms of Contracts as in effect as of the date of this Agreement that are listed in Section 3.12(xiii) of the Company Disclosure Letter;

          (iv)  issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any (A) shares of capital stock of the Company or any of its Subsidiaries (other than (1) the issuance, sale, pledge, disposition, grant, transfer, lease, license, guaranty or encumbrance of shares by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary, (2) the issuance or transfer of Company Shares pursuant to awards or rights outstanding as of the date of this Agreement, or granted after the date of this Agreement pursuant to clause (3) below, under, and as required by the terms of the Company Stock Plans or the Company ESPP as in effect as of the date of this Agreement, or (3) the granting of Company Options, Company Restricted Stock Units, Company PSU Awards and Company Deferred Cash Awards in the ordinary course of business consistent with past practice but not to exceed an aggregate value of $1,000,000), (B) securities convertible into or exercisable, exchangeable or redeemable for any shares of such capital stock, any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible, exercisable, exchangeable or redeemable securities, or (C) any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable, exchangeable or redeemable for securities having the right to vote) with the stockholders of the Company on any matter;

          (v)   make any loans, advances, guarantees or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company), other than loans, advances, guarantees or capital contributions made in the ordinary course of business not to exceed $5,000,000;

          (vi)  amend, supplement, replace, refinance, terminate or otherwise modify the Credit Agreement;

          (vii) declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its Subsidiaries' capital stock, other than (i) the regular quarterly dividend of $0.325 per Company Share declared on November 19, 2015 and payable on February 16, 2016 or (ii) dividends or other distributions paid by any direct or indirect wholly-owned Subsidiary of the Company to the Company or to its parent;

          (viii)  adjust, reclassify, split, combine or subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than in connection with the payment of the exercise price or withholding Taxes with respect to any award granted under the Company Stock Plans in accordance with the terms of the applicable plan;

          (ix)  (A) incur any indebtedness for borrowed money, or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, except for (1) debt incurred pursuant to the Credit Agreement in the ordinary course of business consistent with past practice, and in no event in excess of $25,000,000; provided, however, that from and after March 1, 2016 the aggregate amount of indebtedness outstanding under the Credit Agreement shall not exceed $10,000,000 more than the amount of indebtedness outstanding under the Credit Agreement as of the date of this Agreement, (2) any indebtedness among the Company and its Subsidiaries and (3) in connection with refinancings of existing indebtedness for borrowed money at the stated maturity of such indebtedness in accordance with the terms of the instruments or agreements governing such indebtedness for borrowed money, or (B) redeem, repurchase, prepay, defease, guarantee, cancel or otherwise acquire for value any such indebtedness, debt securities or warrants or other rights, other than any indebtedness among the Company and its Subsidiaries;

          (x)   make or authorize any capital expenditures in excess of the amount reflected in the Company's capital expenditure budget attached to Section 5.01(x) of the Company Disclosure Letter;

          (xi)  make any material change to its methods of accounting for financial accounting purposes in effect at September 26, 2015, except (A) as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), (B) as required by a change in applicable Law or (C) in accordance with the bona fide advice of the Company's independent auditors;

          (xii) release, assign, compromise, discharge, waive, settle or satisfy any Legal Proceeding (other than any Legal Proceeding relating to this Agreement or the Merger) for an amount not covered by insurance in excess of $500,000 individually or $2,500,000 in the aggregate or providing for any relief other than monetary relief (except for confidentiality, non-disparagement, releases, agreements not to sue and other similar provisions in a settlement agreement);

          (xiii)  (A) terminate, modify or amend in any respect materially adverse to the Company or any of its Subsidiaries any Material Contract other than the expiration or renewal of any Material Contract in accordance with its terms, or enter into any contract, agreement, or arrangement that would have been a Material Contract if entered into prior to the date hereof, (B) except in the ordinary course consistent with past practice, waive in any material respect any term of, or waive any material default under any Material Contract, or (C) enter into any contract which contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the consummation of the Merger, or the other transactions contemplated herein (including in combination with any other event or circumstance);

          (xiv)  other than in the ordinary course of business or to the extent required by Law, make any material Tax election, amend any Tax Return so as to affect a material amount of Taxes, settle or finally resolve any controversy with respect to a material amount of Taxes or change any material method of Tax accounting;

          (xv) (A) with regard to Company Intellectual Property Rights, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material Company Intellectual Property Rights, other than in the ordinary course of business; and (B) with regard to other assets, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, create or incur any Lien (other than Permitted Liens) on or allow to lapse or expire or otherwise dispose of any material assets, licenses, operations, rights, product lines, businesses or interests therein of the Company or its Subsidiaries, except, with respect to the foregoing clause (B), (x) in connection with sales of Company Products or dispositions of inventory in the ordinary course of business (y) sales or other dispositions of obsolete assets or (z) sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $2,500,000 in any transaction or series of related transactions or $5,000,000 in the aggregate (inclusive of any sales or dispositions made pursuant to clauses (x) or (y) of this paragraph);

          (xvi)  terminate any executive officers other than for cause or hire any new executive officers unless such hiring is in the ordinary course of business consistent with past practice that are subject to arrangements that are terminable at-will and do not provide for severance, retention or change in control payments or benefits;

          (xvii)  adopt, enter into, amend, terminate or extend any Collective Bargaining Agreement;

          (xviii)  except as required pursuant to a Company Benefit Plan, as otherwise required by applicable Law or as expressly permitted by another provision of this Agreement, (A) grant or provide any severance, retention, change in control or termination payments or benefits to any director, officer or, other than in the ordinary course of business consistent with past practice, non-officer employees of the Company or any of its Subsidiaries, (B) increase the compensation or benefits of, pay any bonus to, or make any new equity awards to, any director, officer or employee of the Company or any of its Subsidiaries, other than annual merit, promotion-related and market adjustments of base salaries not to exceed 3% in the aggregate, and payouts under the Company's annual cash bonus plan for fiscal year 2015, in each case in the ordinary course of business consistent with past practice, (C) establish, adopt, amend or terminate any Company Benefit Plan or any arrangement that would be a Company Benefit Plan if in effect as of the date hereof other than in the ordinary course of business consistent with past practice, or amend the terms of any outstanding equity-based awards, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, to the extent not already provided in any such Company Benefit Plan, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, or (F) forgive any loans to directors, officers or key employees of the Company or any of its Subsidiaries;

          (xix)  unless required by applicable Law, reclassify any independent contractor as an employee of the Company or any of its Subsidiaries;

          (xx) fail to use commercially reasonable efforts to maintain in full force and effect insurance policies of the Company and its properties, businesses, assets and operations in a form and amount consistent with past practice in all material respects;

          (xxi)  sell, divest, transfer or place any Lien (other than any Permitted Lien) on any material Owned Real Property;

          (xxii)  enter into any new line of business not contemplated by the management presentations made by the Company to Parent prior to the date of this Agreement;

          (xxiii)  adopt, enter into or effect any plan of complete or partial liquidation, dissolution, reorganization or restructuring with respect to the Company;

          (xxiv)  knowingly take any action that would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that this clause "(xxiv)" shall not prohibit any action permitted under Section 5.02 or any other provision of this Agreement; or

          (xxv)  announce an intention to enter into, authorize or enter into, or permit any of its Subsidiaries to authorize or enter into, any written agreement or otherwise make any commitment to do any of the foregoing.

        (b)   Nothing contained herein shall give to Parent or Acquisition Sub directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time in violation of applicable Law. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations and shall not be required to obtain consent of Parent if the Company reasonably believes that doing so would violate applicable Law.

        Section 5.02.    No Solicitation.

        (a)   Except as otherwise provided for in this Agreement, the Company agrees that it and its Subsidiaries shall, and the Company shall direct its directors, officers, employees and controlled affiliates and investment bankers, attorneys, accountants and other agents or representatives (collectively, "Representatives") that have been retained by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, to immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article VIII, and the Company agrees that it and its Subsidiaries shall not, directly or indirectly (including action by Representatives taken on the Company's behalf): (i) solicit, initiate, facilitate or knowingly encourage any Acquisition Proposal; (ii) participate in any negotiations regarding, or furnish to any third Person any nonpublic information with respect to, any Acquisition Proposal; (iii) engage in discussions with any third Person with respect to any Acquisition Proposal; (iv) enter into any letter of intent or similar document, or any agreement or commitment, providing for any Acquisition Proposal; (v) take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an "interested stockholder" under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company, inapplicable to any Person other than Parent and its Affiliates or to any transactions constituting or contemplated by an Acquisition Proposal; or (vi) adopt resolutions to do any of the foregoing or agree to do any of the foregoing. The Company shall as soon as reasonably practicable after the date hereof instruct each Person that has within the two years prior to the date hereof executed a confidentiality agreement (other than the Confidentiality Agreement) relating to an Acquisition Proposal or potential Acquisition Proposal with or for the benefit of the Company promptly to return to the Company or destroy all confidential information, documents, and materials relating to the Acquisition Proposal or to the Company or its businesses, operations or affairs heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of such confidentiality agreement with such Person.

        (b)   Notwithstanding the limitations set forth in Section 5.02(a), if after the date of this Agreement but prior to the receipt of the Requisite Stockholder Approval, the Company receives a bona fide Acquisition Proposal that did not result from a material breach of Section 5.02(a) which the Company Board determines in good faith, after consultation with the Company's outside counsel and financial advisors, constitutes or could reasonably be expected to result in a Superior Proposal, and, after consultation with outside counsel, that the failure to take the actions described in clauses "(i)" and "(ii)" below would reasonably be expected to be inconsistent with the Company Board's fiduciary duties under Delaware Law, then the Company may take the following actions: (i) furnish information to the third party making such Acquisition Proposal (provided, that substantially concurrently the Company makes available such information to Parent to the extent such information is material and was not previously made available to Parent) and (ii) engage in discussions or negotiations with the third party with respect to the Acquisition Proposal, in each case of clauses "(i)" and "(ii)", if, and only if, prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on terms no less favorable in the aggregate to the Company than the Confidentiality Agreement (an "Acceptable Confidentiality Agreement"); provided, however, that the Company shall provide written notice to Parent as soon as reasonably practicable after any such determination by the Company Board and before first taking any of the actions described in clauses "(i)" and "(ii)" above. From and after the execution of this Agreement, the Company shall notify Parent promptly (but in any event within 24 hours) of the receipt of any Acquisition Proposal, and (A) if it is in writing, deliver to Parent a copy of such Acquisition Proposal and any related draft agreement and other written material received from the Person making such Acquisition Proposal setting forth the terms and conditions of such Acquisition Proposal or (B) if oral, provide to Parent a summary of the material terms and conditions thereof including the identity of the Person making such Acquisition Proposal. The Company shall keep Parent reasonably informed on a prompt and timely basis of the status and material details of any such Acquisition Proposal and with respect to any material change to the terms of any such Acquisition Proposal within 24 hours of such material change.

        (c)   Neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any rights under, or release any Person (other than Parent and Acquisition Sub) from, any "standstill" or other similar agreement between the Company or any of its Subsidiaries, on the one hand, and such Person, on the other; provided, that if the Company Board determines in good faith, after consultation with outside counsel, that it would reasonably be expected to be inconsistent with its fiduciary duties under Delaware Law not to do so, the Company may waive any standstill or similar provisions in such agreements to the extent necessary to permit a Person to make, on a confidential basis to the Company Board, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent and Acquisition Sub, in each case as contemplated by and subject to compliance with this Section 5.02.

        (d)   Subject to Section 5.02(e), neither the Company Board nor any committee thereof shall: (i) withhold, withdraw, amend, qualify or modify in a manner adverse to Parent or Acquisition Sub, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Parent or Acquisition Sub, the Company Board Recommendation; or (ii) approve, endorse or recommend an Acquisition Proposal; (each of clauses "(i)" and "(ii)", a "Company Board Recommendation Change"); provided, further, that a "stop, look and listen" communication by the Company Board to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act shall not be deemed to be a Company Board Recommendation Change or a Triggering Event. At any time following the making by any Person of a public Acquisition Proposal, Parent may submit one time a written request to the Company Board that the Company Board publicly reconfirm the Company Board Recommendation within five (5) Business Days after receipt of such a request; provided, however, that each public Acquisition Proposal and any publicly disclosed change to the material terms thereof shall renew Parent's right to request reaffirmation of the Company Board Recommendation.

        (e)   Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board may: (i) make a Company Board Recommendation Change only in response to (A) the Company receiving an unsolicited, bona fide written Acquisition Proposal that constitutes a Superior Proposal and not involving a material breach of Section 5.02(a) of this Agreement or (B) an Intervening Event; or (ii) if the Company has

complied in all material respects with Section 5.02, cause the Company to terminate this Agreement and, substantially concurrently with, and as a condition to such termination, cause the Company to enter into a definitive written agreement providing for such Superior Proposal, which proposal did not result from any breach of this Section 5.02, if and only if, in all cases, (x) the Company Board determines in good faith, after consulting with and receiving advice from outside counsel, that (1) the failure to effect a Company Board Recommendation Change or (2) terminate this Agreement and enter into a definitive written agreement providing for a Superior Proposal, in each case, would reasonably be expected to be inconsistent with its fiduciary duties under Delaware Law and (y) the Company complies with the provisions of Section 5.02(g) and Section 5.02(h).

        (f)    Nothing in this Agreement shall prohibit the Company Board from: (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act; or (ii) making any disclosure to the Company Stockholders that the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties under Delaware Law; provided, that this Section 5.02(f) shall not in and of itself be deemed to permit the Company Board to make a Company Board Recommendation Change that would not otherwise be permitted pursuant to Section 5.02(e).

        (g)   Subject to Section 5.02(h), (i) no Company Board Recommendation Change may be made in response to a Superior Proposal or Intervening Event and (ii) no termination of this Agreement in accordance with Section 5.02(e) may be made: (A) until the fourth (4th) Business Day following Parent's receipt of written notice from the Company advising Parent that the Company Board intends to, in the case of clause "(i)", make such Company Board Recommendation Change, or, in the case of clause "(ii)", terminate this Agreement in accordance with Section 5.02(e) (each, a "Company Board Recommendation Notice") which notice shall specify (1) in the case of such an action taken in connection with a Superior Proposal, the terms and conditions of such Superior Proposal (including the identity of the Person making such Superior Proposal and a copy of the then-current forms of all of the relevant proposed transaction documents related thereto, including definitive agreements with respect to such Superior Proposal) or (2) if the basis of the proposed action by the Company Board is an Intervening Event, a reasonably detailed description of the Intervening Event; and (B) unless the Company shall have, (x) during the four (4) Business Day period specified above (and any additional period related to a revision to the Superior Proposal, as provided below), negotiated, and directed the Company's financial advisors and legal counsel to negotiate, with Parent in good faith (to the extent Parent indicates to the Company that Parent desires to negotiate) with respect to proposed adjustments to the terms and conditions of this Agreement agreed to be made in writing by Parent so that such Superior Proposal ceases to constitute a Superior Proposal (or, in the case of a Company Board Recommendation Notice that is related to an Intervening Event, so that the failure to make such Company Board Recommendation Change would no longer be inconsistent with the Company Board's fiduciary duties under Delaware Law) and no such agreement is reached and (y) substantially concurrently with the termination of this Agreement pursuant to Section 5.02(e), pay the Termination Fee as forth in Section 8.03(b)(i) (provided that Parent shall have provided wiring instructions for such payment or, if not, then such payment shall be paid promptly following delivery of such instructions).

        (h)   The parties agree that, in the case of such actions taken in connection with a Superior Proposal, any material amendment to the financial terms or other material terms of such Superior Proposal shall require a new Company Board Recommendation Notice and an additional three (3) Business Day period (the period inclusive of all such days, the "Notice Period"). The Company agrees that: (i) during the Notice Period the Company shall, and shall direct the Company's financial advisors and outside legal counsel to, negotiate with Parent in good faith (if Parent indicates to the Company that Parent desires to negotiate) the terms of this Agreement and (ii) the Company shall take into account all changes to the terms of this Agreement agreed to be made in writing by Parent in determining whether such Acquisition Proposal continues to constitute a Superior Proposal. The Company shall promptly keep Parent informed of all material developments affecting the material terms of any such Superior Proposal (and the Company shall provide Parent with copies of any additional material written materials received that relate to such Superior Proposal).

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.01.    Reasonable Best Efforts to Complete.    Upon the terms and subject to the conditions set forth in this Agreement, including Section 6.02, each of Parent, Acquisition Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Merger. In furtherance thereof, the Company shall, if requested, use commercially reasonable efforts to obtain all necessary or appropriate consents, waivers and approvals under any Material Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby so as to maintain and preserve the benefits under such Material Contracts following the consummation of the transactions contemplated by this Agreement. In addition to the foregoing, neither Parent or Acquisition Sub, on the one hand, nor, except for actions taken in accordance with Section 5.02, the Company, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, impairing, delaying or otherwise adversely affecting the consummation of the Merger or the ability of such party to fully perform its obligations under this Agreement. Notwithstanding anything to the contrary herein, the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, or other similar payment or other consideration (including increased rent or other similar payments) to obtain the consent, waiver or approval of any Person under any Contract.

        Section 6.02.    Antitrust Filings.

        (a)   Subject to the terms and conditions of this Agreement, each of Parent, Acquisition Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and make effective all transactions contemplated by this Agreement, as soon as practicable after the date hereof, including preparing and filing, in consultation with the other parties and as promptly as advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the Merger or any of the other transactions contemplated by this Agreement (including those set forth in Section 3.04 of the Company Disclosure Letter).

        (b)   Each of Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, shall file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act as soon as practicable after the date of this Agreement but in no event later than ten (10) Business Days following the execution and delivery of this Agreement (unless otherwise agreed by the parties). Each of Parent and the Company shall (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information that may be required in order to make such filings and (iii) supply any additional information that reasonably may be required or requested by the FTC or the DOJ.

        (c)   Each of Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR Act with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and advisable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all in-person meetings with any Governmental Authority relating to the Merger, (ii) give each other an opportunity to participate in each of such meetings, (iii) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (iv) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger, (v) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any Governmental Authority relating to the Merger and (vi) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other with respect to, all material deliberations with respect to all efforts to satisfy the conditions set forth in clauses Section 7.01(b) and Section 7.01(c); provided, that in the event the parties to this Agreement disagree, in good faith, despite good faith cooperation and consultation of the parties as required herein, on any strategy related to Antitrust Law (including whether to take any action required hereby), Parent shall, subject to and without limiting Parent's obligations under this Section 6.02, be permitted to implement a strategy which it has previously discussed and consulted with and as to which it has taken the Company's views into account in good faith and which it has developed, implemented and pursued with a view to obtaining any necessary clearances under Antitrust Law as promptly as reasonably practicable (and in any event by the Termination Date). Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information and may be redacted (i) to remove references concerning the valuation of the Company and its Subsidiaries, (ii) as necessary to comply with contractual arrangements or applicable Laws and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

        (d)   Each of Parent, Acquisition Sub and the Company shall cooperate with one another in good faith to: (i) promptly determine whether any filings not contemplated by this Section 6.02 are required to be or should be made, and whether any other consents, approvals, permits or authorizations not contemplated by this Section 6.02 are required to be or should be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the transactions contemplated hereby.

        (e)   In furtherance and not in limitation of the covenants of the parties contained in this Section 6.02, Parent shall take, and cause its Affiliates to take all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals under applicable Antitrust Law (collectively, "Antitrust Clearances"), including accepting operational restrictions or limitations on, and committing to or effecting, by consent decree, hold separate orders, trust or otherwise, the sale, license, disposition or holding separate of, such assets or businesses of Parent, Acquisition Sub, the Company, the Surviving Corporation or any of their respective Affiliates (and the entry into agreements with, and submission to decrees, judgments, injunctions or orders of such Governmental Authority) as may be required to obtain such Antitrust Clearances or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decrees, judgments, injunctions or orders under any Antitrust Laws that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement, including the Merger.

        Section 6.03.    Proxy Statement.

        (a)   As promptly as practicable following the date of this Agreement (and in any event no later than thirteen (13) Business Days (subject to a five (5) Business Day cure period) after the date of this Agreement or such later date to which Parent consents (such consent not to be unreasonably withheld, conditioned or delayed)), the Company shall prepare and file with the SEC the Proxy Statement, which shall, subject to Section 5.02(e), include the Company Board Recommendation, and the Company and Parent shall use all reasonable efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement and use reasonable efforts to cause the definitive Proxy Statement and notice of the Company Stockholder Meeting to be disseminated to the Company Stockholders as promptly as practicable after the date on which the SEC confirms that it has no further comments on the Proxy Statement. Parent and Acquisition Sub shall cooperate with the Company in the preparation of the Proxy Statement, and shall furnish all information reasonably requested by the Company that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement, or as otherwise required by Law or requested by the SEC. The Company shall promptly notify Parent's counsel upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent's counsel with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to Proxy Statement. The Company shall provide Parent a reasonable opportunity to review and propose comments on the Proxy Statement (and any amendments or supplements thereto) or any responses to the SEC and shall in good faith consider such comments reasonably proposed by Parent for inclusion therein. The Company shall cause the Proxy Statement to be disseminated to the Company Stockholders as of the record date established for the Company Meeting as promptly as practicable, and in no event more than five (5) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement or as otherwise agreed to by Parent.

        (b)   The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of the Company Stockholder Meeting. In addition, the Company shall as soon as practicable after the definitive Proxy Statement is first disseminated to the Company Stockholders, convene and hold the Company Stockholder Meeting for the purpose of obtaining the Requisite Stockholder Approval; provided, that the Company Stockholder Meeting shall be held no later than forty (40) days after the definitive Proxy Statement is first disseminated to the Company Stockholders (unless adjourned in accordance with the terms of this Section 6.03(b)). Subject to Section 5.02(e), the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to obtain from the Company Stockholders the Requisite Stockholder Approval at the Company Stockholder Meeting or any adjournment or postponement thereof. Unless this Agreement has been terminated pursuant to Article VIII, the

Company's obligation to call, give notice of, convene and hold the Company Stockholder Meeting in accordance with the foregoing sentence of this Section 6.03(b) shall apply notwithstanding the commencement, disclosure, announcement or submission of any Acquisition Proposal to the Company, the Company Board, its Representatives or the Company Stockholders, or by any Company Board Recommendation Change, and the Company shall not submit to the vote of the Company Stockholders any Acquisition Proposal other than the Merger. The Company shall not, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting except that the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting, after consultation with Parent, (A) if the failure to adjourn or postpone the Company Stockholder Meeting would reasonably be expected to be a violation of applicable Law or for the distribution of any required supplement or amendment to the Proxy Statement, (B) if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Shares represented (either in Person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting or (C) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board has determined in good faith (after consultation with the Company's outside legal counsel) is necessary or required to be filed and disseminated under applicable Laws or for the Company to comply with its obligations under Section 5.02(g) or Section 5.02(h); provided, however, that in the event that there are insufficient votes to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting, the Company may, and upon Parent's request, the Company shall postpone or adjourn the Company Stockholders Meeting up to two (2) times for up to thirty (30) days to the extent permitted by applicable Law.

        Section 6.04.    Public Statements and Disclosure.    The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. None of the Company, on the one hand, or Parent and Acquisition Sub, on the other hand, shall issue any public release or make any public announcement concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow, to the extent practicable and permissible pursuant to applicable Law, the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party); provided, however, that the restrictions set forth in this Section 6.04 shall not apply to (a) any release or announcement made or proposed to be made following a Company Board Recommendation Change or with respect to an Acquisition Proposal or (b) any release or announcement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a party hereto in accordance with this Agreement, in each case under this clause (b) to the extent such disclosure is still accurate.

        Section 6.05.    Anti-Takeover Laws.    In the event that any state anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company, Parent and Acquisition Sub shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.

        Section 6.06.    Access; Confidentiality.

        (a)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its financial advisors, business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, and subject to the other restrictions in this Section 6.06, upon reasonable notice, to the properties, books and records and personnel of the Company; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any Contract or applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, (iii) such access would violate any obligations of the Company or any of its Subsidiaries with respect to confidentiality obligations to any third party; or (iv) result in a competitor of the Company or any of its Subsidiaries receiving information that is competitively sensitive; and provided further, that no information or knowledge obtained by Parent in any investigation conducted pursuant to the access contemplated by this Section 6.06 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Parent and Acquisition Sub hereunder. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate the foregoing restrictions, including by providing such information in redacted form as necessary to preserve such a privilege or comply with such Law or otherwise make appropriate substitute disclosure arrangements, to the extent possible. Any investigation conducted pursuant to the access contemplated by this Section 6.06 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Nothing in this Section 6.06 or elsewhere in this Agreement shall be construed to require the Company, any of its Subsidiaries or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information. Notwithstanding anything to the contrary in this Agreement, from the date of this Agreement to the Effective Time, none of Parent or any of its financial advisors, business consultants, legal counsel, accountants or other agents and representatives shall, without the prior written consent of the Company, conduct any environmental investigation at any Owned Real Property or Leased Real Property involving any sampling or other intrusive investigation of air, surface water, groundwater, or soil at or in connection with any Owned Real Property or Leased Real Property.

        (b)   The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its financial advisors, business consultants, legal counsel, accountants and other agents and representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.06. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, Parent shall hold, and shall cause its Representatives to hold, all information received from the Company, its Subsidiaries or its Representatives, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

        Section 6.07.    Section 16(b) Exemption.    The Company shall be permitted to take all actions reasonably necessary or advisable to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.08.    Directors' and Officers' Indemnification and Insurance.

        (a)   All rights to indemnification by the Company or any of its Subsidiaries existing in favor of those Persons who are present or former directors and officers of the Company or any of its Subsidiaries and each fiduciary under benefit plans of the Company or any of its Subsidiaries (the "Indemnified Parties") for their acts and omissions occurring prior to the Effective Time, as provided in the certificate of incorporation and bylaws of the Company or any of its Subsidiaries (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Parties (as in effect as of the date of this Agreement) in the forms made available by the Company to Parent or Parent's Representatives prior to the date of this Agreement, shall survive the Merger and the Surviving Corporation shall cause them to be observed by the Surviving Corporation and its Subsidiaries to the fullest extent permitted under Delaware Law. In furtherance of the foregoing, for not less than six (6) years from and after the Effective Time, the certificate of incorporation and by-laws of the Surviving Corporation and the certificate of incorporation and by-laws (or other similar documents) of each of the Company's Subsidiaries shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses for periods at or prior to the Effective Time than are currently set forth in the certificate of incorporation and bylaws of the Company or the equivalent organizational documents of any Subsidiary of the Company. From and after the Effective Time, Parent shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each Indemnified Party against (i) all losses, expenses (including reasonable attorneys' fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) to the extent that they are based on or arise out of the fact that such Person is or was a director, officer or fiduciary under benefit plans, including payment on behalf of or advancement to the Indemnified Party of any expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Effective Time, and including any expenses incurred in enforcing such Person's rights under this Section 6.08; provided, that (x) none of Parent or the Surviving Corporation shall be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and (y) except for legal counsel engaged for one or more Indemnified Parties on the date hereof, none of Parent or the Surviving Corporation shall be obligated under this Section 6.08(a) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single legal action except to the extent that, on the advice of any such Indemnified Party's counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. In the event of any such loss, expense, claim, damage or liability (whether or not asserted before the Effective Time), the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly, and in any event within thirty (30) days, after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred (provided that, if legally required, the Person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under Law).

        (b)   The Company shall be permitted to, prior to the Effective Time, and if the Company fails to do so, Parent shall cause the Surviving Company to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period from the Effective Time through and including the date six (6) years after the Closing Date (a "Tail Policy") with respect to claims arising from facts or events that occurred on or before the Effective Time, and which Tail Policy shall contain coverage and amounts equivalent to and in any event at least as favorable to the Indemnified Parties as the coverage currently provided by Company's current directors' and officers' liability insurance policies (in the aggregate); provided, however, that in no event shall Parent or the Surviving Corporation be required to expend, for the entire Tail Policy, in excess of three (3) times the annual premium currently paid by the

Company for such insurance; and, provided, further that, if the premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy or policies with the greatest coverage available for a cost not exceeding such amount. If the Company and the Surviving Corporation for any reason fail to obtain such "tail" insurance policy as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) the directors' and officers' liability insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are equivalent to and in any event at least as favorable as provided in the Company's existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable directors' and officers' liability insurance for such six-year period (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) with terms, conditions, retentions and limits of liability that are equivalent to and in any event at least as favorable as provided in the Company's existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to pay annual premiums in the aggregate more than an amount equal to 300% of the current annual premium paid by the Company for such directors' and officers' liability insurance.

        (c)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.08.

        (d)   The provisions of this Section 6.08 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs. This Section 6.08 may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Party.

        (e)   The rights of the Indemnified Parties under this Section 6.08 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws.

        Section 6.09.    Employee Matters.

        (a)   During the one (1) year period following the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to provide each employee of the Company and any Subsidiary who continues to be employed by the Surviving Corporation or any Subsidiary thereof following the Effective Time (the "Continuing Employees") with (i) base wages or salary, (ii) annual cash bonus opportunities (as a percentage of base salary), (iii) level of severance benefits and (iv) all other employee benefits (except for retention benefits) that with respect to "(i)", "(ii)", "(iii)" and "(iv)" are at least substantially comparable in the aggregate to that provided to Continuing Employees immediately prior to the Closing Date, and taking into account the target value of annual equity incentive awards granted to Continuing Employees prior to the Closing Date in determining such substantially comparable compensation and benefits (whether or not provided as equity awards). For purposes of clause (ii) of this Section 6.09(a), the severance benefits that are available to Continuing Employees immediately prior to the Closing Date shall be determined under the terms of the applicable severance plan, policy, agreement or guidelines maintained by the Company at such time and as otherwise listed as Company Benefit Plans on Section 3.17(a) of the Company Disclosure Letter.

        (b)   For purposes of vesting, eligibility to participate and determination of the level of benefits under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the "New Plans"), each Continuing Employee shall be credited with his or her years of service with or recognized by the Company and its Subsidiaries before the Effective Time to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any analogous Company Benefit Plan in which such Company Employee participated immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans that are health and welfare plans to the extent coverage under such New Plan is analogous to a Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"), and (ii) for purposes of each New Plan providing health benefits to any Continuing Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents to the extent such conditions would have been waived under the Old Plans in which such employee participated immediately prior to the Effective Time, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        (c)   Without limiting the generality of Section 6.09(a), Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to, honor, in accordance with its terms, each Company Benefit Plan and all obligations thereunder, including any rights or benefits arising as a result of the transactions contemplated hereby (either alone or in combination with any other event, including termination of employment). Parent hereby agrees and acknowledges that the consummation of the Merger constitutes a change of control, a change in control or corporate transaction, as the case may be, for all purposes under any plan, agreement or arrangement set forth in Section 3.17(a) of the Company Disclosure Schedule.

        (d)   Nothing in this Section 6.09 shall (i) create any right in any Continuing Employee to continued employment by Parent, the Surviving Corporation, or any Subsidiary thereof or (ii) require Parent, the Surviving Corporation, or any Subsidiary thereof to continue any Company Benefit Plan or prevent the amendment, modification or termination of any Company Benefit Plan after the Effective Time. Nothing in this Section 6.09 or elsewhere in this Agreement shall be construed as an amendment to any benefit plan of the Company, the Surviving Corporation or any respective affiliate.

        Section 6.10.    Financing.

        (a)   Parent shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Debt Commitment Letter, including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein, (ii) to satisfy all conditions applicable to Parent and/or Acquisition Sub in such definitive agreements that are within their control and (iii) subject to Section 6.10(b), prepare any pro forma financial statements and other financial information (other than the Required Information) necessary for the preparation of a customary confidential information memorandum for senior secured term loan financings, including all historical audited and unaudited financial information (including pro forma financial information) or financial information otherwise reasonably requested by the Financing Sources. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources on comparable or more favorable terms to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event. Parent shall give the Company prompt written notice of any material breach by any party of the Debt Commitment Letter or any termination of the Debt Commitment Letter. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and shall not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the Debt Commitment Letter without first consulting with the Company or, if such amendment would or would be reasonably expected to materially delay Parent's ability to consummate the transactions contemplated by this Agreement, without first obtaining the Company's prior written consent (not to be unreasonably withheld or delayed). For the avoidance of doubt, if the Debt Financing (or any alternative financing) has not been obtained, Parent and Acquisition Sub shall continue to be obligated to consummate the Merger on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the conditions set forth in Section 7.01 and Section 7.02 of this Agreement and to Parent's rights under Section 8.01, regardless of whether Parent and Acquisition Sub have complied with all of their other obligations under this Agreement (including their obligations under this Section 6.10).

        (b)   On or prior to the Closing Date, the Company shall use its reasonable best efforts to provide to Parent and Acquisition Sub, and shall cause each of its Subsidiaries to use its reasonable best efforts to provide, and shall use its reasonable best efforts to direct its Representatives, including legal and accounting, to provide, in each case at Parent's sole expense, all cooperation reasonably requested by Parent that is customary in connection with the arrangement of the Debt Financing or any permitted replacement, amended, modified or alternative financing (collectively with the Financing, the "Available Financing" it being understood that for purposes of this Section 6.10, for the avoidance of doubt, Available Financing shall include any offering of debt securities or incurrence of loans) (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries (it being understood and agreed that the actions enumerated in the immediate succeeding sentence are customary in connection with the arrangement of the Available Financing); provided, further, that neither the Company nor any of its Subsidiaries shall be required to commit to enter into any definitive agreement related to any proposed Debt Financing that is not contingent upon the Closing or that would be effective at or prior to the Effective Time and neither the Company Board nor any of the boards of directors of the Company's Subsidiaries (or equivalent bodies) shall be required to approve any Debt Financing or agreements related thereto at or prior to the Effective Time. Such cooperation shall include, but not be limited to, using reasonable best efforts to, and subject to Section 6.10(a):

          (i)    furnish, as promptly as reasonably practicable following Parent's request, with such pertinent and customary information, regarding the Company and its Subsidiaries as may be reasonably requested in writing by Parent to obtain the Available Financing and with such other information regarding the Company and its Subsidiaries (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company and its Subsidiaries) as is customary for the arrangement or marketing of the Available Financing to assist in preparation of customary offering or information documents or rating agency or lender presentations relating to the Available Financing;

          (ii)   furnish all financial statements and other financial data and financial information of the Company and its Subsidiaries for completed fiscal periods reasonably requested by Parent, other than, for the avoidance of doubt, pro forma financial information (the information, financial statements, and other financial data and financial information referred to in clause "(i)" and "(ii)" above shall mean the "Required Information");

          (iii)  assist Parent in connection with Parent's preparation of pro forma financial statements or reports;

          (iv)  participate in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and purchasers of, the Available Financing and senior management and Representatives, with appropriate seniority and expertise, of the Company), presentations and sessions with rating agencies in connection with the Available Financing;

          (v)   assist with the preparation of materials for rating agency presentations, bank information memoranda, and similar documents required in connection with the Available Financing;

          (vi)  obtain surveys and title insurance, legal opinions and insurance certificates (including customary endorsements) reasonably requested by Parent;

          (vii) take all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Available Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately after the Effective Time;

          (viii)  execute and deliver any customary pledge and security documents (subject to occurrence of the Effective Time), closing certificates and documents as may be reasonably requested by Parent (including delivery of a solvency certificate of the chief financial officer of the Company in the form contemplated by the Debt Commitment Letter (as in effect on the date hereof));

          (ix)  direct accountants to consent to the use of their reports in any material relating to the Available Financing;

          (x)   assist in (A) the negotiation, preparation and execution of one or more credit agreements, indentures, purchase agreements, currency or interest hedging agreements and/or (B) the amendment of any of the Company's or its Subsidiaries' currency or interest hedging agreements, in each case, on terms that are reasonably requested by Parent in connection with the Available Financing; provided that no obligation of the Company or any of its Subsidiaries under any such agreements or amendments shall be effective until the occurrence of the Effective Time;

          (xi)  provide customary authorization letters with respect to the Required Information;

          (xii) arrange for customary payoff letters, lien terminations and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all indebtedness contemplated by this Agreement to be paid off, discharged and terminated on the Closing Date:

          (xiii)  assisting Parent in obtaining corporate and facilities ratings for the Debt Financing; and

          (xiv) as soon as practicable, furnish written notice to Parent and Acquisition Sub if the Company shall have Knowledge of (A) any facts as a result of which a restatement of any financial statements for such financial statements to comply with GAAP is probable or (B) that the Required Information ceases to be Compliant; and

          (xv) provide, at least four (4) Business Days prior to the Closing Date, all documentation and other information with respect to the Company and its Subsidiaries that are required by regulatory authorities under the applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act of 2001, and requested by Parent at least nine (9) Business Days prior to the Closing Date;

provided, however, that, no obligation of the Company or any of its Subsidiaries under any agreement, certificate, document or instrument (other than the authorization letters referred to above) shall be effective until the occurrence of the Effective Time, and, none of the Company or any of its Subsidiaries or Representatives shall be required to pay any commitment or other fee or incur any other liability in connection with the Available Financing prior to the Effective Time.

        (c)   Each of Parent and Acquisition Sub acknowledges and agrees that (i) the consummation of the Merger shall not be conditioned on the obtaining of (or the failure to obtain) the Debt Financing and, (ii) prior to any termination of this Agreement pursuant to Section 8.01, they shall continue to be obligated to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Debt Financing, subject to the requirements of Section 2.03 and the conditions set forth in Section 7.01 and Section 7.02.

        (d)   None of the Company or any of its Subsidiaries shall be required to provide any indemnity in connection with any Debt Financing or any of the foregoing prior to the Effective Time. The Company will be in compliance in all material respects with the condition set forth in Section 7.02(b) as it relates to Section 6.10, unless (i) the Company has breached its obligations under this Section 6.10 in any material respect, (ii) Parent has provided to the Company written notice of such breach and (iii) and the Company fails to cure such breach by the earlier of eight (8) Business Days after such notice is provided or the Termination Date. Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with such cooperation under this Section 6.10. Except as a result of gross negligence, fraud or willful misconduct by the Company, its Subsidiaries or, to the extent acting on their behalf, their respective Representatives, Parent shall indemnify and hold harmless the Company, the its Subsidiaries and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any Debt Financing (including any action taken in accordance with this Section 6.10) and any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries).

        (e)   The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Available Financing; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.10 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Debt Financing and any information used in connection therewith, except with respect to any information provided by the Company or any of its Subsidiaries, except to the extent such losses, damages, claims, costs or expenses arise out of or result from (i) information provided by or on behalf of the Company, its Subsidiaries or their respective Representatives and/or (ii) gross negligence, fraud or willful misconduct by the Company, its Subsidiaries or their respective Representatives, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

        Section 6.11.    Stock Exchange De-listing.    Prior to the Effective Time, the Company shall cooperate with Parent to, and Parent shall take such actions reasonably required to, cause the Company Shares to be de-listed from the NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.01.    Conditions.    The respective obligations of Parent, Acquisition Sub and the Company to consummate the Merger shall be subject to the satisfaction (or mutual waiver by each of Parent and the Company where permissible under applicable Law) prior to the Effective Time, of each of the following conditions:

        (a)    Requisite Stockholder Approval.     This Agreement shall have been duly adopted by the Requisite Stockholder Approval.

        (b)    No Order; Illegality.     (i) No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement and (ii) no Governmental Authority shall have instituted any Legal Proceeding (which remains pending) before any United States court or other Governmental Authority of competent jurisdiction seeking to restrain, enjoin or otherwise prohibit consummation of the Merger and the other transactions contemplated by this Agreement.

        (c)    Regulatory Authorizations.     Any applicable waiting period (or any extension thereof) under the HSR Act and Competition Act (Canada) shall have expired or been terminated.

        Section 7.02.    Additional Conditions to the Obligations of Parent and Acquisition Sub.    The obligations of Parent and Acquisition Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

        (a)   Accuracy of Representations.

          (i)    Each of the representations and warranties of the Company contained in this Agreement, other than the representations and warranties contained in Section 3.02 (Authority), Section 3.03 (Requisite Stockholder Approval), Section 3.06(a), the first sentence of Section 3.06(b) and Section 3.06(c) (Company Capitalization), Section 3.11(a) (No Company Material Adverse Effect), Section 3.25 (Brokers), Section 3.26 (Opinions of Financial Advisors) and Section 3.27 (State Anti-Takeover Statutes) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty that, by its terms, addresses matters only as of a specific earlier date, which representation and warranty shall have been accurate in all respects as of such earlier date), except where the failure of such representations and warranties to be accurate would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications (including any Company Material Adverse Effect qualification) limiting the scope of such representations and warranties shall be disregarded.

          (ii)   Each of the representations and warranties contained in Section 3.02 (Authority), Section 3.03 (Requisite Stockholder Approval), Section 3.06(c) (Company Capitalization), Section 3.25 (Brokers), Section 3.26 (Opinions of Financial Advisors) and Section 3.27 (State Anti-Takeover Statutes) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty that, by its terms, addresses matters only as of a specific earlier date, which representation and warranty shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties all materiality qualifications (including any Company Material Adverse Effect qualification) limiting the scope of such representations and warranties shall be disregarded.

          (iii)  The representation and warranty contained in Section 3.11(a) (No Company Material Adverse Effect) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty that, by its terms, addresses matters only as of a specific earlier date, which representation and warranty shall have been accurate in all respects as of such earlier date).

          (iv)  Each of the representations and warranties contained in Section 3.06(a) and the first sentence of Section 3.06(b) (Company Capitalization) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty that, by its terms, addresses matters only as of a specific earlier date, which representation and warranty shall have been accurate in all respects as of such earlier date), in each case except for any failures to be so true and correct that, individually and in the aggregate are de minimis.

        (b)    Performance of Covenants.     Each covenant or agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        (c)    No Company Material Adverse Effect.     Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

        (d)    Certificate.     Parent shall have received a certificate executed by the Company's Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in clauses "(a)," "(b)" and "(c)" of this Section 7.02 have been duly satisfied.

        Section 7.03.    Additional Conditions to the Obligations of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

        (a)   Accuracy of Representations.    Each of the representations and warranties of Parent and Acquisition Sub set forth in this Agreement shall have been true and accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty that, by its terms, addresses matters only as of a specific earlier date, which representation and warranty shall have been accurate in all respects as of such earlier date), except where the failure of such representations and warranties to be accurate would not, individually or in the aggregate, reasonably be expected to prevent or have a material adverse effect on the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications (including any material adverse effect qualification) shall be disregarded.

        (b)   Performance of Covenants.    Each covenant or agreement that Parent and Acquisition Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        (c)   Certificate.    The Company shall have received a certificate executed by an executive officer of Parent confirming that the conditions set forth in clauses "(a)" and "(b)" of this Section 7.03 have been duly satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.01.    Termination Prior to the Effective Time.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Stockholder Approval (except as otherwise expressly noted):

        (a)   by either Parent or the Company:

          (i)    by mutual written agreement of Parent and the Company;

          (ii)   in the event that the Merger shall not have been consummated on or before June 30, 2016; provided, however, that if all of the conditions to Closing, other than the condition set forth in Section 7.01(c), shall have been satisfied or shall be capable of being satisfied at such time, the Termination Date may be extended by either the Company or Parent from time to time by written notice to the other party up to a date not beyond September 30, 2016, the latest of any of which dates shall thereafter be deemed to be the "Termination Date"; provided, further, however, that the right to terminate this Agreement pursuant to this Section 8.01(a)(ii) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to have been consummated on or before the Termination Date;

          (iii)  in the event that the Company Stockholder Meeting (including any adjournments or postponements thereof, subject to Section 6.03(b)) shall have been held and been concluded and the Requisite Stockholder Approval shall not have been obtained; or

          (iv)  any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement under this Section 8.01(a)(iv) shall not be available to any party that has failed to use its reasonable best efforts to contest, resolve or lift, as applicable, such Order in accordance with Section 6.01.

        (b)   by the Company:

          (i)    in the event that (A) the Company is not then in material breach of this Agreement and (B) Parent and/or Acquisition Sub shall have breached or otherwise violated any of their respective covenants, agreements or other obligations under this Agreement, or any of the representations and warranties of Parent and Acquisition Sub set forth in this Agreement shall have become inaccurate, which breach, violation or inaccuracy (1) would result in a failure of a condition set forth in Section 7.01 or Section 7.03 and (2) cannot be cured by the Termination Date or, if curable before the Termination Date, is not cured within thirty (30) Business Days following the Company's delivery of written notice to Parent stating the Company's intention to terminate this Agreement pursuant to this Section 8.01(b) and the basis for such termination; or

          (ii)   in accordance with Section 5.02(e)(ii).

        (c)   by Parent:

          (i)    in the event that (A) Parent and Acquisition Sub are not then in material breach of this Agreement and (B) the Company shall have breached or otherwise violated any of its covenants, agreements or other obligations under this Agreement, or any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate, which breach, violation or inaccuracy (1) would result in a failure of a condition set forth in Section 7.01 or Section 7.02 and (2) cannot be cured by the Termination Date or, if curable before the Termination Date, is not cured within thirty (30) Business Days following Parent's delivery of written notice to the Company stating Parent's intention to terminate this Agreement pursuant to this Section 8.01(c)(i) and the basis for such termination; or

          (ii)   at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval, if a Triggering Event shall have occurred.

        Section 8.02.    Notice of Termination; Effect of Termination.    Any proper and valid termination of this Agreement pursuant to Section 8.01 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any director, officer, employee, affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the Guaranty referred to in Section 9.14 and the terms of Section 6.04, Section 6.06(b), the last sentence of Section 6.10(d), this Section 8.02, Section 8.03 and Article IX, each of which shall survive the termination of this Agreement and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from any liability or damages (which the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated hereby) resulting from such party's fraud or any willful and material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement prior to such termination, in which case the aggrieved party shall be entitled to all remedies available at Law or in equity. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        Section 8.03.    Fees and Expenses.

        (a)   General.    Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated. In the event that this Agreement is terminated by Parent pursuant to Section 8.01(c)(i), then the Company shall pay to Parent up to $25,000,000 of the Expenses of Parent and Acquisition Sub. As used herein, "Expenses" means all out-of-pocket expenses and fees (including fees and expenses payable to all banks, investment banking firms, other financial institutions and other Persons and their respective agents and counsel, for arranging, committing to provide or providing any financing for the Merger and the other transactions contemplated by this Agreement) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the filing of any required notices under applicable Antitrust Laws or other regulations and all other matters related to the Merger and the other transactions contemplated by this Agreement.

        (b)   Company Payments.    Subject to Section 8.03(c):

          (i)    The Company shall pay $475,000,000 to Parent (the "Termination Fee"), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, (A) within two (2) Business Days after demand by Parent, in the event that this Agreement has been terminated by Parent pursuant to Section 8.01(c)(ii), or (B) substantially concurrently with the termination of this Agreement by the Company pursuant to Section 8.01(b)(ii) and as a condition to the effectiveness of such termination (provided that Parent shall have provided wiring instructions for such payment or, if not, then such payment shall be paid promptly following delivery of such instructions).

          (ii)   The Company shall pay the Termination Fee to Parent, net of any expenses reimbursement previously paid by the Company to Parent pursuant to Section 8.03(a), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within two (2) Business Days after demand by Parent, in the event that (A) this Agreement has been terminated (1) by Parent or the Company pursuant to Section 8.01(a)(ii), (2) by Parent or the Company pursuant to Section 8.01(a)(iii) or (3) by Parent pursuant to Section 8.01(c)(i); (B) following the execution and delivery of this Agreement and prior to such termination, a Competing Acquisition Transaction shall have been publicly announced or shall have become publicly disclosed; and (C) within twelve (12) months following such termination (the "Tail Period"), the Company has entered into a definitive agreement with respect to any Competing Acquisition Transaction or any Competing Acquisition Transaction has been consummated. For purposes of the foregoing, a "Competing Acquisition Transaction" shall have the same meaning as an "Acquisition Transaction" except that all references therein to "more than twenty percent (20%)" shall be deemed to be references to "more than fifty percent (50%)."

          (iii)  In the event that Parent or its designee shall receive full payment pursuant to this Section 8.03(b), together with reimbursement of any applicable Expenses pursuant to Section 8.03(a), the receipt of the applicable Termination Fee and Expense (if applicable) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Acquisition Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Acquisition Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this

  Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination; provided, however, that nothing in this Section 8.03(b) shall limit the rights of Parent and Acquisition Sub under Section 9.08. The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

        (c)   Exclusive Remedy.    Notwithstanding anything to the contrary in this Agreement but subject to Section 9.08 and the proviso to this sentence, Parent's right to receive payment from the Company of (i) Expenses pursuant to Section 8.03(a) and/or (ii) the applicable Termination Fee pursuant to Section 8.03(b) shall be the sole and exclusive remedy of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, "Company Related Parties") for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement; provided, however, that the Company shall not be relieved or released from any liabilities or damages arising out of fraud or its willful and material breach of this Agreement; provided, further, that the aggregate amount of any damages determined by a court to be payable by the Company pursuant to the foregoing proviso shall be reduced by the amount of any Expenses and Termination Fee previously paid to Parent pursuant to this Section 8.03.

        Section 8.04.    Amendment.    Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Acquisition Sub and the Company; provided, however, that in the event that this Agreement has been adopted by the Company Stockholders in accordance with the DGCL, no amendment shall be made to this Agreement that requires the approval of such Company Stockholders under Delaware Law without such approval. Notwithstanding anything to the contrary contained herein, Section 8.03(c), this Section 8.04, Section 9.08, Section 9.09, Section 9.10 and Section 9.13 (and any provision of this Agreement to the extent an amendment, supplement, waiver or modification of such provision would modify the substance of any of the foregoing provisions) may not be amended, supplemented, waived or otherwise modified in a manner that impacts or is adverse in any respect to any Financing Source without the prior written consent of such Financing Source party to the Debt Commitment Letter.

        Section 8.05.    Extension; Waiver.    At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.01.    Survival of Representations, Warranties and Covenants.    The representations, warranties and covenants of the Company, Parent and Acquisition Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms.

        Section 9.02.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

        (a)   if to Guarantor, Parent or Acquisition Sub, to:

    Acorn Holdings B.V.
    2200 Pennsylvania Avenue NW
    Washington, DC 20037
    Attention:        Joachim Creus
    Fax:                  (202) 507-5601

    with a copy (which shall not constitute notice) to:

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, New York 10153
    Attention:      Michael J. Aiello
                            Matthew J. Gilroy
    Fax:                (212) 310-8007

    if to the Company, to:

    Keurig Green Mountain, Inc.
    53 South Avenue
    Burlington, MA 01803
    Attention:      Michael J. Degnan
    Fax:                (802) 264-1971

    with a copy (which shall not constitute notice) to:

    Sidley Austin LLP
    One South Dearborn
    Chicago, IL 60603
    Attention:    Thomas A. Cole
                          Beth E. Flaming
    Fax No.:        312-853-7036

        Section 9.03.    Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Parent and Acquisition Sub may assign, in its sole discretion, any of or all its respective rights, interests and obligations under this Agreement to any Affiliates, but no such assignment shall relieve Parent, Acquisition Sub or Guarantor of any of their obligations hereunder; provided, if such assignment would or would be reasonably expected to materially delay Parent's ability to consummate the transactions contemplated by this Agreement, Parent must obtain the Company's prior written consent (not to be unreasonably withheld or delayed). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

        Section 9.04.    Confidentiality.    Parent, Acquisition Sub and the Company hereby acknowledge that JAB Holding Company S.à r.l. and the Company have previously executed a Confidentiality Agreement, made as of November 23, 2015 (as amended, the "Confidentiality Agreement"), which will continue in full force and effect in accordance with its terms.

        Section 9.05.    Entire Agreement.

        (a)   This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

        (b)   EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT, ACQUISITION SUB OR ANY OF THEIR AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR REPRESENTATIVES, ON THE ONE HAND, NOR THE COMPANY OR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR REPRESENTATIVES, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

        Section 9.06.    Third Party Beneficiaries.    This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (i) for the provisions of Article II (which, from and after the Effective Time, shall be for the benefit of holders of Company Shares (other than Cancelled Company Shares), Company Options, Company Restricted Stock Units, Company PSU Awards and Company Deferred Cash Awards immediately prior to the Effective Time) and Section 6.08 (which shall be for the benefit of the Indemnified Parties and their heirs), (ii) the rights of the Financing Sources of the Debt Financing set forth in Section 9.09(c); provided, however, that the Financing Sources are hereby made express third-party beneficiaries of this Section 9.06, Section 9.08, Section 9.09(a), Section 9.09(c), Section 9.10 and Section 9.13(b).

        Section 9.07.    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        Section 9.08.    Specific Performance.

        (a)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (in the courts described in Section 9.09(a)) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 8.03 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any party's right to specific enforcement and (iii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the parties agrees that, (x) the seeking of remedies pursuant to this Section 9.08 shall not in any way constitute a waiver by any party seeking such remedies of its right to seek any other form of relief that may be available to it under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.08 are not available or otherwise are not granted, (y) nothing set forth in this Agreement shall require a party to institute any Legal Proceeding for (or limit a party's right to institute any Legal Proceeding for) specific performance under this Section 9.08 prior, or as a condition, to exercising any termination right under ARTICLE VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding seeking remedies pursuant to this Section 9.08 or anything set forth in this Section 9.08 restrict or limit a party's right to terminate this Agreement in accordance with the terms of ARTICLE VIII or pursue any other remedies under this Agreement that may be available then or thereafter and (z) no party shall require the other to post any bond or other security as a condition to institute any Legal Proceeding for specific performance under this Section 9.08. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (A) the other party has an adequate remedy at law or (B) an award of specific performance is not an appropriate remedy for any reason at law or equity.

        Section 9.09.    Governing Law; Jurisdiction.

        (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        (b)   Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.02 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.09 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (iii) irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise any claim (A) that it is not personally subject to the personal jurisdiction of such court or (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); (iv) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court within the State of Delaware); (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Acquisition Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

        (c)   Notwithstanding Section 9.09(b), each of the parties hereto hereby agrees that (i) it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source, or any of its Affiliates or Representatives, in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the, Borough of Manhattan in the City of New York, New York, whether a state or Federal court, and that the provisions of Section 9.10 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim, (ii) service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in Section 9.09, or in any other manner permitted by applicable Law, shall be effective service of process against them for any such Action brought in any such action, claim, cross-claim or third-party claim, (iii) a final judgment in any such action, claim, cross-claim or third-party claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (iv) any such action, claim, cross-claim or third-party claim shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

        Section 9.10.    WAIVER OF JURY TRIAL.    EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        Section 9.11.    Company Disclosure Letter References.    The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

        Section 9.12.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        Section 9.13.    Non-Recourse.

        (a)   No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement; provided, however, that nothing in this Section 9.13 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

        (b)   Notwithstanding anything to the contrary contained herein, the Company agrees on behalf of itself and its Affiliates that none of the Financing Sources shall have any liability or obligation to the Company or any of their respective Affiliates relating to this Agreement or any of the transactions contemplated herein (including the Debt Financing). This Section 9.13 is intended to benefit and may be enforced by the Financing Sources and shall be binding on all successors and assigns of the Company.

        Section 9.14.    Guarantor Obligation.

        (a)   To induce the Company to enter into this Agreement, the Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not as a surety, to the Company the full and timely payment and performance by Parent and Acquisition Sub of all of Parent's and Acquisition Sub's respective covenants, obligations, undertakings and liabilities under this Agreement, including any indemnity obligations hereunder or thereunder (collectively, the "Guaranteed Obligations"). The Guarantor acknowledges that it is receiving benefits in connection with providing this Guaranty pursuant to this Section 9.14 (this "Guaranty"). The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable.

        (b)   The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company upon this Guaranty or acceptance of this Guaranty. When pursuing its rights and remedies under this Guaranty against the Guarantor, the Company shall be under no obligation to pursue such rights and remedies it may have against Parent, Acquisition Sub or any other Person with respect to the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Company to pursue such other rights or remedies or to collect any payments from Parent, Acquisition Sub or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Company of Parent, Acquisition Sub or any such other Person or any right of offset, shall not relieve the Guarantor of any Liability under this Guaranty, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of Law, of the Company. Furthermore, the Guarantor waives diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, protest, promptness, obligation to protect, secure or perfect any security interest, notice of non-performance, default, dishonor and protest, all defenses that may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of Parent, Acquisition Sub or any other Person interested in the transactions contemplated by this Agreement, and all suretyship defenses generally (in each case, other than any defense that Parent or Acquisition Sub may have that payment of all applicable Guaranteed Obligations has been made and all other applicable Guaranteed Obligations have been performed and satisfied, in each case in accordance with the terms of this Agreement).

        (c)   The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Acquisition Sub or any other Person liable with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Agreement, including this Guaranty, or any other agreement in connection therewith, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against Parent or Acquisition Sub or any other Person liable with respect to any of the Guaranteed Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including the right to take or receive from Parent or Acquisition Sub or any other Person liable with respect to any of the Guaranteed Obligations, directly or indirectly, in cash or other property or by set off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been irrevocably paid in full in cash and all other Guaranteed Obligations have been performed and satisfied in accordance with the terms of this Agreement. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be segregated from other property and funds of the Guarantor, and such amount shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, in accordance with the terms of this Agreement, whether matured or unmatured, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.

        (d)   The Guarantor shall pay the Company within thirty (30) days of demand by the Company from time to time, the amount of all expenses, including reasonable attorneys' fees and expenses, paid or incurred by the Company in enforcing any of its rights under this Guaranty against the Guarantor.

        (e)   The Guarantor has the financial capacity to pay and perform its obligations under this Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Guaranty shall be available to the Guarantor for this Section 9.14. The obligations of the Guarantor hereunder shall not be discharged other than by complete performance. Guarantor, the Company, Parent and Acquisition Sub hereby agree that Guarantor is a party to this Agreement solely for purposes of this Section 9.14 and the other provisions of this ARTICLE IX (including Section 9.02 and Section 9.09).

        [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

KEURIG GREEN MOUNTAIN, INC.
By:	/s/ Brian P. Kelley
Name: Brian P. Kelley
Title: President and Chief Executive Officer

[Merger Agreement Signature Page]

ACORN HOLDINGS B.V.
By:	/s/ Joachim Creus
Name: Joachim Creus
Title: Managing Director
By:	/s/ Markus Hopmann
Name: Markus Hopmann
Title: Managing Director
MAPLE HOLDINGS ACQUISITION CORP.
By:	/s/ Joachim Creus
Name: Joachim Creus
Title: President
By:	/s/ Markus Hopmann
Name: Markus Hopmann
Title: Vice President & Secretary

[Merger Agreement Signature Page]

Solely for purposes of Article IX hereof,
JAB HOLDINGS B.V.
By:	/s/ Joachim Creus
Name: Joachim Creus
Title: Managing Director
By:	/s/ Markus Hopmann
Name: Markus Hopmann
Title: Managing Director

[Merger Agreement Signature Page]

 Annex B

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

December 6, 2015

The Board of Directors
Keurig Green Mountain, Inc.
33 Coffee Lane
Waterbury, Vermont 05676

The Board of Directors:

        We understand that Keurig Green Mountain, Inc. ("Keurig") proposes to enter into an Agreement and Plan of Merger (the "Agreement") among Acorn Holdings B.V. ("Acorn Holdings"), an affiliate of JAB Holding Company S.à r.l. ("JAB") and Mondelēz International, Inc. ("Mondelēz"), Maple Holdings Acquisition Corp., a wholly owned subsidiary of Acorn Holdings ("Acquisition Sub"), Keurig and, solely with respect to certain provisions of the Agreement, JAB Holdings B.V. ("JAB BV") pursuant to which, among other things, Acquisition Sub will be merged with and into Keurig (the "Merger") and each outstanding share of the common stock, par value $0.10 per share, of Keurig ("Keurig Common Stock") will be converted into the right to receive $92.00 in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of Keurig Common Stock (other than, to the extent applicable, Acorn Holdings, Acquisition Sub, JAB BV, JAB, Mondelēz and their respective affiliates) of the Consideration to be received by such holders in the Merger.

        In connection with this opinion, we have, among other things:

            (i)  reviewed certain publicly available business and financial information relating to Keurig;

           (ii)  reviewed certain internal financial and operating information with respect to the businesses, operations and prospects of Keurig furnished to or discussed with us by the management of Keurig, including certain financial forecasts relating to Keurig prepared by the management of Keurig (such forecasts, the "Keurig Forecasts") and such management's probability assessments, as approved by you, as to the achievability of the Keurig Forecasts;

          (iii)  discussed the past and current businesses, operations, financial condition and prospects of Keurig with members of the senior management of Keurig;

          (iv)  reviewed the trading history for Keurig Common Stock;

           (v)  compared certain financial and stock market information of Keurig with similar information of other companies we deemed relevant;

          (vi)  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

         (vii)  reviewed an execution version, provided to us on December 6, 2015, of the Agreement; and

        (viii)  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Keurig that it is not aware of any facts or circumstances that would make such

The Board of Directors
Keurig Green Mountain, Inc.
December 6, 2015

information or data inaccurate or misleading in any material respect. As you are aware, we have been advised by the management of Keurig that, in its view (as approved by you), there is a 50% probability of Keurig achieving the Keurig Forecasts relating to the Keurig® Kold™ beverage system business during Keurig's fiscal year 2021E and subsequent fiscal years and, accordingly, at your direction, we have assumed such 50% probability for purposes of our analyses and opinion. With respect to the Keurig Forecasts that we have been directed to utilize, we have been advised by Keurig, and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Keurig as to the future financial performance of Keurig (including with respect to the achievability thereof) and the other matters covered thereby. At the direction of Keurig, we have relied upon the assessments of the management of Keurig as to, among other things, (i) the potential impact on Keurig of certain market, competitive and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the coffee and beverage and beverage system industries, including with respect to future commodity and raw materials prices, which prices are subject to significant volatility and, if different than as assumed by Keurig management, could have a meaningful impact on our analyses and opinion, (ii) the technology and intellectual property relating to Keurig's brewing and beverage systems, including with respect to the Keurig® Kold™ beverage system business and the timing and successful commercialization of such business, and (iii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, customers, suppliers and other commercial relationships of Keurig. We have assumed, with the consent of Keurig, that any developments with respect to any such matters would not be meaningful in any respect to our analyses or opinion. We also have assumed that any currency or exchange rate fluctuations associated with Keurig's businesses will not be meaningful in any respect to our analyses or opinion.

        We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Keurig or any other entity, nor have we made any physical inspection of the properties or assets of Keurig or any other entity. We also have not evaluated the solvency or fair value of Keurig or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Keurig, that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, relevant documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Keurig or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, at the direction of Keurig, that the final executed Agreement will not differ in any material respect from the execution version of the Agreement reviewed by us.

        We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any arrangements, agreements or understandings entered into in connection with or related to the Merger or otherwise. In connection with our engagement, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Keurig or any alternative transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Keurig

The Board of Directors
Keurig Green Mountain, Inc.
December 6, 2015

Common Stock (other than, to the extent applicable, Acorn Holdings, Acquisition Sub, JAB BV, JAB, Mondelēz and their respective affiliates), without regard to individual circumstances of specific holders of, or any rights, preferences, restrictions or limitations that may be attributable to, shares of Keurig Common Stock or other securities of Keurig, and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation or other consideration to any of the officers, directors, employees or stockholders of any party to the Merger or any related entities, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Keurig or in which Keurig might engage or as to the underlying business decision of Keurig to proceed with or effect the Merger. In addition, we are not expressing any view or opinion with respect to, and we have relied with the consent of Keurig upon the assessments of Keurig and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Keurig and related entities and the Merger as to which we understand that Keurig obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

        We have acted as financial advisor to Keurig in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, Keurig has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Keurig, The Coca-Cola Company ("Coca-Cola"), a major stockholder of Keurig, and certain of their respective affiliates and Acorn Holdings and certain of its affiliates (including JAB, Mondelēz and certain of their respective affiliates).

        We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Keurig and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Keurig in connection with certain mergers and acquisition transactions, including its strategic partnership and investment transaction with Coca-Cola, (ii) having acted or acting as an administrative agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Keurig and/or certain of its affiliates (including acquisition financing), (iii) having provided or providing certain derivatives, foreign exchange and other trading services to Keurig and/or certain of its affiliates, (iv) having provided or providing certain managed investments services and products to Keurig and/or certain of its affiliates, (v) having acted or acting as manager for a share

The Board of Directors
Keurig Green Mountain, Inc.
December 6, 2015

repurchase program of Keurig and (vi) having provided or providing certain treasury management products and services to Keurig and/or certain of its affiliates.

        In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Coca-Cola and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a book-running manager, stabilizing manager and/or underwriter for various debt offerings of Coca-Cola, (ii) having acted or acting as a dealer for Coca-Cola's commercial paper program, (iii) having acted or acting as a lender under certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Coca-Cola and/or certain of its affiliates, (iv) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to Coca-Cola and/or certain of its affiliates, (v) having provided or providing certain managed investments services and products to Coca-Cola and/or certain of its affiliates, and (vi) having provided or providing certain treasury management products and services to Coca-Cola and/or certain of its affiliates.

        In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Acorn Holdings and certain of its affiliates, including JAB, Mondelēz and certain of their respective affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor and having provided or providing other advisory services to JAB and certain of its affiliates in connection with certain mergers and acquisition transactions and other matters, (ii) having acted or acting as a book-running manager, global coordinator and/or underwriter for various debt and equity offerings of certain affiliates of Acorn Holdings, including JAB, Mondelēz and certain of their respective affiliates, and as a counterparty on a structured equity sale for an affiliate of JAB, (iii) having acted as a dealer manager for certain debt tender offers and share repurchases of Mondelēz, (iv) having acted or acting as a manager for a share repurchase program of an affiliate of JAB, (v) having acted or acting as a bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Acorn Holdings and/or certain of its affiliates, including JAB, Mondelēz and/or certain of their respective affiliates (including acquisition financing), (vi) having acted or acting as a corporate broker to an affiliate of JAB, (vii) having provided or providing certain derivatives, foreign exchange and other trading services to Acorn Holdings and/or certain of its affiliates, including JAB, Mondelēz and/or certain of their respective affiliates, (viii) having provided or providing certain managed investments services and products to Acorn Holdings and/or certain of its affiliates, including JAB, Mondelēz and/or certain of their respective affiliates, and (ix) having provided or providing certain treasury management products and services to Acorn Holdings and/or certain of its affiliates, including JAB, Mondelēz and/or certain of their respective affiliates.

        It is understood that this letter is for the benefit and use of the Board of Directors of Keurig (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

        Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

The Board of Directors
Keurig Green Mountain, Inc.
December 6, 2015

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Keurig Common Stock (other than, to the extent applicable, Acorn Holdings, Acquisition Sub, JAB BV, JAB, Mondelēz and their respective affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

Annex C

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

December 6, 2015

Board of Directors
Keurig Green Mountain, Inc.
33 Coffee Lane
Waterbury, Vermont 05676
Board of Directors:

        You have asked us to advise you with respect to the fairness, from a financial point of view, to holders of the common stock, par value $0.10 per share ("Keurig Common Stock"), of Keurig Green Mountain, Inc., a Delaware corporation ("Keurig"), other than as specified below, of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among Keurig, Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands ("Acorn Holdings") and affiliate of JAB Holding Company S.à r.l. ("JAB") and Mondelēz International, Inc. ("Mondelēz"), Maple Holdings Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Acorn Holdings ("Acquisition Sub"), and, solely with respect to certain provisions of the Agreement, JAB Holdings B.V. ("JAB BV"). The Merger Agreement provides for, among other things, the merger of Acquisition Sub with and into Keurig (the "Merger"), with Keurig as the surviving entity of the Merger, pursuant to which Keurig will become a wholly owned subsidiary of Acorn Holdings and each outstanding share of Keurig Common Stock will be converted into the right to receive $92.00 in cash (the "Merger Consideration"). The terms and conditions of the Merger are set forth more fully in the Merger Agreement.

        In arriving at our opinion, we have reviewed an execution version, provided to us on December 6, 2015, of the Merger Agreement and certain publicly available business and financial information relating to Keurig. We also have reviewed certain other information relating to Keurig provided to or discussed with us by the management of Keurig, including financial forecasts (and such management's probability assessments, as approved by you, as to the achievability of such forecasts) relating to Keurig prepared by the management of Keurig, and have met with the management of Keurig to discuss the businesses and prospects of Keurig. We also have considered certain financial and stock market data of Keurig, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of Keurig, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not independently verified any of the foregoing information and we have assumed and relied upon such information being complete and accurate in all material respects. As you are aware, we have been advised by the management of Keurig that, in its view (as approved by you), there is a 50% probability of Keurig achieving the financial forecasts prepared by Keurig relating to the Keurig® Kold™ beverage system business during Keurig's fiscal year 2021E and subsequent fiscal years and, accordingly, at your direction, we have assumed such 50% probability for purposes of our analyses and opinion. With respect to the financial forecasts for Keurig that we have been directed to utilize in our analyses, we have been advised by the management of Keurig, and we have assumed, with your consent, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial performance of Keurig (including with respect to the achievability of such forecasts) and the other matters covered thereby. We have relied, with your consent and without independent verification, upon the assessments of the management of Keurig as to, among other things, (i) the potential impact on Keurig of certain market, competitive and other trends in and prospects for,

Board of Directors
Keurig Green Mountain, Inc.
December 6, 2015

and governmental, regulatory and legislative matters relating to or otherwise affecting, the coffee and beverage and beverage system industries, including with respect to future commodity and raw materials prices, which prices are subject to significant volatility and, if different than as assumed by Keurig management, could have a meaningful impact on our analyses and opinion, (ii) the technology and intellectual property relating to Keurig's brewing and beverage systems, including with respect to the Keurig® Kold™ beverage system business and the timing and successful commercialization of such business, and (iii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, customers, suppliers and other commercial relationships of Keurig. We have assumed, with the consent of Keurig, that there will be no developments with respect to any such matters that would have an adverse effect on Keurig or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that any currency or exchange rate fluctuations associated with Keurig's businesses will not be meaningful in any respect to our analyses or opinion.

        We have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals, agreements or waivers in connection with the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Keurig or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion and that the Merger will be consummated in accordance with the terms of the Merger Agreement and in compliance with all applicable laws, relevant documents and other requirements without waiver, modification or amendment of any material term, condition or agreement thereof. Representatives of Keurig have advised us, and we also have assumed, that the terms of the Merger Agreement, when executed, will conform in all material respects to the terms reflected in the execution version reviewed by us. In addition, we have not been requested to make, and we have not made, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Keurig or any other entity, nor have we been furnished with any such evaluations or appraisals. We are not expressing any opinion with respect to accounting, tax, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of Keurig as to such matters.

        Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to be received by holders of Keurig Common Stock (other than, to the extent applicable, Acorn Holdings, Acquisition Sub, JAB BV, JAB, Mondelēz and their respective affiliates), without regard to individual circumstances of specific holders of, or any rights, preferences, restrictions or limitations that may be attributable to, shares of Keurig Common Stock or other securities of Keurig, and does not address any other aspect or implication of the Merger, including, without limitation, the form or structure of the Merger or any arrangements, agreements or understandings entered into in connection with or related to the Merger or otherwise. Our opinion also does not address the fairness of the amount or nature of, or any other aspect relating to, any compensation or other consideration to any officers, directors, employees or stockholders of any party to the Merger or any related entities, or class of such persons, relative to the Merger Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

        Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. Our opinion also does not address the relative

Board of Directors
Keurig Green Mountain, Inc.
December 6, 2015

merits of the Merger as compared to alternative transactions or strategies that might be available to Keurig, nor does it address the underlying business decision of Keurig to proceed with the Merger. In connection with our engagement, we were not requested to, and we did not, solicit third-party indications of interest in acquiring all or any part of Keurig.

        We have acted as financial advisor to Keurig in connection with the Merger and will receive a fee for our services, the principal portion of which is contingent upon consummation of the Merger. We also became entitled to receive a fee upon the rendering of our opinion. In addition, Keurig has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. Although we and our affiliates have not provided investment banking or other financial services during the past two years to Keurig unrelated to the Merger or to Acorn Holdings or JAB for which we and our affiliates have received compensation, we and our affiliates may provide such services to Keurig, Acorn Holdings, JAB and their respective affiliates in the future for which we and our affiliates would expect to receive compensation. As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to Mondelēz for which we and our affiliates have received and would expect to receive compensation, including, during the past two years, having acted or acting as (i) joint lead or co-bookrunning manager for public offerings of debt securities of Mondelēz, (ii) joint lead arranger, joint bookrunner and co-documentation agent for, and as a lender under, a revolving credit facility of Mondelēz and (iii) joint lead dealer manager for a tender offer of debt securities of Mondelēz. As you also are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to The Coca-Cola Company ("Coca-Cola"), a major stockholder of Keurig, and Atlantic Industries, an indirect wholly owned subsidiary of Coca-Cola, for which we and our affiliates have received and would expect to receive compensation, including, during the past two years, having acted or acting as (i) co-bookrunning manager for public and private offerings of debt securities of Coca-Cola, (ii) a lender under certain credit facilities of Coca-Cola and (iii) a counterparty for certain purchases of Keurig Common Stock by Atlantic Industries. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Keurig, Acorn Holdings, Mondelēz, Coca-Cola and their respective affiliates and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

        It is understood that this letter is for the information of the Board of Directors of Keurig (in its capacity as such) in connection with its evaluation of the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger or otherwise.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of Keurig Common Stock (other than, to the extent applicable, Acorn Holdings, Acquisition Sub, JAB BV, JAB, Mondelēz and their respective affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,
CREDIT SUISSE SECURITIES (USA) LLC

Annex D

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY KEURIG GREEN MOUNTAIN, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD XXXX XX, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby constitute(s) and appoint(s) Brian P. Kelley, Peter G. Leemputte and Michael J. Degnan, and each of them, as proxies with full power of substitution, to represent and vote all of the shares of common stock of Keurig Green Mountain, Inc. (“Keurig”) which such stockholder(s) would be entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) of Keurig in such manner as they, or any of them, may determine on any matters which may properly come before the Special Meeting or any adjournments thereof. The Special Meeting will be held at xxxxxxx on xxxx xx, 2016 at xxxx Eastern Time. Such stockholder(s) hereby revoke(s) any proxies previously given. THIS PROXY WHEN PROPERLY SIGNED AND DATED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS I, II AND III. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held xxxxx xx, 2016. The Notice of Special Meeting and Proxy Statement are available at: http://www.viewproxy.com/keuriggreenmountain/2016sm PRELIMINARY – SUBJECT TO COMPLETION

votes like this x Please mark your The Board of Directors recommends you vote FOR Proposals I, II and III Proposal II – The proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Keurig’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement. Proposal I – The proposal to adopt the Agreement and Plan of Merger, dated as of December 6, 2015 and as amended from time to time (the “merger agreement”), by and among Keurig, Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“Acorn”), Maple Holdings Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acorn (“Sub”), and, solely for purposes of Article IX of the merger agreement, JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands and the parent company of Acorn and Sub. o FOR o AGAINST o ABSTAIN Proposal III – The proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement. o FOR o AGAINSTo ABSTAIN o FOR o AGAINSTo ABSTAIN WILL ATTEND THE MEETING o Date , 201_ Signature Signature Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. CONTROL NUMBER FOLD AND DETACH HERE AND READ THE REVERSE SIDE As a stockholder of Keurig Green Mountain, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on xxxxx xx, 2016. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data)